UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Amendment No. 1

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

STILLWATER MINING COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Stillwater Mining Company common stock, par value $0.01 per share.
(2)

Aggregate number of securities to which transaction applies: The maximum number of shares of common stock to which this transaction applies is estimated to be 121,845,468, which consists of (a) 121,233,808 shares of common stock outstanding and (b) 611,660 shares of common stock issuable pursuant to outstanding equity awards, as described in Item 3 below.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of (a) the product of 121,233,808 shares of common stock and the per share merger consideration of $18.00; (b) the product of (i) 49,218 shares of common stock issuable upon exercise of options to purchase shares of common stock and (ii) the difference between the per share merger consideration of $18.00 and the weighted average exercise price of such options of $16.05; and (c) the product of 562,442 shares of common stock representing time-based and performance-based restricted stock units (in the case of performance-based restricted stock units, assuming fulfillment of all applicable performance targets) and the per share merger consideration of $18.00.

	(4)	Proposed maximum aggregate value of transaction: $2,192,428,476
	(5)	Total fee paid: $254,103

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED MARCH 7, 2017

[                    ], 2017

Dear shareholders:

You are cordially invited to attend the annual meeting of the shareholders of Stillwater Mining Company (“Stillwater”), which we will hold at 555 17th Street, Suite 3200, Denver, Colorado 80202, on [                    ], 2017, at [    ] a.m. local time.

At the annual meeting, our shareholders will be asked to consider and vote on a proposal to adopt the merger agreement that we entered into on December 9, 2016 providing for the acquisition of Stillwater by Sibanye Gold Limited. If the merger agreement is adopted and the merger is completed, each Stillwater common share will be converted into the right to receive the merger consideration of $18.00 per share in cash, without interest and subject to applicable withholding taxes. The $18.00 per share price represents a 61% premium to Stillwater’s volume-weighted average share price over the 52 weeks prior to the announcement of the transaction, a 25% premium to its volume-weighted share price over the 30 trading days prior to the announcement and a 23% premium to its closing share price on December 8, 2016, the last trading day prior to signing the merger agreement.

Your vote is very important. The merger cannot be completed unless a majority of the outstanding Stillwater common shares is voted in favor of the proposal to adopt the merger agreement.

In connection with the merger agreement proposal, our shareholders will also be asked to consider and vote on an advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Stillwater’s named executive officers in connection with the merger.

The completion of the merger is subject to various conditions, and there can be no assurance as to whether these conditions will be satisfied or, if so, as to the timing thereof. Accordingly, at the meeting, we will also consider matters we typically present for shareholder action at our annual shareholder meetings: the election of seven director nominees, the ratification of the appointment of KPMG LLP as Stillwater’s independent registered public accounting firm for 2017, the advisory (non-binding) proposal to approve Stillwater’s named executive officer compensation for 2017, the advisory (non-binding) vote on the frequency of holding future advisory votes on executive officer compensation and the adoption of Stillwater’s equity incentive plan. Finally, our shareholders will be asked to approve the adjournment of the annual meeting if necessary or appropriate, including for the purpose of soliciting additional proxies or in the absence of a quorum.

The Stillwater board of directors unanimously recommends that our shareholders vote “FOR” all of the proposals listed above (with the exception of the advisory (non-binding) vote or the frequency of holding future advisory votes on executive officer compensation for which the board of directors unanimously recommends an annual vote).

If you have any questions about the annual meeting or the merger after reading the accompanying proxy statement, you may contact Okapi Partners LLC, our proxy solicitor, by e-mail at swcinfo@okapipartners.com. Shareholders may call the toll-free number at (877) 279-2311, and banks and brokers may call (212) 297-0720, in each case to reach Okapi Partners LLC.

On behalf of the entire board of directors, I want to thank you for your continued support.

Sincerely,

[                    ]

Brian D. Schweitzer

Chairman of the board of directors

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy, accuracy or completeness of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [                    ], 2017 and is first being mailed to shareholders on or about [                    ], 2017.

STILLWATER MINING COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	[ ], 2017
Time:	[ ] local time
Place:	555 17th Street, Suite 3200, Denver, Colorado 80202
Record Date:	[ ] (only shareholders of record as of [ ], 2017 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof)

Meeting Agenda:

To consider and vote upon the following proposals:

1.	to adopt the agreement and plan of merger, dated December 9, 2016 (as it may be amended from time to time, the “merger agreement”), among Stillwater Mining Company (“Stillwater”), Sibanye Gold Limited, a public company organized under the laws of South Africa (“Sibanye”), Thor US Holdco Inc., a Delaware corporation and an indirect wholly owned subsidiary of Sibanye (“US Holdco”), and Thor Mergco Inc., a Delaware corporation and a direct wholly owned subsidiary of US Holdco (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Stillwater (the “merger”);

2.	to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger;

3.	to elect the seven director nominees named in the attached proxy;

4.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017;

5.	to conduct an advisory (non-binding) vote on named executive officer compensation for 2017;

6.	to conduct an advisory (non-binding) vote on the frequency of holding future advisory votes on executive officer compensation;

7.	to approve the Company’s equity incentive plan;

8.	to conduct such other business properly presented at the meeting or any postponements or adjournments thereof; and

9.	to approve the adjournment of the annual meeting, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals presented or in the absence of a quorum.

Please vote your shares.

We encourage shareholders to vote promptly. If you fail to vote, or abstain from voting, the effect will be the same as a vote “AGAINST” the adoption of the merger agreement, and, with respect to shares that are present at the meeting or represented by proxy, the effect will be the same as a vote “AGAINST” the other proposals.

You may vote in the following ways:

By Telephone	By Internet	By Mail	In Person

In the U.S. or Canada you can vote your shares by calling the number on the enclosed proxy card.	You can vote your shares online at www.proxyvote.com. You will need the 12-digit control number on the enclosed proxy card.	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.	You can vote in person at the annual meeting. Please refer to the section captioned “The Annual Meeting —Date, Time and Place of the Annual Meeting” for further information regarding attending the annual meeting.

This proxy statement is dated [                    ], 2017 and is first being mailed to shareholders on or about [                    ], 2017.

The Stillwater board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Stillwater and its shareholders and approved the merger agreement and the merger. The Stillwater board of directors unanimously recommends that the shareholders of Stillwater vote “FOR” all of the proposals listed above (with the exception of the advisory (non-binding) vote on the frequency of holding future advisory votes on executive officer compensation, for which the board of directors unanimously recommends an annual vote). If you sign, date and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted “FOR” each of the foregoing proposals in accordance with the recommendation of the Stillwater board of directors.

Your vote is important, regardless of the number of common shares you own. The adoption of the merger agreement requires the affirmative vote of holders of a majority of the outstanding common shares entitled to vote at the annual meeting and is a condition to the completion of the merger. The approval of each of the other proposals requires the affirmative vote of holders of a majority of the common shares having voting power and present in person or represented by proxy at the annual meeting.

Under Delaware law, shareholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of Stillwater as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal before the vote on the proposal to adopt the merger agreement and otherwise comply with the other Delaware law procedures explained in the accompanying proxy statement. See the section captioned “Appraisal Rights.”

You may revoke your proxy at any time before the vote at the annual meeting by following the procedures outlined in the accompanying proxy statement.

The accompanying proxy statement provides a detailed description of the annual meeting and the matters to be considered at the annual meeting, including the adoption of the merger agreement. We urge you to read the accompanying proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety. If you have any questions concerning the meeting, the merger or the accompanying proxy statement of which this notice forms a part, would like additional copies of the accompanying proxy statement or need help voting your Stillwater common shares, please contact Okapi Partners LLC, Stillwater’s proxy solicitation firm, at:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and Brokers, Please Call: (212) 297-0720

Shareholders and All Others, Please Call Toll-Free: (877) 279-2311

Before voting your shares, we urge you to, and you should, read the entire proxy statement carefully, including its annexes and the documents incorporated by reference in the proxy statement.

By order of the board of directors,

Brent R. Wadman

Vice President, Legal Affairs & Corporate Secretary

Littleton, Colorado

[                    ], 2017

SUMMARY TERM SHEET RELATED TO THE MERGER

This summary highlights selected information contained in this proxy statement, including with respect to the merger agreement and the merger. We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. We have included page references to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section captioned “Where You Can Find Additional Information.”

The Parties (page 24)

Stillwater Mining Company

Stillwater Mining Company, referred to in this proxy statement as “Stillwater,” the “Company,” “we,” “our” or “us,” is a Delaware corporation, incorporated in 1992 and headquartered in Littleton, Colorado. Stillwater’s common stock is listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “SWC.” Stillwater is engaged in the development, extraction, processing, smelting and refining of palladium, platinum and associated metals (“platinum group metals” or “PGMs”) produced by mining a geological formation in south-central Montana known as the J-M Reef and recycling spent catalytic converters and other industrial sources. The Company is also engaged in expanding its mining development along the J-M Reef and holds exploration-stage properties at the Marathon PGM copper property adjacent to Lake Superior in northern Ontario, Canada and at the Altar copper-gold property in San Juan province, Argentina.

Additional information about Stillwater is contained in its public filings, which are incorporated by reference herein. See the sections captioned “Where You Can Find Additional Information” and “The Parties — Stillwater Mining Company.”

Sibanye Gold Limited

Sibanye Gold Limited, referred to in this proxy statement as “Sibanye,” is an independent mining group domiciled in and focused on South Africa. Sibanye currently owns and operates gold, uranium and PGM operations and projects throughout the Witwatersrand Basin and the western limb of the Bushveld Complex in South Africa. In addition, Sibanye is a 50% joint venture partner in Mimosa, a PGM operation in Zimbabwe. Sibanye’s corporate office is located close to Westonaria, in the province of Gauteng, near its West Wits operations. Sibanye has a primary listing on the Johannesburg Stock Exchange (“JSE”) under the symbol “SGL” and has a secondary American depositary receipt (“ADR”) listing on the NYSE under the symbol “SBGL.” As of December 31, 2016, the Sibanye group of companies employed approximately 62,500 employees. See the section captioned “The Parties — Sibanye Gold Limited.”

Thor US Holdco Inc.

Thor US Holdco Inc., referred to in this proxy statement as “US Holdco,” is a Delaware corporation and an indirect wholly owned subsidiary of Sibanye. US Holdco is the direct parent of Merger Sub and, following the completion of the merger, will be the direct parent of Stillwater. See the section captioned “The Parties — Thor US Holdco Inc.”

Thor Mergco Inc.

Thor Mergco Inc., referred to in this proxy statement as “Merger Sub,” is a Delaware corporation and a direct wholly owned subsidiary of US Holdco formed solely for the purpose of effecting the merger. Upon the completion of the merger, the separate corporate existence of Merger Sub will cease. See the section captioned “The Parties — Thor Mergco Inc.”

Proposal 1: The Merger (page 25)

You will be asked to consider and vote upon the proposal to adopt the agreement and plan of merger, dated as of December 9, 2016, among Stillwater, Sibanye, US Holdco and Merger Sub, which, as it may be amended from time to time, is referred to in this proxy statement as the “merger agreement.” A copy of the merger agreement is attached as Annex A. The merger agreement provides, among other things, that subject to the satisfaction or waiver of specified conditions, at the effective time of the merger, Merger Sub will be merged with and into Stillwater, with Stillwater surviving the merger. We sometimes refer to Stillwater in this proxy statement after the merger as the “surviving corporation.”

In the merger, each share of common stock, par value $0.01 per share, of Stillwater (the “common shares,” the “Company common shares” or the “Stillwater common shares”) issued and outstanding immediately before the effective time of the merger (other than Stillwater common shares owned by Stillwater, Merger Sub, Sibanye and any direct or indirect subsidiaries of Sibanye or Stillwater, or Stillwater common shares with respect to which appraisal rights are validly exercised and not lost in accordance with Delaware law) will be converted into the right to receive $18.00 in cash per share (the “merger consideration”), without interest and subject to any applicable withholding taxes. Upon completion of the merger, Stillwater will be an indirect wholly owned subsidiary of Sibanye, the Stillwater common shares will no longer be publicly traded and Stillwater’s existing shareholders will cease to have any ownership interest in Stillwater.

Treatment of Equity Awards (page 46)

Stock Options. At the effective time of the merger, each stock option, whether vested or unvested, that is outstanding immediately prior to the effective time will be cancelled and converted into the right to receive a cash amount equal to the product of (1) the total number of Stillwater common shares subject to such option and (2) the excess, if any, of the merger consideration over the per share exercise price of such stock option, without interest and subject to applicable withholding taxes. Any such option with respect to which the per share exercise price is equal to or greater than the merger consideration will be canceled in exchange for no consideration, in accordance with the Company’s equity incentive plan.

Performance-Based Restricted Stock Unit Awards. At the effective time of the merger, each performance-based restricted stock unit award (“PSU”), other than those granted in 2017, whether vested or unvested, that is outstanding immediately prior to the effective time will be cancelled and converted into the right to receive a cash amount equal to the product of (1) the total number of Stillwater common shares subject to such award (at the 150% performance level) and (2) the merger consideration, without interest and subject to applicable withholding taxes.

Other Restricted Stock Unit Awards. At the effective time of the merger, each restricted stock unit award not subject to any performance-based vesting conditions (“RSU”), other than those granted in 2017, whether vested or unvested, that is outstanding immediately prior to the effective time will be cancelled and converted into the right to receive a cash amount equal to the product of (1) the total number of Stillwater common shares subject to such award and (2) the merger consideration, without interest and subject to applicable withholding taxes.

2017 Grants. The merger agreement permits Stillwater to grant equity incentive awards in 2017 at levels substantially consistent with 2016 levels. The vesting of these awards will not accelerate upon the occurrence of the merger, but will vest in accordance with the terms of the awards, unless the employment of the holder of such an award is terminated by Stillwater without cause or is terminated by the holder for good reason. See the section captioned “The Merger Agreement — Treatment of Equity Awards.”

Conditions to the Merger (page 70)

The respective obligations of Stillwater, Sibanye, US Holdco and Merger Sub to complete the merger are subject to the satisfaction or waiver on or prior to the effective time of the following conditions:

•	the adoption of the merger agreement by the holders of a majority of the outstanding Stillwater common shares entitled to vote thereon (the “requisite Stillwater vote”);

•	the approval of the merger by the holders of a majority of Sibanye’s shares present and voting at a general meeting of Sibanye shareholders (the “Sibanye merger shareholder approval”);

•	the approval of the related issuance of shares by Sibanye in the rights offering by the holders of more than 75% of Sibanye’s shares present and voting at a general meeting of Sibanye shareholders (the “Sibanye rights offering shareholder approval”);

•	the expiration or earlier termination of the waiting period applicable to the completion of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act,” and, such expiration or earlier termination, the “HSR Act clearance”) (early termination was granted prior to the date of this proxy statement);

•	the completion of the Committee on Foreign Investment in the United States (“CFIUS”) process, as described in the sections captioned “Proposal 1: The Merger — Regulatory Approvals” and “The Merger Agreement — Efforts to Obtain Regulatory Approvals” (the “CFIUS clearance”);

•	the approval of the South African Reserve Bank, as described in the sections captioned “Proposal 1: The Merger — Regulatory Approvals” and “The Merger Agreement — Efforts to Obtain Regulatory Approvals” (the “SARB approval”) (the SARB approval was granted prior to the date of this proxy statement); and

•	the absence of any order, judgment, injunction, law or other legal restraint prohibiting the completion of the merger.

The obligation of Sibanye, US Holdco and Merger Sub to complete the merger is subject to the satisfaction or waiver at or prior to the closing of the following additional conditions:

•	the representations and warranties of Stillwater set forth in the merger agreement being true and correct when made and at and as of the closing date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date only), generally subject to a “material adverse effect” or other qualification provided in the merger agreement;

•	the performance by, and compliance in all material respects with, all covenants required to be performed or complied with by Stillwater under the merger agreement at or prior to the closing;

•	the absence of any effects since December 9, 2016 that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Stillwater; and

•	the receipt by Sibanye at closing of a certificate signed on behalf of Stillwater by an executive officer of Stillwater certifying that the conditions set forth in the three immediately preceding bullet points have been satisfied.

The obligation of Stillwater to complete the merger is subject to the satisfaction or waiver at or prior to the closing of the following additional conditions:

•

the representations and warranties of Sibanye, US Holdco and Merger Sub set forth in the merger agreement being true and correct when made and at and as of the closing date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date only), except for such failures to be true and correct that would not, individually or in the aggregate, have a material adverse effect on the ability of Sibanye or Merger Sub to complete the merger or pay the merger consideration;

•	the performance by, and compliance in all material respects with, all covenants required to be performed or complied with by each of Sibanye, US Holdco and Merger Sub under the merger agreement at or prior to the closing; and

•	the receipt by Stillwater at closing of a certificate signed on behalf of Sibanye by an executive officer of Sibanye certifying that the conditions set forth in the two immediately preceding bullet points have been satisfied.

Closing and Effective Time of the Merger (page 55)

Unless otherwise agreed, the closing of the merger will take place on the fourth business day following the date on which the conditions to closing, other than those conditions that by their terms cannot be satisfied until the closing (but subject to the satisfaction or waiver of those conditions at the closing), have been satisfied or, to the extent permitted by applicable law, waived.

As of the date of this proxy statement, we expect to complete the merger in the second quarter of 2017. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described above and include various regulatory clearances and approvals. It is possible that factors outside the control of Stillwater or Sibanye could delay the completion of the merger, or prevent it from being completed at all, and there may be a substantial amount of time between the shareholders’ meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.

Reasons for the Merger; Recommendation of the Stillwater Board of Directors (page 31)

After careful consideration, the Stillwater board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Stillwater and its shareholders, and approved the merger agreement and the merger (the “Stillwater board recommendation”). The Stillwater board of directors unanimously recommends that the shareholders of Stillwater vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum to adopt the merger agreement.

For a description of the factors that the Stillwater board of directors considered in resolving to recommend that the Stillwater shareholders vote to adopt the merger agreement, see the section captioned “Proposal 1: The Merger — Reasons for the Merger; Recommendation of the Stillwater Board of Directors.”

Opinion of Stillwater’s Financial Advisor (page 37)

In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), Stillwater’s financial advisor, delivered to the Stillwater board of directors a written opinion, dated December 8, 2016, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of Stillwater common shares (other than Stillwater, Merger Sub, Sibanye and any direct or indirect subsidiaries of Sibanye or Stillwater and the holders of dissenting shares). The full text of the written opinion, dated December 8, 2016, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the Stillwater board of directors (in its capacity as such) for the benefit and use of the Stillwater board in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Stillwater or in which Stillwater might engage or as to the underlying business decision of Stillwater to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

For further information, see the section captioned “Proposal 1: The Merger — Opinion of Stillwater’s Financial Advisor” and Annex B.

Interests of the Company’s Directors and Executive Officers in the Merger (page 45)

In considering the Stillwater board recommendation that Stillwater shareholders vote in favor of the adoption of the merger agreement, Stillwater shareholders should be aware that the directors and executive officers of Stillwater have potential interests in the proposed merger that may be different from or in addition to the interests of Stillwater shareholders generally. The Stillwater board of directors was aware of these interests and considered them, among other matters, in making its recommendation that Stillwater’s shareholders vote in favor of the adoption of the merger agreement. These interests include:

•	Any Stillwater stock options, PSUs and RSUs outstanding when the merger agreement was executed that remain outstanding when the merger is completed will vest upon completion of the merger and be settled for the merger consideration (in the case of stock options, minus the exercise price and for PSUs, assuming a 150% performance level) as soon as reasonably practicable after the effective time of the merger. The vesting of PSUs and RSUs granted in 2017 will not be accelerated by the merger, and such awards will vest and pay out only if the service and performance conditions applicable thereto are satisfied or in the event that the holder of such an award is terminated after the merger by Stillwater without cause or terminates employment after the merger with good reason (each as may be defined in such award);

•	Certain agreements with Stillwater’s executive officers provide for severance benefits upon a qualifying termination of employment whether or not the termination of employment after a change of control of Stillwater is in connection with a change of control; and

•	Stillwater’s directors and executive officers are entitled to continued indemnification and insurance coverage after the merger is completed.

For a more complete description of these interests, see the sections captioned “Proposal 1: The Merger —Interests of the Company’s Directors and Executive Officers in the Merger” and “The Merger Agreement —Treatment of Equity Awards.”

Financing (page 45)

There is no financing condition to the merger. In connection with the execution of the merger agreement, Sibanye and Merger Sub, among others, entered into a bridge facilities agreement pursuant to which the lenders thereunder have agreed to provide debt financing for the merger, consisting of a $2.65 billion senior unsecured bridge loan facility. The obligation of the lenders to provide this debt financing is subject to a number of customary conditions, of which the conditions precedent to the effectiveness of definitive documentation for such financing have been satisfied, as evidenced by a letter issued by the agent on December 9, 2016. It is a condition to the debt financing that Sibanye obtain the rights offering shareholder approval. See the section captioned “Proposal 1: The Merger — Financing.”

Material U.S. Federal Income Tax Consequences of the Merger (page 49)

U.S. Holders. If you are a “U.S. holder,” the receipt of cash in exchange for Stillwater common shares pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or non-U.S. income or other tax laws, as described in the section captioned “Proposal 1: The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”

Non-U.S. Holders. If you are a “non-U.S. holder,” the receipt of cash in exchange for Stillwater common shares pursuant to the merger may be a taxable transaction for U.S. federal income tax purposes and may also be subject information reporting and backup withholding, as described in the section captioned “Proposal 1: The Merger —Material U.S. Federal Income Tax Consequences of the Merger.”

You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of Stillwater common shares for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or non-U.S. income and other tax laws).

Regulatory Approvals (page 52)

CFIUS Clearance. Completion of the merger is also subject to CFIUS clearance pursuant to the Defense Protection Act of 1950, as amended, as described in the sections captioned “Proposal 1: The Merger — Regulatory Approvals” and “The Merger Agreement — Conditions to the Merger.” Stillwater and Sibanye filed a joint voluntary notice for CFIUS clearance on January 18, 2017. On March 1, 2017, Stillwater and Sibanye received written notification from CFIUS that it is undertaking an investigation of the proposed transaction. This investigation will be completed no later than April 14, 2017, although it is possible CFIUS’ investigation could be concluded sooner.

While the Company believes that it should be possible to obtain approval from CFIUS in a timely manner and without the imposition of any burdensome condition, there can be no assurance that this approval will be obtained within the period of time contemplated by the merger agreement or that any such approval would not be conditioned upon mitigation or conditions beyond those that Sibanye has committed to take in the merger agreement.

The merger agreement generally requires each of Stillwater and Sibanye to cooperate with each other and use its reasonable best efforts to take all actions and do all things reasonably necessary to obtain the CFIUS clearance in order to complete the merger as promptly as practicable, as described in the section captioned “The Merger Agreement — Efforts to Obtain Regulatory Approvals.”

Other Regulatory Approvals. Both the SARB approval and the early termination of the waiting period under the HSR Act were granted prior to the date of this proxy statement.

Litigation Relating to the Merger (page 53)

As of the date of this proxy statement, three purported class action lawsuits have been filed against Stillwater and the Stillwater board of directors in connection with the merger. See the section captioned “Proposal 1: The Merger — Litigation Relating to the Merger.”

Appraisal Rights (page 136)

Under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), Stillwater shareholders who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any shareholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. Please see the section captioned “Appraisal Rights.” The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex C.

Delisting and Deregistration of Company Common Shares (page 53)

Following the completion of the merger, Stillwater common shares will be delisted from the NYSE and the registration of Stillwater common shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Non-Solicitation by Stillwater (page 62)

Prior to the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, and except as expressly permitted by the merger agreement, Stillwater has agreed not to, and to cause its subsidiaries and representatives and its and their respective directors, officers, employees and other representatives not to:

•	initiate, solicit or knowingly take any action to encourage, or knowingly facilitate the submission or making of, any acquisition proposal, or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to lead to or result in an acquisition proposal, as described in the section captioned “The Merger Agreement — Non-Solicitation by Stillwater”;

•	subject to limited exceptions, participate or engage in negotiations or discussions with, or furnish any information concerning Stillwater or any of its subsidiaries to, any third party relating to an acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to lead to or result in an acquisition proposal;

•	enter into any written or oral contract relating to an acquisition proposal; or

•	resolve or agree to do any of the foregoing.

However, before the requisite Stillwater vote is obtained, in response to a bona fide acquisition proposal that was made after the date of the merger agreement and did not result from any breach of the non-solicitation provisions of the merger agreement, Stillwater may engage in negotiations or discussions with, or furnish any information to, any third party making such acquisition proposal and its representatives if, and only if, the Stillwater board of directors determines in good faith, after consultation with its outside independent financial and legal advisors, that such acquisition proposal constitutes, or could reasonably be expected to result in, a “superior proposal,” subject to compliance with various requirements set forth in the merger agreement, as described in the section captioned “The Merger Agreement — Non-Solicitation by Stillwater.”

Changes in the Stillwater Board Recommendation (page 64)

The Stillwater board of directors has unanimously recommended that Stillwater shareholders vote “FOR” the proposal to adopt the merger agreement. The merger agreement permits the Stillwater board of directors to effect a “Stillwater adverse recommendation change” only in response to a superior proposal or an “intervening event” that is unrelated to an acquisition proposal, subject to compliance with the requirements of the merger agreement, as described in the section captioned “The Merger Agreement — Changes in the Stillwater Board Recommendation.”

Termination of the Merger Agreement (page 72)

The merger agreement may be terminated at any time prior to the effective time of the merger in the following circumstances:

•	by mutual written agreement of Stillwater and Sibanye, by action of their respective boards of directors;

•	by either Stillwater or Sibanye if:

•	the merger has not been completed on or before 5:00 p.m. Eastern Time on June 30, 2017, subject to extension in certain circumstances (such date, as it may be extended, the “end date”), as described in the section captioned “The Merger Agreement — Termination of the Merger Agreement”;

•	the requisite Stillwater vote has not been obtained at the Stillwater shareholders’ meeting or at any adjournment or postponement thereof, in each case, at which a vote on such adoption was taken;

•	the Sibanye merger shareholder approval or the Sibanye rights offering shareholder approval has not been obtained at the general meeting of the Sibanye shareholders or at any adjournment or postponement thereof, in each case, at which a vote on such approval was taken; or

•	a final, non-appealable law, order, judgment or injunction or other action permanently restraining, enjoining or otherwise prohibiting the merger has been issued or taken by a court of competent jurisdiction or a governmental entity; or

•	by Sibanye if:

•	prior to requisite Stillwater vote, (1) the Stillwater board of directors has effected a Stillwater adverse recommendation change, as described in the section captioned “The Merger Agreement —Changes in the Stillwater Board Recommendation,” (2) Stillwater has deliberately violated or breached in any material respect its non-solicitation obligations, as described in the section captioned “The Merger Agreement — Non-Solicitation by Stillwater,” or its obligation not to change the Stillwater board recommendation, as described in the section captioned “The Merger Agreement — Changes in the Stillwater Board Recommendation,” or (3) Stillwater has deliberately violated or breached its obligations regarding its proxy statement and shareholders’ meeting, as described in the section captioned “The Merger Agreement — Shareholders’ Meeting,” in a manner that has a material adverse impact on the timing of, or the ability to, obtain the requisite Stillwater vote; or

•	Stillwater has breached or failed to perform any of its covenants or any of its representations or warranties fails to be true and correct, which (1) would give rise to the failure of the applicable closing conditions to be satisfied and (2) is either incapable of being cured or has not been cured by Stillwater within 30 calendar days after written notice thereof has been given by Sibanye to Stillwater, except that Sibanye may not terminate the merger agreement if Sibanye or Merger Sub is in material breach of the merger agreement; or

•	by Stillwater if:

•	prior to the Sibanye merger shareholder approval and the Sibanye rights offering shareholder approval, (1) Sibanye’s board of directors has effected a Sibanye adverse recommendation change as described in the section captioned “The Merger Agreement — Sibanye Recommendation,” or (2) Sibanye has deliberately violated or breached its obligations regarding its shareholder circular and shareholders’ meeting as described in the section captioned “The Merger Agreement —Shareholders’ Meeting” in a manner that has a material adverse impact on the timing of, or the ability to obtain, the Sibanye merger shareholder approval or the Sibanye rights offering shareholder approval; or

•	Sibanye has breached or failed to perform any of its covenants or any of its representations or warranties fails to be true and correct, which (1) would give rise to the failure of the applicable closing conditions to be satisfied and (2) is either incapable of being cured or has not been cured by Sibanye within 30 calendar days after written notice thereof has been given by Stillwater to Sibanye, except that Stillwater may not terminate the merger agreement if Stillwater in material breach of the merger agreement.

For further information, see the section captioned “The Merger Agreement — Termination of the Merger Agreement.”

Stillwater Termination Fee; Expense Reimbursement (page 73)

Stillwater will be required to pay a termination fee of $16.5 million to Sibanye and reimburse Sibanye for up to $10.0 million of reasonable and documented out-of-pocket fees and expenses incurred by Sibanye:

•	if all three of the following conditions are satisfied:

•	Sibanye terminates the merger agreement in accordance with the terms thereof due to a breach by Stillwater, or either Sibanye or Stillwater terminates the merger agreement in accordance with the terms thereof due to (1) the failure of the merger to be completed by the end date or (2) the failure by Stillwater to obtain the requisite Stillwater vote;

•	prior to the date of such termination (or the date of Stillwater shareholders’ meeting in the case of a termination for the failure by Stillwater to obtain the requisite Stillwater vote), an acquisition proposal, or an intention to make an acquisition proposal has been publicly disclosed, except that, for purposes of this paragraph, the references to “15%” in the definition of “acquisition proposal,” as described in the section captioned “The Merger Agreement — Non-Solicitation by Stillwater,” will be deemed to be references to “50%”; and

•	within nine months after such termination, Stillwater either enters into a definitive agreement with respect to any acquisition proposal with another party that is thereafter consummated or consummates the transactions contemplated by any acquisition proposal with another party, which, in either case, need not be the same acquisition proposal described in the bullet point above; or

•	if Sibanye terminates the merger agreement because the Stillwater board of directors has effected a Stillwater adverse recommendation change, as described in the section captioned “The Merger Agreement — Changes in the Stillwater Board Recommendation”;

•	if Sibanye terminates the merger agreement because Stillwater has deliberately violated or breached in any material respect its non-solicitation obligations or its obligation not to change the Stillwater board recommendation; or

•	if Sibanye terminates the merger agreement because Stillwater has deliberately violated or breached its obligations regarding its proxy statement and shareholders’ meeting, as described in the section captioned “The Merger Agreement — Shareholders’ Meeting,” in a manner that has a material adverse impact on the timing of, or the ability to, obtain Stillwater shareholder approval.

In addition, Stillwater will be required to reimburse Sibanye for up to $10.0 million of reasonable and documented out-of-pocket fees and expenses incurred by Sibanye if the merger agreement is terminated by either Stillwater or Sibanye because the requisite Stillwater vote has not been obtained at a Stillwater shareholders’ meeting or at any adjournment or postponement thereof, in each case, at which a vote on such adoption was taken.

See the section captioned “The Merger Agreement — Stillwater Termination Fee; Expense Reimbursement.”

Sibanye Reverse Termination Fee; Expense Reimbursement (page 74)

Sibanye will be required to pay a reverse termination fee of $33.0 million to Stillwater and reimburse Stillwater for up to $10.0 million of reasonable and documented out-of-pocket fees and expenses incurred by Stillwater if:

•	the merger agreement is terminated by either Stillwater or Sibanye because the merger has not been consummated on or before the end date, and, at the time of such termination:

•	the Sibanye merger shareholder approval has not been obtained at the general meeting of Sibanye shareholders;

•	the Sibanye rights offering shareholder approval has not been obtained at the general meeting of Sibanye shareholders;

•	the HSR Act clearance has not been obtained (early termination was granted by the FTC prior to the date of this proxy statement);

•	the CFIUS clearance has not been obtained; or

•	the SARB approval has not been obtained (the SARB approval was granted prior to the date of this proxy statement); or

•	either Stillwater or Sibanye terminates the merger agreement because either the Sibanye merger shareholder approval or the Sibanye rights offering shareholder approval has not been obtained at a general meeting of the Sibanye shareholders or at any adjournment or postponement thereof, in each case, at which a vote on such approval was taken;

•	Stillwater terminates the merger agreement because Sibanye’s board of directors has effected a Sibanye adverse recommendation change, as described in the section captioned “The Merger Agreement —Sibanye Recommendation”; or

•	Stillwater terminates the merger agreement because Sibanye has deliberately violated or breached its obligations regarding its shareholder circular and shareholders’ meeting, as described in the section captioned “The Merger Agreement — Shareholders’ Meeting,” in a manner that has a material adverse impact on the timing of, or the ability to obtain, the Sibanye merger shareholder approval or the Sibanye rights offering shareholder approval.

See the section captioned “The Merger Agreement — Sibanye Reverse Termination Fee; Expense Reimbursement.”

Additional Information (page 143)

You can find more information about Stillwater in the periodic reports and other information we file with the Securities and Exchange Commission, (the “SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. Please see the section of this proxy statement captioned “Where You Can Find Additional Information” beginning on page 143.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the annual meeting and the proposals to be voted on at the annual meeting. These questions and answers may not address all of the questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section captioned “Where You Can Find Additional Information.”

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement for the 2017 annual meeting because you held Stillwater common shares as of [ ], 2017, the record date for the meeting. On December 9, 2016, the Company entered into the merger agreement providing for Sibanye to acquire the Company in a merger for a price of $18.00 per share in cash, without interest and subject to applicable withholding taxes. In addition to the solicitation of proxies for the other regularly scheduled items to be voted on at the annual meeting, you are receiving this proxy statement in connection with the solicitation of proxies by the Stillwater board of directors in favor of the proposal to adopt the merger agreement.

Q:	When and where is the annual meeting?

A:	The annual meeting will be held at 555 17th Street, Suite 3200, Denver, Colorado 80202 on [ ], 2017, at [ ] a.m. local time (including any adjournment or postponement thereof, the “annual meeting”).

Q:	Who is entitled to vote at the annual meeting?

A:	Only holders of record of Stillwater common shares as of the close of business on [ ], 2017, the record date for the annual meeting, are entitled to receive these proxy materials and to vote their shares at the annual meeting. Each share of Stillwater common shares issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the annual meeting.

Q:	What matters will be voted on at the annual meeting?

A:	You will be asked to consider and vote on the following proposals:

•	to adopt the merger agreement;

•	to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger;

•	to elect the seven director nominees named in the attached proxy;

•	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017;

•	to conduct an advisory (non-binding) vote on named executive officer compensation for 2017;

•	to conduct an advisory (non-binding) vote on the frequency of holding future advisory votes on executive officer compensation;

•	to approve the Company’s equity incentive plan;

•	to conduct such other business properly presented at the meeting or any postponements or adjournments thereof; and

•	to approve the adjournment of the annual meeting, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals presented or in the absence of a quorum.

Our shareholders must adopt the merger agreement for the merger to occur. If our shareholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A, and the material provisions of the merger agreement are described in the section captioned “The Merger Agreement.”

The vote on the other proposals presented herein, including the approval of executive compensation payable in connection with the merger, are votes separate and apart from the vote to adopt the merger agreement. Accordingly, a shareholder may, for example, vote to approve the executive compensation payable in connection with the merger and vote not to adopt the merger agreement, and vice versa.

This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about [                    ], 2017.

Q:	How do I attend the annual meeting?

A:	If you plan to attend the annual meeting in person, you must provide proof of ownership of Stillwater common shares as of the record date, such as an account statement indicating ownership on that date, and a form of personal identification for admission to the meeting. If you hold your common shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

If you anticipate needing assistance to participate in the meeting due to a disability, please notify us by [            ], 2017, so we may be better prepared to assist you. Please contact our Corporate Secretary by calling (406) 373-8700 and provide information about the assistance you will need.

For safety and security reasons, Stillwater will not allow anyone to bring large bags, briefcases or packages into the meeting room, or to record or photograph the meeting.

Q: How	many shares are needed to constitute a quorum?

A:	A quorum will be present if holders of a majority of the voting power of the Stillwater common shares issued and outstanding and entitled to vote at the annual meeting are present in person or represented by proxy at the annual meeting. If a quorum is not present at the annual meeting, the annual meeting may be adjourned or postponed from time to time (subject to the terms of the merger agreement) until a quorum is obtained.

As of the close of business on [    ], 2017, the record date for the annual meeting, there were [                ] Stillwater common shares outstanding.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the annual meeting.

If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will only be permitted to vote on the ratification of KPMG LLP as the Company’s independent registered public accounting firm, but your shares represented on the proxy submitted by your broker, bank or other nominee will still be counted for purposes of determining whether a quorum is present for the transaction of other business at the annual meeting.

Q:	What vote of Stillwater shareholders is required to adopt the merger agreement?

A:	Adoption of the merger agreement requires the vote of a majority of the Stillwater common shares outstanding and entitled to vote at the close of business on the record date for the annual meeting “FOR” the proposal to adopt the merger agreement. A failure to vote your Stillwater common shares, or an abstention from voting, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your Stillwater common shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares (resulting in a “broker non-vote”), the failure to instruct your nominee will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What vote of Stillwater shareholders is required to approve the other proposals to be voted upon at the annual meeting?

A:	Approval of each of the other matters to be voted on at the annual meeting requires the affirmative vote of holders of a majority of the Stillwater common shares having voting power and present in person or represented by proxy at the annual meeting. A failure to vote your Stillwater common shares, or an abstention from voting, in each case with respect to shares that are present at the meeting or represented by proxy, will have the same effect as a vote “AGAINST” these other proposals. Broker non-votes will have no effect on those proposals.

Q:	How does the Stillwater board of directors recommend that I vote?

A:	The Stillwater board of directors unanimously recommends that Stillwater shareholders vote:

•	“FOR” the proposal to adopt the merger agreement;

•	“FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger;

•	“FOR” the election of the seven director nominees named in the attached proxy;

•	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017;

•	“FOR” the advisory (non-binding) proposal to approve the named executive officer compensation for 2017;

•	“FOR” an annual advisory (non-binding) vote on the compensation of the Company’s named executive officers;

•	“FOR” the adoption of the Company’s equity incentive plan; and

•	“FOR” the proposal regarding adjournment of the annual meeting, if necessary or appropriate, including for the purpose of soliciting additional proxies or in the absence of a quorum.

For a discussion of the factors that the Stillwater board of directors considered in determining to recommend the adoption of the merger agreement, please see the section captioned “Proposal 1: The Merger — Reasons for the Merger; Recommendation of the Stillwater Board of Directors.” In addition, in considering the recommendation of the Stillwater board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Stillwater shareholders generally. For a discussion of these interests, please see the section captioned “Proposal 1: The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Q:	How do Stillwater’s directors and officers intend to vote?

A:	We currently expect that the Company’s directors and executive officers will vote their shares in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the annual meeting, although they have no obligation to do so. At the close of business on the record date, directors and executive officers of the Company were entitled to vote [ ] Stillwater common shares, or [ ]% of the Stillwater common shares issued and outstanding on that date.

Q:	When is the merger expected to be completed?

A:

As of the date of this proxy statement, we expect to complete the merger in the second quarter of 2017. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described in this proxy statement and include various regulatory clearances and approvals. It is possible that factors outside the control of Stillwater or Sibanye could delay the completion of the merger, or prevent it from being completed at all, and there may be a substantial amount of time between the shareholders’ meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by the Company’s shareholders, or if the merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain a public company, and the Company common shares will continue to be registered under the Exchange Act and listed and traded on the NYSE. In the event that the merger agreement is terminated, then, in certain specified circumstances, Stillwater may be required to pay Sibanye a termination fee in an amount equal to $16.5 million (plus expense reimbursement of up to $10 million) or Sibanye may be required to pay Stillwater a termination fee in an amount equal to $33 million (plus expense reimbursement of up to $10 million). See the section captioned “The Merger Agreement — Sibanye Reverse Termination Fee; Expense Reimbursement.” Furthermore, if the merger agreement is terminated by either Stillwater or Sibanye because the requisite Stillwater vote has not been obtained, Stillwater will be required to pay to Sibanye all of the reasonable and documented out-of-pocket expenses incurred by Sibanye and Merger Sub in connection with the merger agreement, the financing and the other transactions contemplated by the agreement in an amount not to exceed $10 million. See the section captioned “The Merger Agreement — Stillwater Termination Fee; Expense Reimbursement.”

Q:	What will happen if shareholders do not approve the advisory (non-binding) proposal on certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger?

A:	The inclusion of this proposal is required by the rules of the SEC; however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote by shareholders and will not be binding on the Company or Sibanye. If the merger agreement is adopted by the Company’s shareholders and the merger is completed, the merger-related compensation will be paid to the Company’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if shareholders fail to approve this proposal.

Q:	What do I need to do now? How do I vote my common shares?

A:	We urge you to, and you should, read this entire proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the merger affects you. Your vote is important, regardless of the number of common shares you own.

Voting in Person

Shareholders of record will be able to vote in person at the annual meeting. If you are not a shareholder of record but instead hold your common shares in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the annual meeting.

It is not necessary to attend the annual meeting in order to vote your shares. To ensure that your common shares are voted at the annual meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the annual meeting in person.

Attending the meeting in person does not itself constitute a vote on any proposal.

Common Shares Held by Record Holder

You can also ensure that your common shares are voted at the annual meeting by submitting your proxy via:

•	mail, by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope;

•	telephone, by using the toll-free number listed on the enclosed proxy card; or

•	the Internet, at www.proxyvote.com.

The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on [                    ], 2017.

If you sign, date and return your proxy card without indicating how you wish to vote with respect to a proposal, your proxy will be voted “FOR” (1) the proposal to adopt the merger agreement, (2) the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, (3) the election of the seven director nominees named in the attached proxy, (4) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017, (5) the advisory (non-binding) proposal to approve the named executive officer compensation for 2017, (6) an annual advisory (non-binding) vote on the compensation of the Company’s named executive officers, (7) the adoption of the Company’s equity incentive plan, and (8) the proposal to adjourn the annual meeting if necessary or appropriate, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals presented.

We encourage you to vote by proxy even if you plan on attending the annual meeting.

A failure to vote or an abstention will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement, and, with respect to shares that are present at the meeting or represented by proxy, “AGAINST” the other proposals.

Common Shares Held in “Street Name”

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted on any of the proposals, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the other proposals presented.

Q:	Can I revoke my proxy?

A:	Yes. You can revoke your proxy at any time before the vote is taken at the annual meeting. If you are a shareholder of record, you may revoke your proxy by notifying the Company in writing to the Corporate Secretary at Stillwater Mining Company, 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120, or by submitting a new proxy by telephone, the Internet or mail, in each case, in accordance with the instructions on the enclosed proxy card and dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the annual meeting and voting in person; however, simply attending the annual meeting will not cause your proxy to be revoked. Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting in person at the annual meeting if you obtain a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the annual meeting.

Q:	What happens if I do not vote or if I abstain from voting on the proposals?

A:	If you do not vote, or abstain from voting, on the proposal to adopt the merger agreement, it will have the same effect as a vote “AGAINST” the merger. If you do not vote, or abstain from voting on the other proposals, with respect to shares that are present at the meeting or represented by proxy, it will have the same effect as a vote “AGAINST” the other proposals.

Q:	Will my common shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:	No. Because any common shares you may hold in “street name” will be deemed to be held by a different shareholder (that is, your custodial bank, broker or other financial nominee) than any common shares you hold of record, any common shares held in “street name” will not be combined for voting purposes with common shares you hold of record. Similarly, if you own common shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those common shares because they are held in a different form of record ownership. Common shares held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card. Common shares held in an individual retirement account must be voted under the rules governing the account. This means that, to ensure all your common shares are voted at the annual meeting, you should read carefully any proxy materials received and follow the instructions included therewith.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:	If your common shares are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet) to ensure that all of your common shares are voted.

Q:	What happens if I sell my common shares before completion of the merger?

A:	In order to receive the merger consideration, you must hold your common shares through completion of the merger. Consequently, if you transfer your common shares before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for shareholders entitled to vote at the annual meeting is earlier than the completion of the merger. If you transfer your common shares after the record date but before the closing of the merger, you will have the right to vote at the annual meeting but not the right to receive the merger consideration.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:	No. After the merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your common shares evidenced by stock certificates for the merger consideration. If your common shares are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration. Do not send in your certificates now.

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common shares held through brokerage firms. If your family has multiple accounts holding common shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Where can I find more information about Stillwater?

A:	You can find more information about us from various sources, as described in the section captioned “Where You Can Find Additional Information.”

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, or require assistance in submitting your proxy or voting your common shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Okapi Partners LLC, which is acting as the Company’s proxy solicitor in connection with the merger, at the telephone numbers, email address or address below, or the Company at the telephone number or address listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and Brokerage Firms Call: (212) 297-0720

Shareholders Call Toll-Free: (877) 279-2311

Email: swcinfo@okapipartners.com

or

Stillwater Mining Company

c/o Corporate Secretary

26 West Dry Creek Circle, Suite 400

Littleton, Colorado 80120

(406) 373-8700

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference in this proxy statement, include forward-looking statements. Forward-looking statements include any statement that is not based on historical fact, including statements containing the words “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate” or “continue,” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by Stillwater or any other person that the results expressed therein will be achieved. Stillwater assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the failure to obtain the requisite Stillwater vote;

•	the possibility that the closing conditions to the merger may not be satisfied or waived, including that Sibanye may not receive the approval of its shareholders or that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory clearance or approval;

•	the possibility of a delay in closing the transaction or the possibility that the transaction may not be completed;

•	the occurrence of any event that could give rise to termination of the merger agreement;

•	risks related to any disruption to Stillwater and its management caused by the transaction;

•	limitations placed on Stillwater’s ability to operate its business under the merger agreement;

•	the effect of announcement of the transaction on Stillwater’s ability to retain and hire key personnel and maintain relationships with customers, suppliers, regulators and other third parties;

•	the risk that shareholder litigation in connection with the merger could affect the timing or occurrence of the merger or result in significant costs of defense, indemnification and liability;

•	fluctuations in the market price of gold, PGMs and/or uranium;

•	regulations affecting Stillwater’s business;

•	changes in domestic or international economic, political and market conditions; and

•	other risks detailed in Stillwater’s filings with the SEC, including Stillwater’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in other documents filed by Stillwater with the SEC after the date thereof.

See the section captioned “Where You Can Find Additional Information.”

Many of the factors that will determine whether the conditions to the merger are satisfied or our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements, including whether or not the conditions to the merger will be satisfied.

THE ANNUAL MEETING

We are furnishing this proxy statement to Stillwater’s shareholders as part of the solicitation of proxies by the Stillwater board of directors for use at the annual meeting or any adjournment or postponement thereof. This proxy statement provides Stillwater’s shareholders with the information they need to know to be able to vote or instruct their vote to be cast at the annual meeting or any adjournment or postponement thereof.

Date, Time and Place of the Annual Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Stillwater board of directors for use at the annual meeting to be held at 555 17th Street, Suite 3200, Denver, Colorado 80202, on [            ], 2017, at [    ] a.m. local time, or at any adjournment or postponement thereof.

For information regarding attending the meeting, please see the section captioned “— Voting; Proxies; Revocation — Attendance.”

Purposes of the Annual Meeting

At the annual meeting, Stillwater shareholders will be asked to consider and vote on the following proposals:

•	to adopt the merger agreement;

•	to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger;

•	to elect the seven director nominees named in the attached proxy;

•	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017;

•	to conduct an advisory (non-binding) vote on named executive officer compensation for 2017;

•	to conduct an advisory (non-binding) vote on the frequency of holding future advisory votes on executive officer compensation;

•	to approve the Company’s equity incentive plan;

•	to conduct such other business properly presented at the meeting or any postponements or adjournments thereof; and

•	to approve the adjournment of the annual meeting, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals presented or in the absence of a quorum.

Our shareholders must adopt the merger agreement for the merger to occur. If our shareholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A, and the material provisions of the merger agreement are described in the section captioned “The Merger Agreement.”

The vote on the other proposals presented herein, including the approval of executive compensation payable in connection with the merger, are votes separate and apart from the vote to adopt the merger agreement. Accordingly, a shareholder may vote to approve the executive compensation payable in connection with the merger and vote not to adopt the merger agreement, and vice versa.

This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about [    ], 2017.

Recommendation of the Stillwater Board of Directors

The Stillwater board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Stillwater and its shareholders and approved the merger agreement and the merger. The Stillwater board of directors unanimously recommends that the shareholders of Stillwater vote “FOR” all of the proposals listed above (with the exception of the advisory (non-binding) vote on the frequency of holding future advisory votes on executive officer compensation, for which the board of directors unanimously recommends an annual vote).

For a description of the factors that the Stillwater board of directors considered in resolving to recommend that the Stillwater shareholders vote to adopt the merger agreement, see the section captioned “Proposal 1: The Merger — Reasons for the Merger; Recommendation of the Stillwater Board of Directors.”

Record Date and Quorum

The holders of record of Stillwater common shares as of the close of business on [    ], 2017, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting. At the close of business on the record date, [    ] Stillwater common shares were issued, outstanding and entitled to vote.

The presence at the annual meeting, in person or represented by proxy, of the holders of a majority of the Stillwater common shares issued, outstanding and entitled to vote at the annual meeting at the close of business on the record date will constitute a quorum. Once a Stillwater common share is represented at the annual meeting, it will be counted for the purpose of determining a quorum at the annual meeting. However, if a new record date is set for an adjourned annual meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the annual meeting.

Required Vote

Each Stillwater common share issued and outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the annual meeting.

For the Company to complete the merger, Stillwater shareholders holding a majority of the Stillwater common shares issued, outstanding and entitled to vote at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your Stillwater common shares or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your Stillwater common shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares (resulting in a “broker non-vote”), the failure to instruct your nominee will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you vote in favor of adoption of the merger agreement, you will lose any appraisal rights. See the section captioned “Appraisal Rights.”

Approval of each of the other matters to be voted on at the annual meeting requires the affirmative vote of holders of a majority of the Stillwater common shares having voting power and present in person or represented by proxy at the annual meeting. A failure to vote your Stillwater common shares or an abstention from voting, in each case with respect to common shares that are present at the meeting or represented by proxy, will have the same effect as a vote “AGAINST” these other proposals. Broker non-votes will have no effect on those proposals.

Voting by the Company’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of the Company were entitled to vote approximately [    ] Stillwater common shares, or approximately [    ]% of the Stillwater common shares issued,

outstanding and entitled to vote on that date. We currently expect that the Company’s directors and executive officers will vote their Stillwater common shares in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the annual meeting, although they have no obligation to do so. Some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of Stillwater shareholders generally. For a discussion of these interests, please see the section captioned “Proposal 1: The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Voting; Proxies; Revocation

Attendance

All holders of Stillwater common shares as of the close of business on [    ], 2017, the record date, including shareholders of record and beneficial owners of Stillwater common shares registered in the “street name” of a broker, bank or other nominee, are invited to attend the annual meeting.

To attend the annual meeting in person, you must provide proof of ownership of Stillwater common shares as of the record date, such as an account statement indicating ownership on that date, and a form of personal identification for admission to the meeting. If you hold your Stillwater common shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a proxy, executed in your favor, from your broker, bank or other nominee.

If you anticipate needing assistance to participate in the meeting due to a disability, we would appreciate it if you would please notify us by [    ], 2017, so we may be better prepared to assist you. Please contact [    ] and provide information about the assistance you will need.

For safety and security reasons, Stillwater will not allow anyone to bring large bags, briefcases or packages into the meeting room, or to record or photograph the meeting.

Voting in Person

Shareholders of record will be able to vote in person at the annual meeting. If you are not a shareholder of record, but instead hold your Stillwater common shares in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the annual meeting. Attending the meeting in person does not itself constitute a vote on any proposal.

Providing Voting Instructions by Proxy

To ensure that your Stillwater common shares are voted at the annual meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the annual meeting in person.

Stillwater Common Shares Held by Record Holder

If you are a shareholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number listed on your proxy card, or via the Internet at www.proxyvote.com. Your Stillwater common shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on [    ], 2017.

Submit a Proxy Card By Mail. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the annual meeting, your Stillwater common shares will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote with respect to a proposal, your proxy will be voted “FOR” (1) the proposal to adopt the merger agreement, (2) the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, (3) the election of the seven director nominees named in the attached proxy, (4) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017, (5) the advisory (non-binding) proposal to approve the executive officer compensation for 2017, (6) an annual advisory (non-binding) vote on the compensation of the Company’s named executive officers, (7) the adoption of the Company’s equity incentive plan, and (8) the proposal to adjourn the annual meeting, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals presented.

A failure to vote or an abstention will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement, and, with respect to Stillwater common shares that are present at the meeting or represented by proxy, “AGAINST” the other proposals.

Stillwater Common Shares Held in “Street Name”

If you hold your Stillwater common shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your Stillwater common shares. Without those instructions, your Stillwater common shares will not be voted on any of the proposals, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the other proposals presented.

In accordance with the rules of the NYSE, brokers, banks and other nominees that hold Stillwater common shares in “street name” for their customers do not have discretionary authority to vote such shares with respect to the proposals to be presented at the annual meeting. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Therefore, unless you attend the annual meeting in person with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your Stillwater common shares not being present at the meeting and not being voted on any of the proposals.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a shareholder of record, you may revoke your proxy at any time before the vote is taken at the annual meeting by:

•	submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

•	attending the annual meeting and voting in person; or

•	delivering a written notice of revocation by mail to the Corporate Secretary at Stillwater Mining Company, 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120.

Please note, however, that only your last-dated proxy will count. Attending the annual meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the

Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the annual meeting.

If you hold your Stillwater common shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. If you hold your Stillwater common shares in “street name,” you may also revoke a prior proxy by voting in person at the annual meeting if you obtain a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the annual meeting.

Abstentions

An abstention occurs when a shareholder attends a meeting, either in person or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of Stillwater common shares present or represented at the annual meeting for purposes of determining whether a quorum has been achieved.

Abstaining from voting will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement, and, with respect to Stillwater common shares that are present at the meeting or represented by proxy, “AGAINST” the other proposals.

Solicitation of Proxies

The Stillwater board of directors is soliciting your proxy, and the Company will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Stillwater’s common shares. The Company has retained Okapi Partners LLC, a proxy solicitation firm, to assist the Stillwater board of directors in the solicitation of proxies for the annual meeting, and we expect to pay Okapi Partners $25,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, e-mail, telephone or via the Internet by Okapi Partners LLC or, without additional compensation, by certain of the Company’s directors, officers and employees.

Adjournments and Postponements

Although it is not currently expected, the annual meeting may be adjourned in the absence of a quorum by the affirmative vote of holders of a majority of the Stillwater common shares having voting power present in person or represented by proxy at the annual meeting.

Even if a quorum is present, the annual meeting could also be adjourned in order to provide more time to solicit additional proxies in favor of adoption of the merger agreement if sufficient votes are cast in favor of proposal to adjourn the annual meeting, if necessary and subject to the terms of the merger agreement.

Other Information

You should not return your stock certificate or send documents representing your Stillwater common shares with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your Stillwater common shares for the merger consideration.

THE PARTIES

Stillwater Mining Company

Stillwater Mining Company is a Delaware corporation, incorporated in 1992 and headquartered in Littleton, Colorado. Stillwater common stock is listed for trading on the NYSE under the symbol “SWC.” Stillwater is engaged in the development, extraction, processing, smelting and refining of palladium, platinum and PGMs produced by mining a geological formation in south-central Montana known as the J-M Reef and recycling spent catalytic converters and other industrial sources. The Company is also engaged in expanding its mining development along the J-M Reef and holds exploration-stage properties at the Marathon PGM copper property adjacent to Lake Superior in northern Ontario, Canada and at the Altar copper-gold property in San Juan province, Argentina.

Stillwater’s principal executive offices are located at 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120, and its telephone number is (406) 373-8700.

A detailed description of the Company’s business is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this proxy statement. See the section captioned “Where You Can Find Additional Information.”

Sibanye Gold Limited

Sibanye is an independent mining group domiciled in and focused on South Africa. Sibanye currently owns and operates gold, uranium and PGM operations and projects throughout the Witwatersrand Basin and the western limb of the Bushveld Complex in South Africa. In addition, Sibanye is a 50% joint venture partner in Mimosa, a PGM operation in Zimbabwe. Sibanye’s corporate office is located close to Westonaria, in the province of Gauteng, near its West Wits operations. Sibanye has a primary listing on the JSE under the symbol “SGL” and has a secondary ADR listing on the NYSE under the symbol “SBGL.” As of December 31, 2016, the Sibanye group of companies employed approximately 62,500 employees.

Sibanye’s principal executive officers are located at Libanon Business Park 1 Hospital Street (off Cedar Avenue) Libanon, Westonaria, 1780 South Africa, and its telephone number is 011-27-11-278-9600.

Thor US Holdco Inc.

US Holdco is a Delaware corporation and an indirect wholly owned subsidiary of Sibanye. US Holdco is the direct parent of Merger Sub and, following completion of the merger, will be the direct parent of Stillwater.

Thor Mergco Inc.

Merger Sub is a Delaware corporation and a direct wholly owned subsidiary of US Holdco formed solely for the purpose of effecting the merger. Upon the completion of the merger, the separate corporate existence of Merger Sub will cease.

PROPOSAL 1: THE MERGER

The description of the merger and the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger or the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.

The Merger; Effects of the Merger

If the merger agreement is adopted by the Stillwater shareholders and the other conditions to the closing of the merger are satisfied or waived, Merger Sub will be merged with and into Stillwater, with Stillwater surviving the merger as an indirect wholly owned subsidiary of Sibanye.

On the terms and subject to the conditions of the merger agreement, at the effective time of the merger, each Stillwater common share outstanding immediately before the effective time (other than shares owned by Stillwater, Merger Sub, Sibanye and any direct or indirect subsidiaries of Sibanye or Stillwater or shares owned by shareholders who perfect appraisal rights pursuant to Section 262 of the DGCL) will be converted into the right to receive the merger consideration of $18.00 per share in cash, without interest. The merger consideration may be subject to required withholding taxes.

If the merger occurs, Stillwater will cease to be a publicly traded company, and Stillwater common shares will be delisted from the NYSE and deregistered under the Exchange Act and Stillwater will no longer be required to file periodic reports with the SEC.

Background of the Merger

Stillwater’s board of directors regularly reviews and assesses Stillwater’s performance, strategy, prospects and alternatives, as well as industry conditions, as part of Stillwater’s efforts to strengthen its business and enhance shareholder value. As part of its ongoing review and assessment, on January 7, 2016, the board met to discuss Stillwater’s strategic positioning and direction. At this meeting, representatives of two financial advisory firms advised the board as to their views of Stillwater’s potential strategic alternatives in light of difficult industry conditions the Company was experiencing. Mr. McMullen also informed the board of an inquiry he received from the chief executive officer of a substantial industry participant (referred to in this proxy statement as “Company A”), following a benchmarking site visit at the operations of Company A in December 2015, as to whether Stillwater would be interested in exploring a merger of equals transaction involving Company A and Stillwater. The board reviewed the matter and authorized management to continue its dialogue with Company A in light of its policy to consider any transaction that would reasonably be expected to maximize shareholder value, recognizing that current PGM prices (to which Company A was not exposed) likely made an at-market stock transaction undesirable in the near term, as Stillwater’s average realized sales price per ounce of palladium and platinum was $667 in the fourth quarter of 2015, down 24.4% from $882 per ounce in the comparable period of 2014. The board also discussed the likelihood that the Company would require substantial additional capital over the next few years and would need to explore potential strategies to raise cash to fund operations and future debt maturities. One of the potential strategies for the Company to raise cash to fund operations and future debt maturities was the potential sale of assets. Beginning in 2015 and continuing through mid-2016, the Company considered expressions of interest from third parties in possible acquisitions of an equity interest in the Company’s Altar, Marathon and Blitz projects.

On January 30, 2016, a representative of a financial advisory firm contacted Mr. McMullen to inquire whether Mr. McMullen would be willing to meet with Neal Froneman, the chief executive officer of Sibanye, at an industry conference scheduled to be held on March 1, 2016. Mr. McMullen agreed to do so.

During February 2016, representatives of Company A and Stillwater continued preliminary discussions regarding a possible merger of equals transaction, and Company A performed additional work, including conducting site visits at Stillwater’s operations in late February 2016.

On March 1, 2016, Mr. McMullen and Christopher Bateman, Stillwater’s chief financial officer, met with Mr. Froneman and James Wellstead, a senior vice president of Sibanye. During the meeting, Mr. Froneman indicated that Sibanye had a strategic interest in expanding in the PGM space, in particular by potentially acquiring mining assets in North America. After the meeting, Mr. Froneman inquired as to whether Stillwater would be interested in exploring a possible strategic transaction and requested guidance as to the type of transaction that Stillwater might consider. Mr. McMullen responded on March 8, 2016 that Stillwater would be open to any option that would be reasonably expected to maximize shareholder value, and noted that management believed that it was likely that the holders of a substantial majority of Stillwater’s shares would prefer a transaction involving a substantial cash component at a premium to market sufficient to compensate them for potential loss of equity upside.

During the period from March through June 2016, Stillwater continued to progress discussions with both Company A and with Sibanye, including through site visits to Stillwater’s operations by representatives of both Company A and Sibanye. Stillwater did not provide non-public information during this period to either Company A or Sibanye as neither had signed a confidentiality agreement with the Company. Stillwater also pursued other possible strategic alternatives during this period, including conducting preliminary discussions with representatives of third parties regarding possible sales by Stillwater of non-core assets, actively considering potential acquisitions by Stillwater, including a substantial acquisition by Stillwater of another mining company, and considering potential business combination transactions. Trading prices for Stillwater common shares had generally increased during this period over levels to which the shares had fallen in the first quarter of 2016, when they traded at a five-year low of $4.99 per share on January 20, 2016.

In July 2016, the chief executive officer of Company A informed Mr. McMullen that Company A’s board of directors was not supportive at that time of Company A continuing to consider a strategic transaction involving Stillwater because the two companies were primarily focused on mining different precious metals.

On July 21, 2016, Sibanye submitted a preliminary non-binding indication of interest to acquire Stillwater at a price of $15.75 per share in cash, which represented a 23.6% premium to Stillwater’s closing share price on July 20, 2016 and a more than 140% premium to Stillwater’s closing share price on January 30, 2016, the date on which a representative of a financial advisory firm contacted Mr. McMullen to inquire whether Mr. McMullen would be willing to meet Mr. Froneman of Sibanye.

The Stillwater board of directors considered Sibanye’s indication of interest at a meeting on July 27 and 28, 2016. While no decision was made by the board with respect to the pursuit of any alternative to Stillwater’s continued execution of its business plan as an independent company, the board authorized management to share non-public information with Sibanye, subject to entry into a customary confidentiality agreement, and directed management to consider other parties that would be reasonably expected to be interested in a strategic transaction involving the Company.

On August 9, 2016, Stillwater and Sibanye entered into a confidentiality agreement, and thereafter Stillwater provided Sibanye and its representatives access to non-public information.

On August 10, 2016, Stillwater’s board of directors met to discuss other parties that would be reasonably expected to be interested in a strategic transaction involving Stillwater. Stillwater’s management then contacted 15 of these parties, all of which were mining companies. Two of these parties, which we refer to in this proxy statement as “Company B” and “Company C,” later signed confidentiality agreements and were provided access to non-public information. Stillwater also again contacted Company A to inquire whether Company A had a potential interest in exploring a transaction with Stillwater despite indicating in July that it would not proceed.

Company A again indicated that it would not proceed with exploring a potential transaction at that time and declined to sign a confidentiality agreement. All of the confidentiality agreements that the Company entered into in the strategic assessment process had standstill provisions. However, as contemplated by the merger agreement, the Company will waive standstill provisions that otherwise would prohibit or limit any third party from requesting that such provisions be waived in connection with proposing an alternative transaction.

From mid-August through September 2016, representatives of Stillwater met or had discussions with, and provided non-public information to, Company B, Company C and Sibanye. Company B conducted site visits to Stillwater’s operations in late September 2016, and Company C conducted site visits to Stillwater’s operations in early October 2016.

On October 3, 2016, Stillwater’s board of directors met to discuss the strategic assessment process. The board also received an update from management regarding the 16 parties that Stillwater had contacted or with which Stillwater was conducting discussions, including Sibanye.

On October 26 and 27, 2016, Stillwater’s board of directors met again and discussed the strategic assessment process. The board determined at that meeting that it would be desirable to retain an independent financial advisory firm and another law firm, in addition to Stillwater’s regular corporate counsel, to assist the board in the strategic assessment process. On October 27th, the board conducted telephonic interviews of four potential financial advisory firms. Thereafter, the board narrowed the list to two potential financial advisory firms, including BofA Merrill Lynch, and authorized an ad hoc board committee to meet with representatives of the two firms, which meetings were conducted on November 4th.

The Stillwater board of directors authorized the retention of BofA Merrill Lynch at a meeting on November 7th, based in part on the recommendation of the ad hoc committee. At that meeting, the board also authorized an ad hoc committee of directors to oversee the retention of additional legal counsel. Following review of potential law firms and interviews of counsel, the ad hoc committee recommended and the board approved retaining Jones Day as additional legal counsel. Although both BofA Merrill Lynch and Jones Day were retained by the Company, they were selected by and reported to the Stillwater board of directors.

On October 29, 2016, a representative of Sibanye informed Mr. McMullen that Sibanye was hoping to complete due diligence and announce a transaction by no later than November 21, 2016. Mr. McMullen informed Sibanye that he did not believe that this timetable was achievable but that Stillwater remained willing to continue discussing a possible strategic transaction.

During the following week, BofA Merrill Lynch, at the direction of Stillwater’s board of directors, contacted eight additional potential counterparties to a strategic transaction, including five mining companies, two financial sponsors and one international conglomerate. Of these, only one party, which we refer to in this proxy statement as “Company D,” was interested in participating in Stillwater’s strategic assessment process, signed a confidentiality agreement and received access to non-public information. At the direction of the board, BofA Merrill Lynch also contacted the 16 potential counterparties (including Company A, Company B, Company C and Sibanye) that had been previously identified by Stillwater and inquired about their interest in a potential transaction.

On November 9, 2016, representatives of Sibanye contacted Messrs. McMullen and Bateman by telephone to discuss due diligence. At the conclusion of that call, the representatives of Sibanye indicated that Sibanye was targeting submitting a revised indication of interest by the end of November.

From November 10 through 14, 2016, Sibanye’s technical consultants conducted site visits at Stillwater facilities and headquarters. On November 14, 2016, Sibanye’s counsel, Linklaters LLP, delivered a draft merger agreement to Jones Day.

On November 17, 2016, Stillwater’s board of directors met and received an update from management regarding the strategic assessment process. In addition, representatives of Jones Day reviewed in detail the directors’ fiduciary duties in connection with a possible transaction. Also on November 17th, a representative of Company C informed a representative of BofA Merrill Lynch that it had decided not to make a proposal and was withdrawing from the strategic assessment process.

Later on November 17th, Jones Day contacted Linklaters and discussed key issues in the merger agreement, including the conditions to closing and termination and break-up fee provisions proposed by Linklaters. Jones Day sent a mark-up of the draft merger agreement to Linklaters on November 18th.

On November 19, 2016, representatives of Sibanye informed Messrs. McMullen and Bateman that Sibanye needed approximately two weeks to complete due diligence and arrange committed financing and that, if a transaction could not be announced by the second week in December, Sibanye would likely be required to delay proceeding in respect of a possible transaction until after the end of the year. In this regard, the representatives of Sibanye proposed a December 5, 2016 completion date if the parties were able to reach agreement to proceed with a transaction.

On November 20, 2016, in response to outreach efforts from BofA Merrill Lynch, the chief financial officer of Company A informed Mr. McMullen that Company A was not interested in any possible transaction in which Stillwater would be acquired at a premium to market. Company A’s CFO also indicated that Company A was focused on another possible strategic transaction at that time. Finally, Company A’s CFO indicated that it was possible that Company A would later consider a merger-of-equals transaction but only if Stillwater proposed such a transaction given the reluctance of Company A’s board of directors to consider a transaction earlier in 2016. Unlike Company B, Company C, Company D and Sibanye, Company A had not signed a confidentiality agreement or otherwise participated in the strategic assessment process.

On November 22, 2016, representatives of Stillwater discussed the revised proposed timeline and transaction documentation with representatives of Sibanye and informed Sibanye that, to be seriously considered, Sibanye would need to substantially increase its offer price from the $15.75 per share price it had indicated in July 2016. Later on November 22nd, Mr. Froneman called Mr. McMullen and confirmed that Sibanye understood that it would need to increase its offer price for a transaction with Sibanye to be seriously considered by Stillwater.

The Stillwater board of directors met on November 23, 2016. Mr. McMullen informed the board that he believed that Sibanye’s timeline would be ambitious, given that Sibanye had not proposed a revised price since its initial proposal in July 2016, that Stillwater’s assessment process with other potential parties was ongoing and would need to be concluded prior to proceeding with a transaction with Sibanye, and that a significant amount of work would be required by both parties to finalize a transaction. Mr. McMullen said, however, that management believed that it was possible to conclude the strategic assessment process by mid-December. The representatives of BofA Merrill Lynch then reviewed with the board the status of the third-party outreach effort, including that (1) Sibanye continued to appear interested but had not at that time indicated an increased price, (2) Company A had declined to sign a confidentiality agreement or participate in the process generally, (3) Company B had not responded to BofA Merrill Lynch’s outreach efforts, and (4) Companies C and D had informed BofA Merrill Lynch that they were withdrawing from the process. In addition, representatives of BofA Merrill Lynch informed the board of the outcome of its efforts, at the direction of the board, in the second week of November with two additional mining industry participants that had been contacted by Stillwater management earlier in 2016, which we refer to in this proxy statement as “Company E” and “Company F,” to again assess their interest in a potential strategic transaction. Company E indicated that it might be interested in a possible stock-for-stock merger of equals transaction, and Company F had not yet responded as of the time of the board meeting.

At its November 23, 2016 meeting, Stillwater’s board of directors directed BofA Merrill Lynch to extend the previous deadline for an indication of interest from Company B from November 23rd to November 28th given that, while it had not responded by the deadline indicated at the board’s direction by BofA Merrill Lynch earlier in November, Company B had done substantial work including site visits earlier in 2016. The board also discussed the informal indication from Company A that it might be interested in a possible stock-for-stock merger of equals transaction if such a transaction were proposed by the Company. The board recognized that it was unlikely that a merger of equals transaction would result in a more favorable transaction to shareholders than a sale transaction at a premium due to the absence of substantial cost-saving synergies in any reasonably likely transaction, including in any transaction with any of the participants in the process. Nonetheless, the board directed BofA Merrill Lynch to provide an overview of this potential alternative to the board at a future board meeting as part of the board’s deliberations.

On November 23, 2016, at the direction of the Stillwater board of directors, BofA Merrill Lynch granted Company B an extension to submit a proposal until November 28, 2016. However, Company B did not submit a proposal by the extended due date or otherwise respond to efforts by Stillwater’s representatives to engage.

On December 1, 2016, Stillwater, Sibanye and their respective legal and financial advisors met to discuss the key terms of a possible transaction. Following that meeting, a representative of Sibanye informed Stillwater that Sibanye would be willing to increase its price to acquire Stillwater from $15.75 per share in cash that it had proposed in July 2016 to a range of $17.50 to $17.75 per share in cash.

On December 2, 2016, Stillwater’s board of directors met with management and Stillwater’s legal and financial advisors to discuss the strategic assessment process. After receiving an update on Sibanye’s proposal, it was the consensus of the board that Stillwater should seek to obtain an increase in Sibanye’s proposed price of $17.50 to $17.75 per share. The board also discussed with management and Stillwater’s legal and financial advisors Stillwater’s strategic alternatives, including the alternative of Stillwater continuing to pursue its existing business plan as an independent company. The board then reviewed management’s projections, which had been provided both to third parties that had signed confidentiality agreements in the strategic assessment process and to BofA Merrill Lynch for purposes of its analysis, and the assumptions on which the projections were based, both as described under the caption “Certain Stillwater Unaudited Prospective Financial Information” in this proxy statement. The representatives of BofA Merrill Lynch also presented certain preliminary financial analyses based on the then-current trading price of the Stillwater common shares and management’s projections. The preliminary financial analyses were prepared prior to Sibanye informing Stillwater late in the prior evening of the increase to its proposed price and thus were based on the $15.75 price proposed by Sibanye in July 2016.

As requested by the Stillwater board of directors at its November 23rd meeting, the representatives of BofA Merrill Lynch also reviewed with the board the relative contributions of Stillwater and the other party in hypothetical merger of equals transactions between Stillwater and each of Company A and Company E, and reviewed a high-level financial overview of merger of equals transactions, including that merger of equals transactions generally do not involve the payment of a substantial premium by one party to the shareholders of the other, and that value creation is typically predicated primarily on the sharing of cost savings and other synergies expected to be generated by the transaction. Because of the nature and locations of their respective businesses, the board considered that there would not be substantial synergies generated by a merger of Stillwater with Company A, Company E or any other mining company reasonably expected to be interested in a potential transaction, including those in the group of companies considered in the strategic assessment process. The board also determined, based in part on BofA Merrill Lynch’s presentation, that if there was a disparity in the trading multiples of the parties to a stock-for-stock merger (as would be the case in a stock-for-stock merger with Company A), the most likely outcome would be a blended multiple, that multiple compression would be as likely as multiple expansion and that it therefore would be imprudent to proceed with a merger of equals transaction predicated on assumed multiple expansion. Based on this discussion and the fact that neither Company A nor Company E had signed a confidentiality agreement or otherwise actively participated in the process, it was the consensus of the board that a merger of equals was not a better strategic alternative for Stillwater’s shareholders at that time than a sale transaction at a substantial premium if such a transaction in fact became available to Stillwater, and that if a transaction with Sibanye or Company F were to be determined to be the best strategic alternative at this time, delaying pursuing it in an effort to determine if a transaction could be developed with Company A or Company E risked losing a superior opportunity.

At the December 2nd board meeting, a representative of Jones Day reviewed in detail the material terms of the draft merger agreement being discussed with representatives of Sibanye, including closing conditions, the break-up fee and expense reimbursement that would be payable by Sibanye if the merger agreement were terminated and certain of the closing conditions were not satisfied, Stillwater’s ability to negotiate and provide information in respect of an unsolicited acquisition proposal, the likely break-up fees plus expense reimbursement that could be payable by Stillwater in such circumstances and the provisions of the agreement in which directors or officers could be said to have an interest that was in addition to or separate from the interests of shareholders generally.

Later on December 2nd, Stillwater notified Sibanye that the Stillwater board of directors rejected Sibanye’s $17.50-$17.75 per share proposal. On December 3, 2016, Sibanye indicated that it was willing to increase its proposed price to $18.00 per share in cash. On December 4, 2016, Sibanye informed Stillwater, in response to requests from Mr. McMullen that it further increase its indicated price, that $18.00 per share in cash was Sibanye’s final and best price.

Later on December 4th, Stillwater’s board of directors met to discuss the strategic assessment process. The board also was aware that no other third party except Sibanye and possibly Company F, which had signed a confidentiality agreement and been instructed to submit an indication of interest by December 7, 2016, remained in the strategic assessment process. Accordingly, while no decision was made by the board to pursue any alternative to the continued pursuit of Stillwater’s existing business plan as an independent company, it was the consensus of the board that management and the advisors should endeavor to continue to progress discussions with Sibanye, as well as to determine whether or not Company F was interested in pursuing a strategic transaction involving Stillwater.

Representatives of Jones Day and Linklaters substantially concluded negotiation of definitive merger documentation between December 4 and December 8, 2016, following the exchange of various drafts and a series of negotiations during the period from late November through the first week of December.

Mr. Froneman informed Mr. McMullen on December 8, 2016 that Sibanye’s board of directors had approved the acquisition of Stillwater at $18.00 per share in cash. He also informed Mr. McMullen that Sibanye had, with Stillwater’s prior consent, spoken with representatives of Sibanye’s two largest shareholders regarding the possible transaction on a confidential basis and that these shareholders, which together owned approximately 29.1% of Sibanye’s ordinary shares, had indicated their support for the proposed transaction.

Stillwater’s board of directors met in the evening of December 8, 2016. Mr. McMullen reported that Company F, the only party other than Sibanye continuing in the process as of the last board meeting, had not submitted a proposal and had withdrawn from the process. Representatives of Jones Day reviewed the directors’ fiduciary duties in these circumstances and discussed the interests of Stillwater directors and officers in the transaction that may be different from or in addition to the interests of shareholders generally. During the Company’s strategic assessment process, no Stillwater director, officer or representative conducted discussions with representatives of potential counterparties, including Sibanye, with respect to possible post-transaction employment or service as a director or officer. For a more complete description of the interests of Stillwater’s directors and officers in the transaction, see the section captioned “Interests of the Company’s Directors and Executive Officers in the Merger – Quantification of Payments to Stillwater’s Named Executive Officers in Connection with the Merger.” Following this discussion, representatives of Jones Day reviewed the material terms of the draft merger agreement as finally negotiated. Representatives of Jones Day and BofA Merrill Lynch then reviewed with the Stillwater board information that had been previously provided regarding material investment and corporate banking relationships between BofA Merrill Lynch and its affiliates, on the one hand, and Stillwater and Sibanye, respectively, on the other hand, including that BofA Merrill Lynch (including certain BofA Merrill Lynch personnel who were consulted on specific matters relating to Sibanye’s capital raising abilities by members of the BofA Merrill Lynch deal team working with Stillwater) had provided investment and corporate banking services to Sibanye over the two-year period ended October 31, 2016, and that BofA Merrill Lynch did not provide any investment or corporate banking services to Stillwater for which it received compensation over that prior two-year period. See the section captioned “Opinion of Stillwater’s Financial Advisor —Miscellaneous.” Also at this meeting, BofA Merrill Lynch reviewed with Stillwater’s board of directors its financial analysis of the per share consideration to be received by Stillwater shareholders in the merger with Sibanye and delivered to Stillwater’s board an oral opinion, which was confirmed by delivery of a written opinion dated December 8, 2016, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion (which were reviewed with the board at the December 8th meeting), the per share consideration to be received in the merger by holders of Stillwater common shares (other than Stillwater, Merger Sub, Sibanye and any direct or indirect subsidiaries of Sibanye or Stillwater and the holders of Dissenting Shares) was fair, from a financial point of view, to such holders. See “Opinion of Stillwater’s Financial Advisor.”

Thereafter, Stillwater’s board of directors unanimously determined that the merger and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Stillwater and its shareholders, approved the merger agreement and the merger, resolved to recommend that Stillwater’s shareholders adopt the merger agreement and directed that the merger agreement be submitted to Stillwater’s shareholders for adoption at a duly convened meeting.

Stillwater and Sibanye signed the merger agreement and publicly announced the transaction prior to the opening of trading on the JSE and NYSE on December 9, 2016.

Reasons for the Merger; Recommendation of the Stillwater Board of Directors

In the course of determining to recommend that Stillwater shareholders adopt the merger agreement, the Stillwater board of directors considered the following factors relating to the merger agreement and the merger, each of which the board believed supported its decision:

•	Value Proposed. The Stillwater board of directors determined that $18.00 per share was an attractive price for Stillwater common shares. The board determined that the $18.00 per share price proposed by Sibanye represented a 22.1 and 15.1 multiple of management’s forecasted earnings before interest, taxes, depreciation and amortization, or “EBITDA,” for 2016 and 2017, respectively, and a 33.3 and 16.9 multiple of management’s forecasted net cash flow per share (calculated using the fully diluted number of shares based on the treasury stock method), or “CFPS,” for 2016 and 2017, respectively. In addition, the $18.00 per share price represented a 60.8% premium to Stillwater’s VWAP for the preceding 52 weeks, a 24.5% premium to Stillwater’s VWAP for the 30 trading days ending December 8, 2016, the last trading day prior to the announcement of the transaction, and a 22.6% premium to the closing sales price on December 8, 2016. In this regard, the board considered the substantial increase in trading prices for Stillwater common shares over the course of 2016, as well as increases in trading prices of equities generally since the U.S. Presidential election.

•	Alternatives. The Stillwater board of directors reviewed Stillwater’s long-term strategic alternatives in addition to continuing Stillwater’s existing business plan as an independent company, which it believed to be a possible stock-for-stock merger with another company and the sale of Stillwater for cash or other consideration in a transaction like that proposed by Sibanye. The board concluded that a sale of Stillwater at $18.00 per share in cash was superior to continuing to pursue Stillwater’s strategic plan as an independent company in light of various factors, including those summarized above and BofA Merrill Lynch’s financial analyses described in the section captioned “Opinion of Stillwater’s Financial Advisor.” In addition, the board determined that a stock-for-stock merger transaction was not likely to produce a value per Stillwater common share in excess of $18.00 for the reasons discussed in the section captioned “Background of the Merger” and that there was no assurance that such a transaction would in fact be available to Stillwater.

•

Process. The board of directors reviewed the strategic assessment process at ten meetings following Sibanye’s submission of its initial indication of interest on July 21, 2016. The board also considered the process undertaken to determine whether other parties might be interested in considering an alternative transaction as described in the section captioned “Background of the Merger,” and that of the 24 parties contacted only Sibanye, Company A and Company E had expressed interest, and Company A and Company E had each only indicated in general terms that they might be interested in a possible stock-for-stock merger of equals transaction, but had not signed confidentiality agreements, made a specific proposal or otherwise participated in the strategic assessment process.

•	Greater Certainty of Value. The board of directors considered that the proposed merger consideration is payable in all cash, thereby providing Stillwater shareholders with certainty of value and liquidity for their shares, especially when viewed against the risks and uncertainties inherent in Stillwater’s business, including the volatility of trading prices for Stillwater common shares and mining companies generally and risks associated with the mining industry.

•	Receipt of Fairness Opinion from BofA Merrill Lynch. The board of directors considered the opinion of BofA Merrill Lynch, dated December 8, 2016, to Stillwater’s board as to the fairness, from a financial point of view and as of the date of the opinion, of the per share consideration to be received in the merger by holders of Stillwater common shares (other than Stillwater, Merger Sub, Sibanye and any direct or indirect subsidiaries of Sibanye or Stillwater and the holders of Dissenting Shares), as more fully described below in the section captioned “Opinion of Stillwater’s Financial Advisor.”

•	Likelihood of Completion. While the board of directors recognized that the conditions to the completion of the merger resulting from legal requirements applicable to Sibanye, in particular the Sibanye merger shareholder approval, the Sibanye rights offering shareholder approval, the SARB approval and the CFIUS clearance, created a risk that the merger might not be completed, the board considered, among other things, that (1) holders of 29.1% of Sibanye’s ordinary shares had expressed support for the transaction, (2) Sibanye had agreed to use its reasonable best efforts to seek to obtain the referenced approvals, and (3) Sibanye had agreed to pay the reverse break-up fee of $33 million (plus up to $10 million in documented expenses) in certain instances, including if the merger agreement was terminated and such conditions were not satisfied.

The board also determined that, while there necessarily could be no assurance with respect thereto, the other conditions to the completion of the merger, including the HSR Act clearance, were customary and reasonably likely to be satisfied.

•	Opportunity To Receive Alternative Acquisition Proposals and To Negotiate a Superior Proposal. The board of directors considered the terms of the merger agreement relating to Stillwater’s ability to respond to unsolicited acquisition proposals, including:

•	Stillwater’s right, subject to certain conditions, to provide non-public information in response to, and to discuss and negotiate with respect to, certain unsolicited acquisition proposals made before the requisite Stillwater vote is obtained (see the section captioned “The Merger Agreement —Non-Solicitation by Stillwater”); and

•	The provision of the merger agreement allowing the Stillwater board of directors to change its recommendation to shareholders with respect to a superior proposal, subject to payment of a termination fee of $16.5 million (plus up to $10 million in documented expenses), approximately $0.22 per share, in certain circumstances, which amount the Stillwater board of directors believed, based in part on advice from Jones Day, was substantially lower than the break-up fees typically payable in comparable transactions (see the sections captioned “The Merger Agreement — Non-Solicitation by Stillwater,” “The Merger Agreement — Change in Stillwater’s Board of Directors’ Recommendation,” “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement —Stillwater Termination Fee; Expense Reimbursement”).

In the course of reaching its recommendation, the Stillwater board of directors also considered risks and other considerations relating to the merger agreement and the merger which the board believed were negative factors, including:

•

Increases in Equity Prices. Increases in trading prices of Stillwater common shares over the course of 2016, increases in stock market prices generally since the U.S. Presidential election and the possibility that equity prices generally and for mining companies in particular would trade publicly at higher multiples than in historical periods;

•	No Ongoing Equity Participation. Stillwater shareholders will have no ongoing equity participation in Stillwater following the merger, and as such that shareholders will therefore cease to participate in Stillwater’s future earnings or growth, if any, or to benefit from increases, if any, in the value of Stillwater or resulting from the merger;

•	Risk of Termination; Shareholder Vote before Closing. The possibility that the transaction would not be completed before the June 30, 2017 termination date under the merger agreement, with a potential extension beyond that if extended in certain circumstances, that Stillwater shareholders could be asked to vote on adoption of the merger agreement significantly in advance of the completion of the transaction and that, if Stillwater shareholder approval of the Sibanye transaction is obtained, Stillwater will not have the right thereafter to provide information to or negotiate with a third party that may be interested in proposing an alternative transaction;

•	Risks if Transaction Not Completed. The possibility that the merger may not be completed as a result of failure to obtain required Sibanye shareholder approvals, regulatory approvals or for other reasons, as well as the risks and costs to Stillwater if the merger is not completed or if there is uncertainty about the likelihood, timing or effects of completion of the merger, including uncertainty about the effect of the proposed merger on Stillwater’s employees, potential and existing customers and suppliers and other parties, which could impair Stillwater’s ability to attract, retain and motivate key personnel and could cause third parties to seek to change or not enter into business relationships with Stillwater, as well as the risk of management distraction as a result of the merger;

•	Restrictions in Merger Agreement. The restrictions in the merger agreement on the conduct of Stillwater’s business before completion of the merger, generally requiring Stillwater to use its reasonable best efforts to conduct its business in the ordinary course and prohibiting Stillwater from taking specified actions, which may delay or prevent Stillwater from taking advantage of unexpected business opportunities that may arise pending completion of the merger (as more fully described in the section captioned “The Merger Agreement — Covenants Relating to the Conduct of Business”);

•	Break-Up Fee. The possibility that Stillwater may be required under the terms of the merger agreement to pay a termination fee of $16.5 million (plus reimbursement of expenses not to exceed $10 million) under certain circumstances or, if the merger agreement is terminated by either Stillwater or Sibanye because Stillwater shareholders do not approve the merger, to pay expenses incurred by Sibanye and Merger Sub in an amount not to exceed $10 million (as more fully described in the section captioned “The Merger Agreement — Stillwater Termination Fee; Expense Reimbursement”);

•	Reverse Break-Up Fee: The fact that the $33 million reverse break-up fee plus up to $10.0 million expense reimbursement payable by Sibanye in certain circumstances, while two times on a combined basis the break-up fee payable by Stillwater in certain circumstances, is about 2% of the total amount payable to shareholders in the Merger (as more fully described in the section captioned “The Merger Agreement —Sibanye Reverse Termination Fee; Expense Reimbursement”); and

•	Taxable Transaction. The receipt of cash by Stillwater shareholders in exchange for their Stillwater common shares pursuant to the merger will be a taxable transaction to Stillwater shareholders that are U.S. holders for U.S. federal income tax purposes (as more fully described in the section captioned “Proposal 1: The Merger — Material U.S. Federal Income Tax Consequences of the Merger”).

The Stillwater board of directors determined that, on balance, the factors favoring the approval of the merger agreement and the merger substantially outweighed the risks and factors militating against the merger agreement and the merger.

The foregoing discussion of the information and factors considered by the Stillwater board of directors includes the material factors considered by the board but does not necessarily include all of the factors considered. In view of the complexity and variety of factors considered in connection with its evaluation of the merger agreement and the merger, the board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The board unanimously resolved to recommend that the shareholders of Stillwater adopt the merger agreement based upon the totality of information it considered.

Certain Stillwater Unaudited Prospective Financial Information

Except for annual guidance in respect of production estimates, costs and capital expenses (but not EBITDA as Stillwater does not provide guidance on estimated product prices in light of, among other things, the volatility of such prices), Stillwater does not as a matter of course make public projections as to future performance, and recognizes the difficulty of making projections for extended periods due to, among other reasons, the volatility of product prices, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of underlying assumptions and estimates. However, Stillwater is including in this proxy statement a summary of certain limited unaudited prospective financial information for Stillwater on a standalone basis, without giving effect to the merger, to give Stillwater shareholders access to certain non-public information provided to the Stillwater board of directors, Stillwater’s financial advisors and participants in Stillwater’s strategic assessment process, including Sibanye. The inclusion of this information in this proxy statement should not be regarded as an indication that Stillwater, the Stillwater board, Sibanye, the Sibanye board of directors, Stillwater’s or Sibanye’s financial advisors, or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and they should not be relied on as such.

The prospective financial information and the underlying assumptions upon which it was based are subjective in many respects, and subject to multiple interpretations and frequent revisions attributable to Stillwater’s industry and based on actual experience and business developments. The prospective financial information reflects numerous assumptions with respect to Stillwater’s performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond Stillwater’s control. Multiple factors, including those described in the section captioned “Cautionary Statement Concerning Forward-Looking Statements,” could cause the prospective financial information or the underlying assumptions to be inaccurate. As a result, there can be no assurance that the prospective results included in the prospective financial information will be realized or that actual results will not be significantly higher or lower than forecasted. Because the prospective financial information covers the extended periods of the estimated lives of key Stillwater mines, such information by its nature becomes less reliable with each successive year. The prospective financial information does not take into account any circumstances or events occurring after the date on which it was prepared. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the prospective financial information will be achieved. As a result, the inclusion of the prospective financial information in this proxy statement does not constitute an admission or representation by Stillwater or any other person that the information is material. The summary of the prospective financial information is not provided to influence Stillwater shareholders’ decisions regarding whether to vote for the merger proposal or any other proposal.

The prospective financial information was not prepared with a view toward public disclosure or toward compliance with United States generally accepted accounting principles (“GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither KPMG LLP (“KPMG”), Stillwater’s independent registered public accounting firm, nor any other accounting firm, has examined, compiled or performed any procedures with respect to the prospective financial information, and accordingly, KPMG does not express an opinion or any other form of assurance with respect thereto. The KPMG report incorporated by reference in this proxy statement relates to Stillwater’s historical financial information. It does not extend to the prospective financial information contained herein and should not be read to do so.

The principal assumptions used in developing the prospective financial information were:

•	Basic Approach Nominal: All estimates, including product prices and costs, were determined in nominal terms.

•	Inflation rate assumptions were derived from the Core PCE Chain Prices from BofA Merrill Lynch’s U.S. Weekly report (November 10, 2016) and BofA Merrill Lynch’s U.S. Economic Watch report (October 5, 2016).

•	Operating Assumptions: Mining recovery estimates were based on management’s life of mine, or “LOM,” plan for each of Stillwater’s mines with the following assumptions:

•	Production rates based on management’s forecasted mine plan;

•	100% of production of proven and probable reserves were assumed mined through the 2042 LOM for the Company’s Stillwater Mine, with production ceasing at that time at the East Boulder Mine and Lower East Boulder project as the net present value of the cash flow from these projects is expected to be negative at that time, as set forth in more detail in the chart under the heading “Pricing, Production and AISC Forecasted Information” below;

•	7.4 million ounces of PGM production from the Blitz project were assumed through its 2042 LOM at a capital cost of $161 million incurred during the period from 2017 to 2020, as set forth in more detail in the chart under the heading “Pricing, Production and AISC Forecasted Information” below; and

•	Measured and indicated resources of Stillwater’s Altar property in Argentina were assumed to consist of 17 billion pounds of copper equivalent reserves (based on Stillwater management’s November 6, 2016 Preliminary Economic Assessment report), from which a valuation of $17-$51 million was derived for such property based on trading comparables of companies with similar projects.

•	Revenues: Product prices were based on consensus estimates of 22 and 23 financial analysts for palladium and platinum, respectively, assumed to increase as follows:

•	Palladium was assumed to increase from $682/ounce in 2017 to $769/ounce in 2021 and 2% each year thereafter, as set forth in more detail in the chart under the heading “Pricing, Production and AISC Forecasted Information” below;

•	Platinum was assumed to increase from $1,097/ounce in 2017 to $1,292 per ounce in 2021 and 2% each year thereafter, as set forth in more detail in the chart under the heading “Pricing, Production and AISC Forecasted Information” below;

•	By-product revenue projections were based on the historical rhodium, gold, copper and nickel relationship to PGM grades with payability factors, representing the percentage of smelted ore paid to the miner, determined in accordance with Stillwater’s current contractual arrangements; and

•	Recycling projections were based on Stillwater’s 2016 contracts in place, which were assumed to continue for 2017 and increase 2.1% in 2018, 2.3% in 2019 and 2.0% per year thereafter.

•	Costs: The unit rates, or cost per ton, for mining and milling were based on historical cost information for the East Boulder and Stillwater mines. Costs for the Lower East Boulder and Blitz projects were estimated based on a mix of historical information and a forecasted mine plan. The unit rates for mining and milling were assumed to be constant for 2017 and 2018, and then to increase 2.3% in 2019 and 2.0% per year thereafter, and:

•	Royalty costs were based on a weighted average rate of approximately 5%;

•	Taxes were calculated at the greater of federal/state taxes based on current statutory rates and alternative minimum taxes;

•	$4 million of annual stock-based compensation expense for 2017 and 2018, and an increase of 2.3% in 2019 and 2.0% per year thereafter, were included and treated as cash expenses; and

•	No exploration costs were assumed but a capital cost totaling $283 million during the period from 2018 to 2024 was assumed to build out the Lower East Boulder project of Stillwater’s East Boulder Mine.

Pricing, Production and AISC Forecasted Information: The following is a summary of the (1) nominal commodity pricing forecast for each of Palladium and Platinum, (2) LOM Payable PGM Production forecast for the Company’s Stillwater Mine, the East Boulder Mine and the Lower East Boulder project and the Blitz project, and (3) LOM nominal all-in sustaining cost (“AISC”), after by-product credits, for the periods set forth below as furnished to Sibanye, certain other parties participating in the assessment process and BofA Merrill Lynch:

	2016	2017	2018	2019	2020	2021-2025(1)	2026-2030(1)	2031-2036(1)	2037-2042(1)
Nominal commodity pricing for Palladium ($/oz)	598	682	738	762	770	800	884	986	1,100

Nominal commodity pricing for Platinum ($/oz)	1,007	1,097	1,148	1,172	1,179	1,344	1,484	1,655	1,864

LOM Payable PGM Production for Stillwater Mine (Koz)	331	342	330	327	335	347	342	338	326

LOM Payable PGM Production for East Boulder Mine and Lower East Boulder project (Koz)	220	218	215	216	216	248	371	368	368

LOM Payable PGM Production for Blitz project (Koz)	0	31	97	189	278	346	337	359	212

LOM nominal AISC ($/oz)	609	651	632	632	592	595	635	697	864

(1) These amounts are averages of the annual amounts in the periods shown.

Prospective Financial Information: The following is a summary of Stillwater’s forecasted nominal LOM EBITDA and LOM Unlevered Free Cash Flow (“UFCF”) for the periods set forth below as furnished to Sibanye, certain other parties participating in the strategic assessment process and BofA Merrill Lynch ($ in millions):

	2016	2017	2018	2019	2020	2021-2025(2)	2026-2030(2)	2031-2035(2)	2036-2042(2)
EBITDA(1)	$100	$147	$200	$245	$315	$393	$503	$569	$496
UFCF(1)	($17)	$21	$36	$68	$133	$226	$343	$395	$345

(1)	All amounts are estimates rounded to the nearest million. Excludes Stillwater’s Altar property.
(2)	These amounts are averages of the annual amounts in the periods shown.

UFCF and EBITDA, as presented above, are non-GAAP financial measures. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP.

UFCF for each year was calculated by deducting the forecasted capital expenditures, operating costs and cash taxes for such year from the forecasted revenue associated with the Company’s Stillwater Mine, East Boulder Mine, Lower East Boulder project and Blitz project for such year. In calculating forecasted revenue for this purpose, the Company’s management assumed that (1) all of the forecasted PGM production for each of those sites, as set forth in the table captioned “Pricing, Production and AISC Forecasted Information” above, was sold in the same year it was produced at the applicable commodity prices for such year set forth in such table, (2) there were no changes in working capital levels from year to year, and (3) no debt or interest expense was payable. The most comparable GAAP financial measure to UFCF is net cash provided by operating activities less non-cash expenses, cash interest expense and capital expenditures.

EBITDA for each year was calculated by deducting the forecasted operating costs for such year from the forecasted revenue associated with the Company’s Stillwater Mine, East Boulder Mine, Lower East Boulder project and Blitz project for such year (calculated as described above). The most comparable GAAP financial measure to EBITDA is operating income before depletion, depreciation and amortization or other non-cash charges.

Readers of this proxy statement are cautioned not to place unwarranted reliance on the prospective financial information. No one has made or makes any representation regarding the information included therein. Stillwater urges all Stillwater shareholders to review its most recent SEC filings for a description of its reported financial results, including its historical GAAP financial statements. See the section captioned “Where You Can Find Additional Information.”

In addition, the prospective financial information has not been updated or revised to reflect information or results after the date the information was prepared or as of date of this proxy statement, and except as required by applicable securities laws, Stillwater does not intend to update or otherwise revise the prospective financial information or any portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

Opinion of Stillwater’s Financial Advisor

Stillwater has retained BofA Merrill Lynch to act as Stillwater’s financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Stillwater selected BofA Merrill Lynch to act as Stillwater’s financial advisor in connection with the merger on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger and its reputation in the investment community.

On December 8, 2016, at a meeting of the Stillwater board of directors held to evaluate the merger, BofA Merrill Lynch delivered to the Stillwater board an oral opinion, which was confirmed by delivery of a written opinion dated December 8, 2016, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Stillwater common shares (other than Stillwater Merger Sub, Sibanye and any direct or indirect subsidiaries of Sibanye or Stillwater and the holders of dissenting shares) was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion to the Stillwater board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Stillwater board for the benefit and use of the Stillwater board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Stillwater or in which Stillwater might engage or as to the underlying business decision of Stillwater to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch:

(1) reviewed certain publicly available business and financial information relating to Stillwater;

(2) reviewed certain internal financial and operating information with respect to the business, operations and prospects of Stillwater furnished to or discussed with BofA Merrill Lynch by the management of Stillwater, including certain financial forecasts relating to Stillwater prepared by the management of Stillwater (such forecasts, the “Stillwater Forecasts”);

(3) discussed the past and current business, operations, financial condition and prospects of Stillwater with members of senior management of Stillwater;

(4) reviewed the trading history for Stillwater common shares and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

(5) compared certain financial and stock market information of Stillwater with similar information of other companies BofA Merrill Lynch deemed relevant;

(6) compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

(7) compared certain information regarding the measured and indicated resources of Stillwater’s Altar property (the “Altar Resources”) with, to the extent publicly available, similar information with respect to other companies that own, and transactions involving other companies that own, exploration-stage copper resources in South America BofA Merrill Lynch deemed relevant;

(8) considered the results of BofA Merrill Lynch’s efforts on behalf of Stillwater to solicit, at the direction of Stillwater, indications of interest from third parties with respect to a possible acquisition of Stillwater;

(9) reviewed a draft, dated December 8, 2016, of the merger agreement (the “Draft Agreement”); and

(10) performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of Stillwater that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Stillwater Forecasts, BofA Merrill Lynch was advised by Stillwater, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Stillwater as to the future financial performance of Stillwater. With respect to the Altar Resources, at the direction of Stillwater, BofA Merrill Lynch assumed that the Altar Resources were equal to the measured and indicated resources as set forth in the November 6, 2016 Preliminary Economic Assessment for the Altar property, furnished to and discussed with BofA Merrill Lynch by the management of Stillwater. BofA Merrill Lynch did not make or was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Stillwater, nor did it make any physical inspection of the properties or assets of Stillwater. BofA Merrill Lynch did not evaluate the solvency or fair value of Stillwater, Sibanye or Merger Sub under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of Stillwater, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Stillwater or the contemplated benefits of the merger in any respects material to its analyses or opinion. BofA Merrill Lynch also assumed, at the direction of Stillwater, that the final executed merger agreement did not differ in any material respect from the Draft Agreement reviewed by BofA Merrill Lynch.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the consideration to be received by the holders of Stillwater common shares (other than Stillwater, Merger Sub, Sibanye and any direct or indirect subsidiaries of Sibanye or Stillwater and the holders of dissenting shares), and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Stillwater or in which Stillwater might engage or as to the underlying business decision of Stillwater to proceed with or effect the merger. BofA Merrill Lynch did not express any opinion as to the prices at which Stillwater common shares would trade at any time, including following announcement or consummation of the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the merger or any related matter. Except as described above, Stillwater imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by a fairness opinion review committee of BofA Merrill Lynch.

The discussion set forth below in the section captioned “Stillwater Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the Stillwater board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

Stillwater Financial Analyses

Selected Publicly Traded Companies Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information for Stillwater and the following 21 publicly traded mining companies in the platinum, gold, base metals and silver sectors:

•	Alamos Gold Inc.

•	Anglo American Platinum Ltd.

•	Coeur Mining, Inc.

•	Detour Gold Corporation

•	First Majestic Silver Corp.

•	Fortuna Silver Mines Inc.

•	Hecla Mining Company

•	Hochschild Mining plc

•	HudBay Minerals Inc

•	Impala Platinum Holdings Ltd.

•	Kinross Gold Corporation

•	Kirkland Lake Gold Inc.

•	Lonmin plc

•	Lundin Mining Corporation

•	New Gold Inc.

•	Northam Platinum Ltd.

•	Pan American Silver Corporation

•	Royal Bafokeng Platinum

•	Silver Standard Resources Inc.

•	Tahoe Resources Inc.

•	Yamana Gold Inc.

BofA Merrill Lynch reviewed, among other things, per share equity values, based on closing stock prices on December 7, 2016, of Stillwater and the selected publicly traded companies as a multiple of calendar year 2017 estimated cash flow per share, commonly referred to as CFPS. BofA Merrill Lynch also reviewed enterprise values of Stillwater and the selected publicly traded companies, calculated as equity values based on closing stock prices on December 7, 2016, plus debt, preferred equity and minority interests, less cash, cash equivalents and investments in equity affiliates, as a multiple of calendar year 2017 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Such estimated financial data, including calendar year 2017 estimated CFPS and calendar year 2017 estimated EBITDA, for Stillwater and the selected publicly traded companies were based on consensus estimates from publicly available research reports. The overall low, mean and high calendar year 2017 CFPS multiples observed for the selected publicly traded companies were in the platinum sector 4.6x, 8.4x and 11.6x, respectively, in the gold sector 3.5x, 6.0x and 8.7x, respectively, in the base metals sector 5.1x, 5.8x and 6.5x, respectively, and in the silver sector 4.4x, 8.1x and 10.4x, respectively, and the overall low, mean and high calendar year 2017 EBITDA multiples observed for the selected publicly traded companies were in the platinum sector 4.2x, 8.4x and 12.9x, respectively, in the gold sector 2.3x, 6.0x and 9.6x, respectively, in the base metals sector 5.6x, 5.9x and 6.3x, respectively, and in the silver sector 4.5x, 7.0x and 9.7x, respectively. BofA Merrill Lynch then applied calendar year 2017 CFPS multiples of 8.0x to 14.0x derived from Stillwater and the selected publicly traded companies to Stillwater’s calendar year 2017 estimated CFPS included in the Stillwater Forecasts and applied calendar year 2017 EBITDA multiples of 8.0x to 13.0x derived from Stillwater and the selected publicly traded companies to Stillwater’s calendar year 2017 estimated EBITDA included in the Stillwater Forecasts.

In addition, BofA Merrill Lynch determined, based on its professional judgment and experience, that, in order to calculate the implied per share equity value reference ranges for Stillwater, the value of the Altar Resources should be added to the values derived in the selected publicly traded companies analysis described above. In connection with determining the additional implied per share equity value attributable to the value of the Altar Resources, BofA Merrill Lynch separately reviewed publicly available financial and stock market information for the following four publicly traded mining companies that own exploration-stage copper resources in South America:

•	Candente Copper Corp.

•	Los Andes Copper Ltd.

•	Metminco Ltd.

•	Panoro Minerals Ltd.

BofA Merrill Lynch reviewed, among other things, the enterprise value of such publicly traded companies, calculated as equity values based on closing stock prices on December 7, 2016, plus debt, preferred equity and minority interests, less cash, cash equivalents and investments in equity affiliates as a multiple of total copper equivalent resources. The overall low, mean and high per pound multiples of total copper equivalent resources observed for the four publicly traded mining companies that own exploration-stage copper resources in South America were $0.001, $0.002 and $0.003, respectively. BofA Merrill Lynch then applied per pound multiples of $0.001 to $0.003 derived from the selected publicly traded companies to the assumed weight of the copper equivalent resources constituting the Altar Resources. The assumed weight of the copper equivalent resources was based on the November 6, 2016 Preliminary Economic Assessment for the Altar property, as further described in “Certain Stillwater Unaudited Prospective Financial Information” above.

The above analysis indicated the following approximate implied per share equity value reference ranges for Stillwater, as compared to the consideration in the merger:

Implied Per Share Equity Value Reference Ranges for Stillwater		Merger Consideration
2017E CFPS	2017E EBITDA
$8.69 - $15.39	$10.66 - $16.94	$18.00

No company used in this analysis is identical or directly comparable to Stillwater or the Altar Resources. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Stillwater and the Altar Resources were compared.

Selected Precedent Transactions Analysis. BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following 21 selected transactions involving companies and mines in the gold, base metals and platinum group metals sectors:

Acquiror	Target/Acquired Mine	Date Announced
Selected Gold Precedent Transactions
• Tahoe Resources Inc.	• Lake Shore Gold Corp.	• February 2016
• Kinross Gold Corporation	• Bald and Round Mountain Mines	• November 2015
• Newmont Mining Corp	• Cripple Creek and Victor Mines	• June 2015
• Evolution Mining Ltd.	• Cowal Mine	• May 2015
• Alamos Gold Inc.	• AuRico Metals Inc.	• April 2015
• Tahoe Resources Inc.	• Rio Alto Mining Ltd.	• February 2015
• Yamana Gold Inc. and Agnico Eagle Mines Ltd.	• Osiko Mining Corp.	• April 2014
• Hecla Mining Company	• Aurizon Mines Ltd.	• March 2013
• B2Gold Corp	• CGA Mining Ltd.	• September 2012
• St Barbara Ltd.	• Allied Gold Mining Plc	• June 2012
• Pan American Silver Corporation	• Minefinders Corp Ltd.	• January 2012
• Eldorado Gold Corporation	• European Goldfields Ltd.	• December 2011
Selected Base Metal Precedent Transactions
• Boliden AB	• Kevitsa Mine	• March 2016
• Antofagasta PLC	• Zaldivar Mine	• July 2015
• Guangdong Rising Assets Management	• PanAust Ltd.	• March 2015
• Lundin Mining Corporation	• Candelaria Mine	• October 2014
• China Molybdenum Co., Ltd.	• Northparkes Mine	• July 2013
• First Quantum Minerals Ltd.	• Inmet Mining Corporation	• November 2012
• Sumitomo Metal Mining Co., Ltd.	• Morenci Mine	• February 2016
Selected Platinum Group Metals Precedent Transactions
• Sibanye Gold Ltd.	• Rustenburg Mine	• September 2015
• Sibanye Gold Ltd.	• Aquarius Platinum plc	• October 2015

BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction or the consideration payable for the acquired mine, as multiples of the target company’s or acquired mine’s one-year forward estimated CFPS and one-year forward estimated EBITDA. The overall low, mean and high one-year forward estimated CFPS multiples observed for the selected transactions were in the gold sector 5.0x, 8.6x and 12.2x, respectively, in the base metals sector 4.2x, 7.4x and 10.5x, respectively, and in the platinum group metals sector 6.5x, 6.5x and 6.5x, respectively, and the overall low, mean and high one year forward estimated EBITDA multiples observed for the selected publicly traded companies were in the gold sector 4.4x, 6.8x and 11.0x, respectively, in the base metals sector 4.6x, 6.8x and 14.0x, respectively, and in the platinum group metals sector 2.2x, 3.4x and 4.5x, respectively. BofA Merrill Lynch then applied one-year forward CFPS and EBITDA multiples of 9.0x to 12.0x and 7.0x to 11.0x, respectively, derived from the selected transactions to Stillwater’s calendar year 2017 estimated CFPS and calendar year 2017 estimated EBITDA. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of Stillwater were based on the Stillwater Forecasts.

In addition, BofA Merrill Lynch determined, based on its professional judgment and experience, that, in order to calculate the implied per share equity value reference ranges for Stillwater, the value of the Altar Resources should be added to the values derived in the selected precedent transactions analysis described above. In connection with determining the additional implied per share equity value attributable to the value of the Altar Resources, BofA Merrill Lynch separately reviewed, to the extent publicly available, financial information relating to the following two transactions involving companies that own exploration-stage copper resources in South America:

Acquiror	Target/Acquired Mine	Date Announced
Selected South American Copper Development Precedent Transactions
• Teck Resources Ltd.	• AQM Copper Inc.	• November 2016
• First Quantum Minerals Ltd.	• Lumina Copper Corp.	• June 2014

BofA Merrill Lynch reviewed, among other things, transaction values, calculated as the enterprise value of such publicly traded companies or as implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s total copper equivalent resources. The overall low, mean and high per pound multiples of total copper equivalent resources observed for the transactions involving companies that own exploration-stage copper resources in South America were $0.015, $0.015 and $0.015, respectively. BofA Merrill Lynch then applied per pound multiples of $0.01 to $0.02 derived from the selected transactions to the assumed weight of the copper equivalent resources constituting the Altar Resources. The assumed weight of the copper equivalent resources was based on the November 6, 2016 Preliminary Economic Assessment for the Altar property, as further described in “Certain Stillwater Unaudited Prospective Financial Information” above.

The above analysis indicated the following approximate implied per share equity value reference ranges for Stillwater, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for Stillwater
2017E CFPS	2017E EBITDA	Merger Consideration
$11.03 - $15.64	$10.73 - $16.93	$18.00

No company, business or transaction used in this analysis is identical or directly comparable to Stillwater, the Altar Resources or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Stillwater, the Altar Resources and the merger were compared.

Net Asset Value Analysis. BofA Merrill Lynch performed a net asset value analysis of Stillwater to calculate the estimated value of Stillwater’s net assets as of December 31, 2016, calculated as the discounted cash flow value of the combined assets constituting the Stillwater Mine, Blitz project, East Boulder Mine and Lower East Boulder project, plus $448 million in cash, less the $427 million market value of Stillwater’s convertible debentures as of December 7, 2016, less estimated mine closure liabilities of $43 million, plus a $51 million estimated value of the Altar Resources. Such calculation was based on the Stillwater Forecasts, publicly available information, in the case of the estimated mine closure liabilities, Stillwater’s estimates thereof and, in the case of the value of the Altar Resources, a per pound multiple of $0.003 derived from the selected publicly traded companies applied to the assumed weight of the copper equivalent resources constituting the Altar Resources. The assumed weight of the copper equivalent resources was based on the November 6, 2016 Preliminary Economic Assessment for the Altar property, as further described in “Certain Stillwater Unaudited Prospective Financial Information” above. The cash flow value of the assets constituting the Stillwater Mine, Blitz project, East Boulder Mine and Lower East Boulder project was discounted to present value as of December 31, 2016 using nominal discount rates ranging from 11.6% to 14.5%, which were based on an estimate of Stillwater’s weighted average cost of capital, estimated through the Capital Asset Pricing Model, which took into account the risk free rate, the levered beta of Stillwater, the appropriate equity market risk premia, the size premium of Stillwater and Stillwater’s estimated cost of debt. This analysis indicated the following approximate implied per share equity value reference ranges for Stillwater as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for Stillwater	Merger Consideration
$10.58 - $13.98	$18.00

Other Factors

BofA Merrill Lynch also noted certain additional factors that were not considered part of BofA Merrill Lynch’s material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•	implied premiums to the current trading price of Stillwater common shares, the 20-trading-day volume-weighted average price, commonly referred to as VWAP; the 30-trading-day VWAP; the 60-trading-day VWAP; the 90-trading-day VWAP; the 52-week high price and the 52-week low price;

•	historical trading prices of Stillwater common shares during the 52-week period ended (and including) December 7, 2016, which indicated that during such period Stillwater’s intraday prices ranged from $4.99 to $15.91 per share; and

•	share price performance of selected publicly traded companies in the platinum, gold, base metals and silver sectors during the 12 month, 3 year and 5 year periods ended (and including) December 7, 2016.

Miscellaneous

As noted above, the discussion set forth above in the section captioned “Stillwater Financial Analyses” is a summary of the material financial analyses presented by BofA Merrill Lynch to the Stillwater board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Stillwater and Sibanye. The estimates of the future performance of Stillwater and Sibanye in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the merger consideration and were provided to the Stillwater board of directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of Stillwater or Sibanye.

The type and amount of consideration payable in the merger was determined through negotiations between Stillwater and Sibanye, rather than by any financial advisor, and was approved by the Stillwater board of directors. The decision to enter into the merger agreement was solely that of the Stillwater board. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the Stillwater board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Stillwater board of directors or management with respect to the merger or the consideration payable in the merger.

Stillwater has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee currently estimated to be approximately $11.5 million, $1 million of which was payable in connection with its opinion and the balance of which is contingent upon the completion of the merger. Stillwater also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Stillwater, Sibanye and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other financial services to Sibanye and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as administrative agent, global coordinator, mandated arranger and bookrunner for, and as a lender under, Sibanye’s revolving credit facility. From November 1, 2014 through October 31, 2016, BofA Merrill Lynch and its affiliates derived aggregate revenues from Sibanye and its affiliates of approximately $800,000 for investment and corporate banking services.

Financing

There is no financing condition to the merger. In connection with the execution of the merger agreement, Sibanye and Merger Sub entered into a bridge facilities agreement with Citibank, N.A., London Branch and HSBC Bank PLC, the lenders (the “lenders”), and Citibank Europe PLC, UK Branch, as the agent (the “agent”), pursuant to which the lenders have agreed to provide debt financing for the merger and to repay certain existing indebtedness of Stillwater, consisting of a $2.65 billion senior unsecured bridge loan facility. The obligation of the lenders to provide this debt financing is subject to a number of customary conditions, of which the conditions precedent to the effectiveness of definitive documentation for such financing have been satisfied, as evidenced by a letter issued by the agent on December 8, 2016. Sibanye’s two largest shareholders, which together own 29.1% of Sibanye’s issued share capital, have confirmed their support of the transaction. It is a condition to the debt financing that Sibanye obtain the rights offering shareholder approval. See the section captioned “The Merger Agreement — Financing.”

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Stillwater board of directors that Stillwater shareholders vote in favor of the adoption of the merger agreement, Stillwater shareholders should be aware that the directors and executive officers of Stillwater have potential interests in the proposed merger that may be different from or in addition to the interests of Stillwater shareholders generally. The Stillwater board of directors was aware of these interests and considered them, among other matters, in making its recommendation that Stillwater’s shareholders vote in favor of the adoption of the merger agreement.

Treatment of Stillwater Equity Awards

Stock Options. At the effective time of the merger, each stock option that is outstanding immediately prior to the effective time, whether vested or unvested, will be canceled and converted into the right receive a cash payment as soon as reasonably practicable after the effective time equal to the product of (1) the total number of Stillwater common shares subject to such option and (2) the excess, if any, of the merger consideration over the per share exercise price of such option, without interest and subject to applicable withholding taxes. If the exercise price of any such stock option is equal to or greater than the merger consideration, such option will be canceled in exchange for no consideration, in accordance with Stillwater’s equity incentive plan.

PSU Awards. At the effective time of the merger, each PSU granted prior to 2017 that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash amount equal to the product of (1) the total number of Stillwater common shares subject to such award (at the 150% performance level) and (2) the merger consideration, without interest and subject to applicable withholding taxes. The 150% assumed performance-level for PSUs was determined by the Compensation Committee of the Stillwater board of directors to be a fair estimate of the actual payout in respect of PSUs granted prior to 2017. Such determination was made after Sibanye had increased its price to $18.00 per share and informed Stillwater that this was its final and best price.

Other RSU Awards. At the effective time of the merger, each RSU granted prior to 2017 that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash amount equal to the product of (1) the total number of Stillwater common shares subject to such award and (2) the merger consideration, without interest and subject to applicable withholding taxes.

2017 Grants: The merger agreement permits Stillwater to grant equity incentive awards in 2017 at levels substantially consistent with 2016 levels. The vesting of these awards will not accelerate upon the occurrence of the merger, but will vest in accordance with the terms of the awards (three-year vesting period, one-third vested each year, and satisfaction of performance targets in the case of PSU awards), unless the employment of the executive receiving such an award is terminated by Stillwater without cause or is terminated by the executive for good reason (in which event the PSU award performance targets would be assumed to be satisfied at 100% of target). See the section captioned “The Merger Agreement — Treatment of Equity Awards.”

Severance Benefits in Employment Agreements

Stillwater is party to employment agreements with each of its named executive officers that provide for severance benefits. The severance benefits are payable in connection with a qualifying termination of employment whether or not the termination of employment is in connection with a change in control. If the employment of a named executive officer of Stillwater was to be terminated by Stillwater for underperformance without cause (as defined below) or by the officer for good reason (as defined below), the officer would be entitled to the following:

•	Severance Payment. A cash severance payment equal to the sum of (1) two times the named executive officer’s base salary in effect at the time of the employment termination and (2) two times the average of the named executive officers’ target and actual short-term incentive plan award for the calendar year immediately preceding the year of termination of employment, with such severance payment to be paid out in 24 equal monthly installments commencing on the first day of the month following the three-month anniversary of the termination date and continuing on the first day of each month thereafter;

•	COBRA Benefits. An amount equal to 18 months of the cost to continue group medical coverage pursuant to COBRA, less applicable withholding, provided that the named executive officer is eligible for and elects such continuation coverage;

•	Retention Payment. In the case of Mr. McMullen on a resignation for good reason, the acceleration of vesting of a lump sum retention payment equal to $640,000, which would otherwise be payable immediately following December 31, 2018; and

•	Relocation Payment. In the case of Mr. McMullen on any termination of employment, payment of up to $400,000 to account for any loss related to the sale of Mr. McMullen’s personal residence in Denver, Colorado. In the event that Mr. McMullen’s Denver residence is not sold after being listed with a realtor for six months, Stillwater will purchase the residence at its then fair market value in addition to paying Mr. McMullen for any loss relating to such sale up to $400,000.

“Underperformance without cause” is defined as the termination of employment by Stillwater of the named executive officer for such officer’s failure to meet the performance expectations and standards customary for the position held by such officer in a U.S. public company or as set forth in such officer’s employment agreement.

“Good reason” is defined in general as the termination of employment with Stillwater by the named executive officer within six months following the occurrence of the following events (except as a result of a prior termination), without such officer’s written consent: (1) a material diminution or change, adverse to the named executive officer in such officer’s positions, titles, status, rank, nature of responsibilities or authority with Stillwater; (2) a material decrease in the named executive officer’s annual base salary or a decrease in the target bonus award opportunities, in each case, as described in such officer’s employment agreement; (3) a material reduction in the aggregate benefits for which the named executive officer is eligible under Stillwater’s benefit plans; (4) Stillwater requiring the named executive employee to relocate outside of the State specified in such officer’s employment agreement; and (5) in the case of Mr. McMullen only, his visa not being renewed or revoked (unless due to his or his family’s fault), but only if, in the case of clauses (1)-(5), the named executive officer has first provided Stillwater with notice of such event within 90 days of its initial existence and Stillwater has not remedied such condition within 30 days of such notice.

None of the named executive officers are eligible for a gross-up in respect of excise taxes that might be incurred under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). As a condition to receiving the benefits under the employment agreements described above, the applicable executive officer must execute a release of claims.

For an estimate of the amounts that would become payable to each of Stillwater’s named executive officers under his or her employment agreement if a severance-qualifying termination of employment were to occur following consummation of the merger, see the section below captioned “— Quantification of Potential Payments to Stillwater’s Named Executive Officers in Connection with the Merger.” Stillwater estimates the aggregate value of the severance payment and ancillary benefits that would become payable to Stillwater’s executive officers under their employment agreements if the effective time of the merger were February 15, 2017, and each incurred a severance-qualifying termination of employment on that date, to be $7,953,843.

Indemnification; Directors’ and Officers’ Insurance

The merger agreement provides that, following the effective time of the merger, Sibanye will cause Stillwater as the surviving corporation in the merger to honor indemnification obligations to Stillwater directors and officers as of the effective time and provide director and officer liability insurance for six years after the effective time. See the section captioned “The Merger Agreement — Director and Officer Indemnification and Insurance.”

Quantification of Potential Payments to Stillwater’s Named Executive Officers in Connection with the Merger

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of Stillwater’s named executive officers that is based on or otherwise relates to the merger and assumes, among other things, that Stillwater’s named executive officers will incur a severance-qualifying termination of employment immediately following the effective time of the merger. For additional details regarding the terms of the payments described below, see the discussion above under the caption “— Interests of the Company’s Directors and Executive Officers in the Merger.”

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described below, and do not reflect certain compensation actions that may occur before the effective time of the merger, including the grant of any additional equity awards as permitted by the merger agreement. For purposes of calculating such amounts, we have assumed:

•	February 15, 2017 as the closing date of the merger; and

•	a severance-qualifying termination of each named executive officer’s employment immediately following the effective time of the merger.

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Michael J. McMullen	4,155,021	8,391,663	400,000	12,946,684
Christopher M. Bateman	1,524,775	3,056,535	—	4,581,310
Brent R. Wadman	755,021	684,567	—	1,439,588
Kristen K. Koss	831,864	565,866	—	1,397,730
Dee L. Bray	687,162	482,499	—	1,169,661

(1)	The cash amounts payable to the named executive officers include the following components:

(a)	A cash severance payment equal to the sum of (1) two times the named executive officer’s base salary in effect at the time of the employment termination, and (2) two times the average of the named executive officer’s target and actual short-term incentive plan award for the calendar year immediately preceding the termination of employment, with such severance payment to be paid out in 24 equal monthly installments commencing on the first day of the month following the three month anniversary of the termination date and continuing on the first day of each month thereafter;

(b)	An amount equal to 18 months of the cost to continue group medical coverage pursuant to COBRA, provided that the executive is eligible for and elects such continuation coverage; and

(c)	In the case of Mr. McMullen and a resignation for good reason, a lump sum payment of the retention payment, equal to $640,000, otherwise payable immediately following December 31, 2018.

All components of such cash amount are contingent upon a qualifying termination of employment. As a condition of receiving the cash benefits, the named executive officers must execute a release of claims. The estimated amount of each component of the cash payment is set forth in the table below.

Named Executive Officer	Stillwater Severance Payment ($)	Payment for COBRA Costs ($)*	Retention Payment ($)**
Michael J. McMullen	3,476,835	38,186	640,000
Christopher M. Bateman	1,486,589	38,186	—
Brent R. Wadman	716,835	38,186	—
Kristen K. Koss	802,296	29,568	—
Dee L. Bray	648,976	38,186	—

*	Provided that the executive is eligible for and elects such continuation coverage.
**	Payable to Mr. McMullen only in connection with a resignation for good reason.

(2)	As described in the section captioned “The Merger Agreement — Treatment of Equity Awards,” any Stillwater stock options, RSUs and PSUs (including those held by the directors and executive officers) that remain outstanding as of the effective time of the merger, other than RSUs and PSUs granted in Stillwater’s 2017 fiscal year, will vest upon the effective time of the merger and ultimately be settled for the merger consideration (in the case of stock options, minus the applicable exercise price and in the case of PSUs, at the 150% performance level), without interest. In the case of RSU and PSU awards granted during Stillwater’s 2017 fiscal year, the vesting of 2017 awards will not be accelerated solely by the merger. Such 2017 awards provide for partial vesting acceleration and settlement if the holder of the award is terminated by Stillwater for underperformance without cause or terminates for good reason (as such terms may be defined in the applicable award). However, a higher portion of such 2017 awards may vest and be settled if these qualifying terminations occur following the merger.

The amounts above and in the table below assume a price per common share of $18.00. Set forth below are the values of each type of unvested Stillwater equity award (including any related dividend equivalents) held by the named executive officers that would become vested upon the consummation of the merger “single-trigger” or a qualifying termination of employment thereafter “double-trigger,” as the case may be.

Named Executive Officer	Options (Single- Trigger) ($)	Pre-FY2017 RSUs (Single- Trigger) ($)	FY2017 RSUs (Double- Trigger) ($)	Pre-FY2017 PSUs (Single- Trigger) ($)	FY2017 PSUs (Double- Trigger) ($)
Michael J. McMullen	—	1,346,112	1,506,510	4,599,099	939,942
Christopher M. Bateman	—	477,540	388,926	1,801,143	388,926
Brent R. Wadman	—	154,674	80,928	368,037	80,928
Kristen K. Koss	—	133,668	66,006	300,186	66,006
Dee L. Bray	—	100,962	60,264	261,009	60,264

(3)	The employment agreement for Mr. McMullen provides for a payment of up to $400,000 to account for any loss related to the sale of Mr. McMullen’s personal residence in Denver, Colorado, following Mr. McMullen’s termination of employment with Stillwater. In the event that Mr. McMullen’s Denver residence is not sold after being listed with a realtor for six months, Stillwater will purchase the residence at its then fair market value in addition to paying Mr. McMullen for any loss relating to such sale up to $400,000. For purposes of the table above, it is assumed that Mr. McMullen’s residence is not sold within six months following termination of employment and Stillwater purchases the residence at a loss to Mr. McMullen at or exceeding $400,000.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a discussion of the material U.S. federal income tax consequences of the merger to holders of Stillwater common shares that are converted in the merger into the right to receive $18.00 in cash per share. This discussion is summary in nature and is based on the provisions of the Code, applicable U.S. Treasury Regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the alternative minimum tax or the net investment income tax, nor does it address any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the IRS with respect to the merger.

For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of common stock that is for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident alien;

•	a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;

•	a trust if (1) a court within the U.S. is able to exercise primary supervision over the trust’s administration, and one or more “United States persons,” as defined in the Code, are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a “United States person,” as defined in the Code; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of common stock that is an individual, corporation, estate or trust and that is not a U.S. holder.

This discussion applies only to holders of Stillwater common shares who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances, or that may apply to holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, governmental bodies or agencies or instrumentalities thereof, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), S corporations, real estate investment trusts, regulated investment companies, holders who hold Stillwater common shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction and holders who acquired Stillwater common shares through the exercise of employee stock options or other compensation arrangements). This discussion also does not address the U.S. federal income tax consequences to holders of Stillwater common shares who exercise appraisal rights in connection with the merger under the DGCL.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Stillwater common shares, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding Stillwater common shares, you should consult your tax advisor.

Holders of Stillwater common shares are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the net investment income tax and any other U.S. federal, or state, local, non-U.S. or other, tax laws.

U.S. Holders

Exchange of Common Shares for Cash Pursuant to the Merger Agreement

The receipt of cash by you in exchange for Stillwater common shares pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder whose common shares are converted into the right to receive cash in the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received with respect to such shares (determined before the deduction of any applicable backup withholding) and (2) the U.S. holder’s adjusted tax basis in such shares. Your adjusted tax basis will generally equal the price you paid for such shares.

Any such gain or loss will be long-term capital gain or loss to you if your holding period of the Stillwater common shares surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, estates and trusts, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Short-term capital gains are subject to U.S. federal income tax at the same rates as ordinary income. If you acquired different blocks of Stillwater common shares at different times and different prices, you must determine your adjusted tax basis, gain or loss and holding period separately with respect to each block of common shares.

Information Reporting and Backup Withholding

Payments made in exchange for Stillwater common shares pursuant to the merger generally will be subject to information reporting pursuant to applicable U.S. Treasury Regulations. Such payments may also be subject, under certain circumstances, to backup withholding (currently at a rate of 28%), if you (1) fail to furnish your correct U.S. taxpayer identification number and certify that you are not subject to backup withholding of U.S. federal income tax (generally by completing IRS Form W-9), (2) furnish an incorrect U.S. taxpayer identification number, (3) are notified by the IRS that you have previously failed to properly report interest or dividends, or (4) otherwise fail to comply with, or establish an exemption from, applicable backup withholding tax requirements.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to you pursuant to the merger under the backup withholding rules may be refunded or credited against your U.S. federal income tax liability, if any, provided that you furnish the required information to the IRS in a timely manner.

Non-U.S. Holders

Exchange of Common Shares for Cash Pursuant to the Merger Agreement

Subject to the discussion of backup withholding below, as a non-U.S. holder, you generally will not be subject to U.S. federal income tax on the exchange of your Stillwater common shares for cash pursuant to the merger unless:

•	The gain resulting from the merger is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by you in the United States), in which case you generally will be subject to tax on such gain in the same manner as a U.S. holder and, if you are a foreign corporation, you may be subject to an additional branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on after-tax profits effectively connected with the U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the business;

•	If you are an individual, you are present in the United States for 183 days or more in the taxable year of such disposition, and certain other requirements are met, in which case you generally will be subject to a 30% tax on the net gain you realize in the merger, which may be offset by your U.S.-source capital losses, if any; or

•	Stillwater common shares constitute a “United States real property interest” for U.S. federal income tax purposes by reason of Stillwater’s status as a “United States real property holding corporation” (a “USRPHC”).

Generally, a U.S. corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we may currently be a USRPHC and that Stillwater common shares should be treated as regularly traded on an established securities market (within the meaning of applicable Treasury Regulations). As a result, if you actually or constructively own, or owned at any time during the shorter of the five-year period ending on the date of the merger or your holding period for the common shares, more than 5% of our common stock (a “5% shareholder”), you may be taxed on the gain recognized from the exchange of your Stillwater common shares cash pursuant to the merger by reason of Stillwater being a USRPHC. Non-U.S. holders that may be treated as 5% shareholders are strongly encouraged to consult their tax advisors regarding the tax consequences to them of the merger, how to satisfy applicable IRS filing requirements and the consequences to them of failing to satisfy those filing requirements.

Information Reporting and Backup Withholding

You may be subject to information reporting and backup withholding with respect to the proceeds from the exchange of your Stillwater common shares for cash pursuant to the merger, unless you comply with certain reporting procedures (usually satisfied by providing the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption. Additional rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from the exchange of your common shares for cash pursuant to the merger will apply as follows:

•	If the proceeds are paid to or through the U.S. office of a broker (U.S. or foreign), they generally will be subject to backup withholding and information reporting, unless you certify that you are not a United States person under penalties of perjury (usually on the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption;

•	If the proceeds are paid to or through a non-U.S. office of a broker that is not a United States person and is not a foreign person with certain specified U.S. connections, they will not be subject to backup withholding or information reporting; or

•	If the proceeds are paid to or through a non-U.S. office of a broker that is a United States person or a foreign person with certain specified U.S. connections, they generally will be subject to information reporting (but not backup withholding), unless you certify that you are not a United States person under penalties of perjury (usually on the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption.

Any amounts withheld under the backup withholding rules are treated as a credit against your actual U.S. federal income tax liability and any amounts withheld in excess of your actual U.S. federal income tax liability will be allowed as a refund provided the required information is timely furnished by you to the IRS. Non-U.S. holders should consult their tax advisors regarding the filing of a U.S. tax return for claiming a refund of such backup withholding.

Regulatory Approvals

CFIUS Clearance. Certain United States laws established CFIUS, an interagency committee which reviews and makes recommendations to the President of the United States in respect of the national security implications of acquisitions by non-United States parties of United States businesses. It is a condition to the completion of the merger that either (1) CFIUS provide written notice to Stillwater and Sibanye that the transactions contemplated by the merger agreement do not raise any unresolved national security concerns or are not subject to applicable law or (2) if CFIUS sends a report to the President requesting a decision, a determination by the President not to suspend or prohibit the transactions contemplated by the merger agreement is taken within 15 days from the date he receives such report. The merger agreement requires each party to cooperate with each other and use its reasonable best efforts to obtain CFIUS clearance, including, if necessary, for Sibanye to agree to certain restrictions relating to the transmission of information to, or management of the surviving corporation by, any shareholder of Sibanye or representatives (including board representatives) of any such shareholder, as described in the section captioned “The Merger Agreement — Efforts to Obtain Regulatory Approvals.”

Stillwater and Sibanye filed a joint voluntary notice for CFIUS clearance on January 18, 2017. Under the governing regulations, CFIUS has an initial period of 30 days to review the notification, which commenced on January 30, 2017, and may, at the end of such initial period, extend the review for an additional 45-day period. On March 1, 2017, Stillwater and Sibanye received written notification from CFIUS that it is undertaking an investigation of the proposed transaction. This investigation will be completed no later than April 14, 2017, although it is possible CFIUS’ investigation could be concluded sooner.

While the Company believes that it should be possible to obtain approval from CFIUS in a timely manner and without the imposition of any burdensome condition, there can be no assurance that this approval will be obtained within the period of time contemplated by the merger agreement or that any such approval would not be conditioned upon mitigation or conditions beyond those that Sibanye has committed to take in the merger agreement. If the merger agreement is terminated but CFIUS clearance has not been obtained, subject to certain exceptions, Sibanye may be required to pay Stillwater a $33.0 million reverse break-up fee and reimburse it for up to $10.0 million of reasonable costs and expenses related to the merger, as described in the section captioned “The Merger Agreement — Sibanye Reverse Termination Fee; Expense Reimbursement.”

Other Regulatory Approvals. Both the SARB approval and the early termination of the waiting period under the HSR Act were granted prior to the date of this proxy statement.

Litigation Relating to the Merger

Three putative shareholder class action lawsuits have been filed in the United States District Court for the District of Colorado in connection with the Sibanye merger: Assad, individually and on behalf of all others similarly situated, v. Stillwater Mining Company, Brian D. Schweitzer, Michael J. McMullen, George M. Bee, Patrice E. Merrin, Lawrence Peter O’Hagan, Michael S. Parrett, Gary A. Sugar, Sibanye Gold Limited, Thor US Holdco Inc. and Thor Mergco Inc.; Topf, individually and on behalf of all others similarly situated, v. Stillwater Mining Company, Brian D. Schweitzer, Michael J. McMullen, George M. Bee, Patrice E. Merrin, Lawrence Peter O’Hagan, Michael S. Parrett, Gary A. Sugar, Thor US Holdco Inc. and Thor Mergco Inc.; and Rempel, individually and on behalf of all others similarly situated, v. Stillwater Mining Company, Brian D. Schweitzer, Michael J. McMullen, Michael S. Parrett, Gary A. Sugar, George M. Bee, Patrice E. Merrin and Lawrence Peter O’Hagan. These complaints allege that the initial preliminary proxy statement filed on January 24, 2017 in respect of the merger was materially incomplete and misleading. These complaints also generally allege, among other things, that the consideration to be received by Stillwater shareholders is inadequate, that the process used in entering the merger agreement was flawed and that the merger agreement contains preclusive deal protection devices that limit the pursuit of superior proposals and alternatives. The complaints purport to seek, among other remedies, injunctive relief enjoining the merger, money damages and reimbursement of costs, including attorneys’ and expert fees and expenses.

Delisting and Deregistration of Company Common Shares

If the merger is completed, the Company common shares will be delisted from the NYSE and deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following summary of the material terms and conditions of the merger agreement does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the primary contractual document that governs the merger.

Additional information about Stillwater and Sibanye may be found elsewhere in this proxy statement and in other public reports and documents filed with the SEC. Please see the section of this proxy statement captioned “Where You Can Find Additional Information.”

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. The representations, warranties and covenants made in the merger agreement by Stillwater, Sibanye, US Holdco and Merger Sub are qualified and subject to important limitations agreed to by Stillwater, Sibanye, US Holdco and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party or parties prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement.

The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and, in some cases, were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information that may affect the accuracy of a representation or warranty may or may not be fully reflected in this proxy statement or Stillwater’s public disclosures. Accordingly, you should not rely on the representations and warranties as being accurate or complete or characterizations of the actual state of facts as of any specified date.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides for the merger of Merger Sub with and into Stillwater, subject to the terms and conditions set forth in the merger agreement. As the surviving corporation, Stillwater will continue to exist following the merger as a direct wholly owned subsidiary of US Holdco and an indirect wholly owned subsidiary of Sibanye.

From and after the effective time of the merger, the board of directors of Merger Sub immediately prior to the effective time will become the initial directors of the surviving corporation, until their respective successors are duly elected or appointed or until their earlier death, resignation or removal. Additionally, from and after the effective time of the merger, the officers of Stillwater immediately prior to the effective time will become the initial officers of the surviving corporation, until their respective successors are duly elected or appointed or until their earlier death, resignation or removal.

At the effective time of the merger, the certificate of incorporation and bylaws of Merger Sub will become the certificate of incorporation and bylaws, respectively, of the surviving corporation until amended in accordance with, as applicable, such certificate of incorporation, bylaws and the DGCL.

Closing and Effective Time of the Merger

Unless the parties otherwise agree, the closing will take place on the fourth business day following the date on which the conditions to closing, other than those conditions that by their terms cannot be satisfied until the closing (but subject to the satisfaction or waiver of those conditions at the closing), have been satisfied or, to the extent permitted by applicable law, waived. See the section captioned “— Conditions to the Merger.”

The merger will become effective at such time as the certificate of merger has been received for filing by the Secretary of State of the State of Delaware, or at such later time as Stillwater and Sibanye agree (the “effective time”).

As of the date of this proxy statement, we expect to complete the merger in the second quarter of 2017. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described above and include various regulatory clearances and approvals. It is possible that factors outside the control of Stillwater or Sibanye could delay the completion of the merger, or prevent it from being completed at all, and there may be a substantial amount of time between the shareholders’ meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.

Merger Consideration and Conversion of Stillwater Common Shares

At the effective time of the merger, each Stillwater common share issued and outstanding immediately prior to the effective time, other than shares owned by Stillwater, Merger Sub, Sibanye and any direct or indirect subsidiaries of Sibanye or Stillwater and shares owned by shareholders who have properly demanded appraisal rights under the DGCL and not withdrawn such demand, will be canceled and converted into the right to receive the merger consideration. The merger consideration will be $18.00 per share in cash, without interest, and subject to any applicable withholding taxes. The price to be paid for each Stillwater common share in the merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of capital stock of Stillwater, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, that occurs prior to the effective time of the merger.

Additionally, at the effective time, each Stillwater common share owned by Stillwater or Merger Sub will be canceled without payment of consideration, and each Stillwater common share owned by Sibanye or any of its or Stillwater’s subsidiaries (excluding Merger Sub) will be canceled and converted into that number of shares of common stock, par value $0.01 per share, of the surviving corporation that equal the ownership percentage of Stillwater common shares held by such holder immediately prior to the effective time.

Furthermore, at the effective time, each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one share of common stock, par value $0.01 per share, of the surviving corporation.

Surrender and Payment Procedures

Prior to the effective time of the merger, (1) US Holdco will appoint a paying agent (which we refer to as the “paying agent”) for the purpose of exchanging for the merger consideration stock certificates representing Stillwater common shares or book-entry account statements relating to the ownership of Stillwater common shares) and (2) Sibanye will take all actions necessary to provide the merger consideration, and, as of the effective time of the merger, US Holdco will deposit with the paying agent the aggregate merger consideration to be paid in respect of the Stillwater common shares (which we refer to as the “payment fund”) and, if requested by Stillwater at least five business days prior to the closing, up to the amounts required to be paid in connection with the conversion of the convertible notes and the redemption of the senior notes. See the section captioned

“— Treatment of Convertible Notes and Senior Notes.” Promptly after the effective time of the merger, US Holdco or the paying agent will send to each record holder of Stillwater common shares at the effective time, a customary letter of transmittal and instructions for use in such payment.

Each holder of Stillwater common shares that have been converted into the right to receive the merger consideration will be entitled to receive the merger consideration upon (1) surrender to the paying agent of a stock certificate representing Stillwater common shares, together with a duly executed letter of transmittal, or (2) receipt of an “agent’s message” by the paying agent, in the case of a book-entry transfer of Stillwater common shares.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Sibanye, US Holdco, Merger Sub, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable required taxes from the merger consideration. In the event any amount is withheld from the merger consideration otherwise payable to any holder of Stillwater common shares and paid over to the applicable taxing authorities, that amount will be treated as having been paid to that holder.

From and after the effective time of the merger, there will be no further registration of transfers of Stillwater common shares on the stock transfer books of the surviving corporation. If, after the effective time of the merger, any stock certificate is presented to the surviving corporation or US Holdco for transfer, the surviving corporation or US Holdco will use reasonable best efforts to provide the holder of such stock certificate with such instructions as may be necessary to permit such holder to receive the merger consideration.

Any portion of the payment fund that remains unclaimed by the holders of Stillwater common shares six months after the effective time of the merger will be delivered to the surviving corporation, upon demand, and any such holder who has not exchanged Stillwater common shares for the merger consideration prior to that time will thereafter look only to the surviving corporation as a general creditor of the surviving corporation for payment of the merger consideration.

Lost Certificates

If any stock certificate representing Stillwater common shares has been lost, stolen or destroyed, then, in order to be entitled to receive the merger consideration in respect of such stock certificate, the person claiming such stock certificate to be lost, stolen or destroyed will need to make an affidavit of such fact, and, if reasonably required by US Holdco or the paying agent, post a bond in such customary amount as US Holdco or the paying agent may reasonably direct, as indemnity against any potential claim with respect to such stock certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Treatment of Equity Awards

Stock Options. At the effective time of the merger, each stock option, whether vested or unvested, that is outstanding immediately prior to the effective time will be cancelled and converted into the right to receive a cash amount equal to the product of (1) the total number of Stillwater common shares subject to such option and (2) the excess, if any, of the merger consideration over the per share exercise price of such stock option, without interest and subject to applicable withholding taxes. Any such option with respect to which the per share exercise price is equal to or greater than the merger consideration will be canceled in exchange for no consideration, in accordance with Stillwater’s equity incentive plan.

PSU Awards. At the effective time of the merger, each PSU (other than those granted in 2017) under any equity-based compensation plans, whether vested or unvested, that is outstanding immediately prior to the effective time will be cancelled and converted into the right to receive a cash amount equal to the product of (1) the total number of Stillwater common shares subject to such award (at the 150% performance level) and (2) the merger consideration, without interest and subject to applicable withholding taxes.

Other RSU Awards. At the effective time of the merger, each RSU (other than those granted in 2017) under any equity-based compensation plans, whether vested or unvested, that is outstanding immediately prior to the effective time will be cancelled and converted into the right to receive a cash amount equal to the product of (1) the total number of Stillwater common shares subject to such award and (2) the merger consideration, without interest and subject to applicable withholding taxes.

2017 Grants. The merger agreement permits Stillwater to grant equity incentive awards in 2017 at levels substantially consistent with 2016 levels. The vesting of these awards will not accelerate upon the occurrence of the merger, but will vest in accordance with the terms of the awards (three-year vesting period, one-third vested each year, and satisfaction of performance targets in the case of PSUs), unless the employment of the executive receiving such awards is terminated by Stillwater without cause or is terminated by the executive for good reason (in which event the PSU performance targets would be assumed to be satisfied at 100% of target). See the section captioned “Proposal 1: The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Representations and Warranties

The representations and warranties made by Stillwater (including, in certain cases, with respect to its subsidiaries) to Sibanye, US Holdco and Merger Sub relate to, among other things, the following:

•	due organization, valid existence, good standing, corporate authority to carry on its business and compliance with organizational documents;

•	capitalization;

•	corporate authority to execute and deliver, to perform Stillwater’s obligations under, and to consummate the transactions contemplated by, the merger agreement and its enforceability;

•	board approval and recommendation of the merger agreement and the transactions contemplated by the merger agreement;

•	the absence of violations of, or conflicts with, organizational documents, applicable law and certain contracts as a result of Stillwater entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement;

•	governmental consents, approvals, filings or notifications required in connection with Stillwater’s execution of the merger agreement or consummation of the transactions contemplated by the merger agreement;

•	Stillwater’s SEC filings since January 1, 2015 and the financial statements included therein;

•	establishment and maintenance of disclosure controls and procedures and internal controls over financial reporting;

•	the absence of certain undisclosed liabilities;

•	compliance with applicable laws, governmental orders and permits, including environmental laws and other environmental matters;

•	employee benefit plans and labor matters;

•	the absence of any event or change that would reasonably be expected to have a material adverse effect (as defined below) since September 30, 2016 and the absence of certain other changes or events;

•	the absence of legal proceedings and governmental orders;

•	the accuracy and completion of the information supplied by Stillwater for the purposes of this proxy statement and announcements to be made by Sibanye;

•	the payment of taxes, the filing of tax returns and other tax matters;

•	intellectual property matters;

•	real property owned or leased by Stillwater or its subsidiaries and title to such owned real property, including any associated royalties and water rights;

•	mineral reserves and resources matters;

•	operational matters;

•	insurance policies;

•	the receipt by the Stillwater board of directors of an opinion from BofA Merrill Lynch;

•	material contracts and the absence of any default or dispute under any material contract;

•	Stillwater’s top suppliers;

•	transactions with directors and officers of Stillwater;

•	investment bankers, brokers and finders for the transaction; and

•	the inapplicability of takeover statutes to the merger.

Many of Stillwater’s representations and warranties are qualified as to, among other things, “materiality” or “material adverse effect.” For purposes of the merger agreement, “material adverse effect” means any state of facts, circumstance, condition, event, change, development, occurrence, result or effect that, individually or in the aggregate (1) has been, or would reasonably be expected to be, materially adverse to the business, financial condition (including net assets) or results of operations of Stillwater and its subsidiaries, taken as a whole, or (2) would reasonably be expected to prevent, materially impair or materially delay the timely performance by Stillwater of, or has had or would reasonably be expected to have a material adverse effect on the ability of Stillwater to timely perform its obligations under, the merger agreement. However, the following changes and circumstances and their effects to the extent resulting therefrom are excluded in determining whether there has been or will be a material adverse effect for purposes of clause (1) above:

•	the announcement of the merger agreement or the merger, including any proceeding relating thereto or arising therefrom, or actions or omissions expressly contemplated, or required of Stillwater or any of its subsidiaries, by the merger agreement (but this exception does not apply to the effect of any actions or omissions required to comply with Stillwater’s interim covenants required under the merger agreement only to the extent that such effect is the direct result of Sibanye unreasonably withholding its consent to Stillwater’s written request delivered in accordance the merger agreement);

•	any failure by Stillwater or any of its subsidiaries to meet any internal or external projections, budgets, forecasts, estimates or analysts’ expectations in respect of revenue, profitability, cash flow or position, earnings or other financial or operating metric for any future period (but, in each case, the underlying causes of such failure will be taken into account except to the extent such underlying causes would otherwise be excepted from this definition); or

•	changes in the trading price or trading volume of Stillwater common shares (but, in each case, the underlying causes of such changes will be taken into account except to the extent such underlying causes would otherwise be excepted from this definition) or any securities of Sibanye or any of its subsidiaries.

In addition, effects arising out of or resulting from the following changes and circumstances to the extent resulting therefrom may constitute, and will be taken into account in determining the occurrence of a material adverse effect for purposes of clause (1) of the definition of material adverse effect above to the extent any such effect has, or is reasonably expected to have, a disproportionately adverse effect on the business, financial condition (including net assets) or results of operations of Stillwater and its subsidiaries, taken as a whole, as compared to other companies that generally operate in the mining industry:

•	changes after the date of the merger agreement in general global or United States economic, business or political conditions;

•	general changes after the date of the merger agreement in the securities, credit or other financial markets in the United States or elsewhere in the world;

•	changes after the date of the merger agreement in conditions generally affecting the industry in which Stillwater and its subsidiaries operate or in respect of prices for products;

•	changes after the date of the merger agreement in GAAP or applicable law or in the enforcement or interpretation thereof; or

•	any outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities or acts of foreign or domestic terrorism.

The representations and warranties made by Sibanye, US Holdco and Merger Sub to Stillwater are generally more limited and relate to, among other things, the following:

•	due organization, valid existence, good standing and corporate authority to carry on their businesses;

•	corporate authority to execute and deliver, to perform their obligations under, and to consummate the transactions contemplated by, the merger agreement, and the enforceability of the merger agreement against Sibanye, US Holdco and Merger Sub;

•	the absence of violations of, or conflicts with, organizational documents, applicable law and certain contracts as a result of Sibanye, US Holdco and Merger Sub entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement;

•	governmental consents, approvals, filings or notifications required in connection with the execution of the merger agreement by Sibanye, US Holdco and Merger Sub or consummation of the transactions contemplated by the merger agreement;

•	the absence of legal proceedings and governmental orders;

•	the accuracy and completion of the information supplied by Sibanye, US Holdco or Merger Sub for the purposes of this proxy statement and announcements to be made by Sibanye;

•	investment bankers, brokers and finders for the transaction;

•	the validity and enforceability of debt financing agreement, the absence of any breach or default under the debt financing agreement, and the availability of funds at the closing;

•	ownership of Merger Sub and no prior activities of Merger Sub; and

•	Sibanye’s ownership of Stillwater common shares;

Certain of the representations and warranties of Sibanye, US Holdco and Merger Sub are qualified as to, among other things, “materiality” or certain matters that would not prevent or materially impair the ability of Sibanye, US Holdco or Merger Sub to consummate the transactions contemplated by the merger agreement.

None of the representations and warranties contained in the merger agreement will survive after the effective time of the merger.

Covenants Relating to the Conduct of Business

Stillwater has agreed to covenants in the merger agreement that affect the conduct of its business and that of its subsidiaries between the date of the merger agreement and the effective time.

Prior to the earlier of the effective time and the termination of the merger agreement in accordance with its terms, except as contemplated by the merger agreement, as specified in the confidential disclosure letter delivered by Stillwater to Sibanye in connection with the merger agreement, as required by applicable law or as Sibanye and US Holdco may otherwise consent in writing (which cannot be unreasonably withheld, conditioned or delayed), (1) Stillwater and its subsidiaries will conduct in all material respects their businesses in the ordinary course of business, consistent with past practice and use their commercially reasonable efforts to maintain and preserve intact in all material respects their business organizations, keep available the services of key employees, maintain in effect all of their material permits and maintain and preserve satisfactory relationships with material customers, suppliers and others having material business relationships with Stillwater and (2) subject to certain exceptions, Stillwater and its subsidiaries are restricted from, among other things:

•	making any capital expenditures that materially exceed the amount of capital expenditures contemplated by Stillwater’s 2017 capital expenditure budget;

•	amending their organizational documents or otherwise taking any action to exempt any person from any provision of their organizational documents;

•	exempting any entity (other than Sibanye and its affiliates) from any form of anti-takeover law or regulation;

•	splitting, combining, subdividing, reclassifying, redeeming, purchasing or otherwise acquiring any shares of their capital stock or other equity or voting interests;

•	amending the terms of any outstanding equity or debt securities;

•	making, declaring, accruing, setting aside or paying any dividend or other distribution on, or redeeming, purchasing or otherwise acquiring, any shares of their capital stock, or any other securities or obligations convertible into or exchangeable for any shares of their capital stock (except (1) certain dividends paid by any subsidiary of Stillwater to Stillwater or any other subsidiary of Stillwater, (2) the acceptance of Stillwater common shares as payment for the exercise price of Stillwater’s stock options or for withholding taxes incurred in connection with the exercise of such options or the vesting or settlement of Stillwater’s stock awards outstanding as of the date of the merger agreement or granted after the date thereof, or (3) in connection with the conversion of certain convertible notes and the redemption of certain senior notes of Stillwater, as described in the section captioned “— Treatment of Convertible Notes and Senior Notes”);

•	granting or amending any equity or equity-based awards or interests, or granting any person or entity any right to acquire their capital stock or other equity or voting interests;

•	issuing, selling, granting, pledging or otherwise disposing of, or permitting to become outstanding any additional shares of their capital stock or securities convertible or exchangeable into, or exercisable for, any shares of their capital stock or any options, warrants, or other rights of any kind to acquire any shares of their capital stock, except pursuant to the exercise of Stillwater’s stock options or the settlement of Stillwater’s stock awards outstanding as of the date of the merger agreement or granted after the date thereof in compliance with the merger agreement;

•	adopting a plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization or filing a petition in bankruptcy or consenting or permitting the filing of any bankruptcy petition against Stillwater or any of its subsidiaries;

•	creating any subsidiary;

•	redeeming, repurchasing, prepaying, defeasing, incurring, assuming, endorsing, guaranteeing or otherwise becoming liable for or modifying in any material respect the terms of any debt or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities, other than, among other things, the repayment or prepayment of any debt of Stillwater and its subsidiaries;

•	granting or permitting any liens on any of their material properties or assets;

•	entering into (1) any platinum or palladium hedging transactions or (2) any other hedging transactions other than in the ordinary course of business consistent with past practice;

•	making any capital investment in, loan or advance to, or making or forgiving any loan to any other person, other than the making of any loans or advances (1) by any wholly owned subsidiary of Stillwater to Stillwater or any other wholly owned subsidiary of Stillwater, (2) to distributors or suppliers consistent in all material respects with the business plan previously provided to Sibanye not in excess of $1,000,000 in the case of any individual distributor or supplier and $5,000,000 in the aggregate, or (3) for customary expenses and travel advances to employees in the ordinary course of business consistent with past practice;

•	other than in the ordinary course of business consistent with past practice or in accordance with any contracts, selling, transferring, leasing, mortgaging, encumbering or otherwise disposing of any of its material properties or assets to any person or entity (other than Stillwater or its subsidiaries) or cancelling, releasing or assigning any material indebtedness owed to, or any claims held by, Stillwater and its subsidiaries;

•	acquiring any entity or business or any material assets, deposits or properties of any other entity, other than in the ordinary course of business or for consideration not in excess of $1,000,000 individually or $5,000,000 in the aggregate or making any material investment in any entity either by purchase of equity securities or contributions to capital;

•	making or authorizing any capital expenditures other than (1) capital expenditures expressly provided for in Stillwater’s capital expenditure budget or (2) any other capital expenditures not in excess of $5,000,000 in the aggregate in the 2017 fiscal year;

•	except in the ordinary course of business, terminating, cancelling, renewing, failing to exercise renewal options, amending, granting a waiver under or otherwise modifying any material contract or real property lease or any mining claims or any renewals thereof, or entering into any new material contract or real property leases;

•	except as required by applicable law or the terms of any existing benefit plan or collective bargaining agreement, (1) establishing, adopting, amending or terminating any collective bargaining agreement or benefit plan or commence an off-cycle enrollment period under any benefit plan that provides health and welfare benefits, (2) increasing in any manner the compensation or benefits of Stillwater employees, (3) paying or awarding, or committing to pay or award, any bonuses or incentive compensation, (4) accelerating any rights or benefits or, except in the ordinary course of business consistent with past practice, making any material determinations or interpretations with respect to any benefit plan, (5) funding any rabbi trust or similar arrangement, or otherwise accelerating the time of funding, vesting or payment of any payments or benefits under any benefit plan, (6) entering into, adopting or amending any employment, individual consulting, bonus, severance or retirement contract other than offer letters with any non-officer employee (that do not require equity-based compensation) in the ordinary course of business, or (7) hiring, promoting or terminating the employment or services of (other than for cause) any officer;

•	changing any accounting principle, practice or method, other than as may be required by GAAP or applicable law;

•	changing in any material respect the policies or practices regarding accounts receivable or accounts payable or failing to manage working capital in accordance with past practices;

•	except with respect to taxes, commencing, settling, paying, discharging, satisfying or compromising any legal proceeding, subject to certain exceptions;

•	making, changing or revoking any material tax election or changing any material tax accounting method, filing any material amended tax return or claiming for a material tax refund, entering into any closing agreement with respect to a material amount of taxes in excess of any amount reserved therefor in accordance with GAAP, requesting any material tax ruling, settling or compromising any material tax proceeding in excess of any amount reserved therefor in accordance with GAAP or surrendering any claim for a material refund of taxes;

•	abandoning or discontinuing any existing line of business;

•	entering into any new line of business outside its existing business;

•	materially reducing the amount of insurance coverage or failing to renew any material existing insurance policies, other than in the ordinary course of business consistent in all material respects with past practice;

•	amending in a manner that adversely impacts in any material respect the ability to conduct its business, terminating or allowing to lapse any material permits of Stillwater;

•	entering into any transaction with any director or officer of Stillwater; or

•	agreeing to taking or making any commitment to take any of the actions described above.

Non-Solicitation by Stillwater

Prior to the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, and except as expressly permitted by the merger agreement, Stillwater has agreed not to, and to cause its subsidiaries and representatives and its and their respective directors, officers, employees and other representatives not to:

•	initiate, solicit or knowingly take any action to encourage, or knowingly facilitate the submission or making of, any acquisition proposal, or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to lead to or result in an acquisition proposal (as defined below);

•	other than informing third parties of the existence of the non-solicitation provisions contained in the merger agreement, in response to an unsolicited acquisition proposal or solely to the extent reasonably necessary to ascertain facts from the person making such acquisition proposal for the purpose of providing the Stillwater board of directors with sufficient information about such acquisition proposal and the person that made it, participate or engage in negotiations or discussions with, or furnish any information concerning Stillwater or any of its subsidiaries to, any third party relating to an acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to lead to or result in an acquisition proposal;

•	enter into any written or oral contract relating to an acquisition proposal; or

•	resolve or agree to do any of the foregoing.

In addition, Stillwater has agreed to, and to direct its subsidiaries and respective representatives to (1) cease and cause to be terminated all ongoing discussions or negotiations with any persons or entities with respect to any acquisition proposal, (2) terminate access by any third party to any access to data or information of Stillwater in connection with any acquisition proposal or any potential acquisition transaction (as defined below), (3) request the prompt return or destruction of all information previously provided to any third party in connection with any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to lead to or result in a acquisition proposal or any potential acquisition transaction, (4) use reasonable best efforts to enforce the provisions of any existing confidentiality agreement entered into in connection with any acquisition proposal or any potential acquisition transaction, and (5) waive any standstill provisions in any existing confidentiality agreement to the extent such provisions prohibit or limit the counterparty from requesting that such provisions be waived or modified in connection with the submission or possible submission of an acquisition proposal.

Notwithstanding the restrictions described above, before the requisite Stillwater vote is obtained, in response to a bona fide acquisition proposal that was made after the date of the merger agreement and did not result from any breach of the non-solicitation provisions of the merger agreement, Stillwater may engage in negotiations or discussions with, or furnish any information to, any third party making such acquisition proposal and its representatives if, and only if, the Stillwater board of directors determines in good faith, after consultation with its outside independent financial and legal advisors, that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal (as defined below); provided, that:

•	prior to providing access to or furnishing any such information, Stillwater receives from such third party an executed confidentiality agreement, or such third party is already a party with Stillwater to a valid and existing confidentiality agreement;

•	any such information so furnished has been previously provided to Sibanye or is provided to Sibanye substantially concurrently with it being so furnished to such third party;

•	no confidential or non-public information of or relating to Sibanye, US Holdco or Merger Sub or any of their respective subsidiaries or representatives will be furnished except as required by applicable law; and

•	prior to providing access to or furnishing any such information, Stillwater has given Sibanye notice of such determination promptly after the Stillwater board of directors makes the determination (and in no event later than 24 hours after such determination) that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal.

“Acquisition proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal made or submitted by or on behalf of Sibanye or any of its Subsidiaries) or any other expression of interest regarding an acquisition transaction.

“Acquisition transaction” means (1) the acquisition (directly or indirectly) of at least 15% of the assets of, aggregate equity or voting interests (including rights to acquire such equity or voting interests and, in relation to Stillwater’s convertible notes and senior notes, as measured on an as-converted basis based on the conversion rate then in effect) in, or business of Stillwater and its subsidiaries, taken as a whole, pursuant to a merger, reorganization, recapitalization, consolidation, joint venture or other business combination, sale combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or otherwise, (2) any combination of the foregoing types of related transactions if the sum of the percentage of consolidated assets (including equity securities of its subsidiaries), consolidated revenues or net income of Stillwater involved is 15% or more, or (3) any liquidation or dissolution involving Stillwater or any of its subsidiaries, as to which subsidiary’s assets constitute 15% or more of the consolidated assets of Stillwater, in each case other than the merger.

“Superior proposal” means a written acquisition proposal that if consummated would result in a third party (or the stockholders of the ultimate parent entity of such third party) acquiring, directly or indirectly, more than 40% of the voting power of Stillwater common shares or the ultimate parent entity of the acquiring, surviving or resulting entity in such transaction, or all or substantially all of the consolidated assets of Stillwater and its subsidiaries, in any such case, that does not arise from a breach of the non-solicitation provisions of the merger agreement and that the Stillwater board of directors determines in good faith, after consultation with its outside independent financial and legal advisors, and considering all the terms of the acquisition proposal, (1) is on terms that are more favorable to the Stillwater shareholders than the merger (after giving effect to all changes to the merger agreement proposed by Sibanye in response to the acquisition proposal) and (2) is reasonably expected to be consummated on a timely basis, does not contain any material conditionality of the third party’s obligation to consummate the acquisition proposal that is related to the third party’s completion of due diligence, and the financing of which is fully committed or available from existing resources of such third party.

Stillwater has agreed to promptly notify Sibanye if Stillwater receives an acquisition proposal and (1) identify the person or entity making such acquisition proposal, (2) provide in reasonable detail the material terms of such acquisition proposal, and (3) provide copies of any written proposals or indications of interest with respect to such acquisition proposal, and/or draft agreements relating to such acquisition proposal. Without limiting the foregoing, Stillwater will keep Sibanye informed of any developments regarding any acquisition proposal (including by providing to Sibanye copies of any additional or revised written proposals or indications of interest with respect to such acquisition proposal, and/or draft agreements relating to such acquisition proposal) on a reasonably prompt basis. In addition, Stillwater has agreed that prior to the earlier of the effective time and the termination of the merger agreement in accordance with its terms, Stillwater and its subsidiaries will not enter into any contract with a third party that prohibits Stillwater from providing the information described in this paragraph to Sibanye.

Changes in the Stillwater Board Recommendation

Stillwater has agreed under the merger agreement, subject to certain exceptions as described below, that it will not (1) change, qualify, withhold, withdraw or modify the Stillwater board recommendation, or authorize or resolve to or publicly propose or announce its intention to do so, in each case, in any manner adverse to Sibanye, (2) fail to include the Stillwater board recommendation in this proxy statement, (3) formally take and disclose to the Stillwater shareholders a position that does not include a reaffirmation of the Stillwater board recommendation or state that the Stillwater board recommendation remains unchanged, (4) adopt, approve, declare advisable or recommend an acquisition proposal to the Stillwater shareholders, or resolve to or publicly propose or announce its intention to do so (we refer to any action described in the foregoing clauses (1) through (4) as a “Stillwater adverse recommendation change,” except that a “stop, look and listen” communication will not be deemed a Stillwater adverse recommendation change), or (5) authorize, cause or permit Stillwater or any of its subsidiaries to enter into any letter of intent, memorandum of understanding or contract with respect to, or that is intended or could reasonably be expected to lead to, any acquisition proposal (other than a confidentiality agreement entered into in connection with any potential acquisition transaction) with any third party or resolve, publicly propose or agree to do any of the foregoing.

Notwithstanding the foregoing restrictions, before the requisite Stillwater vote is obtained, under circumstances unrelated to an acquisition proposal or a superior proposal, the Stillwater board of directors may make a Stillwater adverse recommendation change if such action is taken in respect to a material change, event, effect, occurrence, consequence or development regarding Stillwater or Sibanye that was unknown and not reasonably foreseeable as of the date of the merger agreement, that does not relate to any acquisition proposals and does not result from changes after the date of the merger agreement in respect of prices or demand for products (we refer to any such change as an “intervening event”) and, prior to taking such action, the Stillwater board has determined, in good faith, after consultation with its outside independent financial and legal advisors, that the failure to take such action would be inconsistent with the board’s fiduciary duties under applicable law, in each case, provided that Stillwater has complied with the procedures and requirements below:

•	Stillwater has given Sibanye at least five business days’ prior written notice of its intention to take such action and a description of the reasons for such action;

•	during such five business day period, if requested by Sibanye, Stillwater has engaged, and has directed its representatives to engage, in good faith negotiations with Sibanye regarding changes to the terms of the merger agreement intended to obviate the need for a Stillwater adverse recommendation change; and

•	at the end of such notice period, the Stillwater board of directors has considered all changes to the merger agreement proposed by Sibanye prior to 11:59 PM New York time on the last day of such period and has determined, in good faith, after consultation with its outside independent financial and legal advisors, that the failure to make a Stillwater adverse recommendation change in respect of such intervening event would be inconsistent with the Stillwater board’s fiduciary duties under applicable law.

In addition, before the requisite Stillwater vote is obtained, the Stillwater board of directors may make a Stillwater adverse recommendation change if the Stillwater board determines, in good faith, after consultation with its outside independent financial and legal advisors, that a written acquisition proposal that was made after the date of the merger agreement and did not result from any breach by Stillwater of its non-solicitation obligations constitutes a superior proposal, provided that Stillwater has complied with the procedures and requirements below:

•	Stillwater has given Sibanye at least five business days’ prior written notice of its intention to take such action and a description of the reasons for such action and the terms and conditions of such superior proposal, including the identity of the third party that made such superior proposal and a copy of the acquisition agreement or a written summary of material terms and any other related available documentation and correspondence (in the event of any material change to the terms of such superior proposal, Stillwater is required to deliver to Sibanye an additional notice and the notice period will restart, except that the notice period will be at least three business days rather than at least five business days);

•	during such five business day period, if requested by Sibanye, Stillwater has engaged, and has directed its representatives to engage, in good faith negotiations with Sibanye regarding changes to the terms of the merger agreement intended to cause the acquisition proposal to no longer constitute a superior proposal; and

•	at the end of such notice period, the Stillwater board of directors has considered all changes to the merger agreement proposed by Sibanye prior to 11:59 PM New York time on the last day of such period and has determined in good faith after consultation with its outside independent financial and legal advisors, that the superior proposal would continue to constitute a superior proposal if the changed terms proposed by Sibanye were to be given effect and that the failure to make a Stillwater adverse recommendation change would be inconsistent with the Stillwater board’s fiduciary duties under applicable law.

Financing

There is no financing condition to the merger. In connection with the execution of the merger agreement, Sibanye and Merger Sub, among others, entered into a bridge facilities agreement pursuant to which the lenders thereunder have agreed to provide debt financing for the merger, consisting of a $2.65 billion senior unsecured bridge loan facility. The obligation of the lenders to provide this debt financing is subject to a number of customary conditions, of which the conditions precedent to the effectiveness of definitive documentation for such financing have been satisfied, as evidenced by a letter issued by the agent on December 8, 2016. See the section captioned “Proposal 1: The Merger — Financing.”

Sibanye has agreed not to, and to cause Merger Sub not to, without Stillwater’s prior written consent, agree to any modification of, or waive any provision or remedy under, the bridge facilities agreement that (1) would reduce the aggregate amount of cash proceeds available from the debt financing such that the aggregate funds that would be available to Sibanye on the closing date would not be sufficient to provide the funds required to be funded on the closing date to consummate the merger, (2) would impose new or additional conditions precedent to the funding on the closing date that would prevent, delay, impair or make less likely the availability of the debt financing, or (3) could otherwise reasonably be expected to prevent, impede or materially delay the consummation of the merger or the availability of the debt financing under the bridge facilities agreement.

Sibanye has agreed to, and to cause any relevant subsidiaries and representatives to, use its reasonable best efforts to take all actions and do all things necessary, proper or advisable to consummate and to obtain the proceeds of the debt financing on the terms and conditions described in the bridge facilities agreement, including using reasonable best efforts to (1) satisfy or obtain the waiver of, on a timely basis, all conditions in the bridge facilities agreement that are within Sibanye’s control, (2) comply with its and Merger Sub’s obligations under the bridge facilities agreement and the other finance documents in order to consummate the debt financing no later than the closing date (other than any condition where the failure to be so satisfied is a direct result of Stillwater’s failure to furnish information to Sibanye or otherwise to comply with its obligations under the merger agreement), and (3) maintain in effect and enforce its and Merger Sub’s rights under the bridge facilities agreement and the other finance documents. In addition, in the event that all conditions contained in the bridge facilities agreement have been satisfied (or upon funding will be satisfied) and Sibanye is obligated to effect the closing of the merger, Sibanye will use its reasonable best efforts to cause the financing sources to fund the debt financing in accordance with the terms of the bridge facilities agreement on (or prior to) the closing date, which may include the taking of enforcement action to cause the financing sources to fund such amounts under the debt financing in accordance with their respective obligations.

Solely to the extent Sibanye receives, prior to the closing date, sufficient cash proceeds that are available to consummate the merger on the closing date, Sibanye has the right to substitute the proceeds of equity, equity-linked or convertible, exchangeable or debt issuances or other incurrences of debt for all or any portion of the amount contemplated to be provided by the bridge facilities agreement and reduce the commitments thereunder.

In addition, Sibanye will have the right to substitute commitments in respect of other financing for all or any portion of the debt financing from the same and/or alternative bona fide third-party financing sources so long as (1) such financing will not reduce the aggregate amount of cash proceeds that are available to consummate the merger on the closing date such that the aggregate funds available to Sibanye on the closing date would be insufficient to consummate the merger and pay all amounts payable under the merger agreement, (2) all conditions precedent to effectiveness of definitive documentation for such financing have been satisfied or such conditions precedent to the funding of such financing are, in the aggregate, in respect of certainty of funding, substantially equivalent to (or more favorable to Sibanye than) the conditions set forth in the bridge facilities agreement, and (3) such financing would not impair, prevent or materially delay the consummation of the merger or any other transaction contemplated by the merger agreement.

Prior to the closing, Stillwater will provide to Sibanye and Merger Sub customary cooperation reasonably requested by Sibanye, US Holdco and Merger Sub that is necessary, proper or advisable in connection with the arrangement and consummation of the financing arranged by Sibanye.

Sibanye will reimburse Stillwater for all reasonable and documented out-of-pocket costs incurred by Stillwater or its subsidiaries in connection with their financing cooperation efforts. In addition, Sibanye will indemnify, defend and hold harmless Stillwater and its subsidiaries against all losses, damages, claims, costs or expenses actually suffered or incurred by them in connection with Sibanye’s financing arrangements in connection with the merger, except to the extent that any such losses or damages arises out of or results from Stillwater’s or its subsidiaries’ gross negligence, willful misconduct, bad faith or material breach of the merger agreement.

Treatment of Convertible Notes and Senior Notes

Prior to the effective time of the merger, Stillwater will use its reasonable best efforts to, deliver all notices and take all other reasonable and necessary actions required under the indenture of its 1.75% Convertible Senior Notes due 2032 (which we refer to as the “convertible notes”) in connection with any repurchases or conversions of the convertible notes occurring as a result of the merger. Stillwater and Sibanye will use their reasonable best efforts to take such actions as may be necessary to ensure that, at the effective time of the merger, each outstanding convertible note will be convertible into “reference property,” in accordance with the terms under the convertible notes indenture.

In the event that Sibanye desires to consummate any redemption with respect to Stillwater’s 1.875% Convertible Senior Notes due 2028 (which we refer to as the “senior notes”), Stillwater will, upon request by Sibanye, and will cause each of its subsidiaries and representatives to, use its reasonable best efforts in connection with Sibanye’s efforts to redeem all of the outstanding aggregate principal amount of the senior notes on the terms and conditions of the senior notes indenture and as reasonably specified by Sibanye. Sibanye will provide all funds required to effect all such senior notes redemption. Sibanye will promptly reimburse Stillwater for all reasonable and documented out-of-pocket incurred by Stillwater, any of its subsidiaries or its or their representatives in connection with such senior notes redemption.

Sibanye Recommendation

Sibanye has agreed under the merger agreement, subject to the exception described in the immediately following paragraph, that it will not (1) change, qualify, withhold, withdraw or modify Sibanye’s board of directors’ recommendation of the merger (which we refer to as the “Sibanye recommendation”), or authorize or resolve to or publicly propose or announce its intention to do so, in each case, in any manner adverse to Stillwater, or (2) fail to include the Sibanye recommendation in Sibanye shareholder circular to be filed with the JSE (we refer to any action described in the foregoing clauses (1) and (2) as a “Sibanye adverse recommendation change”).

Notwithstanding the foregoing restrictions, at any time prior to the Sibanye merger shareholder approval and the Sibanye rights offering shareholder approval, Sibanye’s board of directors may make a Sibanye adverse recommendation change if such action is taken in respect to an intervening event, as described in the section captioned “— Changes in the Stillwater Board Recommendation,” and prior to taking such action, Sibanye’s board has determined, in good faith, after consultation with its outside independent financial and legal advisors, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Shareholders’ Meetings

Stillwater has agreed to hold a meeting of its shareholders to consider the adoption of the merger agreement and obtain the requisite Stillwater vote as soon as reasonably practicable after this proxy statement is cleared by the SEC. Subject to certain terms and conditions set forth in the merger agreement, Stillwater may adjourn or postpone the meeting if there are insufficient Stillwater common shares represented to constitute a quorum or for purposes of soliciting additional proxies if necessary to obtain the requisite Stillwater vote, or to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Stillwater board of directors has determined in good faith is necessary or required to be filed and disseminated.

In the merger agreement, Stillwater represented that its board of directors had determined to recommend to Stillwater’s shareholders the adoption of the merger agreement, subject to the provisions of the merger agreement described in the sections captioned “— Non-Solicitation by Stillwater” and “— Changes in the Stillwater Board Recommendation.”

Sibanye has agreed to hold a meeting of its shareholders to consider and take action upon the approval of the merger agreement and the transactions contemplated herein, including the merger and the rights offering to be undertaken by Sibanye following the closing, pursuant to the terms of which qualifying existing shareholders of Sibanye will receive rights to subscribe for further shares in Sibanye’s capital (which we refer to as the “rights offering”), as soon as reasonably practicable after its shareholder circular is approved by the JSE. Subject to certain terms and conditions set forth in the merger agreement, Sibanye may adjourn or postpone the meeting if there are insufficient Sibanye shares represented to constitute a quorum or for purposes of soliciting additional proxies if necessary to obtain the Sibanye merger shareholder approval and the Sibanye rights offering shareholder approval, or to allow time for the filing and dissemination of any supplemental or amended disclosure document that Sibanye’s board of directors has determined in good faith is necessary or required to be filed and disseminated.

Sibanye has also agreed for Sibanye’s board of directors to recommend to Sibanye shareholders the approval of the merger agreement, subject to the provisions of the merger agreement, as described in the section captioned “— Sibanye Recommendation.”

Efforts to Obtain Regulatory Approvals

The merger agreement requires each of the parties to cooperate with each other and each use their reasonable best efforts to take all actions and do all things reasonably necessary under applicable law to consummate the merger as promptly as practicable, including (1) the obtaining of all necessary actions, waivers, consents and approvals from governmental entities, the expiration or early termination of any applicable waiting periods, and the making of all necessary registrations and filings and the taking of such reasonable steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid a proceeding by, any governmental entity, (2) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties, and (3) the execution and delivery of any additional instruments reasonably necessary to consummate the merger and to fully carry out the purposes of the merger agreement.

Without limiting the generality of the foregoing, each of Stillwater and Sibanye has agreed to, promptly and in any event within 30 business days from signing the merger agreement:

•	prepare and file any notification and report forms and related material required under the HSR Act (early termination was granted prior to the date of this proxy statement);

•	prepare and file with CFIUS a draft joint voluntary notice with respect to the merger, and as promptly as practicable thereafter, submit a final joint voluntary notice and any additional information and material that may be requested in connection with the CFIUS review process; and

•	prepare and file any additional filings or notifications and related material that are necessary, proper or advisable to obtain the SARB approval (the SARB approval was granted prior to the date of this proxy statement).

Stillwater and Sibanye and their respective counsels will cooperate with each other with respect to obtaining any governmental approvals in connection with the merger, including (1) cooperating with each other in determining whether an action relating to any governmental entity is required and seeking any such actions, consents, approvals or waivers or making any such filings, (2) furnishing to each other all information required for any application or filing under any applicable law, (3) providing each other with a reasonable advance opportunity to review and comment upon and consider in good faith the views of the other in connection with all written communications with a governmental entity; (4) promptly informing each other of any material communication received from or given to any governmental entity, and (5) promptly furnishing each other with copies of all material correspondence, filings and written communications with any governmental entity.

In addition, Stillwater and Sibanye have agreed to take all steps necessary to avoid or eliminate any impediment under applicable law that may be asserted by a governmental entity with respect to, and to satisfy all conditions to the consummation of the merger; except that neither Sibanye nor its subsidiaries will be required to, and Stillwater will not, without the prior written consent of Sibanye:

•	in connection with efforts to obtain the expiry or early termination of any applicable waiting period (or any extensions thereof) under the HSR Act or to obtain the SARB approval:

•	sell, divest, hold separate, license, cause a third party to acquire or otherwise dispose of (1) any of the respective affiliates of Stillwater or Sibanye or (2) any of the respective operations, divisions, businesses, products, customers, assets, properties or rights of Sibanye, Stillwater or any of their respective affiliates;

•	take any other actions that may limit the conduct of Sibanye, Stillwater or their respective affiliates in any way or any of their respective freedoms of action with respect to, or ability to retain, one or more of their respective operations, divisions, businesses, products, customers, assets, properties or rights, including, in the case of Sibanye, the right to own or operate any portion of the businesses of Stillwater or any of its subsidiaries or affiliates; or

•	enter into any order, judgment, injunction, consent, decree or other agreement to effectuate any of the foregoing; or

•	in connection with efforts to obtain the CFIUS clearance, as described in the section captioned “— Conditions to the Merger,” agree or consent to any condition, agreement, order or burden that would:

•	prevent Sibanye from appointing, removing and controlling, at its sole discretion, all of the directors of the surviving corporation;

•	restrict Sibanye from receiving information concerning the operations, finances, sales and customers of the surviving corporation necessary to allow Sibanye to direct, operate and control the surviving corporation as its subsidiary; or

•	cause Sibanye’s control or ownership of the surviving corporation and its subsidiaries to be passive or to otherwise restrict in any material respect the ability of Sibanye to control and operate the surviving corporation and its subsidiaries or their respective businesses.

However, the limitations on efforts described in the three bullet points above will not affect Sibanye’s efforts or obligations to the extent any restrictions proposed by CFIUS solely relate to the transmission of information to, or management of the surviving corporation by, any shareholder of Sibanye’s ordinary shares or representatives (including board representatives) of any such shareholder.

Director and Officer Indemnification and Insurance

For a period of six years after the effective time of the merger, the surviving corporation will maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the effective time covering each such person currently covered by Stillwater’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the merger agreement and from an insurance carrier with the same or better credit rating as Stillwater’s current officers’ and directors’ liability insurance carrier. In lieu of the foregoing, Stillwater may, prior to the effective time of the merger, purchase a six-year prepaid “tail policy” on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the merger agreement and from an insurance carrier with the same or better credit rating as Stillwater’s current officers’ and directors’ liability insurance carrier with respect to claims arising from facts or events that occurred on or before the effective time of the merger, including the transactions contemplated by the merger agreement, and the surviving corporation will maintain such policies in full force and effect for their full term and continue to honor the obligations thereunder. The aggregate annual premiums for any such officers’ and directors’ liability insurance policies or, except with the prior written consent of Sibanye, such “tail policies,” will not exceed 300% of the amount Stillwater paid in its last full fiscal year.

The surviving corporation will fulfill and honor the obligations of Stillwater and its subsidiaries pursuant to (1) each indemnification agreement in effect between Stillwater or any of its subsidiaries and any individual who at the effective time of the merger is, or at any time prior to the effective time was, a director or officer of Stillwater or any its subsidiaries and (2) any indemnification provision and any exculpation provision set forth in the organizational documents of Stillwater or any of its subsidiaries in effect.

The individuals who are directors or officers of Stillwater or of any of its subsidiaries at or prior to the effective time of the merger are third-party beneficiaries of the provisions described above, and such individuals and their heirs and representatives will have the right to enforce these provisions of the merger agreement.

Employee Matters

The surviving corporation will honor all obligations under Stillwater’s and its subsidiaries’ employment contracts. In addition, for the one-year period following the effective time of the merger, the surviving corporation will provide to each non-union employee of Stillwater and its subsidiaries who continues to be employed by the surviving corporation or any of its subsidiaries (which we refer to as a “continuing employee”) (1) at least the same level of hourly salary or base wages and annual target bonus opportunity as provided to such continuing employee immediately prior to the effective time of the merger and (2) employee benefits (excluding equity-based compensation), including severance benefits, that, in the aggregate, are at least as favorable as the benefits provided to such continuing employee immediately prior to the effective time of the merger. In addition, for purposes of evaluating eligibility to participate in long-term incentive plans maintained by Sibanye, the surviving corporation will use substantially similar criteria and processes in evaluating the eligibility of the continuing employees as Sibanye does in evaluating the eligibility of Sibanye’s employees.

For purposes of eligibility, vesting and, solely for purposes of any vacation and severance benefits, levels of benefits, under the employee benefit plans of the surviving corporation or its subsidiaries (which we refer to as “post-closing plans”) and subject to limited exceptions, each continuing employee will be credited with his or her service time with Stillwater and its subsidiaries prior to the effective time to the same extent such service was recognized immediately prior to the effective time under a comparable Stillwater benefit plan.

For welfare benefits under the post-closing plans, the surviving corporation will use reasonable best efforts to (1) cause any pre-existing condition limitations or eligibility waiting periods to be waived for any continuing employee to the extent such limitation would have been waived or satisfied under the Stillwater plans in which such continuing employee participated immediately prior to the effective time of the merger and (2) credit each continuing employee for an amount equal to any welfare expenses incurred by such continuing employee in the year that includes the closing date (or, if later, the year in which such employee is first eligible to participate in such post-closing plan) for purposes of any applicable deductible and annual out-of-pocket expense requirements under such post-closing plan to the extent such expenses would have been credited under the Stillwater plan in which such continuing employee participated immediately prior to the effective time of the merger.

Other Covenants and Agreements

The merger agreement contains additional agreements between Stillwater and Sibanye relating to, among other things, the following:

•	Sibanye’s access to Stillwater’s information;

•	notifications of certain matters, including any notice received by Stillwater from any person alleging that consent from such party is required in connection with the merger, any notice received by Stillwater from any governmental entity in connection with the merger and any circumstance that would be reasonably likely to result in the failure to satisfy any closing condition;

•	the inapplicability of relevant takeover statutes;

•	delisting and deregistration of Stillwater common shares at the effective time of the merger;

•	the resignation of Stillwater’s directors at the effective time of the merger;

•	defense of litigation relating to the merger or other transactions contemplated by the merger agreement;

•	consultation regarding the issuance of public announcements;

•	ensuring the exemption of certain transactions in connection with the merger under Rule 16b-3 under the Exchange Act;

•	preparation of this proxy statement; and

•	the issuance of a letter of credit for the benefit of Stillwater, which can be drawn if the reverse termination fee and Stillwater’s documented out-of-pocket fees and expenses reimbursement become due and payable in connection with the termination of the merger agreement, as described in the section captioned “— Sibanye Reverse Termination Fee; Expense Reimbursement.”

Conditions to the Merger

The respective obligations of Stillwater, Sibanye, US Holdco and Merger Sub to complete the merger are subject to the satisfaction or waiver on or prior to the effective time of the following conditions:

•	the requisite Stillwater vote having been obtained at a Stillwater shareholders’ meeting;

•	the Sibanye merger shareholder approval having been obtained at a general meeting of Sibanye shareholders;

•	the Sibanye rights offering shareholder approval having been obtained at a general meeting of Sibanye shareholders;

•	the HSR Act clearance having been obtained (early termination was granted by the FTC prior to the date of this proxy statement);

•	the CFIUS clearance having been obtained;

•	the SARB approval having been obtained (the SARB approval was granted prior to the date of this proxy statement); and

•	the absence of any order, judgment, injunction, law or other legal restraint prohibiting the consummation of the merger.

The obligation of Sibanye, US Holdco and Merger Sub to complete the merger is subject to the satisfaction or waiver at or prior to the closing of the following additional conditions:

•	(1) the representations and warranties of Stillwater set forth in the merger agreement regarding organization, capitalization, indebtedness, due authorization of the merger agreement, no material adverse effect, the opinion of financial advisor and finders and brokers being true and correct in all but de minimis respects, and (2) all other representations and warranties of Stillwater set forth in the merger agreement being true and correct (without giving effect to any materiality or material adverse effect qualifications contained therein), in the case of each of (1) and (2), both when made and at and as of the closing date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date only), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Stillwater;

•	the performance by, and compliance in all material respects with, all covenants required to be performed or complied with by Stillwater under the merger agreement at or prior to the closing;

•	the absence of any effects that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Stillwater; and

•	the receipt by Sibanye of a certificate signed on behalf of Stillwater by an executive officer of Stillwater certifying to the satisfaction of the conditions set forth above.

The obligation of Stillwater to complete the merger is subject to the satisfaction or waiver at or prior to the closing of the following additional conditions:

•	the representations and warranties of Sibanye, US Holdco and Merger Sub set forth in the merger agreement being true and correct when made and at and as of the closing date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date only), except for such failures to be true and correct that would not, individually or in the aggregate, have a material adverse effect on the ability of Sibanye or Merger Sub to consummate the merger or pay the merger consideration;

•	the performance by, and compliance in all material respects with, all covenants required to be performed or complied with by each of Sibanye, US Holdco and Merger Sub under the merger agreement at or prior to the closing; and

•	the receipt by Stillwater of a certificate signed on behalf of Sibanye by an executive officer of Sibanye certifying to the satisfaction of the conditions set forth above.

No party may rely, either as a basis for not consummating the merger or as a basis for terminating the merger agreement and abandoning the merger, on the failure of any conditions described above, to be satisfied, if such failure was caused by such party’s breach in any material respect of any provision of the merger agreement or failure in any material respect to use the standard of efforts required from such party to consummate the merger and the other transactions contemplated by the merger agreement.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger in the following circumstances:

•	by mutual written agreement of Stillwater and Sibanye, by action of their respective boards of directors;

•	by either Stillwater or Sibanye if:

•	the merger has not been completed by 5:00 PM (NY time) on June 30, 2017 (we refer this date, as it may be extended, as described below, as the “end date”), subject to extension by (1) either Stillwater or Sibanye to a time and date no later than 5:00 PM (NY time) on August 30, 2017, if all of the conditions to closing (other than those conditions that by their nature are to be satisfied by actions to be taken at the closing) have been satisfied or waived except the conditions regarding the HSR Act clearance, the CFIUS clearance or the SARB approval, or (2) by Sibanye, if all of the conditions to closing (other than those conditions that by their nature are to be satisfied by actions to be taken at the closing) have been satisfied or waived except the Sibanye merger shareholder approval or the Sibanye rights offering shareholder approval in circumstances where the information required to be provided by Stillwater for the preparation of the Sibanye shareholder circular was not provided to Sibanye before 12:00 P.M. (NY time) on March 15, 2017 (which we refer to as the “required information deadline”), to a time and date no later than 5:00 PM (NY time) on the date that is a number of days after the original end date, that is equal to the number of days between the required information deadline and the date such required information was actually delivered to Sibanye, except that this right to extend the end date or terminate the merger agreement will not available to a party whose material breach of the merger agreement has been the cause of the failure of the closing to have occurred at or prior to the end date;

•	the requisite Stillwater vote has not been obtained at a Stillwater shareholders’ meeting or at any adjournment or postponement thereof, in each case, at which a vote on such adoption was taken;

•	the Sibanye merger shareholder approval and the Sibanye rights offering shareholder approval have not been obtained at a general meeting of the Sibanye shareholders or at any adjournment or postponement thereof, in each case, at which a vote on such approval was taken; or

•	a final, non-appealable law, order, judgment or injunction or other action permanently restraining, enjoining or otherwise prohibiting the merger has been issued or taken by a court of competent jurisdiction or a governmental entity; or

•	by Sibanye if:

•	prior to the requisite Stillwater vote being obtained, (1) the Stillwater board of directors has effected a Stillwater adverse recommendation change, as described in the section captioned “— Changes in the Stillwater Board Recommendation,” (2) Stillwater has deliberately violated or breached in any material respect its non-solicitation obligations, as described in the section captioned “— Non-Solicitation by Stillwater,” or its obligation not to change the Stillwater board recommendation, as described in the section captioned “— Changes in the Stillwater Board Recommendation,” or (3) Stillwater has deliberately violated or breached its obligations regarding its proxy statement and shareholders’ meeting, as described in the section captioned “— Shareholders’ Meeting,” in a manner that has a material adverse impact on the timing of, or the ability to, obtain the requisite Stillwater vote; or

•	Stillwater has breached or failed to perform any of its covenants made in the merger agreement or any of its representations or warranties made in the merger agreement fails to be true and correct, which breach, failure to perform or failure to be true and correct (1) would give rise to the failure of the applicable closing conditions to be satisfied and (2) is either incapable of being cured or has not been cured by Stillwater within 30 calendar days after written notice thereof has been given by Sibanye to Stillwater, except that Sibanye may not terminate the merger agreement if Sibanye or Merger Sub is in material breach of the merger agreement; or

•	by Stillwater if:

•	prior to the Sibanye merger shareholder approval and the Sibanye rights offering shareholder approval being obtained, (1) Sibanye’s board of directors has effected a Sibanye adverse recommendation change, as described in the section captioned “— Sibanye Recommendation,” (2) Sibanye has deliberately violated or breached its obligations regarding its shareholder circular and shareholders’ meeting, as described in the section captioned “— Shareholders’ Meeting,” in a manner that has a material adverse impact on the timing of, or the ability to obtain, the Sibanye merger shareholder approval or the Sibanye rights offering shareholder approval; or

•	Sibanye has breached or failed to perform any of its covenants made in the merger agreement or any of its representations or warranties made in the merger agreement has failed to be true and correct, which breach, failure to perform or failure to be true and correct (1) would give rise to the failure of the applicable closing conditions to be satisfied and (2) is either incapable of being cured or has not been cured by Sibanye within 30 calendar days after written notice thereof has been given by Stillwater to Sibanye, except that Stillwater may not terminate the merger agreement if Stillwater is in material breach of the merger agreement.

If the merger agreement is terminated, it will become void and of no effect with no liability on the part of any party to another party, except that (1) certain provisions, including those relating to the effect of termination, termination payments, indemnification and reimbursement, governing law, jurisdiction and the provisions of the confidentiality agreements between Stillwater and Sibanye, will survive the termination, and (2) no party will be released from any liability for any fraud or a deliberate breach of the merger agreement prior to such termination.

Stillwater Termination Fee; Expense Reimbursement

Stillwater will be required to pay a termination fee of $16.5 million to Sibanye and reimburse Sibanye for up to $10.0 million of reasonable and documented out-of-pocket fees and expenses incurred by Sibanye:

•	if all three of the following conditions are satisfied:

•	if (1) Sibanye terminates the merger agreement in accordance with the terms thereof because Stillwater has breached or failed to perform any of its covenants made in the merger agreement or any of its representations or warranties made in the merger agreement has failed to be true and correct, which breach, failure to perform or failure to be true and correct was not cured and would give rise to the failure of the applicable closing conditions to be satisfied, or (2) either Sibanye or Stillwater terminates the merger agreement in accordance with the terms thereof because the merger has not been completed by the end date, or (3) either Sibanye or Stillwater terminates the merger agreement because Stillwater has failed to obtain the requisite Stillwater vote at a Stillwater shareholders’ meeting or at any adjournment or postponement thereof, in each case, at which a vote on such adoption was taken;

•	prior to the date of such termination (or the date of Stillwater shareholders’ meeting in the case of a termination for the failure by Stillwater to obtain the requisite Stillwater vote), an acquisition proposal, or an intention to make an acquisition proposal has been publicly disclosed, except that, for purposes of this paragraph, the references to “15%” in the definition of “acquisition transaction,” as described in the section captioned “— Non-Solicitation by Stillwater,” will be deemed to be references to “50%”; and

•	within nine months after such termination, Stillwater either enters into a definitive agreement with respect to any acquisition proposal with another party that is thereafter consummated or consummates the transactions contemplated by any acquisition proposal with another party, which, in either case, need not be the same acquisition proposal described in the bullet point above; or

•	if Sibanye terminates the merger agreement because the Stillwater board of directors has effected a Stillwater adverse recommendation change, as described in the section captioned “— Changes in the Stillwater Board Recommendation”;

•	if Sibanye terminates the merger agreement because Stillwater has deliberately violated or breached in any material respect either its non-solicitation obligations, as described in the section captioned “— Non- Solicitation by Stillwater,” or its obligation not to change the Stillwater board recommendation, as described in the section captioned “— Changes in the Stillwater Board Recommendation”; or

•	if Sibanye terminates the merger agreement because Stillwater has deliberately violated or breached its obligations regarding its proxy statement and shareholders’ meeting, as described in the section captioned “— Shareholders’ Meeting,” in a manner that has a material adverse impact on the timing of, or the ability to, obtain the requisite Stillwater vote.

In addition, Stillwater will be required to reimburse Sibanye for up to $10.0 million of reasonable and documented out-of-pocket fees and expenses incurred by Sibanye if the merger agreement is terminated by either Stillwater or Sibanye because the requisite Stillwater vote has not been obtained at a Stillwater shareholders’ meeting or at any adjournment or postponement thereof, in each case, at which a vote on such adoption was taken. The payment of such expense reimbursement will not affect Sibanye’s right to receive any termination fee otherwise due, as described under the first bullet point in the preceding paragraph.

In the event the termination fee is payable by Stillwater to Sibanye, from and after the payment of such termination fee and expense reimbursement by Stillwater to Sibanye, Stillwater will have no further liability of any kind in connection with the merger agreement other than for any liability arising from a deliberate breach, as described in the section captioned “— Termination of the Merger Agreement.”

Sibanye Reverse Termination Fee; Expense Reimbursement

Sibanye will be required to pay a reverse termination fee of $33.0 million to Stillwater and reimburse Stillwater for up to $10.0 million of reasonable and documented out-of-pocket fees and expenses incurred by Stillwater:

•	if either Sibanye or Stillwater terminates the merger agreement because the merger has not been completed by the end date, and, at the time of such termination, any condition set forth below has not been satisfied:

•	the Sibanye merger shareholder approval has not been obtained at a general meeting of Sibanye shareholders;

•	the Sibanye rights offering shareholder approval has not been obtained at a general meeting of Sibanye shareholders;

•	the HSR Act clearance has not been obtained (early termination was granted by the FTC prior to the date of this proxy statement);

•	the CFIUS clearance has not been obtained; or

•	the SARB approval has not been obtained (the SARB approval was granted prior to the date of this proxy statement); or

•	if either Sibanye or Stillwater terminates the merger agreement because the Sibanye merger shareholder approval or the Sibanye rights offering shareholder approval has not been obtained at a general meeting of the Sibanye shareholders or at any adjournment or postponement thereof, in each case, at which a vote on such approval was taken;

•	if Stillwater terminates the merger agreement because, prior to the Sibanye merger shareholder approval or the Sibanye rights offering shareholder approval, Sibanye’s board of directors has effected a Sibanye adverse recommendation change, as described in the section captioned “— Sibanye Recommendation”; or

•	if Stillwater terminates the merger agreement because, prior to the Sibanye merger shareholder approval or the Sibanye rights offering shareholder approval, Sibanye has deliberately violated or breached its obligations regarding its shareholder circular and shareholders’ meeting, as described in the section captioned “— Shareholders’ Meeting,” in a manner that has a material adverse impact on the timing of, or the ability to obtain, either the Sibanye merger shareholder approval or the Sibanye rights offering shareholder approval.

Sibanye has agreed, at its sole expense, to cause a letter of credit to be issued in the amount of $43.0 million for the benefit of Stillwater within 10 business days after the date of the merger agreement. Such letter of credit was issued on December 22, 2016. In the event the reverse termination fee and the expense reimbursement become due and payable by Sibanye to Stillwater, Stillwater will have the ability to draw on the letter of credit in accordance with the terms thereof unless such amounts have already been paid by Sibanye to Stillwater. In the event that, prior to the expiration date of the letter of credit, any party has commenced a proceeding against another party relating to whether the reverse termination fee and/or expense reimbursement has become due and payable by Sibanye to Stillwater, Sibanye will cause to be delivered an extension to or a replacement of the letter of credit in favor of Stillwater and will pay in full any and all fees in connection with such extension or replacement.

In the event the reverse termination fee is payable by Sibanye to Stillwater, from and after the payment of such reverse termination fee and expense reimbursement by Sibanye to Stillwater, Sibanye will have no further liability of any kind in connection with the merger agreement other than for any liability arising from a deliberate breach, as described in the section captioned “— Termination of the Merger Agreement.”

Remedies; Specific Enforcement

The parties to the merger agreement have agreed that irreparable damage would occur in the event that the parties do not perform their obligations under the provisions of the merger agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties have agreed that they will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

Amendment of the Merger Agreement

At any time prior to the effective time of the merger, the merger agreement may be amended by Stillwater and Sibanye by an instrument in writing signed by both parties, or, in the case of a waiver, by each party against which the waiver is to be effective, except that after the requisite Stillwater vote has been obtained, no amendment which by law requires further approval of Stillwater’s shareholders may be made without such further approval, and after the Sibanye merger shareholder approval and the Sibanye rights offering shareholder approval have been obtained, no amendment which by law requires further approval of Sibanye shareholders may be made without such further approval. In addition, no amendment of the merger agreement to which Sibanye’s financing sources are intended third party beneficiaries that is materially adverse to any financing source will be effective without the written consent of such financing source.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Stillwater is providing its shareholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to its named executive officers in connection with the merger, as described in the table captioned “Quantification of Potential Payments and Benefits to Stillwater’s Named Executive Officers in Connection with the Merger” under “Proposal 1: The Merger — Interests of the Company’s Directors and Executive Officers in the Merger,” including the footnotes to the table and related discussion beginning on page 45 of this proxy statement.

The Stillwater board of directors unanimously recommends that the shareholders of Stillwater approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Stillwater’s named executive officers in connection with the merger, and the agreement or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section captioned “Proposal 1: The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Stillwater’s Named Executive Officers in Connection with the Merger,” including the footnotes to the table and the related discussion, is hereby APPROVED.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Stillwater or Sibanye. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Stillwater’s shareholders.

The above resolution approving the merger-related compensation of Stillwater’s named executive officers on an advisory basis requires the affirmative vote of a majority of the common shares having voting power and present in person or represented by proxy at the annual meeting.

The Stillwater board of directors unanimously recommends that the shareholders of Stillwater vote “FOR” the named executive officer merger-related compensation proposal.

PROPOSAL 3: ELECTION OF DIRECTORS

Election Process

Our by-laws provide for the annual election of directors. Our by-laws also provide that the number of directors will be determined by the Stillwater board of directors, which has set the number at seven effective at the 2016 annual meeting of shareholders.

The seven persons set forth below have been nominated to serve as directors of the Company until the next annual meeting of shareholders, or until their respective successors are elected, and each person has consented to being named as a nominee. All of the nominees are currently directors of the Company.

In November of 2016, the board of directors amended our by-laws to require that the nominees for election to the board receive the affirmative vote of a majority of the common shares having voting power present in person or represented by proxy at a meeting at which a quorum is present. Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name, and do not provide instruction as to how your shares should be voted on this proposal.

The board of directors unanimously recommends that you vote FOR all of the board’s nominees.

It is anticipated that proxies will be voted for the nominees listed below, and the board has no reason to believe any nominee will not continue to be a candidate, or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the proxy holders named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the board may propose.

The name and age of each nominee, his or her principal occupation for at least the past five years and certain additional information is set forth below. Such information is as of the date hereof, and is based upon information furnished to the Company by each nominee.

Director Qualifications

Directors are responsible for overseeing the management of the Company’s business. This requires highly skilled individuals with various qualities, attributes and experience. The board believes there are general requirements applicable to all directors, as well as other skills and experience that should be represented on the board as a whole, but not necessarily by each director. The board and its corporate governance & nominating committee consider the qualifications of directors and director candidates individually and in the broader context of the board’s overall composition and our current and future needs.

Board Tenure

We adopted a board Tenure Policy which states that a director’s maximum tenure will be nine years, or, if earlier, at such time as a director reaches 72 years of age, at which time the director will not be re-nominated unless the board determines that specific, exceptional circumstances warrant re-nomination, which reasons will be publicly disclosed.

The following directors have agreed to stand for election as directors at the annual meeting and are proposed by the Nominating Committee of the board.

Nominees for Election

GEORGE M. BEE

Independent director since:	November 24, 2012
Age:	58
Roles on the board:	Health, Safety & Environmental (Chairman), Technical & Ore Reserve
Share ownership:	Common Shares: 24,354 / DSUs: 18,828

Specific qualifications, attributes, skills and experience:

Industry Knowledge	Environmental, Health, & Safety Oversight
Risk Oversight	International Exposure

George M. Bee was appointed to the board of directors in 2012. Currently, he serves as Senior Vice President Frontera District for Barrick Gold Corporation, rejoining Barrick for a third term and building on his prior 16-year career with the company. Previously, Mr. Bee held positions as CEO and Director of Jaguar Mining Inc. between March 2014 and December 2015, President and CEO of Andina Minerals Inc. from February 2009 until January 2013 and Chief Operating Officer for Aurelian Resources, Inc. from 2007 to 2009. He has also served in various senior management and operational positions at Kinross Gold Corporation, Palabora Copper (RTZ) and Western Holdings (Anglo). In addition to Stillwater, Mr. Bee has served on the board of directors of Sandspring Resources Ltd., Jaguar Mining, Peregrine Metals Ltd. and Minera IRL, including as the chair or participant on a number of board committees.

Mr. Bee received a Bachelor of Science degree from the Camborne School of Mines in Cornwall, United Kingdom. He also holds ICD.D designation from the Institute of Corporate Directors.

MICHAEL J. MCMULLEN

Executive director since:	December 3, 2013
Independent director:	From May 2, 2013 until December 2, 2013
Age:	46
Roles on the board:	Technical & Ore Reserve, Health, Safety & Environmental
Share ownership:	Common Shares: 131,248 / RSUs: 155,891/ PSUs: 222,556

Specific qualifications, attributes, skills and experience:

Industry Knowledge	Executive Leadership
Risk Oversight	International Exposure

Michael J. (Mick) McMullen was elected to the board of directors on May 2, 2013 and appointed President and CEO of Stillwater on December 3, 2013. Previously, Mr. McMullen served in a variety of senior executive and directorship positions, most recently as a Principal at MRI Advisory AG, a private company focusing on development of metal and minerals projects in the Americas, Europe and Africa. In 2007, he became Executive Chairman of Lachlan Star Limited, a post he held until January 2014. Lachlan Star Limited announced the appointment of voluntary insolvency administrators in February 2015. Mr. McMullen also served as the Executive Chairman of Nevada Iron until January 2017. Over the course of his 23-year career, Mr. McMullen has been responsible for development of several large open pit and underground mines in Australia, Europe and Latin America. He has had detailed involvement in all aspects of the mining business, including exploration, permitting, mine development, financing, operations, product sales, and asset acquisition and divestments, as well as the debt and equity markets. He has managed multiple operations across several jurisdictions, working with large workforces and unions in culturally diverse and environmentally sensitive areas. His experience covers a range of commodities including copper, gold, iron ore and PGMs.

Mr. McMullen holds a Bachelor of Science degree in Geology from Newcastle University in New South Wales, Australia, and pursued graduate studies in Mineral Economics at Western Australian School of Mines.

PATRICE E. MERRIN

Independent director since:	May 2, 2013
Age:	68
Roles on the board:	Corporate Governance & Nominating (Chairman), Compensation
Other public company boards:	Glencore PLC, Novadaq Technologies Inc.
Share ownership:	Common Shares: 22,586 / DSUs: 18,828

Specific qualifications, attributes, skills and experience:

Industry Knowledge	Executive Leadership
Risk Oversight	Government Affairs and Public Policy

Patrice E. Merrin was elected to the board of directors on May 2, 2013. Ms. Merrin is an international business executive and corporate director. She was Chairman of the board of directors of CML HealthCare Inc., a leading provider of private laboratory testing services, from 2011 until 2013, when she had served as a director since 2008. She served as a Director of Ornge, Ontario’s air ambulance service from 2012 to 2015, and was a Director of Climate Change and Emissions Management Corporation, created to support Alberta’s initiatives on climate change and the reduction of emissions from 2009 to 2014. From October 2009 to June 2011, Ms. Merrin served as a Director of Enssolutions Group Inc. From 2005 to 2006, Ms. Merrin served as President, CEO and a Director of Luscar Ltd., Canada’s largest producer of thermal coal, and as Executive Vice President from 2004 to 2005. During her tenure, Luscar was owned equally by Sherritt International and Ontario Teachers Pension Plan Board. Before joining Luscar, from 1999 to 2004, Ms. Merrin was Executive Vice President and Chief Operating Officer of Sherritt International, a diversified international natural resources company with assets in base metals mining and refining, thermal coal, oil and gas, and power generation. Ms. Merrin was a member of the National Advisory Panel on Sustainable Energy Science & Technology from 2005 to 2006, and from 2003 to 2006, was a member of Canada’s National Round Table on the Environment and the Economy.

Ms. Merrin holds a Bachelor of Arts degree from Queen’s University in Kingston, Ontario, and completed the Advanced Management Programme at INSEAD.

LAWRENCE PETER O’HAGAN

Independent director since:	March 16, 2015
Age:	53
Roles on the board:	Audit, Compensation (Chairman)
Share ownership:	DSUs: 14,505

Specific qualifications, attributes, skills and experience:

Industry Knowledge	Capital Markets Expertise
Risk Oversight	International Exposure

Lawrence Peter O’Hagan was appointed to the board of directors on March 16, 2015. He is a Managing Director at the Carlyle Group, a leading global alternative asset management firm, where he works on Commodities and Natural Resources investment for the Equity Opportunity Fund. He joined Carlyle in January 2016. Before joining Carlyle, Mr. O’Hagan was an Executive-in-Residence (Energy & Infrastructure) at KKR & Co in 2014 and 2015. Prior to KKR, Mr. O’Hagan worked at Goldman Sachs for almost 23 years, where he most recently co-headed the global commodities business and served as head of origination and structuring. Mr. O’Hagan joined Goldman Sachs in the Metals department in New York in 1991 as an associate. He became a managing director in 2000, and a partner in 2002. In 2008, Mr. O’Hagan became the founding CEO of Goldman Sachs Bank USA when Goldman became a federally regulated bank holding company. He led Goldman Sachs Bank, with $110 billion in assets, from its inception in October 2008 to March 2011. He returned to Global Commodities to co-head the business and lead sales and structuring again until the end of 2013.

Mr. O’Hagan, based in New York City, holds a B.A., International Relations from the University of Toronto and an M.A. from Johns Hopkins School of Advanced International Studies.

MICHAEL S. PARRETT

Independent director since:	May 7, 2009
Age:	65
Roles on the board:	Audit (Chairman), Corporate Governance & Nominating
Other public company boards:	Centerra Gold Inc.
Share ownership:	Common Shares: 29,053 / DSUs: 18,828

Specific qualifications, attributes, skills and experience:

Financial Expertise	Executive Leadership
Industry Knowledge	International Exposure

Michael S. Parrett was elected to the board of directors on May 7, 2009. He has been an independent consultant and corporate director since 2002. During 2002, 2003 and the first quarter of 2004, Mr. Parrett served as a financial consultant to Stillwater. From 1990 to 2001, he was CFO, President of Rio Algom and Chief Executive of Billiton Base Metals. From 1983 to 1989, Mr. Parrett performed various financial functions, including Controller, CFO, Treasurer, Controller Marketing and Director of Internal Audit at Falconbridge Limited, which also had a recycling/custom feed business. He was on the board of directors of Pengrowth Energy Corporation from 2004 to 2016. Mr. Parrett was on the board of directors of Gabriel Resources Ltd. from 2003 to 2010, and was their Chairman from December 2005 to 2010. He was also a Trustee and on the board of directors of Fording Canadian Coal Trust from 2003-2008. Effective May 2014, Mr. Parrett joined the board of directors of Centerra Gold, Inc.

Mr. Parrett is a Chartered Professional Accountant, and received his Bachelor of Arts degree in Economics from York University in Toronto, Ontario.

BRIAN D. SCHWEITZER

Independent director since:	May 2, 2013
Age:	60
Roles on the board:	Chairman; Corporate Governance & Nominating, Health, Safety & Environmental
Share ownership:	Common Shares: 30,703 / DSUs: 18,828

Specific qualifications, attributes, skills and experience:

Executive Leadership	Geopolitical Expertise
International Exposure	Risk Oversight

Brian D. Schweitzer was elected to the board of directors on May 2, 2013 and became the Chairman of the board on May 17, 2013. Mr. Schweitzer most recently served as Governor of Montana, from January 5, 2005 to January 7, 2013. As Governor, he was the chief regulator of water and air quality, fisheries and wildlife, and served as Chair of the Western Governors’ Association, during 2009, and the Democratic Governors’ Association, during 2008. Mr. Schweitzer also served as the 2011 President of the Council of State Governments, during his tenure as Governor. Prior to his role as Governor of Montana, Mr. Schweitzer was a successful rancher and entrepreneur. He began his career as an international agricultural consultant and worked as an irrigation developer on projects in Africa, Asia, and South America. He spent several years working in Libya and Saudi Arabia.

Mr. Schweitzer earned his Bachelor of Science degree in international agronomy from Colorado State University, and a Master of Science in soil science from Montana State University, Bozeman.

GARY A. SUGAR

Independent director since:	August 29, 2012
Age:	68
Roles on the board:	Audit, Compensation, Technical & Ore Reserve (Chairman)
Other public company boards:	Seabridge Gold Inc.
Share ownership:	Common Shares: 11,703 / DSUs: 18,828

Specific qualifications, attributes, skills and experience:

Industry Knowledge	Capital Markets Expertise
Risk Oversight	International Exposure

Gary A. Sugar was appointed to the board of directors on August 29, 2012. Mr. Sugar retired in 2011 from RBC Capital Markets after a 32-year career. He initially worked in the mining industry in exploration and corporate development for companies including Inco, Cominco, Rio Algom, and Imperial Oil (Exxon). Mr. Sugar joined a predecessor company to RBC Capital Markets in 1979. He specialized in the mining sector, particularly in equity and debt financings, mergers and acquisitions, and other advisory services for a wide range of Canadian and international mining companies. He was appointed a managing director in 1987, and led the mining practice for many years. From March 2012 until its acquisition in June, 2014, Mr. Sugar was a member of the board of directors of Osisko Gold, and also served on the board of directors of Romarco Minerals Inc. until its acquisition by OceanaGold on October 1, 2015. Mr. Sugar was appointed to the board of Seabridge Gold in May 2016.

Mr. Sugar holds a Bachelor of Science degree in Geology and an M.B.A. from the University of Toronto.

BOARD OF DIRECTORS AND COMMITTEES

The board of directors met 13 times during 2016. Each director attended 100% of the total number of eligible meetings of the board and each committee on which he or she served in 2016. The independent directors regularly met in executive session without management. Mr. Schweitzer, as Chairman of the board, presides over executive sessions of the board. Pursuant to the Company’s Corporate Governance Principles, all directors are expected, but not required, to attend each annual meeting of shareholders. With the exception of Mr. O’Hagan, all directors attended the annual shareholder meeting last year.

Attendance of Directors(*)

Director	Board Meetings	Audit Committee Meetings	Corporate Governance & Nominating Committee Meetings	Compensation Committee Meetings	Health, Safety & Environmental Committee Meetings	Technical & Ore Reserve Committee Meetings
George M. Bee	13 of 13	—	—	—	3 of 3	2 of 2
Michael J. (Mick) McMullen	13 of 13	—	—	—	3 of 3	2 of 2
Patrice E. Merrin	13 of 13	—	5 of 5	7 of 7	—	—
Lawrence Peter O’Hagan	13 of 13	4 of 4	—	7 of 7	—	—
Michael S. Parrett	13 of 13	4 of 4	5 of 5	—	—	—
Brian D. Schweitzer	13 of 13	—	5 of 5	—	3 of 3	—
Gary A. Sugar	13 of 13	4 of 4	—	7 of 7	—	2 of 2

(*)	In person or telephonic.

Director Independence

The board follows the standards set forth in the Company’s Corporate Governance Principles when determining director independence, which standards meet or exceed the listing standards of the NYSE with respect to director independence. These principles can be found on the Company’s corporate website at www.stillwatermining.com, under the heading “Governance / Governance Principles.” A copy may also be obtained upon request from the Company’s Corporate Secretary at Stillwater Mining Company, 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120.

These principles provide objective, as well as subjective, criteria that the board will utilize in determining whether each director meets the independence standards of the SEC and the NYSE applicable to the Company.

The board undertook its annual review of director transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The board also examined transactions and relationships between directors or their affiliates, on the one hand, and members of the Company’s senior management or their affiliates, on the other hand.

The board affirmatively determined that all of the directors being nominated for election at the annual meeting, including the Chairman of the board, are independent of the Company and the Company’s management under the standards set forth in the Corporate Governance Principles, with the exception of Mr. McMullen, who is considered not to be independent because he serves as the Company’s CEO.

Committees

Audit Committee: The Company has a standing Audit Committee as defined in Section 3(a)(58)(A) of the Exchange Act. The Audit Committee held four meetings during 2016. The members of the Audit Committee in 2016 were Michael S. Parrett (Chairman), Gary A. Sugar and Lawrence Peter O’Hagan. Each of the Audit Committee members was “independent,” and satisfied the additional independence requirements of Section 303A.02 of the NYSE’s listing standards and Rule 10A-3 of the Exchange Act and the NYSE requirements for audit committee members in 2016. Each member of the Audit Committee is “financially literate” as required by the NYSE.

The Audit Committee reviews the accounting principles and procedures of the Company and its annual and quarterly financial reports and statements, is responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent auditors, reviews with the independent registered public accountants the plans and results of the auditing engagement and considers the independence of the Company’s auditors. The Audit Committee is also responsible for reviewing the Company’s finance matters.

The Audit Committee is governed by a written charter which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Governance / Overview / Committee Charters / Audit Committee.” Copies of the charter are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120.

The Audit Committee also follows a written Audit and Non-Audit Services Pre-Approval Policy (available on the Company’s corporate website at www.stillwatermining.com, under the heading “Governance / Overview / Governance Documents / Audit & Non-Audit Services Policy”) for services to be performed by the independent registered public accountants. Proposed services may be either (1) pre-approved without consideration of specific case-by-case services by the Audit Committee (“General Pre-Approval”) or (2) require the specific pre-approval of the Audit Committee (“Specific Pre-Approval”). The Audit Committee believes that the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent auditor to ensure the auditor’s independence is not impaired. Unless a type of service has received General Pre-Approval, it requires Specific Pre-Approval by the Audit Committee if it is to be provided by the independent registered public accountants.

The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence, whether the independent auditor is best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

SEC rules and NYSE listing standards require the board to determine whether a member of its Audit Committee is an “audit committee financial expert” and disclose its determination. According to these requirements, an audit committee member can be designated an audit committee financial expert only when the audit committee member satisfies specified qualification requirements, such as experience (or “experience actively supervising” others engaged in) preparing, auditing, analyzing or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with the Company’s financial statements. SEC rules further require such qualifications to have been acquired through specified means of experience or education. The board has determined that Michael S. Parrett qualifies as an “audit committee financial expert” under SEC rules. The board believes that the current members of the Audit Committee are qualified to carry out the duties and responsibilities of the Audit Committee.

Compensation Committee: The Company has a separate Compensation Committee as required under the NYSE’s listing standards. The Compensation Committee held seven meetings during 2016. During 2016, the members of the Compensation Committee were Lawrence Peter O’Hagan (Chairman), Patrice E. Merrin and Gary A. Sugar. The board has determined that all members of the Compensation Committee are “independent”

under the applicable NYSE listing standards. The principal responsibilities of the Compensation Committee are to establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of stock options and stock awards under the Company’s stock plans and provide assistance to management regarding key personnel selection. The Compensation Committee’s written charter is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Governance / Overview / Committee Charters / Compensation Committee.” Copies of the charter are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120.

Corporate Governance & Nominating Committee: The Company has a Corporate Governance and Nominating Committee as required pursuant to the NYSE’s listing standards. The Corporate Governance and Nominating Committee held five meetings during 2016. The Corporate Governance and Nominating Committee is composed of Patrice E. Merrin (Chairman), Michael S. Parrett and Brian D. Schweitzer. The board has determined that all of the members of the Corporate Governance and Nominating Committee are independent directors under the applicable NYSE listing standards.

The principal responsibilities of the Corporate Governance and Nominating Committee are identifying and recommending to the board individuals qualified to serve as directors of the Company and on Committees of the board, advising the board as to the appropriate size, function and procedures of the Committees of the board, developing and recommending to the board corporate governance principles, overseeing evaluation of the board and the Company’s executive officers and attending to any matter as may pertain to the scope of corporate governance in the Company.

The Corporate Governance and Nominating Committee is governed by a written charter. The board also follows the Corporate Governance Principles for the Company and a written policy for shareholder nomination of directors. These documents set forth the criteria and methodology the board uses when considering individuals as nominees to the board. Current copies of these documents are available on the Company’s corporate website at www.stillwatermining.com, under the headings “Governance / Corporate Governance & Nominating Committee,” “Governance / Governance Principles” and “Governance / Stockholder Nomination of Directors,” respectively. Copies of these documents are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120.

Health, Safety & Environmental Committee: The Company has a Health, Safety and Environmental Committee with the principal responsibilities of reviewing the Company’s environmental and occupational health and safety policies and programs, overseeing the Company’s environmental and occupational health and safety performance and monitoring current and future regulatory issues. During 2016, the Health, Safety and Environmental Committee consisted of George M. Bee (Chairman), Brian D. Schweitzer and Mick McMullen. This Committee held three meetings in 2016.

The Health, Safety and Environmental Committee’s written charter is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Governance / Overview / Committee Charters / Health, Safety & Environmental Committee.” Copies of the charter are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120.

Technical & Ore Reserve Committee: The Company has a Technical & Ore Reserve Committee with principal responsibilities of advising the board on the appropriateness, accuracy and completeness of the Company’s ore reserves, ensuring that management appropriately presents the Company’s ore reserves to regulatory agencies and overseeing the Company’s technical and strategic position. During 2016, the Technical and Ore Reserve Committee was composed of Gary A. Sugar (Chairman), George M. Bee and Mick McMullen. This Committee held two meetings in 2016.

The Technical & Ore Reserve Committee’s written charter is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Governance / Overview / Committee Charters / Technical & Ore Reserve Committee.” Copies of the charter are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120.

Candidate Selection Process

The minimum qualifications for serving as a director of the Company are that a nominee must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board’s oversight of the business and affairs of the Company. In addition, the Corporate Governance and Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. While the Corporate Governance and Nominating Committee has not adopted a formal diversity policy with respect to the selection of director nominees, the Committee seeks to have the board represent a diversity of backgrounds and experiences. As part of this process, the committee evaluates how a particular candidate would strengthen and increase the diversity of the board and contribute to the board’s overall balance of perspectives, backgrounds, knowledge, experience and expertise in areas relevant to the Company’s business. The committee assesses its achievement of diversity through review of board composition as part of the board’s annual self-assessment process.

Under the Company’s Corporate Governance Principles, the Corporate Governance and Nominating Committee presents a list of candidates to the board for nomination. The CEO is included in the process on a non-voting basis. Taking into account the factors outlined above, the Corporate Governance and Nominating Committee makes a recommendation to the board, and the board determines which of the recommended candidates to approve for nomination.

Nomination Process

Nominations of persons for election as directors of the Company may be made at a meeting of shareholders, (1) by or at the direction of the board, (2) by the Corporate Governance and Nominating Committee or persons appointed by the board, or (3) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 3.3 of our by-laws. Such nominations, other than those made by or at the direction of the board, must be made pursuant to timely notice in writing to the Company’s Corporate Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive office of the Company not less than 50 days, nor more than 75 days, prior to the meeting, except that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Such shareholder’s notice to the Company’s Corporate Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Exchange Act, as now or hereafter amended and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person will be eligible for election by the shareholders as a director of the Company unless nominated in accordance with the procedures set forth herein.

Business Ethics and Code of Conduct

The Company has a Business Ethics and Code of Conduct policy applicable to its officers, directors, employees and agents, including our CEO and all senior financial officers, including our principal financial officer and corporate controller. A current copy of this policy is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Governance / Overview / Governance Documents / Code of Conduct.” The purpose of this policy is to provide legal, ethical and moral standards for the conduct of the Company’s officers, directors, employees and agents. In addition, waivers from and amendments to our Code of Business Conduct and Ethics that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, will be timely posted in the “Governance” section of our website at www.stillwatermining.com. The board has also adopted a Code of Ethics Policy for its chief executive and senior financial officers which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Governance / Overview/ Governance Documents / Code of Ethics for Senior Financial Officers.” This document sets forth specific policies to guide the CEO, CFO and corporate controller in the performance of their duties. Copies of these documents are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120.

Board Oversight of Risk

The board has responsibility for risk oversight, and its committees help oversee risk in areas over which they have responsibility. The board receives regular updates related to various risks for both the Company and our industry. The Audit Committee receives and discusses reports regularly from members of management who are involved in the risk assessment and risk management functions on a daily basis. In addition, the Compensation Committee annually reviews, with the assistance of management, the overall structure of the Company’s compensation program and policies for all employees as they relate to the Company’s risk management practices.

The board oversees the management of risks inherent in the Company’s businesses, and the implementation of its strategic plan. The board performs this oversight role by implementing multiple levels of review. In connection with reviews of the operations of the Company’s business units and corporate functions, the board addresses the primary risks associated with those units and functions. In addition, the board reviews the risks associated with the Company’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company. The board also considers other risk topics at its meetings, including risks associated with capital structure, strategic plan, business climate, industry changes and development activities. Further, the board is routinely informed by management of developments that could affect our risk profile. The Board’s current role in risk oversight is complemented by the “checks and balance” of our leadership structure and our continuing enterprise risk management exercises conducted by management to identify, assess and prioritize potential risks to the Company.

Each of the committees also manages Company risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors.

Review of Compensation Risk

As part of its oversight of the Company’s executive compensation program, the Compensation Committee, with the assistance of outside experts, assessed the Company’s compensation programs and has concluded that these compensation policies and practices do not create risks reasonably likely to have a material adverse effect on the Company. The Compensation Committee and management spent considerable time and effort assessing the Company’s executive compensation and benefits programs over the past year to determine whether the programs’ provisions and operations create material, undesired or unintentional risk to the Company. This risk assessment process included a review of policies and procedures, analysis of risk identification and controls and determination of the balance of potential risk to potential reward.

The review of the programs and policies that apply to our named executive officers includes:

•	analysis of how different elements of compensation may increase or mitigate risk-taking;

•	analysis of performance metrics used for short-term and long-term incentive programs, and the relationship of such incentives to the objectives of a particular position or business unit;

•	analysis of whether the performance measurement periods for short-term and long-term incentive compensation are appropriate; and

•	analysis of the overall structure of compensation programs as related to business risks.

Based on the foregoing, we believe our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe our incentive compensation programs provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and the risk-management practices of the Company and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are identified under “Committees” above. No member of the Compensation Committee was, at any time during 2016, an officer or employee, or a former officer, of the Company. There were no compensation committee interlocks with other companies in 2016 within the meaning of Item 407(e)(4)(iii) of Regulation S-K.

Shareholder Communication with Directors

The board has a written policy on shareholder and interested party communications with directors.

Under the policy, shareholders and other interested parties may contact any member (or all members) of the board (including, without limitation, the Chairman, Brian D. Schweitzer, or the independent directors as a group, or any other director designated to preside over board executive sessions), any board committee or any chair of any such committee by mail or email. To communicate with the board, any individual director or any group or committee of directors, correspondence should be addressed to the board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Corporate Secretary, Stillwater Mining Company, 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120. To communicate with any of our directors via email, shareholders should go to our corporate website at www.stillwatermining.com. Under the heading “Governance / Communication with directors,” you will find a link to an email address (corporate.secretary@stillwatermining.com) that may be used for writing an electronic message to the board, any individual director or any group or committee of directors. Please follow the instructions on our website to send your message.

Director Compensation

Each non-employee director receives an annual retainer of $55,250 which may be paid in cash or may be deferred in Deferred Share Units (“DSUs”). In addition, the Company pays each non-employee director and committee member $2,125 per meeting of the board attended in person and $1,275 per meeting of the board attended by telephone. The Chairman of the board receives an additional annual retainer of $60,000; the Audit Committee chairman receives an additional annual retainer of $17,000; the Compensation Committee chairman receives an additional $12,750 annual retainer; and the other committee chairmen each receive additional annual retainers of $8,500. In addition, in 2017 the Stillwater board of directors approved the payment of an amount in cash equal to the payment of one in-person meeting fee to five directors as compensation for additional work related to the engagement of legal and financial advisors in connection with the Stillwater board’s strategic assessment process. The Company also reimburses all directors for reasonable travel expenses. The Company’s Stock Ownership Guidelines state that independent directors should own common shares (or a DSU equivalent) having a value of at least two times their annual retainer. Pursuant to these guidelines, each director is asked to comply with this guideline by the fifth anniversary of his or her election to the board. All directors are in compliance with this guideline.

Under the Independent Director Deferred Share Unit Plan (the “DSU Plan”) the Company’s non-employee directors receive a grant in the form of deferred share units on the date of each annual meeting of shareholders. The Corporate Governance and Nominating Committee determined that this year’s grant should remain unchanged from the previous year, valued at $80,000, or an amount adjusted pro rata upon appointment to or separation from, the board. Each director may also elect to defer up to 100% of his or her annual compensation in the form of DSUs credited to a DSU account maintained by the Company. Each DSU represents the right to receive a cash payment equal to the value of one common share on the applicable distribution date and becomes payable following a director’s separation from service as a member of the board. Should cash dividends or distributions be paid on shares during the period when DSUs are outstanding and prior to payment or settlement, each DSU account will be credited with additional DSUs. The additional DSUs to be credited will be calculated by dividing (1) the aggregate dividends or distributions that would have been paid to the director if the director held the shares underlying the DSUs by (2) the fair market value of one Stillwater common share on the date which the dividends or distributions were paid.

2016 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	DSU Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)
George M. Bee	97,325	80,000	—	—	175,200
Lawrence Peter O’Hagan	105,697	80,000	—	—	183,572
Michael J. McMullen	—	—	—	—	—
Patrice E. Merrin	107,950	80,000	—	—	185,825
Michael S. Parrett	111,350	80,000	—	—	191,350
Brian D. Schweitzer	154,350	80,000	—	—	232,225
Gary A. Sugar	116,154	80,000	—	—	194,029

(1)	Amounts include fees deferred in the form of DSUs under the DSU Plan.
(2)	Value is based on the closing price of the Company’s common shares on the grant date.
(3)	At December 31, 2016, there were no option awards outstanding for any non-employee director.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the philosophy, analysis, elements and decisions we made and implemented in 2016 to align our compensation practices with our stated corporate goals. It further describes our 2016 executive compensation for our named executive officers (“NEOs”), who were:

•	Michael J. McMullen, President and Chief Executive Officer

•	Christopher M. Bateman, Chief Financial Officer

•	Brent R. Wadman, Vice President, Legal Affairs and Corporate Secretary

•	Kristen K. Koss, Vice President, Human Resources and Safety

•	Dee L. Bray, Vice President, Mine Operations

Details regarding the background and qualifications of each of our NEOs are included in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this proxy statement.

Company Performance for 2016

Highlights of the Company’s operating performance for 2016 include:

•	consolidated net income attributable to common shareholders of $9.5 million, or $0.08 per diluted share.

•	cash and cash equivalents plus highly liquid investments of $450.1 million at year end.

•	further reduction in all-in sustaining cost (“AISC”), which averaged $622/ounce for the year.

•	production of 545,300 PGM ounces, 4.7% higher than 2015.

•	processing of 668,300 ounces of recycled palladium, platinum and rhodium.

For an explanation of AISC (a non-GAAP financial measure) and a reconciliation of AISC to consolidated costs of revenues (the most directly comparable GAAP financial measure), as well as other non-GAAP financial measures used by management, see Item 6 of our Annual Report on Form 10-K for the year ending December 31, 2016.

Summary of 2016 Compensation Decisions

The above highlights and other financial and operational outcomes were key to determining overall compensation for our Chief Executive Officer and other NEOs in 2016, summarized below. A substantial portion of the compensation of these individuals is based on performance goals and is not fixed, thus ensuring better alignment with the Company’s strategic objectives. NEO compensation outcomes for 2016 included the following:

•	In 2016, the Compensation Committee reviewed a market analysis. The market analysis indicated that the base salaries of our NEOs were generally at or below the 50th percentile. The Compensation Committee determined that, while this rate of pay remains competitive for the market in which we compete for executive talent, there should be some salary increases for our NEOs other than our CEO in 2016.

•	The Compensation Committee reviewed target short-term and long-term incentive payout percentages. No changes were made to the percentages for the NEOs except for the Vice President, Mine Operations, who was promoted to a position with a short-term incentive target of 40%.

•	Annual cash incentive target awards are generally structured to deliver pay that is consistent with market median levels for achievement of target performance on short-term objectives designed to drive operational and financial performance. During 2016, safety, mine production, mine costs, recycling operations, financing, technology and strategic initiatives were the key metrics for our NEOs’ annual cash incentive awards. The Company’s performance with respect to each of these metrics resulted in annual incentive payouts ranging between 163% and 175% of target levels; and

•	Long-term awards are granted 50% in the form PSUs and 50% in RSUs. PSUs granted in 2016 vest contingent on the results of measured performance over a three-year period ending December 31, 2018 as to strategic objectives tied to Total Shareholder Return (“TSR”), Net Book Value per Share and Free Cash Flow. See “The Merger Agreement — Treatment of Equity Awards” for a discussion of the effect of the merger on PSUs, RSUs and other equity awards.

Consideration of our 2016 Advisory Vote on Executive Compensation

In its compensation review process, the Compensation Committee considers whether our executive compensation and benefits program serves the interests of our shareholders. In that respect, as part of its on-going review of our executive compensation program, the Compensation Committee considered the approval by 99% of the votes cast for the Company’s “say on pay” vote at our 2016 annual meeting of Shareholders.

Summary of the 2016 Executive Compensation Program

For 2016, we maintained our compensation programs to continue to align our compensation practices with the Company’s short-term and long-term goals and taking into account our industry characteristics, (e.g., commodity-priced mining product, capital intensive and long-term assets), current operational situation and strategic alternatives as determined by our management team. Accordingly, for the 2016 incentive programs, we maintained our focus on financial performance measures and TSR, a strong emphasis on key operational drivers of shareholder value (e.g., production and cost), and other strategic measures key to driving the long-term success of the Company.

Pay Design Element	Stillwater Mining Company Compensation Program
Pay Positioning	Total direct compensation (salary + annual incentive + long term incentive) targeted at median (50th percentile)

Peer Groups and Survey Sources

•    For pay purposes, Compensation Peer Group remains unchanged from 2015

•    For stock price / TSR performance purposes, Performance Peer Group somewhat overlaps the Compensation Peer Group, reducing proportion of gold producers and adding PGM and recycling producers

•    PGM and recycling companies are too large and / or non-U.S. / Canada domiciled; therefore not appropriate as Compensation Peer Group

Long-Term Incentive (“LTI”) Mix	• Two LTI programs: ▪ PSUs measured by three-year performance ▪ Time-vesting RSUs (provides tangible value in volatile industry) • Weighted 50-50 between PSUs and RSUs

Incentive Plans Payout Leverage

•    Annual short-term incentive payouts:

▪       Threshold of 50% and maximum of 200%

▪        Performance below threshold results in 0% payout

▪        For CEO only, amount of payout >114% of Base Pay delivered in time-vesting RSUs with additional three-year ratable vesting. The number of RSUs is based on the volume-weighted average trading price (“VWAP”) of Stillwater’s common shares for the 60 trading days preceding December 31, 2016.

Pay Design Element	Stillwater Mining Company Compensation Program
• PSUs payouts: ▪ Threshold performance results in 25% of target payout ▪ Maximum performance results in 175% of target payout ▪ Performance below threshold results in 0% payout

Annual Short-Term Incentive (“STI”) Performance Measures

Key annual scorecard metrics:

•    Social license

•    Mine performance

•    Total costs

•    Metallurgical complex-recycling

•    Financial metrics

•    Technology/IT systems

•    Strategic initiatives

•    Individual performance

LTI Performance Measures for PSUs

PSUs three-year scorecard measures focus on ties to shareholder outcomes, financial measures and long-term strategic measures and are separate and distinct from annual measures:

•    40% TSR measured three ways (relative to performance peers, absolute growth and relative to the changes in PGM prices)

•    40% net book value per share (split 50-50 to absolute performance and performance normalized for metal prices)

•    20% free cash flow (split 50-50 to absolute performance and performance normalized for metal prices)

Risk Mitigators

•    Mix of production, development and capital measures for incentive plans

•    Ownership guidelines that reflect peer practices

•    Claw-back policy consistent with SEC guidelines

•    Anti-hedging policy remains in place

Change in Control (“CIC”)	All NEOs have severance multiple of 2x salary and annual incentive subject to double triggers on equity grants and cash severance

Elements of 2016 Total Compensation

Consistent with the prior year, we utilized three main components established during 2016 for the compensation to our named executive officers for the year ended December 31, 2016.

Element	Objective	Key Features & Terms
Base Salary	Provide our NEOs with a fixed rate of pay for performing day-to-day responsibilities and compensate them competitively based on their role in the Company.

•    Reviewed annually as part of the overall market assessment to ensure competitive positioning relative to the market

•    Base salary is generally set in the first quarter of each year for that calendar year

•    Paid to NEOs on a semi-monthly basis

Annual Bonus	Reward NEOs’ achievement of yearly financial and operational objectives that align with longer term strategies

•    Cash payment determined by the Compensation Committee and awarded to the NEO in the first quarter of the year following the performance year

•    CEO STI award in excess of 114% of base salary paid in RSUs (determined by prior 60-day VWAP as of December 31, 2016)

•    Target award opportunities expressed as a percentage of base salary

Long-Term Incentive	Provide long-term incentive based on achieving specific pre- determined performance goals that support the Company’s strategic objectives and to align executives’ interests with those of shareholders

•    Equity-based performance awards determined by the Compensation Committee and awarded to the NEO in the first quarter of the year

•    Target award expressed as a percentage of base salary and calculated using the 60-day VWAP as of December 31, 2016

•    Time-vesting RSUs vest ratably over a three-year period

•    PSUs vest at the end of the three-year performance period

Compensation and Performance Pay Reflective of Position and Responsibility

The Company believes that compensation and accountability should generally grow with advances in position and increased responsibilities. Consistent with this philosophy, total target compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic initiatives. In addition, as an executive advances and responsibilities are expanded, a greater portion of the NEOs’ total compensation is performance-based pay contingent on the achievement of performance objectives. Finally, equity-based compensation is higher for NEOs with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation. It should also be noted that the Long-Term Incentive Plan (the “LTI Plan”) has a cap and a floor as to potential payouts, the former of which discourages unnecessary risk-taking that may adversely affect the Company’s sustainability. The compensation package of our

CEO has the largest portion of pay at risk, with 77% of his targeted total direct compensation based on performance of the Company. Other NEOs range from 47% to 68% of targeted total direct compensation at risk for the 2016 performance year.

Compensation Decisions that Promote the Interests of Shareholders

The Company believes that compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures the Company’s long-term success and profitability. The Annual Bonus Program creates incentives for meeting annual performance targets, while equity grants from our LTI Plan encourage the achievement of longer-term objectives and promote retention. Time-vesting RSUs vest in thirds over a three year period. PSU grants create long-term incentives that align the interest of management with our shareholders and cliff-vest at the end of a three year period.

Compensation Should be Reasonable and Responsible

The Company believes that compensation should be set at responsible levels. Our executive compensation programs are intended to be consistent with the Company’s primary focus on the safety of our employees, production, controlling costs, improving the state of development at the mines, maximizing outcomes for our shareholders, continuing to grow the recycling business and Company growth.

Compensation Structure

Pay Positioning Philosophy, Peer Group and Market Data

The Company benchmarks compensation levels against similar companies, both in terms of compensation practices as well as levels of compensation. This allows the Company to determine if compensation levels are competitive in the marketplace for our talent, as well as to ensure that our compensation levels are reasonable.

The Compensation Committee reviews compensation levels for the NEOs against compensation levels reported for similar positions by companies included in the “Compensation Peer Group.” The Compensation Peer Group was developed by the Compensation Committee in 2014 and reviewed by the Compensation Committee’s independent executive compensation consultant at the time, Farient Advisors, who did no other work with the Company. In the fourth quarter of 2014, the Compensation Committee conducted an analysis of the Compensation Peer Group, reviewed the criteria that were appropriate to be used in selecting a peer group and proposed to continue utilizing the Peer Group of 15 companies, reflecting input from the Compensation Committee and the Company’s executive management.

The Compensation Committee has adopted an approach to positioning overall target pay generally at the 50th percentile of competitive levels, with individual variation that reflects incumbent experience and responsibilities in the role. Competitive pay levels were benchmarked in comparison to the revised Compensation Peer Group established in the fourth quarter of 2014 and market surveys of executive compensation. The Compensation Peer Group reflects as closely as possible our relevant industry, business model and size, and the data from the compensation surveys is selected to be representative of our size.

In connection with the determination of the Compensation Peer Group in 2014, the Compensation Committee considered:

•	whether the potential peer companies had a GICS sub-industry classification of “Metals & Mining” (to include all potential companies with recycling operations) with revenue approximately between $200 million and $2 billion (approximately 0.3x to 2.7x the Company’s projected 2015 revenue);

•	the market cap of the potential peer companies (qualitative assessment);

•	whether the potential peer companies were U.S.- or Canadian-domiciled company (one company was domiciled in Australia);

•	similar a business model, given the scarcity of PGM producing companies outside of South Africa and Russia;

•	whether the potential peer companies were currently operating at least one mine or recycling facility;

•	whether the potential peer companies had underground mining operations, where possible; and

•	whether the potential peer companies were harvesting metals for industrial end users.

This assessment resulted in the revised Compensation Peer Group listed below with revenue ranging from $219 million to $1.9 billion, with one outlier at $6.3 billion, with median revenue of approximately $675 million (based on latest available fiscal year end revenue through June 30, 2016), a figure lower than the Company’s 2016 revenue. The revised Compensation Peer Group included the following companies:

Compensation Peer Group Used for 2016 Pay Decisions

Agnico Eagle Mines Ltd	Hecla Mining Co
Alamos Gold, Inc.	HudBay Minerals, Inc.
B2Gold Corp	IAMGOLD Corp
Capstone Mining Corp	New Gold, Inc
Coeur Mining, Inc.	Pan American Silver Corp
Compass Minerals International Inc.	Sims Metal Management Limited
Eldorado Gold Corp	Thompson Creek Metals Co
First Majestic Silver Corp

In addition to the Compensation Peer Group, data from the Hay/Korn Ferry Global Mining Compensation Survey and the Mercer Mining Survey were used to benchmark 2016 pay for NEOs. The Compensation Peer Group, along with survey data, was used to benchmark 2016 pay for our CEO and CFO, as well as the Vice President, Legal Affairs and Corporate Secretary, Vice President, Human Resources and Safety and Vice President, Mine Operations. Peer data was weighted more heavily than survey data, where available, because the Compensation Peer Group’s composition was based on the Compensation Committee’s approved selection criteria, and there was greater control over analysis considerations for the Compensation Peer Group data than for the survey data. Survey data alone was used for NEOs whose positions were not well represented among the NEOs of the Compensation Peer Group.

As the primary source used last year, data from the 2015 Hay Global Mining Compensation Survey was used to benchmark 2016 pay for the NEOs. As a result of this benchmarking, the general mining industry economic environment and a review of NEO performance in 2016, the Compensation Committee approved increases in base salaries for each of Messrs. Bateman and Bray. The Compensation Committee did not recommend increases in base salaries or target STI percentages for any of the other NEOs.

2015 and 2016 Performance Peer Group

For purposes of assessing TSR performance in comparison to peers, the Company has established a Performance Peer Group to be a better fit with the Company’s business characteristics (a PGM producer with smelting and recycling operations). The Performance Peer Group has ten of the same companies as the Compensation Peer Group, plus four other companies that are PGM producers and / or have recycling operations. These four other companies were considered to be too large and / or non-U.S. / Canada domiciled to be an appropriate fit as members of the Compensation Peer Group. The other seven companies were removed to reduce the proportion of gold producers. This is important because PGM prices can move quite differently from gold prices, and thus distort relative TSR performance. Because of this factor, TSR measures also include absolute price performance and performance relative to PGM prices. The resulting composition of the Performance Peer Group reflects a more balanced exposure to various metals. The Performance Peer Group is shown below.

Performance Peer Group for PSUs

Allied Nevada Gold Corp	IAMGOLD Corp
Capstone Mining Corp	Impala Platinum Holdings Ltd
Coeur Mining, Inc.	Johnson Matthey plc
Compass Minerals International Inc.	Pan American Silver Corp
First Majestic Silver Corp	Thompson Creek Metals Co
Hecla Mining Co	Umicore S.A.
HudBay Minerals, Inc.	Yamana Gold, Inc.

Pay Mix

By following a portfolio approach, we provide each executive a base level of compensation, while motivating the executive to focus on the business metrics that will produce a high level of performance and long-term value creation for the Company and the executive, as well as reducing the risk of loss of executive talent. The mix of metrics normally targeted for the short-term and long-term plans likewise provides an appropriate balance between short-term financial and operational performance and long-term financial performance and shareholder return.

For NEOs with greater levels of responsibility and thus greater ability to influence Company performance, the mix of compensation is weighted at target towards at-risk pay (annual incentives and long-term incentives). This pay mix fundamentally results in a pay-for-performance orientation for our executives, consistent with our compensation philosophy. We place great emphasis on variable performance-based compensation through our Short-Term Incentive Plan (“STI Plan”) and PSU grants. In addition, long-term incentives, and particularly equity compensation, provide a very important motivational and retentive aspect to the compensation package of our key executives. The charts below show the breakdown between each element of compensation and fixed pay vs. performance-based pay at target for each NEO for fiscal year 2016:

		Percentage of Total Compensation at Target			Percentage of Fixed and Performance Based Pay at Target
Name	Title	Base Salary	Annual Bonus	Long-Term Awards	Fixed	Performance Based
Michael J. McMullen	Chief Executive Officer	23%	24%	53%	23%	77%
Christopher M. Bateman	Chief Financial Officer	32%	17%	51%	32%	68%
Brent R. Wadman	Vice President, Legal Affairs and Corporate Secretary	50%	20%	30%	50%	50%
Kristen K. Koss	Vice President, Human Resources and Safety	49%	27%	24%	49%	51%
Dee L. Bray	Vice President, Mine Operations	53%	21%	26%	53%	47%

Pay Elements — Overview

We utilize three main components of compensation:

•	Base Salary — fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance.

•	Annual Bonus — variable cash compensation that is designed to reward attainment of annual business goals, with target award opportunities generally expressed as a percentage of base salary.

•	Long-Term Incentive Compensation — stock-based awards including PSUs that only vest if certain pre-determined Company performance objectives have been achieved.

In addition, the NEOs participate in employee benefit plans generally available to all employees on the same terms as similarly situated employees, including life insurance. The Company does not provide any other retirement benefits to our NEOs, other than eligibility to participate in our 401(k) Plan and the 409A Non-Qualified Deferred Compensation Plan. The Company provides a match of up to 8% of the officers’ contributions into the 401(k) Plan (in the form of cash) and 409A Deferred Compensation Plan, with the combined match not to exceed the lesser of 8% of the executive’s compensation or the executive’s contribution percentage.

Pay Elements — Details

Base Salary. In determining base salaries, the Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities within the organization and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the Compensation Peer Group (as discussed in “— Pay Positioning Philosophy, Peer Group and Market Data”), internal pay equity and the tax deductibility of base salary. Base salaries for new executives are determined by individual experience and performance, as well as planned responsibilities within the Company. The table below outlines our NEOs base salaries for 2016 and 2017.

		2016	2017
Name	Title	Base Salary ($)	Base Salary ($)	Percentage Increase
Michael J. McMullen	Chief Executive Officer	712,000	712,000	0.0%
Christopher M. Bateman	Chief Financial Officer	385,000	423,500	10.0%
Brent R. Wadman	Vice President, Legal Affairs and Corporate Secretary	235,000	235,000	0.0%
Kristen K. Koss	Vice President, Human Resources and Safety	230,000	230,000	0.0%
Dee L. Bray	Vice President, Mine Operations	200,000	210,000	5.0%

The Compensation Committee seeks to align our NEOs’ base salaries at approximately the median for our Compensation Peer Group. Base salaries are reviewed by the Compensation Committee annually. Adjustments to base salary are reviewed annually based on individual performance or when substantive changes occur in the responsibilities of an executive. Messrs. Bateman and Bray received increases in base salary to $423,500 and $210,000, respectively, effective as of December 9, 2016.

Annual Bonus Program. Annual cash bonuses are paid pursuant to our STI Plan and are set each year relative to our annual business plan. For 2016, the total annual bonus was based upon a quantitative formula, with 8% based on the Compensation Committee’s discretionary evaluation of individual and group performance. For 2016, each NEO had a threshold, target (the median) and maximum annual bonus opportunity, expressed as a percentage of year-end salary (with linear interpolation between opportunity percentages) as follows:

Name	Executive Officer	Bonus at Threshold Performance Level ($)	Bonus at Target Performance Level ($)	Bonus at Maximum Performance Level ($)
Michael J. McMullen	Chief Executive Officer	373,800	747,600	1,495,200
Christopher M. Bateman	Chief Financial Officer	116,463	232,925	465,850
Brent R. Wadman	Vice President, Legal and Corporate Secretary	47,000	94,000	188,000
Kristen K. Koss	Vice President, Human Resources and Safety	63,250	126,500	253,000
Dee L. Bray	Vice President, Mine Operations	42,000	84,000	168,000

Performance targets are established at the beginning of each year. Each target has a minimum threshold, target and maximum goal, with a potential funding of between 0% and 100% of the maximum annual bonus amount. At minimum threshold performance, the annual bonus will be funded at 25% of the maximum performance level, with zero funding for performance below threshold. If performance is at the target level, the annual bonus will be funded at 50% of the maximum award.

In addition, the annual incentive has a feature for the CEO only that fosters a stronger tie to shareholder outcomes for performance above target. For the CEO, if actual annual performance resulted in a payout above 114% of the CEO’s base pay, the amount up to 114% would be paid in cash and the amount above 114% would be paid in time-vesting RSUs that vest ratably over three years. The number of RSUs is based on the VWAP of Stillwater’s common shares for the 60 trading days preceding December 31, 2016. This equity payout for part of the award is intended to ensure that any high annual incentive payouts to the CEO are linked to sustained performance and tied more directly to shareholder outcomes. For all other NEOs, annual incentive awards are paid in cash.

For 2016, the performance measures underlying the annual bonus included the following:

Target Weighting as Percentage of Total Annual Bonus
Safety & Environmental	10.0%
Mine Performance	29.5%
Total Costs	17.0%
Metallurgical Complex	13.0%
Financial Metrics	10.0%
Technology/IT Systems	2.5%
Strategic Initiatives	10.0%

Subtotal	92.0%
Individual Performance	8.0%

Total	100.0%

While the bonus award is based upon these measures, the achievement of these goals does not result in automatic payment, and instead provides context for the committee to make a determination on payouts.

For 2016, the Compensation Committee utilized a “performance scorecard” with performance standards that relate to the Company’s annual business plan and current strategic priorities in order to determine payouts of annual bonuses under the STI Plan. The achievement of those target goals will benefit the business and its shareholders. Achievement of the goals is subject to both management performance and external economic factors. The results for NEOs for 2016 are as follows:

2016 Performance Review

Payout as Percentage of Total Annual Bonus
Safety & Environmental	10.0%
Mine Performance	45.6%
Total Costs	34.0%
Metallurgical Complex	24.0%
Financial Metrics	20.0%
Technology/IT Systems	5.0%
Strategic Initiatives	20.0%
Individual Performance(1)	8.0%

Total	166.6%

(1)	The result includes the individual performance measure at target level. The Compensation Committee determines the appropriate annual bonus award, if any, given each NEO’s level of performance.

Actual individual performance scores resulted in a payout for each NEO, as set forth in the table below:

	2016 Short Term Incentive Plan Annual Bonus
	2016 Year-End Salary ($)	Target Bonus (%)	Bonus Payout (%)	Bonus Payout ($)	Value Paid in Cash ($)	Value Earned in Time-Vesting RSUs ($)
Michael J. McMullen	712,000	105%	174.59%	1,305,235	811,680	493,555
Christopher M. Bateman	423,500	55%	174.59%	406,664	406,664	—
Brent R. Wadman	235,000	40%	162.59%	152,835	152,835	—
Kristen K. Koss	230,000	55%	170.59%	215,796	215,796	—
Dee L. Bray	210,000	40%	172.59%	144,976	144,976	—

For 2017, the Compensation Committee, in conjunction with management, worked to determine the performance measures for both the annual STI and PSUs. Our objective continues to be focused on strengthening the direct link to shareholder value outcomes and supporting the Company’s long-term business strategy.

Each NEO will have a threshold, target (the median) and maximum annual bonus opportunity, expressed as a percentage of base salary (with linear interpolation between opportunity percentages), remaining unchanged from 2016. For the 2017 annual incentive plan, this resulted in weightings as shown and described below.

Rationale for TSR Measures

*	Continued focus on EBITDA to maintain direct tie to shareholder outcomes

*	Increased focus on mine production volume

*	Mine performance measures to include productivity, development and Blitz production

*	Metallurgical complex-recycling measures to emphasize earnings:

•	Directly via EBTDA (like EBITDA but including interest income)

•	Indirectly through cost control

*	Short-term strategic measures focus management on initiatives that will drive growth and / or operational efficiency (assessment may be quantitative or discretionary based on guidelines or milestones)

*	Individual performance component to provide for some individual performance differentiation, where warranted

*	Mine production and cost measures are critical drivers of earnings and within management control (unlike revenue or earnings, which are directly subject to commodity price changes)

*	Blitz is a key development project, thus heavily weighted, and delivery of milestones is critical to sustainability

*	As with mine production, metallurgical complex-recycling production measure is critical driver of earnings when coupled with cost controls

*	Safety and environmental measures are the cornerstone of Stillwater’s social license, and it is key to long-term operational stability and employee well-being

*	Increased attention to advancing strategic initiatives to develop new maintenance strategy and underground equipment and personnel tracking

Long-Term Incentive Compensation. The Compensation Committee sets specific performance objectives under the LTI Plan at the beginning of each fiscal year. The number of PSUs granted with respect to each performance cycle depends on achievement of specific performance factors, which included TSR, Net Book Value per Share, and Free Cash Flow (which we define as cash from operations less capital expenditures to sustain operations, adjusted for changes in recycling working capital).

The LTI award:

•	Rewards the executives for achievement of pre-determined business goals, as summarized in the long-term incentive scorecard (“LTI Scorecard”), which is outlined below.

•	Aligns the interests of executives with those of our shareholders.

•	Retains key executives, assists in compliance with the Company’s requirements for executive stock ownership, and focuses the management team on increasing value for the shareholders.

In determining the target value of PSUs granted to our NEOs, the Compensation Committee takes into account each individual’s:

(1)	market competitive award levels for the position;

(2)	scope of responsibility;

(3)	ability to affect profits and shareholder value;

(4)	historic and recent performance; and

(5)	the value of PSU grants in relation to other elements of total compensation.

We are continuing the structure of our long-term incentives with PSUs that vest based on prospective three year performance. The PSUs are intended to be annual grants, generally granted in the first quarter of our fiscal year. The performance period for the PSUs is three years, after which the shares vest based on results, and a new performance cycle will start each year. Performance measures and goals are set at the beginning of the performance period, and the number of units vesting is based on achievement of those performance goals.

We also provide a time-vesting RSU component as part of the total LTI mix for our NEOs. Like the PSUs, the RSUs are annual grants, generally granted in the first quarter of our fiscal year. The RSUs vest ratably over three years.

The PSUs are intended to create a direct link to shareholder value outcomes and to reward management for long-term value creation. The RSUs are intended to provide a tangible value in a volatile industry where management has little control over the pricing of its commodity product.

The 2016 LTI mix and vesting time horizon are consistent with typical peer practices, as most peers use a “portfolio approach” to LTI vehicles. The proportion of PSUs is aligned with the overall responsibility and ability to influence performance outcomes, with the largest proportion for the CEO. The following table summarizes the LTI mix:

2016 Long-Term Incentive Mix

Long-Term Incentive Vehicle	Time Horizon	Percentage
PSUs — Prospective Three Year Performance	3-year prospective performance period, cliff vesting	50%
Time-Vesting RSUs	3-year ratable vesting	50%

For 2016, target PSU values for each of our NEOs ranged from 25% to 115% of annual base salary, as follows:

Target PSU Value Percentage of Base Salary
Named Executive Officer	2016
Michael J. McMullen	115%
Christopher M. Bateman	80%
Brent R. Wadman	30%
Kristen K. Koss	25%
Dee L. Bray	25%

The 2016 PSU awards have threshold, target and maximum performance and payout opportunities. Threshold achievement of performance goals will yield 25% of the target opportunity, while maximum achievement of performance goals will yield 175% of the target opportunity. The number of PSUs is interpolated for achievement between threshold and target levels and between target and maximum award levels. The value of the PSU awards is determined by multiplying the base salary by the target value percentage and the number of PSUs awarded is calculated by dividing the dollar value by the 60-day VWAP of the Company’s common stock as of December 31, 2016.

2016 PSUs

In early 2016, the Compensation Committee established and communicated to our NEOs the threshold, target and maximum award opportunities for grants of PSUs under the LTI Plan.

The table below illustrates the approximate threshold, target and maximum value of PSUs that the NEOs can earn based on new performance criteria through 2018:

		PSUs Opportunity for 2016 (Approximate calculation)
Named Executive Officer	2016 Base Salary ($)	Threshold ($)(1)	Target ($)	Maximum ($)(2)
Michael J. McMullen	712,000	204,700	818,800	1,432,900
Christopher M. Bateman	385,000	77,000	308,000	539,000
Brent R. Wadman	235,000	17,625	70,500	123,375
Kristen K. Koss	230,000	14,375	57,500	100,625
Dee L. Bray	200,000	12,500	50,000	87,500

(1)	Threshold value represents 25% of target value. These calculations do not include subsequent vesting of time-based incentive awards.
(2)	Maximum value represents 175% of target value. These calculations do not include subsequent vesting of time-based incentive awards.

For the 2016 PSUs, the number of shares earned are determined based on Free Cash Flow, Net Book Value per Share and TSR performance. The Free Cash Flow and Net Book Value per Share metrics are divided into two measures, one based on the actual realized price per ounce sold and the other normalized. The TSR measure is divided into three components — comparison to the Performance Peer Group, comparison to an absolute growth goal, and comparison to the change in PGM prices. The starting stock price and ending stock price for TSR performance measurement uses a 90-trading day VWAP. The starting and ending PGM price also uses a 90-trading day VWAP. The financial measures are free cash flow and net book value per share, both of which are different from the annual incentive financial measure.

Rationale for Measures

The Company’s compensation measures place an emphasis on TSR to strengthen the pay and performance alignment as well direct ties to shareholder outcomes. There are three ways to measure TSR provide a holistic assessment of Stillwater stock price performance.

•	TSR:

•	TSR vs. the Performance Peer Group measures how well the Company’s stock performs in comparison to other mining and smelting / recycling companies facing a similar economic environment and industry cycles.

•	Absolute TSR captures performance with respect to value returned directly to the Company’s shareholders.

•	TSR vs. PGM price changes measures how well the Company performs relative to changes in PGM prices, since its earnings are heavily influenced by PGM prices, and its stock price is correlated to PGM prices.

•	Free cash flow supports mine development and Company growth as well as shareholder returns.

•	Net book value per share measures the impact of sustained earnings over time and investment decisions.

For 2017, the board of directors assigned target LTI values to the PSUs and RSUs awarded to the NEOs. The number of shares granted was determined by dividing the grant date fair value by the 60-trading day VWAP as of December 31, 2016.

These 2017 grant amounts are not reflected in the Summary Compensation Table as they did not have a grant date fair value for fiscal year 2016. The threshold, target and maximum values of the PSUs that could have been earned with respect to 2016 performance are disclosed in the “2016 Grant of Plan Based Awards Table” below.

Impact of Tax and Accounting

Section 162(m) of the Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to the Company’s CEO and next three highest paid executives (other than the CFO). We review compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it necessary to preserve needed flexibility in recognizing and rewarding desired performance and when it is in the best interests of the Company to do so. Our 2012 Equity Incentive Plan permits grants of stock options, restricted stock (time- or performance-based), restricted stock units and stock appreciation rights that may qualify for the performance based exception of Section 162(m), subject to other requirements.

As a general matter, we always take into account the various tax and accounting implications of compensation vehicles employed by the Company. When determining amounts of LTI grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of stock options, restricted stock (time-based or performance-based), restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For PSUs (our predominant instruments for executives), the value (per PSU) is determined on the date of grant using a Monte Carlo simulation valuation model times the number of shares or units granted. This expense is amortized over the requisite service period, or performance period of the instruments.

Stock Ownership Guidelines

Independent Director Guidelines

In February 2013, the board adopted stock ownership guidelines for directors. These guidelines provide that, on or before December 31, 2017, all directors are required to acquire (and thereafter maintain ownership of) a minimum number of common shares with a value equal to two times the annual base cash retainer in place. In 2014, these guidelines were amended to allow for the inclusion of DSUs in the calculation of minimum ownership requirements.

In addition, within five years of their respective appointments, all newly-appointed directors are required to acquire (and thereafter maintain ownership of) a minimum number of common shares (or DSU equivalent) with a value equal to two times the annual base cash retainer payable to the independent directors.

Named Executive Officers

Stock ownership guidelines for the NEOs and officers are described in the table below:

Executive Stock Ownership Guidelines
Executive	Salary Multiple
Chief Executive Officer	3 times base salary
Chief Financial Officer	1 times base salary
Vice Presidents of the Company	1 times base salary

Current executives and newly appointed officers in any of the above positions have five years to acquire the ownership required by the guidelines. In the event of an increase in an executive’s base salary, he or she will have one year from the time of the increase to acquire any additional shares needed to meet these guidelines. Shares counting toward the guidelines include:

•	Shares owned jointly with, or separately, by the executive’s immediate family members;

•	Shares held in trust for the executive or immediate family member;

•	Shares held through any Company-sponsored plan such as an employee stock purchase plan, a qualified retirement plan and / or a supplemental executive retirement plan; and

•	50% of unvested RSUs (after deduction of applicable federal and state taxes).

The stock price used to determine compliance with the ownership guidelines is either the greater of the then current market price or the closing price of a Stillwater common share on the acquisition date.

As of February 28, 2017, all NEOs were in compliance with this policy.

Pledging and Hedging Policy

The Company prohibits employees or directors from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception exists if an executive requests prior approval from the Company to pledge securities as collateral for a loan (but not for margin accounts) and the executive can demonstrate the financial capacity to repay the loan without resorting to the pledged securities. Currently, no executives have any Company securities pledged for such a loan.

We do not believe our employees, executive officers or directors should speculate or hedge their interests in the Company’s common stock. We therefore prohibit all employees from making short sales of common stock and from investing in Company-based derivative securities such as put or call option contracts, straddles, and similar securities.

Claw-Back Policy

The Company adopted a claw-back policy. Under the policy, in the event that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement, the Company may recover from any current or former NEO of the Company the amount of certain incentive-based compensation in excess of what would have been paid or granted to that NEO under the circumstances reflected by the accounting restatement. This policy applies to any incentive based compensation paid to a NEO within the three-year period preceding the date of the restatement.

Timing and Pricing of Equity Grants

The Company has adopted a program wherein equity awards are granted with the following provisions relating to the timing of such grants:

•	the grant date for all RSU inducement grants is the date an officer becomes an employee;

•	the grant date for all PSU and other equity award grants is determined by the Compensation Committee; and

•	executives do not have any role in selecting the grant date.

We have utilized a 60-trading day volume weighted price averaging formula in determining annual equity grants of PSUs and RSUs since 2014. The ending date of the 60-trading day VWAP is December 31. This formula and the above timing and pricing considerations are subject to change given the adjustments to our executive compensation programs going forward.

Consideration of Prior Amounts Realized

In accordance with the Company’s philosophy of rewarding executives for future superior performance, prior stock compensation gains are not considered in setting future compensation levels.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the board of directors of Stillwater Mining Company has reviewed and discussed with the Company’s management the section captioned “Compensation Discussion and Analysis” to be included in the Company’s 2017 annual meeting proxy statement. Based on the review and discussion referred to above, the Compensation Committee has recommended to the Company’s board of directors, and the board of directors has approved, such section to be included in this proxy statement.

Lawrence Peter O’Hagan, Chairman

Patrice E. Merrin

Gary A. Sugar

This Compensation Committee Report is not deemed to be soliciting material and is not filed or incorporated by reference into any other filing by the Company with the SEC.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation, in dollars, earned by or awarded to each of our NEOs during 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	STI (RSUs) Earned Above 114% of Base ($)	Stock Awards ($)(3)(5)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Comp ($)(6)	Total ($)
Michael J. McMullen	2016	712,000	—	493,555	1,909,154	811,680	189,302	4,115,691
President / Chief Executive Officer	2015	712,000	—	29,369	1,771,550	811,680	276,641	3,601,240
	2014	660,000	—	130,667	2,058,195	883,063	72,239	3,804,164

Christopher M. Bateman(4)	2016	388,209	—	—	718,146	406,664	74,572	1,587,590
Chief Financial Officer	2015	385,000	—	—	721,916	223,396	278,128	1,608,440
	2014	32,083	—	—	—	24,852	1,616	58,551

Brent R. Wadman	2016	235,000	—	—	164,373	152,835	37,841	590,049
Vice President, Legal Affairs and Corporate Secretary	2015 2014	235,000 225,000	— —	— —	151,949 120,922	100,110 95,076	91,440 24,847	578,499 465,845

Kristen K. Koss	2016	230,000	—	—	134,070	215,796	46,795	626,661
Vice President, Human Resources and Safety	2015	230,000	—	—	123,923	137,253	40,880	532,056
	2014	225,000	—	—	120,922	95,067	32,431	473,420

Dee L. Bray(4)	2016	200,834	130,000	—	116,578	144,976	35,076	627,464
Vice President, Mine Operations	2015	200,000	—	—	107,756	83,600	23,727	415,083
	2014	178,000	—	—	58,703	84,504	23,126	344,333

(1)	Amounts include non-qualified plan deferrals listed in the “Non-qualified Deferred Compensation” table later in this report.
(2)	Reflects amounts payable pursuant to our STI Plan, as discussed more fully in the “Compensation Discussion and Analysis.” The amounts reflected in the “Bonus” column represent discretionary payments while the “Non-Equity Incentive Plan Compensation” column represent payments pursuant to the formula-based portion.
(3)	Represents the grant date fair value of PSUs awarded to each NEO, computed in accordance with Financial Accounting Standards board (FASB) Accounting Standards Codification (ASC) Stock Compensation (Topic 718). The assumptions used in the valuation of awards made in 2014, 2015 and 2016 are detailed in our quarterly reports on Form 10-Q and our Annual Reports on Form 10-K filed in or with respect to 2014, 2015 and 2016, respectively.
(4)	Messrs. Bateman’s and Bray’s 2016 salary has been prorated to reflect an increase to $423,500 and $210,000, respectively, as of December 9, 2016.
(5)	Also included is the portion of the STI earned for 2014 performance but paid in RSUs in March 2015 and the portion of the STI earned for 2015 performance but paid in RSUs in March 2016.
(6)	The amounts in the “All Other Compensation” column are detailed below:

	Excess Life Insurance Premium ($)	401(k) Match ($)	409A Match ($)	Total ($)
Michael J. McMullen	2,473	21,200	165,629	189,302
Christopher M. Bateman	2,005	21,200	51,367	74,572
Brent R. Wadman	504	18,000	19,337	37,841
Kristen K. Koss	3,247	21,200	22,348	46,795
Dee L. Bray	971	21,200	12,905	35,076

2016 GRANTS OF PLAN-BASED AWARDS

The following table sets forth the grants of plan-based awards made in 2016 to each of our NEOs.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units(4)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Threshold (#)	Target (#)(3)	Maximum (#)
Michael J. McMullen	373,800	747,600	1,495,200	3/22/2016	43,140	86,280	150,990	86,280	1,909,154
2016 STI Award(6)	—	—	—	3/22/2016	—	—	—	3,094	33,044
Christopher M. Bateman	116,463	232,925	465,850	3/22/2016	16,228	32,455	56,796	32,455	718,146
Brent R. Wadman	47,000	94,000	188,000	3/22/2016	3,714	7,428	12,999	7,429	164,373
Kristen K. Koss	63,250	126,500	253,000	3/22/2016	3,030	6,059	10,603	6,059	134,070
Dee L. Bray	42,000	84,000	168,000	3/22/2016	2,634	5,268	9,219	5,269	116,578

(1)	Reflects the range of possible payouts under the STI Plan to each NEO.
(2)	Represents the range of potential PSUs to be earned under the terms of the LTI Plan by each NEO, as discussed more fully in the “Compensation Discussion and Analysis.” The values represented in these columns reflect values communicated to participants in early 2016 as part of the Company’s incentive award plan. Threshold and maximum amounts shown represent 50% and 175% of the target number of shares granted, respectively.
(3)	Represents the number of PSUs granted on March 22, 2016 under the terms of the LTI Plan.
(4)	Represents the number of RSUs granted on March 22, 2016 under the terms of the LTI Plan.
(5)	Represents the grant date fair value of PSUs and RSUs granted in 2016 with respect to each NEO’s performance in 2015.
(6)	Represents the portion of the CEO’s 2015 STI Plan payment over 114% of base salary payable in RSUs earned in 2015 but granted in 2016. The CEO’s 2016 STI Plan payment over 114% of base salary payable in RSUs was earned in 2016 but granted in 2017, and therefore is not included in this table.

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information with respect to the NEOs concerning the number and value of unexercised options and unvested PSUs and RSUs held as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (2)
Michael J. McMullen	—	—	—	—	245,121	3,948,889
Christopher M. Bateman	—	—	—	—	93,240	1,502,096
Brent R. Wadman	10,000	—	19.05	11/29/2020	22,224	358,029
Kristen K. Koss	—	—	—	—	18,544	298,744
Dee L. Bray	—	—	—	—	15,276	246,096

(1)	Excludes common shares that vested on December 31, 2016.
(2)	Fair Value is based on the closing Stillwater common stock price of $16.11 as of December 31, 2016.

2016 OPTION EXERCISES AND STOCK VESTED

The following table sets forth the PSUs and RSUs that vested, and options that were exercised, during 2016 for each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired upon Exercise (#)	Value Realized upon Exercise ($)	Number of Shares Acquired upon Vesting (#)(1)	Gross Release Value Realized upon Vesting ($)(1)(2)
Michael J. McMullen	—	—	212,530	3,423,858
Christopher M. Bateman	—	—	15,711	253,104
Brent R. Wadman	—	—	14,620	218,073
Kristen K. Koss	—	—	13,908	206,603
Dee L. Bray	—	—	7,093	105,637

(1)	Includes the following common share amounts that vested on December 31, 2016: 146,402 shares for Mr. McMullen, 7,439 for each of Mr. Wadman and Ms. Koss, and 2,451 for Mr. Bray. These amounts represent vesting at 155.28% of target.
(2)	Gross release value realized is based on the market value of the underlying shares as of the vesting date.

PENSION BENEFITS

We do not sponsor or maintain a defined benefit pension plan for the benefit of the NEOs.

2016 NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth the non-qualified deferred compensation paid to the NEOs in 2016.

Named Executive Officer	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Michael J. McMullen	—	165,629	19,512	—	315,967
Christopher M. Bateman	31,191	51,367	14,061	—	183,077
Brent R. Wadman	7,050	19,337	1,799	—	36,086
Kristen K. Koss	—	22,348	491	—	35,662
Dee L. Bray	24,070	12,905	5,624	—	78,981

(1)	Amounts have been previously reported in the “Salary” column of the Summary Compensation Table.
(2)	Amounts have been previously reported in the “All Other Compensation” column of the Summary Compensation Table.

In February 2006, the Company adopted the 409A Non-qualified Deferred Compensation Plan, providing each executive officer an opportunity to make pre-tax deferrals to the plan of up to 100% of their cash bonus, and up to 100% of any restricted stock unit awards granted. In August 2015, a benefit plan committee composed of members of the Company’s management voted to discontinue the ability to defer RSUs to the plan, effective as of the beginning of the 2016 plan year. Deferral elections are irrevocable and effective for a full plan year. In addition, the Company will credit the executive officer with “matching” contributions of up to 8% of his or her compensation, offset by any match the officer has received from the Company and contributed to the qualified 401(k) Plan on the executive officer’s behalf. The executive officer’s deferrals are always 100% vested, while the Company’s matching contributions are 100% vested after one year of service. Accounts are credited with earnings or losses equal to certain investment options available through the plan. Contributions may be, as selected by the officer, allocated to certain accounts and distributed upon:

•	Retirement

•	In-Service account date

•	Separation from service (other than retirement, disability or death)

•	Disability or death

•	An unforeseeable emergency

The executive officer must elect the distribution method, either lump sum or annual installments, for each account (Retirement and In-Service accounts) at the time the account is first established. All other distributions are made in a lump-sum payment, and changes to the time and form of a payout election may only be made by making a re-deferral election pursuant to Internal Revenue Code 409A (“IRC 409A”).

This plan is intended to comply with IRC 409A and as such, all executive officer and Company contributions remain assets of the Company and subject to creditors, until such time distribution is made to the executive officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following tables quantify benefits to which each NEO would be entitled under certain termination or change-in-control (“CIC”) events, in each case as if the termination or CIC event occurred on December 31, 2016.

Michael J. McMullen

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	For Cause Termination ($)	Early Retirement ($)	Normal Retirement ($)	Disability ($)	Death ($)	CIC (no termination) ($)	Termination for Under- performance prior to CIC or more than 24 months after CIC, or Non-Renewal ($)	Termination with Good Reason prior to CIC or more than 24 months after CIC ($)	Involuntary for Good Reason Termination upon or within 24 months after CIC ($)
Severance Payments
Base Salary	—	—	—	—	—	—	—	1,424,000	1,424,000	1,424,000
Short-Term Incentive	—	—	—	—	747,600	747,600	—	1,588,650	1,588,650	1,588,650
Pro-Rata Bonus(1)	—	—	—	—	—	—	—	—	—	—
Value of Unvested Equity Awards and Accelerated Options
Options	—	—	—	—	—	—	—	—	—	—
Restricted Stock Units(2)	—	—	—	—	—	—	—	561,409	2,052,623	2,052,623
Performance Shares	—	—	—	—	2,884,995	2,884,995	—	3,574,012	4,263,028	4,263,028
Value of Perquisites and Benefits
Health & Welfare Benefit Continuation	—	—	—	—	—	—	—	38,186	38,186	38,186
Death Benefit(3)	—	—	—	—	—	1,100,000	—	—	—	—
Relocation Return to Perth, Australia	48,598	48,598	48,598	48,598	48,598	48,598	—	48,598	48,598	48,598
280G Impact
Gross-Up

	48,598	48,598	48,598	48,598	3,681,193	4,781,193	—	7,234,855	9,415,086	9,415,086

(1)	Assumes executive was terminated on December 31, 2016, and was fully entitled to 2016 bonus which is reflected in the Summary Compensation Table.
(2)	Value is based on the closing price of Stillwater’s common stock of $16.11 as of December 31, 2016.
(3)	Amount includes both Company-sponsored and voluntary life and AD&D insurance.

Christopher M. Bateman

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	For Cause Termination ($)	Early Retirement ($)	Normal Retirement ($)	Disability ($)	Death ($)	CIC (no termination) ($)	Termination for Under- performance prior to CIC or more than 24 months after CIC, or Non-Renewal ($)	Termination with Good Reason prior to CIC or more than 24 months after CIC ($)	Involuntary for Good Reason Termination upon or within 24 months after CIC ($)
Severance Payments
Base Salary	—	—	—	—	—	—	—	847,000	847,000	847,000
Short-Term Incentive	—	—	—	—	232,925	232,925	—	456,321	456,321	456,321
Pro-Rata Bonus(1)	—	—	—	—	—	—	—	—	—	—
Value of Unvested Equity Awards and Accelerated Options
Options	—	—	—	—	—	—	—	—	—	—
Restricted Stock Units(2)	—	—	—	—	188,841	188,841	—	389,403	869,360	869,360
Performance Shares	—	—	—	—	542,171	542,171	—	808,427	1,074,682	1,074,682
Value of Perquisites and Benefits
Health & Welfare Benefit Continuation	—	—	—	—	—	—	—	38,186	38,186	38,186
Death Benefit(3)	—	—	—	—	—	1,370,000	—	—	—	—
280G Impact
Gross-Up

	—	—	—	—	963,937	2,333,937	—	2,539,337	3,285,549	3,285,549

(1)	Assumes executive was terminated on December 31, 2016, and was fully entitled to 2016 bonus which is reflected in the Summary Compensation Table.
(2)	Value is based on the closing price of Stillwater’s common stock of $16.11 as of December 31, 2016.
(3)	Amount includes both Company-sponsored and voluntary life and AD&D insurance.

Brent R. Wadman

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	For Cause Termination ($)	Early Retirement ($)	Normal Retirement ($)	Disability ($)	Death ($)	CIC (no termination) ($)	Termination for Under- performance prior to CIC or more than 24 months after CIC, or Non-Renewal ($)	Termination with Good Reason prior to CIC or more than 24 months after CIC ($)	Involuntary for Good Reason Termination upon or within 24 months after CIC ($)
Severance Payments
Base Salary	—	—	—	—	—	—	—	470,000	470,000	470,000
Short-Term Incentive	—	—	—	—	94,000	94,000	—	188,000	188,000	188,000
Pro-Rata Bonus(1)	—	—	—	—	—	—	—	—	—	—
Value of Unvested Equity Awards and Accelerated Options
Options	—	—	—	—	—	—	—	—	—	—
Restricted Stock Units(2)	—	—	—	—	225,251	225,251	—	272,550	389,363	389,363
Performance Shares	—	—	—	—	183,692	183,692	—	240,235	296,778	296,778
Value of Perquisites and Benefits
Health & Welfare Benefit Continuation	—	—	—	—	—	—	—	38,186	38,186	38,186
Death Benefit(3)	—	—	—	—	—	885,000	—	—	—	—
280G Impact
Gross-Up

	—	—	—	—	502,943	1,387,943	—	1,215,081	1,388,437	1,388,437

(1)	Assumes executive was terminated on December 31, 2016, and was fully entitled to 2016 bonus which is reflected in the Summary Compensation Table.
(2)	Value is based on the closing price of Stillwater’s common stock of $16.11 as of December 31, 2016.
(3)	Amount includes both Company-sponsored and voluntary life and AD&D insurance.

Kristen K. Koss

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	For Cause Termination ($)	Early Retirement ($)	Normal Retirement ($)	Disability ($)	Death ($)	CIC (no termination) ($)	Termination for Under- performance prior to CIC or more than 24 months after CIC, or Non-Renewal ($)	Termination with Good Reason prior to CIC or more than 24 months after CIC ($)	Involuntary for Good Reason Termination upon or within 24 months after CIC ($)
Severance Payments
Base Salary	—	—	—	—	—	—	—	460,000	460,000	460,000
Short-Term Incentive	—	—	—	—	126,500	126,500	—	263,753	263,753	263,753
Pro-Rata Bonus(1)	—	—	—	—	—	—	—	—	—	—
Value of Unvested Equity Awards and Accelerated Options
Options	—	—	—	—	—	—	—	—	—	—
Restricted Stock Units(2)	—	—	—	—	351,875	351,875	—	390,451	485,717	485,717
Performance Shares	—	—	—	—	164,054	164,054	—	210,174	256,294	256,294
Value of Perquisites and Benefits
Health & Welfare Benefit Continuation	—	—	—	—	—	—	—	29,568	29,568	29,568
Death Benefit(3)	—	—	—	—	—	600,000	—	—	—	—
280G Impact
Gross-Up

	—	—	—	—	642,429	1,242,429	—	1,353,946	1,495,332	1,495,332

(1)	Assumes executive was terminated on December 31, 2016, and was fully entitled to 2016 bonus which is reflected in the Summary Compensation Table.
(2)	Value is based on the closing price of Stillwater’s common stock of $16.11 as of December 31, 2016.
(3)	Amount includes both Company-sponsored and voluntary life and AD&D insurance.

Dee L. Bray

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	For Cause Termination ($)	Early Retirement ($)	Normal Retirement ($)	Disability ($)	Death ($)	CIC (no termination) ($)	Termination for Under- performance prior to CIC or more than 24 months after CIC, or Non-Renewal ($)	Termination with Good Reason prior to CIC or more than 24 months after CIC ($)	Involuntary for Good Reason Termination upon or within 24 months after CIC ($)
Severance Payments
Base Salary	—	—	—	—	—	—	—	420,000	420,000	420,000
Short-Term Incentive	—	—	—	—	84,000	84,000	—	167,600	167,600	167,600
Pro-Rata Bonus(1)	—	—	—	—	—	—	—	—	—	—
Value of Unvested Equity Awards and Accelerated Options
Options	—	—	—	—	—	—	—	—	—	—
Restricted Stock Units(2)	—	—	—	—	97,486	97,486	—	131,032	213,881	213,881
Performance Shares	—	—	—	—	100,972	100,972	—	141,073	181,173	181,173
Value of Perquisites and Benefits
Health & Welfare Benefit Continuation	—	—	—	—	—	—	—	38,186	38,186	38,186
Death Benefit(3)	—	—	—	—	—	600,000	—	—	—	—
280G Impact
Gross-Up

	—	—	—	—	282,458	882,458	—	897,891	1,020,840	1,020,840

(1)	Assumes executive was terminated on December 31, 2016, and was fully entitled to 2016 bonus which is reflected in the Summary Compensation Table.
(2)	Value is based on the closing price of Stillwater’s common stock of $16.11 as of December 31, 2016.
(3)	Amount includes both Company-sponsored and voluntary life and AD&D insurance.

EXECUTIVE COMPENSATION, OTHER COMPENSATION

AND POTENTIAL PAYMENTS INFORMATION

Employment Agreements

The Company has employment agreements with Michael J. McMullen, Christopher M. Bateman, Brent R. Wadman, Kristen K. Koss and Dee L. Bray.

Michael J. McMullen. The Company entered into an employment agreement with Michael J. McMullen on March 25, 2016. Mr. McMullen’s agreement currently provides for, among other things:

•	an annual base salary of $712,000;

•	a performance-based cash bonus to be determined by the board, with a target of 105% of base salary, a maximum of which is 210% of base salary and with no guaranteed minimum payment; and

•	a LTI bonus to be determined by the board, with a target of 230% of base salary, a maximum of which is 402.5% of base salary.

If Mr. McMullen is terminated by the Company for underperformance without cause or if he resigns voluntarily for good reason (see the section captioned “Proposal 1: The Merger — Interests of the Company’s Directors and Officers in the Merger — Severance Benefits in Employment Agreements”), he is entitled, upon signing a release of claims against the Company, to the following:

•	an amount equal to two times the average of his target and actual STIP award for the calendar year immediately preceding the resignation to be paid out in 24 equal monthly installments commencing on the first day of the month following the three-month anniversary of the termination date and continuing on the first day of each month thereafter until paid in full;

•	an amount equal to two times his annual base salary as in effect as of the date of his termination, which amount will be paid in equal installments over 24 months commencing on the 1st day of the month following the three-month anniversary of the termination date;

•	an amount equal to 18 months of his cost to continue group medical coverage pursuant to the federal law commonly known as COBRA, 29 U.S.C. §1162, et seq., provided that he is eligible for and elects such continuation coverage, and provided that such amount will be subject to all required federal and state deductions and withholdings.

On December 7, 2016, the Company and Mr. McMullen entered into a side letter to Mr. McMullen’s employment agreement. The side letter provides for payment of relocation benefits to Mr. McMullen in connection with a relocation of his family from the location of the Company’s headquarters in Denver, Colorado to Perth, Australia. The Company and Mr. McMullen previously had entered into a side letter providing for similar relocation benefits from Billings, Montana (the previous location of the Company’s headquarters) to Perth, Australia. Under the side letter, Mr. McMullen is entitled to payment of up to $400,000 to account for any loss related to the sale of Mr. McMullen’s personal residence in Denver, Colorado, following Mr. McMullen’s separation of service with the Company. In the event that Mr. McMullen’s Denver residence is not sold after being listed with a realtor for six months, the Company will purchase the residence at its then fair market value in addition to paying Mr. McMullen for any loss relating to such sale up to $400,000.

The Company maintains customary directors’ and officers’ liability insurance covering its directors and officers.

Christopher M. Bateman. The Company entered into an employment agreement with Christopher M. Bateman which became effective on November 13, 2015 and remains in effect until terminated pursuant to the terms of the agreement. Mr. Bateman’s agreement provides for, among other things:

•	an annual base salary of $423,500;

•	a performance-based cash bonus to be determined by the board, with a target of 55% of base salary, a maximum of which is 110% of base salary and with no guaranteed minimum payment; and

•	a LTI bonus to be determined by the board, with a target of 160% of base salary.

If Mr. Bateman is terminated by the Company for underperformance without cause or if he resigns voluntarily for good reason (see the section captioned “Proposal 1: The Merger — Interests of the Company’s Directors and Officers in the Merger — Severance Benefits in Employment Agreements”), he is entitled upon signing a release of claims against the Company, to the following:

•	an amount equal to two times the average of his target and actual STIP award for the calendar year immediately preceding the resignation to be paid out in 24 equal monthly installments commencing on the first day of the month following the three-month anniversary of the termination date and continuing on the first day of each month thereafter until paid in full;

•	an amount equal to two times his annual base salary as in effect as of the date of his termination, which amount will be paid in equal installments over 24 months commencing on the 1st day of the month following the 3 month anniversary of the termination date; and

•	an amount equal to 18 months of his cost to continue group medical coverage pursuant to the federal law commonly known as COBRA, 29 U.S.C. §1162, et seq., provided that he is eligible for and elects such continuation coverage, and provided that such amount will be subject to all required federal and state deductions and withholdings.

Brent R. Wadman. The Company entered into an employment agreement with Brent R. Wadman which became effective on March 7, 2016 and remains in effect until terminated pursuant to the terms of the agreement. Mr. Wadman’s agreement provides for, among other things:

•	an annual base salary of $235,000;

•	a performance-based cash bonus to be determined by the board, with a target of 40% of base salary, a maximum of which is 80% of base salary and with no guaranteed minimum payment; and

•	a LTI bonus to be determined by the board, with a target of 60% of base salary.

If Mr. Wadman is terminated by the Company for underperformance without cause or if he resigns voluntarily for good reason (see the section captioned “Proposal 1: The Merger — Interests of the Company’s Directors and Officers in the Merger — Severance Benefits in Employment Agreements”), he is entitled upon signing a release of claims against the Company, to the following:

•	an amount equal to two times the average of his target and actual STIP award for the calendar year immediately preceding the resignation to be paid out in 24 equal monthly installments commencing on the first day of the month following the three-month anniversary of the termination date and continuing on the first day of each month thereafter until paid in full;

•	an amount equal to two times his annual base salary as in effect as of the date of his termination, which amount will be paid in equal installments over 24 months commencing on the first day of the month following the three-month anniversary of the termination date; and

•	an amount equal to 18 months of his cost to continue group medical coverage pursuant to the federal law commonly known as COBRA, 29 U.S.C. §1162, et seq., provided that he is eligible for and elects such continuation coverage, and provided that such amount will be subject to all required federal and state deductions and withholdings.

Kristen K. Koss. The Company entered into an employment agreement with Kristen K. Koss which became effective on March 7, 2016. The agreement has an initial term ending March 6, 2017. Ms. Koss’ agreement provides for, among other things:

•	an annual base salary of $230,000;

•	a performance-based cash bonus to be determined by the board, with a target of 55% of base salary, a maximum of which is 110% of base salary and with no guaranteed minimum payment; and

•	a LTI bonus to be determined by the board, with a target of 50% of base salary.

If Ms. Koss is terminated by the Company for underperformance without cause or if she resigns voluntarily for good reason (see the section captioned “Proposal 1: The Merger — Interests of the Company’s Directors and Officers in the Merger — Severance Benefits in Employment Agreements”), she is entitled upon signing a release of claims against the Company, to the following:

•	an amount equal to two times the average of her target and actual STIP award for the calendar year immediately preceding the resignation to be paid out in 24 equal monthly installments commencing on the first day of the month following the three-month anniversary of the termination date and continuing on the first day of each month thereafter until paid in full;

•	an amount equal to two times her annual base salary as in effect as of the date of her termination, which amount will be paid in equal installments over 24 months commencing on the 1st day of the month following the three-month anniversary of the termination date; and

•	an amount equal to 18 months of her cost to continue group medical coverage pursuant to the federal law commonly known as COBRA, 29 U.S.C. §1162, et seq., provided that she is eligible for and elects such continuation coverage, and provided that such amount will be subject to all required federal and state deductions and withholdings.

Dee L. Bray. The Company entered into an employment agreement with Dee L. Bray which became effective on March 7, 2016. The agreement has an initial term ending March 6, 2017. Mr. Bray’s agreement provides for, among other things:

•	an annual base salary of $210,000;

•	a performance-based cash bonus to be determined by the Board, with a target of 40% of base salary, a maximum of which is 80% of base salary and with no guaranteed minimum payment; and

•	a LTI bonus to be determined by the Board, with a target of 50% of base salary.

If Mr. Bray is terminated by the Company for underperformance without cause or if he resigns voluntarily for good reason (see the section captioned “Proposal 1: The Merger — Interests of the Company’s Directors and Officers in the Merger — Severance Benefits in Employment Agreements”), he is entitled upon signing a release of claims against the Company, to the following:

•	an amount equal to two times the average of his target and actual STIP award for the calendar year immediately preceding the resignation to be paid out in 24 equal monthly installments commencing on the first day of the month following the three-month anniversary of the termination date and continuing on the first day of each month thereafter until paid in full;

•	an amount equal to two times his annual base salary as in effect as of the date of his termination, which amount will be paid in equal installments over 24 months commencing on the 1st day of the month following the 3 month anniversary of the termination date; and

•	an amount equal to 18 months of his cost to continue group medical coverage pursuant to the federal law commonly known as COBRA, 29 U.S.C. §1162, et seq., provided that he is eligible for and elects such continuation coverage, and provided that such amount will be subject to all required federal and state deductions and withholdings.

Equity Incentive Plans and Award Agreements

2012 Equity Incentive Plan

In April 2012, our shareholders approved the 2012 Equity Incentive Plan (the “2012 Plan”). To date, we have granted PSUs and RSUs to our executives under the 2012 Plan, subject to the terms of the 2012 Plan and the related award agreements.

Under the terms of each executive’s award agreements in respect of 2016 and prior years’ performance, upon termination of the executive’s employment by the Company without cause or by the executive for “good reason” (as defined in the 2012 Plan), all outstanding RSUs will become fully vested and all restrictions on such awards will immediately lapse. Additionally, all PSUs will become fully vested and all restrictions on such awards will lapse on the vesting date as if the employee was still employed on the vesting date.

In addition, effective immediately upon the occurrence of a “change-in-control” (as defined below), all outstanding PSUs will become fully vested and all restrictions on such awards will immediately lapse.

For purposes of the 2012 Plan, “Change-in-Control” means the occurrence of the termination of employment of the employee and any of the following events: (1) any person is or becomes the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened proxy contest, including a consent solicitation relating to an election of directors of the Company) whose election by the board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office, cease for any reason to constitute at least a majority of the board; or (3) subject to certain exceptions, there is consummated a merger or consolidation of the Company or any subsidiary of the Company with any other corporation; or (4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. Notwithstanding the foregoing, a “Change-in-Control” will not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of Stillwater common shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction of series of transactions, or with respect to any award subject to Section 409A, unless the applicable event also constitutes a “Change in Control” in compliance with Section  409A.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own 10% or more of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Stillwater common shares and other equity securities of the Company. Based solely on its review of copies of the Section 16(a) reports and written representations the Company has received, the Company believes that since January 1, 2016, all of its directors, executive officers and 10% shareholders have timely filed all required reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the Company’s policy to enter into or ratify Related Party Transactions (as defined below) generally only when the board of directors, acting through the Corporate Governance & Nominating Committee, determines that the Related Party Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. The Company’s Policy and Procedures with Respect to Related Party Transactions, as updated on October 26, 2016, describes the board’s policies and procedures for the review, approval and ratification of Related Party Transactions.

The policy provides that a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant, and the amount involved will or may be expected to exceed $120,000 in any fiscal year, and in which any Related Party had, has or will have a direct or indirect material interest. For purposes of the policy, a “Related Party” means: (1) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (2) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; or (3) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner (an “Immediate Family Member”).

Prior to entering into a Related Party Transaction, the Related Party shall notify the Company’s General Counsel of the facts and circumstances of the proposed Related Party Transaction, including such party’s relationship to the Company and interest in the transaction and the proposed aggregate value thereof. The General Counsel will assess whether the proposed transaction is a Related Party Transaction for purposes of the policy. If the General Counsel determines that the proposed transaction involves an amount in excess of $120,000, and is a Related Party Transaction, the proposed Related Party Transaction must be submitted to the Corporate Governance & Nominating Committee for consideration.

The Corporate Governance & Nominating Committee shall review all of the relevant facts and circumstances available to the Committee including, but not limited to, the benefits to the Company, the impact on a director’s independence in the event the Related Party is a director, an Immediate Family Member of a director or an entity in which a director is a partner, shareholder or executive officer, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or to employees generally. No member of the Corporate Governance & Nominating Committee may participate in any review, consideration or approval of any Related Party Transaction with respect to which such member or any of his or her Immediate Family Members is the Related Party. The Committee approves only those Related Party Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith. The Corporate Governance & Nominating Committee or Corporate Governance & Nominating Chair, as applicable, communicates the decision to the General Counsel, who conveys the decision to the appropriate persons within the Company.

Since January 1, 2016, there have been no Related Party Transactions.

AUDIT COMMITTEE REPORT

Management has primary responsibility for financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.

The Company’s Audit Committee is composed of three independent directors, each of whom meets the independence and qualification standards for audit Committee membership of the NYSE and the Company’s corporate governance guidelines, as determined by the board, and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, is responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent auditors, reviews with the independent registered public accountants the plans and results of the auditing engagement and considers the independence of the Company’s auditors. The Audit Committee is also responsible for reviewing the Company’s finance matters. The main function of the Audit Committee is to oversee that effective accounting policies are implemented and internal controls are put in place to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the public markets, the board and shareholders. The Audit Committee also reviews and recommends to the board the approval of annual financial statements and provides a forum, independent of management, in which the Company’s independent registered public accounting firm can communicate any issues of concern.

The independent members of the Audit Committee believe the present composition of the Audit Committee accomplishes the necessary goals and functions of an audit Committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, and adopted by the U.S. stock exchanges and the SEC. The Audit Committee operates under a formal, written charter approved by the board. The charter specifies the scope of the Audit Committee’s responsibilities and how it should carry out those responsibilities. The charter is available on the Company’s website at www.stillwatermining.com/governance/committee-composition/audit-committee.

During 2016, the Audit Committee met four times. The Audit Committee was advised, as contemplated by the Sarbanes-Oxley Act of 2002, of all critical accounting policies and practices of the Company. In performing its oversight function, the Audit Committee reviewed with the Company’s independent registered public accounting firm such judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as required to be discussed under the Audit Committee charter and generally accepted auditing standards, including Statement on Auditing Standard No. 1301. In addition, the Audit Committee has discussed with the independent registered public accounting firm such firm’s independence from management and the Company and received the written disclosures and letter from the independent registered public accounting firm required by the Public Company Accounting Oversight board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of such firm’s examination and evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Company’s management, the Audit Committee and the board are fully committed to the review and evaluation of the Company’s procedures and policies designed to assure effective internal control over financial reporting. All steps and disclosures relating to this matter have been, and will remain, subject to the oversight of the Audit Committee.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in its charter, based on review of the Company’s financial statements, accounting system and its accounting policies and procedures and discussions with the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016, the Audit Committee recommended to the board of directors that the consolidated financial statements for the fiscal year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K. The Audit Committee also approved the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

As set forth in the Audit Committee charter, one of the Audit Committee’s responsibilities is to benchmark, no less than every five years, the services provided by the Company’s independent registered public accounting firm alongside similarly qualified firms. In 2015, the Audit Committee conducted a review of the independent registered public accounting firm services and interviewed multiple accounting firms in response to a request for proposal for the independent registered public accounting firm services. After due deliberation, the Audit Committee concluded to recommend retaining the services of the incumbent firm, KPMG LLP.

Members of the Audit Committee rely, without independent verification, on the information provided to them, and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and firm reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent registered public accounting firm is in fact “independent.”

Michael S. Parrett, Chairman

Gary A. Sugar

Lawrence Peter O’Hagan

This Audit Committee Report is not deemed to be soliciting material and is not filed or incorporated by reference into any other filing by the Company with the SEC.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unless otherwise directed by the shareholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. A representative of KPMG LLP is expected to be present at the meeting, and will be given an opportunity to make a statement, if so desired, and to respond to appropriate questions.

The ratification of the appointment of KPMG LLP is being submitted to the shareholders because the board believes this to be a good corporate practice. Should the shareholders fail to ratify this appointment, the board will review the matter, but will not be bound to terminate the engagement of KPMG LLP.

The affirmative vote of a majority of the common shares having voting power and present in person or by proxy is required for approval of Proposal 4. If you hold your shares in “street name,” your broker or other nominee will have discretionary authority to vote your shares on this proposal if you do not provide instructions as to how your shares should be voted.

The following table presents fees for professional attestation services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements and reviews of the quarterly consolidated financial statements for the years ended December 31, 2016 and 2015, and all other fees billed for other professional services rendered by KPMG LLP.

	2016	2015
Audit Fees ($)(1)	919,919	906,759
Audit-Related Fees ($)(2)	49,359	—
Tax Fees ($)(3)	199,263	314,870
All Other Fees ($)(4)	2,730	2,250

(1)	Audit fees include the company’s fees for preparation of KPMG LLP’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2016 and 2015, including timely reviews of interim financial information — 3 quarters, for each year.
(2)	Audit-related fees consisted of fees for due diligence in conjunction with the merger agreement with Sibanye.
(3)	Tax fees consisted of fees for tax consultation and tax compliance services.
(4)	All other fees consisted of fees for subscription to an on-line accounting research tool.

The Audit Committee of the board pre-approved all of the fees mentioned above, and determined that such fees are compatible with maintaining KPMG LLP’s independence. For more information on the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy see “Committees — Audit Committee” above.

The board of directors unanimously recommends a vote FOR Proposal 4.

PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

The Company’s shareholders are entitled to vote, on a non-binding advisory basis, on whether to approve the compensation of the Company’s named executive officers. Shareholders must be allowed an advisory vote on the frequency of that executive compensation vote once every six years. The Company’s 2011 annual meeting of shareholders included the required vote on the frequency, and the board approved an annual advisory vote on executive officer compensation and now seeks approval of an annual advisory vote on executive officer compensation pursuant to Proposal 6 below. The Company also seeks a non-binding advisory vote from its shareholders to approve the compensation of its named executive officers.

At the 2016 annual meeting of the Shareholders, 99% of shareholder votes were cast in favor of the compensation of the Company’s named executive officers.

Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in “street name,” and do not provide instructions as to how your shares should be voted on this proposal. The board of directors is asking shareholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED that the shareholders of Stillwater Mining Company (“Stillwater”) approve the compensation of the Stillwater executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive officer compensation tables and the related footnotes and narrative accompanying the tables).”

As described in the section captioned “Compensation Discussion and Analysis,” our executive officer compensation program embodies a pay-for-performance philosophy that supports Stillwater’s business strategy, and aligns the interests of our executives with our shareholders. The board believes this link between compensation and the achievement of our business goals will drive performance. At the same time, we believe our program is designed to discourage excessive risk-taking. The compensation actions taken in 2016 reflect Stillwater’s commitment to responsibly producing profitable ounces and increasing shareholder value.

For these reasons, the board asks shareholders to support this proposal. The Compensation Committee and the board value the views of our shareholders, and will take into account the outcome of this vote when considering future compensation decisions for our named executive officers. If Proposal 6 is approved (recommending an annual advisory vote on the compensation of the Company’s named executive officers), the next non-binding advisory vote on executive officer compensation would occur at the 2018 annual meeting of shareholders, if applicable depending on the outcome of the proposal to approve the merger agreement.

The board of directors unanimously recommends a vote FOR Proposal 5.

PROPOSAL 6: ADVISORY VOTE ON FREQUENCY OF FUTURE VOTES ON

EXECUTIVE OFFICER COMPENSATION

The Company’s shareholders are entitled to vote, on a non-binding advisory basis, on how frequently they would like to cast an advisory vote on the compensation of the Company’s named executive officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years, or abstain from voting. After careful consideration of the frequency alternatives, the board believes that conducting advisory vote on executive officer compensation on an annual basis is appropriate for the Company and its shareholders at this time.

The affirmative vote of a majority of the Company common shares present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal. The board will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive officer compensation. However, because this vote is advisory and not binding, the board may decide that it is in the best interests of the Company and its shareholders to hold a non-binding advisory vote more or less frequently than the alternative that has been selected by our shareholders.

The board of directors recommends a vote for the approval of an ANNUAL advisory vote on the compensation of the Company’s named executive officers under Proposal 6.

PROPOSAL 7: EQUITY INCENTIVE PLAN

At the annual meeting, Stillwater shareholders will be asked to approve the Stillwater Mining Company Restated 2012 Equity Incentive Plan (the “Restated Plan”), which was adopted by the Stillwater board of directors on February 15, 2017, subject to shareholder approval. The Restated Plan is an amendment and restatement of the plan approved by the shareholders of the Company on April 26, 2012, and amended as of November 5, 2013 (the “2012 Plan”).

There are no material differences between the Restated Plan and the 2012 Plan. The Restated Plan is being submitted to the Company’s shareholders in order to enable awards to satisfy the exception for performance-based compensation under Internal Revenue Code Section 162(m) of the Code (“Section 162(m)”), discussed below.

The Compensation Committee believes that the grant of cash-based and equity-based awards is an effective way to align the interests of management with those of the Company’s shareholders. If this proposal is approved, the maximum number of shares reserved for issuance under the Plan would be the same as under the 2012 Plan: 5,000,000 shares. The total number of shares reserved for issuance under the Restated Plan, like the 2012 Plan, would be subject to equitable adjustments in the event of certain changes in corporate structure affecting the capital stock of the Company, as described in more detail in the Restated Plan and below. All shares subject to the 2012 Plan have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-8 (Registration No. 333-182012).

Section 162(m) denies a deduction by an employer for certain compensation in excess of $1,000,000 per year paid by a publicly held corporation to the following individuals who are employed at the end of the corporation’s taxable year (“Covered Employees”): the chief executive officer, the principal financial officer and the three other most highly compensated executive officers (other than the chief executive officer and the principal financial officer) for whom compensation disclosure is required under the SEC’s proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the shareholders in a separate vote prior to the payment of any such compensation, and that the plan be administered by “outside directors.” Accordingly, if the Restated Plan is approved by shareholders and other conditions of Section 162(m) relating to the exclusion for performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the Restated Plan will not be subject to the deduction limit of Section 162(m). We are asking in this proposal for your approval of the Restated Plan and the performance goals that are applicable under the Restated Plan where an award is intended to qualify as performance-based compensation under Section 162(m).

The following is a summary of the material terms of the Restated Plan and is qualified in its entirety by the full text of the Restated Plan, which is attached to this proxy statement as Annex D.

Purpose. The purpose of the Restated Plan is to enable the Company to attract and retain qualified personnel who will contribute to the Company’s success and to provide incentives to participants that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company.

Administration. The Stillwater board or one or more committees appointed by the board will administer the Restated Plan. The Stillwater board has delegated general administrative authority for the Restated Plan to the board’s Compensation Committee. A committee may delegate some or all of its authority with respect to the Restated Plan to another committee, and certain authority may be delegated to one or more officers of the Company. To the extent necessary and desirable, the committee will be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. (The appropriate acting body, be it the Stillwater board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”)

The Administrator has broad authority under the Restated Plan with respect to award grants and administration of the Plan including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive and to grant the awards;

•	to determine the number of shares and/or units that are to be subject to awards;

•	to determine the terms and conditions of awards, including the price (if any) to be paid for the shares, the restrictions applicable to awards and the conditions under which the restrictions shall lapse, and the performance goals and performance periods applicable to awards;

•	to determine the terms and conditions of all award agreements and any other written instruments evidencing awards;

•	subject to the other provisions of the Restated Plan, to make certain adjustments to an outstanding award and to authorize the substitution or cancellation of an award; and

•	subject to any required consents and certain limitations, to amend, alter or discontinue the Restated Plan and to amend the terms of any award.

All decisions made by the Administrator pursuant to the provisions of the Restated Plan will be final, conclusive and binding on all persons, including, but not limited to the Company and the Restated Plan participants.

Eligibility. Persons eligible to receive awards under the Restated Plan include officers, directors, employees, consultants or advisors of the Company or any of its subsidiaries.

Termination of or Changes to the Plan. The Stillwater board may amend or terminate the Restated Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law, rule or regulation, including under Section 162(m) of the Code to preserve the intended tax consequences of the Restated Plan. For example, shareholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the Restated Plan, extend the maximum option period, change to class of eligible participants under the Restated Plan, or reduce the exercise price of an outstanding option or stock appreciation right (“SAR”) by amending the terms or canceling the award in exchange for a new award. Equitable adjustments as a result of certain corporate events will not, however, be considered an amendment requiring shareholder approval. Unless terminated earlier by the Stillwater board, the authority to grant new awards under the Restated Plan will terminate on [            ], 2027. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the Plan. Outstanding awards generally may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Share Limits. The maximum number of Stillwater common shares that may be issued or transferred pursuant to awards under the Restated Plan is 5,000,000 shares.

Subject to adjustment in the event of certain changes in corporate structure affecting the common stock of the Company, the following limits are also contained in the Restated Plan:

•	To the extent required to comply with Section 162(m) of the Code, the aggregate number of shares (other than cash-based awards) awarded to any one Restated Plan participant during any calendar year may not exceed 500,000 shares.

•	To the extent required to comply with Section 162(m) of the Code, the aggregate amount of compensation to be paid to any one Restated Plan participant in respect of all awards that are intended to constitute “performance-based compensation” denominated in cash in any calendar year is $3,000,000.

Shares that are subject to or underlie awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered under the Restated Plan will again be available for issuance under the Restated Plan. To the extent shares are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the Restated Plan. In the event that shares are delivered in respect of an award, only the actual number of shares actually issued to participants will be considered in calculating the maximum number of shares available for delivery under the Restated Plan. Shares surrendered or withheld as payment of either the exercise price of an award (including shares otherwise underlying a SAR that are retained by the Company to account for the grant price) and/or withholding taxes in respect of such an award will not be counted against the share limits of the Restated Plan and will again be available for issuance. If any shares have been pledged as collateral for indebtedness incurred by a participant in connection with the exercise of an award and such shares are returned to the Company in satisfaction of such indebtedness, such shares will again be available for issuance. The foregoing adjustments are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation.

Types of Awards. The Restated Plan authorizes performance awards, restricted stock, RSUs, stock options, SARs, other awards denominated in cash or common stock of the Company, or any combination of the foregoing. Each award will be evidenced by an award agreement in the form approved by the Administrator setting forth all of the terms and conditions applicable to the award, consistent with the terms of the Restated Plan. Payment of awards will be set forth in the award agreements and may be in the form of cash, stock, or combinations of cash and stock.

Performance Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the Code (which for purposes of the Restated Plan and this summary are referred to as performance awards) to officers and key employees of the Company or one of its subsidiaries. Performance awards that are not intended to meet the requirements of Section 162(m) of the Code may be granted to any of the eligible participants under the Restated Plan. Performance awards are in addition to any of the other types of awards that may be granted under the Restated Plan (including options and SARs which may also qualify as performance-based awards for Section 162(m) purposes). Performance awards may be in the form of cash bonuses, restricted stock, RSUs or other rights.

The grant, vesting, exercisability or payment of performance awards (and any other awards intended to meet the requirements of Section 162(m) of the Code other than options or SARs) will depend on the absolute or relative performance of the Company to a peer group, unit or other market-measure basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; market share; operating margins; credit rating; dividend payments; expenses; retained earnings; completion of acquisitions, divestitures and corporate restructurings; achievement of goals specified in the Company’s annual business plan (which may include goals relating to safety, production, cash, costs and recycling) and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals.

The performance goals may be subject to such later revisions as the Administrator deems appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences, subject to such limitations as may be required by Code Section 162(m). The performance goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made.

Performance awards may be paid in stock or in cash (in either case, subject to the limits described under “Share Limits” above). Before any performance award (other than an option or SAR) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of performance awards and may reserve discretion to reduce payments below maximum award limits.

Restricted Stock and RSUs. An award of restricted stock grants the recipient shares of stock subject to certain restrictions and an award of RSUs grants the recipient the right to receive shares of stock subject to certain restrictions. The Administrator will determine the restricted period applicable to awards of restricted stock or RSUs. Each Plan participant who receives RSUs will be eligible to receive, at the expiration of the applicable restricted period, one share of stock for each unit awarded. During the restricted period, the award recipient will not be permitted to sell, transfer, pledge or assign shares of restricted stock or RSUs, but the Administrator may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions based on such factors and such circumstances as the Administrator may determine, in its sole discretion.

Stock Options. A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The exercise price will be determined by the Administrator at the time of grant but will not be less than the fair market value of the stock on such date. The maximum term of an option is ten years from the date of grant. All stock options granted under the Restated Plan will be nonqualified stock options.

Stock Appreciation Rights. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company’s common stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant. SARs may be granted in connection with awards of stock options or independently. The maximum term of a SAR is ten years from the date of grant.

Other Awards. The Administrator is authorized to grant other awards denominated in cash or stock of the Company, or a combination of cash and stock, consistent with the terms of the Restated Plan. Such awards may contain performance goals and may constitute performance-based compensation intended to qualify for exemption under Section 162(m) of the Code.

Deferred Payment of Awards. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts. Any such deferrals and deferral elections will be made on a form as required by the Administrator and will comply with the requirements of Section 409A of the Code.

Change in Control. Except as otherwise provided in an award agreement or in an individual agreement between a Restated Plan participant and the Company, effective as of a participant’s separation from service with the Company for “Good Reason” or “without Cause” (each as defined in the Restated Plan) within 24 months after the occurrence of a change in control, all outstanding awards held by the Participant (other than performance awards) shall become fully vested and exercisable and all restrictions on such awards will immediately lapse, subject to compliance with Section 409A, if applicable. In the case of stock options and SARs, the participant, in the discretion of the Administrator, (1) will have the right to exercise such options and SARs or (2) will be entitled to receive an amount in cash equal to the excess (if any) of (A) the product of (x) the number of shares subject to such options and SARs and (y) the per share consideration paid as of the date of the occurrence of the change in control for the shares pursuant the change in control, less (B) the aggregate exercise price of such options and SARs. Notwithstanding the summary above, in the event of a change in control, any outstanding performance awards (or other awards that in any case are intended to comply with the requirements for exemption under Code Section 162(m)) will immediately vest and the holder of such award will be entitled to a lump sum cash payment equal to the amount of such award otherwise payable at the end of the performance period as if 100% of the performance goals have been achieved and payment will be made to participants within 30 days after the change in control.

For purposes of the Plan, a change in control generally means the occurrence of any of the following events: (i) any person is or becomes the beneficial owner of securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Stillwater board, and any new director whose election by the Stillwater board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office, cease for any reason to constitute at least a majority of the Stillwater board (except for this purpose, there will not be a change in control with respect to a participant if such participant is one of the directors whose replacement would otherwise cause there to be a change in control); or (iii) subject to certain exceptions, there is consummated a merger or consolidation of the Company or any subsidiary of the Company with any other corporation; or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Transfer Restrictions. Unless otherwise determined by the Administrator or provided in an award agreement, awards (other than RSUs and restricted stock) will not be transferable by a participant except by will or the laws of descent and distribution and will be exercisable during the lifetime of a participant only by such participant or his guardian or legal representative. RSUs and restricted stock will not be transferable by a participant during the restricted period. Any purported transfer of an award in violation of the Plan or an award agreement will be null and void.

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend or other change in corporate structure affecting the common stock of the Company (other than normal cash dividends).

All future grants under the Plan are within the discretion of the Administrator and the benefits of such grants are, therefore, not determinable.

The following table sets forth the number of shares of common stock subject to outstanding RSUs granted during 2016 under the 2012 Plan.

Name and Position	Number of Units	Dollar Value ($)(1)
Michael J. McMullen	145,862
President and Chief Executive Officer

Christopher M. Bateman	54,092
Chief Financial Officer

Brent R. Wadman	12,381
Vice President, Legal Affairs and Corporate Secretary

Kristen K. Koss	10,099
Vice President, Human Resources and Safety

Dee L. Bray	8,789
Vice President, Mine Operations

Executive Group (Sum of the Named Executive Officers)	231,215

Non-Executive Director Group	—

Non-Officer Employee Group	95,140

(1)	Value is based on [ ], 2017 closing price of $[ ] per Stillwater common share.

Federal Income Tax Consequences of Awards Under the Plan

The U.S. federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Restated Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

Options. All stock options granted under the Restated Plan will be nonqualified stock options (“NQSOs”). With respect to NQSOs, the grantee will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the grantee for the shares. Upon a subsequent disposition of the shares received under the option, the grantee generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

In general, the Company will receive an income tax deduction at the same time and in the same amount as the employee recognizes ordinary income.

Stock Appreciation Rights. The recipient of a grant of stock based SARs will not realize taxable income and the Company will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the exercise of an SAR, the recipient will realize ordinary income equal to the fair market value of any shares received at the time of exercise. In general, the Company will be entitled to a corresponding deduction, equal to the amount of income realized.

Section 409A of the Code. The American Jobs Creation Act of 2004 added Section 409A to the Code, which imposes restrictions on “nonqualified deferred compensation.” Code Section 409A generally applies to amounts deferred after December 31, 2004. Generally, options and SARs with an exercise price at least equal to the fair market value of the underlying stock on the date of grant and restricted stock will not be considered deferred compensation if such awards do not include any other feature providing for the deferral of compensation. Failure to follow the provisions of Section 409A of the Code can result in taxation to the grantee including a 20% excise tax and interest on the taxable amount and, depending on the state, additional state taxes. It is intended that payments and benefits under the Plan comply with or be exempt from Section 409A of the Code. If taxes or penalties under Section 409A of the Code are imposed on a grantee in connection with the Plan, such grantee will be solely responsible and liable for the satisfaction of all such taxes and penalties, and neither the Company nor any affiliate will have any obligation to indemnify or otherwise hold the grantee (or any beneficiary) harmless from any or all of such taxes or penalties.

Equity Compensation Plan Information

The Company currently maintains one equity compensation plan: the 2012 Plan, which has been approved by the Company’s shareholders. Shareholders are also being asked to approve the Stillwater Mining Company Restated 2012 Equity Incentive Plan, as described above.

The following table sets forth certain information, as of [    ], 2017, concerning securities authorized for issuance under all of the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by shareholders	49,218	$16.05	4,167,815
Equity compensation plans not approved by shareholders	—	—	—

Total

See the sections captioned “Proposal 1: The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” and “The Merger Agreement — Treatment of Equity Awards.”

The Stillwater board of directors unanimously recommends that the shareholders of Stillwater vote “FOR” Proposal 7.

PROPOSAL 8: VOTE ON ADJOURNMENT

The Company’s shareholders are being asked to approve a proposal that will give the Stillwater board of directors authority to adjourn the annual meeting, if necessary or appropriate, including for the purpose of soliciting additional proxies in favor of the proposals presented, including the adoption of the merger agreement, if there are insufficient votes at the time of the annual meeting to approve such proposals or in the absence of a quorum. If this adjournment proposal is approved, the annual meeting could be adjourned by the Stillwater board of directors to any date. In addition, the Stillwater board of directors could postpone the annual meeting before it commences.

Pursuant to the merger agreement, Stillwater may adjourn, recess or postpone the Stillwater shareholders’ meeting for a reasonable period to solicit additional proxies, if there are insufficient Stillwater common shares represented to constitute a quorum necessary to conduct the business of the Stillwater shareholders’ meeting or to obtain the requisite Stillwater vote. However, unless agreed by Stillwater and Sibanye, any adjournments, recesses or postponements will be for periods of no more than five business days each and will be to no later than five business days prior to the outside date. Stillwater may also adjourn, recess or postpone the Stillwater shareholders’ meeting to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Stillwater shareholders within a reasonable amount of time in advance of the Stillwater shareholders’ meeting.

If the annual meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to adopt the merger agreement but do not indicate a choice on the adjournment proposal, your common shares will be voted in favor of the adjournment proposal.

The Company does not anticipate calling a vote on this proposal if Proposal 1 is approved by the requisite number of common shares at the annual meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement and the other proposals presented herein. Accordingly, you may vote to approve the proposal to adopt the merger agreement and any other proposal presented herein and vote not to approve the adjournment proposal, and vice versa.

Approval of the adjournment proposal requires the affirmative vote of a majority of the common shares having voting power and present in person or represented by proxy at the annual meeting.

The Stillwater board of directors unanimously recommends that the shareholders of the Company vote “FOR” the adjournment proposal, if a vote on the adjournment proposal is called.

MARKET PRICE OF THE COMPANY’S COMMON STOCK

Stillwater’s common stock is traded on the NYSE under the symbol “SWC.”

The following table sets forth during the periods indicated the high and low sales prices of common stock as reported on the NYSE:

	High ($)		Low ($)
2015
First Quarter	14.96		12.66
Second Quarter	15.07		11.57
Third Quarter	11.99		8.36
Fourth Quarter	12.13		8.16

2016
First Quarter	11.28		4.99
Second Quarter	12.84		9.02
Third Quarter	15.91		11.77
Fourth Quarter	17.50		11.19

2017
First Quarter (through [ ], 2017)	[	]	[	]

The closing sale price of our common stock on December 8, 2016, which was the last trading day prior to the announcement of the merger, was $14.68 per share. On [    ], 2017, the most recent practicable date before the filing of this proxy statement, the closing price for our common stock was $[    ] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your common shares.

At [    ], 2017, there were approximately [    ] holders of record of the Company’s common stock. This number does not include shareholders whose common shares are held in trust by other entities.

The Company has not historically paid a dividend.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information is listed below regarding beneficial ownership of Stillwater common stock, to the extent known to us, by:

•	each person who is a director or a director nominee;

•	each named executive officer;

•	all current directors and executive officers as a group; and

•	each person known to us to be the beneficial owner of 5% or more of Stillwater common stock.

Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is provided as of January 18, 2017 based on the outstanding share count of 121,233,808 as of January 18, 2017, except as otherwise noted.

Title of Class	Name of Beneficial Owner	Total Amount (#)	Percent of Class (*)
Common Stock	BlackRock, Inc.(1)	14,024,579	11.6%
Common Stock	The Vanguard Group, Inc.(2)	10,347,994	8.5%
Common Stock	Dimensional Fund Advisors LP(3)	8,880,713	7.3%
Common Stock	Bee, George M.(4)	24,354	*
Common Stock	McMullen, Michael J.(5)	131,248	*
Common Stock	Merrin, Patrice E.	22,586	*
Common Stock	O’Hagan, Lawrence Peter	0	*
Common Stock	Parrett, Michael S.	29,053	*
Common Stock	Schweitzer, Brian D.	30,703	*
Common Stock	Sugar, Gary A.	11,703	*
Common Stock	Bateman, Christopher M.(6)	11,722	*
Common Stock	Bray, Dee L.	5,045	*
Common Stock	Koss, Kristen K.	19,807	*
Common Stock	Wadman, Brent R.(7)	17,085	*

	All directors and executive officers as a group	303,306	*

	TOTAL	47,454,881

(*)	Indicates ownership of less than 1%.
(1)	Information is based on the Schedule 13G filed by BlackRock, Inc. with the SEC on January 17, 2017, by BlackRock, Inc. on behalf of itself and its subsidiaries BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd and BlackRock Investment Management, LLC. Each of such other persons and entities, through its ownership and / or control of BlackRock, Inc., may be deemed to be the beneficial owner of the shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(2)	Information is based on the Schedule 13G filed by The Vanguard Group — 23-1945930 with the SEC on February 10, 2017. The address of The Vanguard Group — 23-1945930 is 100 Vanguard Blvd., Malvern, PA 19355.
(3)	Information is based on the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 9, 2017. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(4)	Includes 1,753 shares maintained in a 409A account.
(5)	Includes 2,905 shares maintained in a 401(k) account.
(6)	Includes 1,226 shares maintained in a 401(k) account.
(7)	Includes 5,138 shares maintained in a 401(k) account.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your Stillwater common shares as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Shareholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a shareholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. The following does not constitute any legal or other advice, nor does it constitute a recommendation that shareholders exercise their appraisal rights under Section 262 of the DGCL. Due to the complexity of the procedures for exercising appraisal rights, shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a “shareholder” are to the record holder of Stillwater common shares unless otherwise indicated.

Beneficial owners of Stillwater common shares who do not also hold such common shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If Stillwater common shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if the Stillwater common shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds Stillwater common shares as a nominee for others, exercises his or her right of appraisal with respect to the Stillwater common shares held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of Stillwater common shares as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your Stillwater common shares in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Section 262 of the DGCL requires that shareholders for whom appraisal rights are available be notified not less than 20 days before the shareholders’ meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to Stillwater shareholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL, and a copy of the full text of Section 262 of the DGCL is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to Stillwater a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform Stillwater of the identity of the shareholder and the intention of the shareholder to demand appraisal of his, her or its shares. A shareholder’s failure to make a written demand before the vote with respect to the merger is taken will constitute a waiver of appraisal rights.

•	You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a shareholder who votes by proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote “AGAINST” the merger agreement and the merger or abstain from voting on the merger agreement and the merger.

•	You must continue to hold your Stillwater common shares from the date of making the demand through the effective date of the merger. Therefore, a shareholder who is the record holder of Stillwater common shares on the date the written demand for appraisal is made but who thereafter transfers the shares before the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your Stillwater common shares.

All demands for appraisal pursuant to Section 262 of the DGCL should be addressed to Stillwater in care of the Corporate Secretary at Stillwater Mining Company, 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120, and must be delivered before the vote on the merger agreement is taken at the annual meeting and should be executed by, or on behalf of, the record holder of the Stillwater common shares.

Within 10 days after the effective time, the surviving corporation (i.e., Stillwater Mining Company) must give written notice that the merger has become effective to each shareholder who (1) has properly filed a written demand for appraisal, (2) did not vote in favor of the merger agreement, and (3) held Stillwater common shares on the date the written demand for appraisal was made and continued to hold Stillwater common shares through the effective time of the merger. At any time within 60 days after the effective date of the merger, any shareholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such shareholder’s demand for appraisal and to accept the merger consideration specified by the merger agreement for his or her Stillwater common shares, by delivering to the surviving corporation a written withdrawal of the demand for appraisal. Any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require the consent of the surviving corporation. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding as described below, the shareholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the merger consideration offered pursuant to the merger agreement.

Within 120 days after the effective time, any shareholder who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of Stillwater common shares held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting shareholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, but not thereafter, either the surviving corporation or any shareholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all shareholders entitled to appraisal. A person who is the beneficial owner of Stillwater common shares held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a shareholder, service of a copy of such petition shall be made upon Stillwater, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting shareholders. Accordingly, the failure of a shareholder to file such a petition within the period specified could nullify the shareholder’s previously written demand for appraisal. There is no present intent on the part of Stillwater to file an appraisal petition, and shareholders seeking to exercise appraisal rights should not assume that Stillwater will file such a petition or that Stillwater will initiate any negotiations with respect to the fair value of such shares. Accordingly, shareholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is duly filed by a shareholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the shareholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the shareholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the shareholders who have demanded appraisal for their Stillwater common shares and who hold common shares represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any shareholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that shareholder. Additionally, because Stillwater common shares will have been publicly listed on the NYSE, the Delaware Court of Chancery is required under Section 262 of the DGCL to dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the Stillwater common shares or (2) the value of the consideration provided in the merger for such total number of common shares exceeds $1 million.

After determination of the shareholders entitled to appraisal of their Stillwater common shares, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each shareholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving corporation or by any shareholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal before the final determination of the shareholders entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving corporation and who has submitted such shareholder’s stock certificates to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such shareholder is not entitled to appraisal rights under Section 262 of the DGCL. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the shareholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of Stillwater common shares represented by stock certificates upon the surrender to the surviving corporation of the stock certificates representing such common shares.

In determining the fair value of the Stillwater common shares and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your Stillwater common shares as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL.

Although Stillwater believes that the merger consideration provided for shareholders in the merger agreement is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and shareholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration provided for shareholders in the merger agreement. Moreover, Stillwater does not anticipate offering more than the per share merger consideration to any shareholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a common share is less than the per share merger consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the shareholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a shareholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Any shareholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the effective time; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the shareholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective date of the merger or thereafter with the written approval of Stillwater, then the right of that shareholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any shareholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any shareholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the merger consideration that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262 of the DGCL, shareholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal and financial advisors.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of the shareholders. Each shareholder will receive a separate proxy card. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to the Corporate Secretary at Stillwater Mining Company, 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120, or by calling (406) 373-8700. In addition, shareholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholders may present proper proposals for inclusion in the Company’s proxy statement pursuant to Rule 14a-8, and for consideration at the next annual meeting of Shareholders, by submitting their proposals in writing to the Company’s Corporate Secretary at the Company’s principal executive offices in a timely manner. For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2018 annual meeting of Shareholders pursuant to Rule 14a-8, the written proposal must be received by the Company at its principal executive offices no later than [            ], 2017. In addition, shareholder proposals must otherwise comply with the SEC and Exchange Act rules for inclusion of shareholder proposals in the Company’s proxy statement, including requirements that such proposals be consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with proxy rules.

If shareholders wish to submit proposals outside of the process of Rule 14a-8 under the Exchange Act, our by-laws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act, and shareholder nomination of directors, must be submitted, in accordance with the requirements of our by-laws, no later than [            ], 2017, and no earlier than [            ], 2017.

Cost of Solicitation

In addition to mail and e-mail, proxies may be solicited personally, via the internet or by telephone or facsimile, by a few of our regular employees without additional compensation. We will reimburse brokers and other persons holding common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. Additional fees may include those of outside counsel and other advisors to advise the Company in connection with the solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation material to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above, and possibly the costs of retaining an independent inspector of election.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at its address above, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The Company will make available a copy of its public reports, without charge, on its website at www.stillwater.com/investors as soon as reasonably practicable after the Company files the reports electronically with the SEC. In addition, you may obtain a copy of the reports, without charge, by contacting the Company in care of the Corporate Secretary at Stillwater Mining Company, 26 West Dry Creek Circle, Suite 400, Littleton, Colorado 80120, or by calling (406) 373-8700. Each request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of Company common stock entitled to vote at the annual meeting. In order to ensure timely delivery of the documents before the annual meeting, any request should be made promptly to the Company.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the annual meeting:

•	Stillwater’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

•	Stillwater’s Current Report on Form 8-K, to the extent filed and not furnished with the SEC on March 6, 2017.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED [    ], 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT AND WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

You may also obtain documents incorporated by reference by requesting them from Okapi Partners LLC, our proxy solicitor, by e-mail at swcinfo@okapipartners.com. Shareholders may call the toll-free number at (877) 279-2311, and banks and brokers may call (212) 297-0720, in each case to reach Okapi Partners LLC.

Documents should be requested by [            ], 2017 in order to receive them before the annual meeting. You should be sure to include your complete name and address in your request.

Sibanye, Thor US Holdco Inc. and Thor Mergco Inc. have supplied, and we have not independently verified, the information in this proxy statement exclusively concerning Sibanye, Thor US Holdco Inc. and Thor Mergco Inc.

ANNEX A

EXECUTION COPY

Dated December 9, 2016

SIBANYE GOLD LIMITED,

THOR US HOLDCO INC.,

THOR MERGCO INC.

and

STILLWATER MINING COMPANY

AGREEMENT AND PLAN OF MERGER

ii

iii

This Agreement and Plan of Merger (this “Agreement”), dated as of December 9, 2016, is entered into by and among:

(1)	STILLWATER MINING COMPANY, a Delaware corporation (the “Company”);

(2)	SIBANYE GOLD LIMITED, a public company organized under the laws of South Africa (“Parent”);

(3)	THOR US HOLDCO INC., a Delaware corporation and an indirect wholly owned Subsidiary (as defined below) of Parent (“US HoldCo”); and

(4)	THOR MERGCO INC., a Delaware corporation and a direct wholly owned Subsidiary of US HoldCo (“Merger Sub”).

Whereas:

(A)	The Company Board (as defined below) has unanimously (i) determined and resolved that this Agreement and the transactions contemplated hereby, including the Merger (as defined below), are advisable, fair to and in the best interests of the Company and the stockholders of the Company, (ii) approved this Agreement and the Merger, (iii) determined and resolved to recommend that the stockholders of the Company adopt this Agreement, and (iv) directed that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company;

(B)	On the terms and subject to the conditions set forth in this Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned Subsidiary of US HoldCo and an indirect wholly owned Subsidiary of Parent, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and each issued and outstanding share (each, a “Share” and collectively, the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than Dissenting Shares (as defined below) and Shares owned by Parent or the Company or any of their respective Subsidiaries (including Shares held in treasury by the Company), will thereupon be cancelled and converted into the right to receive cash in an amount equal to the Merger Consideration (as defined below);

(C)	The Parent Board (as defined below) has unanimously (i) approved this Agreement and the Merger, on the terms and subject to the conditions set forth in this Agreement, (ii) determined and resolved to recommend that the shareholders of Parent approve the transactions contemplated by this Agreement, including the Merger, and (iii) resolved that the approval and implementation of the transactions contemplated by this Agreement, including the Merger, be submitted to a vote at a meeting of the shareholders of Parent;

(D)	The board of directors of each of US HoldCo and Merger Sub has approved and declared it advisable for US HoldCo and Merger Sub, respectively, to enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth herein; and

(E)	Each of Parent, US HoldCo, Merger Sub and the Company (collectively, the “Parties”) desires to make certain representations, warranties and covenants in connection with the Merger and also to prescribe various conditions to the Merger.

Now, therefore, in consideration of the foregoing and the respective representations, warranties and covenants set forth below, the Parties agree as follows:

1	Definitions

1.1	Definitions

In addition to the terms defined elsewhere herein, as used herein, the following terms have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms not materially less restrictive of, and otherwise not materially more favorable to, the Third Party that is party to such agreement and its Affiliates and Representatives than the terms set forth in the Confidentiality Agreement are to Parent and its Affiliates and Representatives.

“Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal made or submitted by or on behalf of Parent or any of its Subsidiaries) or any other expression of interest regarding an Acquisition Transaction.

“Acquisition Transaction” means any transaction (including any single- or multi-step transaction) or series of related transactions with a Person or “group” (as used in Section 13(d)(3) of the Exchange Act) relating to (i) the acquisition (directly or indirectly) of at least 15% of the assets of, aggregate equity or voting interests (including rights to acquire such equity or voting interests and, in relation to the Company’s Convertible Notes and Senior Notes, as measured on an as-converted basis based on the conversion rate then in effect) in, or business of the Company and its Subsidiaries, taken as a whole, pursuant to a merger, reorganization, recapitalization, consolidation, joint venture or other business combination, sale combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or otherwise, (ii) any combination of the foregoing types of related transactions if the sum of the percentage of consolidated assets (including equity securities of its Subsidiaries), consolidated revenues or net income of the Company involved is 15% or more, or (iii) any liquidation or dissolution involving the Company or any of its Subsidiaries whose assets constitute 15% or more of the consolidated assets of the Company.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “control” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Anticorruption Laws” means the US Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom and any other anticorruption or anti-bribery Applicable Law, including any Applicable Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Anti-Money Laundering Laws” means any Applicable Law relating to anti-money laundering.

“Applicable Law” means, with respect to any Person, any supranational, national, federal, state, provincial, local or other law, constitution, treaty, convention, statute, ordinance, code, rule, regulation or common law or other similar requirement enacted, adopted, promulgated or applied by any Governmental Entity, in each such case that is binding on or applicable to such Person or its Subsidiaries or its or their respective properties, assets or businesses.

“Audited Balance Sheet” means the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2015.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York (“NY”), Johannesburg, South Africa or London, England or Governmental Entities in the State of Delaware are authorized or required by Applicable Law to close.

“CFIUS” means the Committee of Foreign Investment in the United States.

“CFIUS Clearance” shall mean (a) the receipt by the Parties of written notice from CFIUS pursuant to Exon-Florio with its determination (i) that the transactions contemplated hereby are not subject to Exon-Florio or (ii) following a review or investigation of the transactions contemplated hereby that there are no unresolved national security concerns, or (b) if CFIUS has sent a report to the President of the United States requesting the President’s decision, (i) a determination by the President of the United States not to suspend or prohibit the transactions contemplated hereby pursuant to his authority under Exon-Florio or (ii) the President not taking any action within 15 days from the date the President received such report from CFIUS.

“Closing Date” means the date on which the Closing occurs.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means each compensatory or employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” as defined in Section 3(3) of ERISA and any other pension, retirement, profit-sharing, deferred compensation, stock option, employment, change in control benefit, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive compensation, medical, retiree medical, vision, dental or other health benefits, life insurance, fringe benefit plan, program, agreement or arrangement, in each case, whether oral or written, funded or unfunded or insured or self-insured, for the benefit of any current or former employee, officer, director or independent contractor (in each case, who is a natural person or is a personal services entity) of the Company or any Subsidiary maintained by the Company or any Subsidiary, or to which the Company or any Subsidiary contributes or is obligated to contribute or otherwise has or would reasonably be expected to have any Liability.

“Company Board” means the board of directors of the Company.

“Company Employee” means any current or former employee or officer of the Company or any of its Subsidiaries.

“Company Expense Reimbursement” means up to $10.0 million of reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the transactions contemplated by this Agreement.

“Company’s Knowledge” means, as to a particular matter, the actual knowledge of any one or more of the individuals listed on Schedule 1.01(a) after inquiry he or she determined to be reasonable in the circumstances.

“Company Material Adverse Effect” means any state of facts, circumstance, condition, event, change, development, occurrence, result or effect (each, an “Effect”) that, individually or in the aggregate, (i) has been, or would reasonably be expected to be, materially adverse to the business, financial condition (including net assets) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent, materially impair or materially delay the timely performance by the Company of, or has had or would reasonably be expected to have a material adverse effect on the ability of the Company to, timely perform its obligations under this Agreement; provided, however, that, in the case of clause (i) above, no Effect shall constitute a Company Material Adverse Effect to the extent that such Effect arises out of or results from: (A) changes after the date of this Agreement in general global or United States economic, business or political conditions; (B) general changes after the date of this Agreement in the securities, credit or other financial markets in the United States or elsewhere in the world; (C) changes after the date of this Agreement in conditions generally affecting the industry in which the Company and its Subsidiaries operate or in respect of prices for products; (D) changes after the date of this Agreement in GAAP or Applicable Law or in the enforcement or interpretation thereof; (E) any outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities or acts of foreign or domestic terrorism; (F) the announcement of this Agreement or the Merger, including any Proceeding relating thereto or arising therefrom, or actions or omissions expressly contemplated, or required of the Company or any of the Company’s Subsidiaries, by this Agreement (but including in this clause (F) the Effect of any actions or omissions required to comply with Section 6.1 only to the extent that such Effect is the direct result of Parent unreasonably withholding its consent to the Company’s written request delivered in accordance with the notice requirements set forth in Section 9.1 to take an action otherwise prohibited under Section 6.1); (G) any failure by the Company or any of its Subsidiaries to meet any internal or external projections, budgets, forecasts, estimates or analysts’ expectations in respect of revenue, profitability, cash flow or position, earnings or other financial or operating metric for any future period (but, in each case, the underlying causes of such failure shall be taken into account except to the extent such underlying causes would otherwise be excepted from this definition); or (H) changes in the trading price or trading volume of Shares (but, in each case, the underlying causes of such changes shall be taken into account except to the extent such underlying causes would otherwise be excepted from this definition) or any securities of Parent or any of its Subsidiaries; provided, further, that any Effect arising out of or resulting from any change or event referred to in clause (A), (B), (C), (D), or (E) above may constitute, and shall be taken into account in determining the occurrence of, a Company Material Adverse Effect to the extent such Effect has, or is reasonably expected to have, a disproportionately adverse effect on the business, financial condition (including net assets) or results of operations of the Company and its Subsidiaries, taken as a whole, as compared to other companies that generally operate in the mining industry.

“Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Performance RSU” means a restricted stock unit award relating to shares of Company Common Stock granted under any Company Stock Plan that is subject to performance-based vesting conditions (other than or in addition to the continuation of personal services of the holder of such award).

“Company SEC Document” means all reports, schedules, registration statements and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) filed with or furnished to the SEC by the Company.

“Company Security” means all outstanding Shares, or any other outstanding equity or debt securities of the Company.

“Company Service RSU” means a restricted stock unit award relating to shares of Company Common Stock granted under any Company Stock Plan that is not subject to any performance-based vesting conditions (other than or in addition to the continuation of personal services of the holder of such award), including deferred share units awarded under the Company’s Independent Director Deferred Share Unit Plan (“DSUs”).

“Company Stock Awards” means the Company Stock Options, Company Service RSUs and the Company Performance RSUs.

“Company Stock Option” means an option to acquire shares of Company Common Stock granted under a Company Stock Plan.

“Company Stock Plan” collectively means the 2004 Equity Incentive Plan, the Stillwater Mining Company 2012 Equity Incentive Plan, as amended by the First Amendment to the Stillwater Mining Company 2012 Equity Incentive Plan, the Stillwater Mining Company 2003 Amended and Restated General Employee Stock Plan, the Stillwater Mining Company Independent Director Deferred Share Unit Plan and the 409A Nonqualified Deferred Compensation Plan, and the forms of agreements thereunder, and any other agreement of the Company or any Subsidiary pursuant to which it granted any rights with respect to any shares of Company Common Stock to any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries.

“Company Stockholder Litigation” means any Proceeding pending against the Company (including any class action or derivative litigation) based upon or arising out of the Agreement, the Merger or the other transactions contemplated hereby and thereby, including disclosures made under securities laws and regulations related thereto.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of August 9, 2016 between Parent and the Company.

“Continuing Company Employee” means each Company Employee who continues to be employed by Parent or the Surviving Corporation or any of their respective Subsidiaries as of the Effective Time.

“Contract” means any written or oral contract, agreement or other instrument, obligation or arrangement that is legally binding, including, to the extent legally binding, any note, bond, indenture, mortgage, guarantee, undertaking, commitment, promise, option, lease, sublease, license, sublicense, joint venture agreement, warranty or sales or purchase order.

“Convertible Notes” means the Company’s 1.75% Convertible Senior Notes due 2032 issued pursuant to the Convertible Notes Indenture.

“Data Room” means the electronic data site established for Project Odin on behalf of the Company and to which Parent and certain of its Representatives have been given access in connection with the transactions contemplated by this Agreement.

“Debt Financing” has the meaning set forth in the definition of “Financing.”

“Deliberate” means an action or omission taken or not taken by a Party that, to the Company’s Knowledge or the Parent’s Knowledge (as applicable), at the time the action was taken or omitted to be taken, was a material breach of a representation, warranty or covenant of such applicable Party of this Agreement.

“Environmental Laws” means any Applicable Law relating to (i) pollution, (ii) the protection of the environment or natural resources, (iii) Releases of or exposure to Hazardous Materials, or (iv) human health and safety.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Exon-Florio” shall mean 50 U.S.C. App. § 2170 and the regulations promulgated pursuant thereto as set forth in 31 C.F.R. Part 800.

“Financial Markets Act of South Africa” means the Financial Markets Act, 19 of 2012 of South Africa.

“Financing” means the debt financing incurred or intended to be incurred pursuant to the Facilities Agreement (the “Debt Financing”) and any refinancing thereof and the Rights Offering.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Entity” means any supranational, national, federal, state, provincial, local or other government, department, authority, court, tribunal, commission, regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

“Hazardous Materials” means any pollutant, contaminant, chemical, petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls or industrial, solid, toxic, radioactive, infectious, disease-causing or hazardous substance, material, waste or agent, including all substances, materials, wastes or agents which are identified, regulated, the subject of Liability or requirements for investigation or remediation under, or otherwise subject to, Environmental Laws.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any rules and regulations promulgated thereunder.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board and as applicable to Parent and the Parent Shareholder Circular pursuant to the provisions of the South African Companies Act Regulations, 2011 and the Listings Requirements.

“Indebtedness” of any Person at any date means, without duplication, all obligations (whether or not due and payable as of such date) of such Person to pay principal, interest, premiums, penalties, fees, guarantees, reimbursements, damages, “make-whole” amounts, costs of unwinding, breakage fees, pre-payment fees or penalties with respect to (i) indebtedness for borrowed money, whether current or funded, fixed or contingent, secured or unsecured, (ii) indebtedness evidenced by bonds, debentures, notes, mortgages or similar instruments or debt securities, (iii) mandatorily redeemable capital stock or securities convertible into capital stock, (iv) leases that are required to be capitalized in accordance with GAAP under which such Person is the lessee, (v) the deferred purchase price of property, assets or services (including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment obligations, but excluding trade payables or accruals in the ordinary course of business consistent with past practice), (vi) obligations under interest rate, currency swap, hedging, cap, collar or futures Contracts or other derivative instruments or agreements, (vii) obligations of such Person as an account party under letters of credit, letters of guaranty and performance bonds, to the extent drawn upon or an event has occurred that (with notice or lapse of time or both) would trigger a right to draw upon, (viii) all obligations of the type described in clauses (i) through (vii) above secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, and (ix) guarantees or other forms of contractual credit support (including all “keepwell” arrangements) of any obligations described in clauses (i) through (viii) above of any other Person.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, whether registered or unregistered, including such rights in and to: any patent (including all reissues, divisions, continuations, continuations-in-part and extensions thereof), patent application or invention; any trademark, trademark registration, trademark application, servicemark, trade dress, trade name, business name or brand name and the goodwill connected with the use of and symbolized by the foregoing; any copyright, copyright registration, computer programs and software (including all source code and object code), design, design registration or database rights; any internet domain name; trade secret, confidential know-how, or other confidential and proprietary information.

“IRS” means the United States Internal Revenue Service.

“Intervening Event” means any material change, event, effect, occurrence, consequence or development with respect to the Company or Parent, as applicable, that (i) is unknown and not reasonably foreseeable as of the date hereof, (ii) does not relate to any Acquisition Proposals, and (iii) does not arise out of or result from changes after the date of this Agreement in respect of prices or demand for products.

“JSE” means JSE Limited, registration number 2005/022939/06, a public company trading as the “Johannesburg Stock Exchange”, duly registered and incorporated under the laws of South Africa and licensed as a securities exchange under the Financial Markets Act of South Africa.

“Letter of Credit” means an irrevocable standby letter of credit to be issued by Citibank, N.A., South Africa Branch or Citibank, N.A. (New York), for the benefit of the Company, having the terms set forth in Schedule 1.01(b).

“Liability” of a Person means any and all Indebtedness or other liabilities, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, liquidated or unliquidated, determined or determinable, disputed or undisputed, secured or unsecured, subordinated or unsubordinated, on or off-balance sheet and whether arising in the past, present or future, and including those arising in connection with any Contract, Proceeding or Order, including any out-of-pocket costs and expenses (including attorneys’, accountants’ or other fees and expenses).

“Lien” means, with respect to any property or asset, any charge, claim, adverse interest, community property interest, pledge, hypothecation, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, deed of trust, encumbrance, easement, encroachment, lease, sublease, license, sublicense, right of way, right of first refusal or offer or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or any interest or restriction similar in substance to any of the foregoing.

“Listings Requirements” means the listings requirements of the JSE issued pursuant to the provisions of the Financial Markets Act of South Africa.

“Made Available” means that such information, document or material was (i) publicly filed on the SEC EDGAR database as part of a Company SEC Document (or expressly incorporated by reference into a

Company SEC Document) on or after July 1, 2015 and prior to the date hereof or (ii) made available for review by Parent or Parent’s Representatives in the Data Room or in a location otherwise specified to Parent in writing by the Company or the Company’s Representatives on or prior to 5:00 P.M. NY time on the Measurement Date.

“Measurement Date” means December 6, 2016.

“Mines” means the Stillwater Mine and the East Boulder Mine (including the adjacent Blitz development area), each located in Montana.

“NY” has the meaning set forth in the definition of “Business Day.”

“NYSE” means the New York Stock Exchange.

“Order” means, with respect to any Person, any order, injunction, judgment, decision, determination, award, writ, ruling, stipulation, assessment or decree or other similar requirement of, or entered, enacted, adopted, promulgated or applied by, with or under the supervision of, a Governmental Entity or arbitrator, in each case, that is or purports to be binding upon such Person.

“Organizational Documents” means, with respect to any Person that is not an individual, the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, certificate of formation, memorandum of incorporation, regulations, operating agreement, partnership agreement, certificate of limited partnership, trust agreement or other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof.

“Parent Board” means the board of directors of Parent.

“Parent Expense Reimbursement” means up to $10.0 million of reasonable and documented out-of-pocket fees and expenses incurred by Parent, US HoldCo and Merger Sub in connection with the transactions contemplated by this Agreement.

“Parent’s Knowledge” means, as to a particular matter, the actual knowledge of any one or more of the individuals listed on Schedule 1.01(c) after inquiry he or she determined to be reasonable in the circumstances.

“Parent Shareholder Approval” means the shareholder approval to be obtained at the Parent Meeting of this Agreement and the transactions contemplated herein, including the Merger, and the Rights Offering, which approval will be in the form of (i) an ordinary resolution (supported by more than 50% of the voting rights of those entitled to vote that are present and voted on such matter at such meeting) to approve the conclusion and implementation of this Agreement, including the Merger and (ii) a special resolution (supported by more than 75% of the voting rights of those entitled to vote that are present and voted on such matter at such meeting) to approve the issue of the shares in the capital of Parent to be issued pursuant to the Rights Offering.

“Parent Shareholder Circular” means the category 1 circular and any annexes, schedules or exhibits to be sent by Parent to its shareholders to obtain their approval of the transactions contemplated by this Agreement, including the Merger and the issue of the shares in the capital of Parent to be issued pursuant to the Rights Offering, as required by the Listings Requirements.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“Permits” means all permits, licenses, consents, franchises, approvals, privileges, immunities, authorizations, exemptions, registrations, certificates, variances and similar rights obtained from a Governmental Entity.

“Permitted Liens” means (i) Liens for Taxes that (A) are not yet due and payable or (B) are being contested in good faith by appropriate Proceedings, in each case, only if adequate reserves with respect thereto have been established in a balance sheet included in the Company Financial Statements to the extent required in accordance with GAAP, (ii) Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other similar common law or statutory Liens arising or incurred in the ordinary course of business consistent with past practice (A) that relate to obligations that are not delinquent or that the Company or any of its Subsidiaries is contesting in good faith by appropriate Proceedings and for which, in the latter scenario, adequate reserves have specifically been established in the Audited Balance Sheet to the extent required in accordance with GAAP and (B) that are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole, and that do not materially adversely affect either continuation of the current use, occupancy or activity conducted by the Company or any of its Subsidiaries at a Mine or the Company’s processing facilities, (iii) Liens arising under original purchase price conditional sales Contracts and equipment leases with Third Parties entered into in the ordinary course of business consistent with past practice that are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole, (iv) all covenants, conditions, restrictions, easements, charges, rights-of-way, title defects or other encumbrances on title and similar matters that are filed of record prior to the date of this Agreement in Sweet Grass County, Montana in the real property records to which they relate or are located in Stillwater County, Montana or that do not otherwise materially interfere with the operation of the Mines or the Company’s processing facilities in the ordinary course of business or materially adversely affect the profitability of the business of the Company and its Subsidiaries, taken as a whole, and (v) such Liens, imperfections in title, charges, easements, restrictions, encumbrances or other matters that are due to zoning or subdivision, entitlement and other land use Applicable Laws and do not materially interfere with the operation of the Mines or the Company’s processing facilities in the ordinary course of business or materially adversely affect the profitability of the business of the Company and its Subsidiaries, taken as a whole; provided, however, that in all cases, “Permitted Liens” shall not include any Liens that secure the payment of Indebtedness for borrowed money.

“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Entity (or any department, agency or political subdivision thereof).

“Proceeding” means any suit (whether civil, criminal, administrative, judicial or investigative), claim, action, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, criminal prosecution or (in the case of the Company), to the Company’s Knowledge, any formal investigation or SEC “Wells” process, in each case commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any mediator, arbitrator or arbitration panel.

“Proxy Statement” means, collectively, the letter to stockholders, notice of meeting, proxy statement and form of proxy that will be provided to stockholders of the Company in connection with the Merger and any annexes, schedules or exhibits required to be filed, or actually filed, with the SEC in connection therewith (including, in each case, any amendments or supplements thereto).

“Registered Company Intellectual Property” means all patents, patent applications, registered copyrights, applications to register copyrights, registered marks (including trademarks, service marks and trade dress, to the extent registered), applications to register marks and registered domain names that are owned by the Company or any of its Subsidiaries.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata).

“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives and advisors of such Person.

“Required Information” means the information set forth on Schedule 1.01(d).

“Rights Offering” means the rights offering to be undertaken by Parent following the Closing pursuant to the terms of which qualifying existing shareholders of Parent will receive rights to subscribe for further shares in the capital of Parent.

“Royalties” means royalties, streaming interests or other Contracts providing for the payment of consideration measured, quantified or calculated based on, in whole or in part, any minerals produced, mined, recovered or extracted therefrom.

“Sanctioned Country” means any country or territory subject to economic sanctions or trade restrictions of the United States, the European Union, South Africa, the United Nations Security Council, Her Majesty’s Treasury or any other relevant Governmental Entity that broadly prohibits or restricts dealings with such country, including Crimea, Cuba, Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means any Person with whom dealings are restricted or prohibited by any economic sanctions, trade restrictions or similar restrictions imposed by the United States, the European Union, South Africa, Her Majesty’s Treasury or the United Nations Security Council, including (i) any Person identified in any sanctions list maintained by (A) the United States government, including the United States Department of Treasury, Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security and the United States Department of State; (B) the European Union; (C) the South African government; (D) Her Majesty’s Treasury; or (E) the United Nations Security Council; (ii) any Person located, organized or resident in, or a Governmental Entity of, any Sanctioned Country, and (iii) any Person directly or indirectly owned or controlled by or acting for the benefit or on behalf of a Person described in (i) or (ii) (with the ability to vote 25% or more of outstanding voting securities presumptively constituting control and the right to receive 50% or more of assets or profits presumptively constituting ownership).

“SARB Approval” means the approval of the South African Reserve Bank as required under the exchange control regulations promulgated under the South African Currency and Exchanges Act, No. 9 of 1933, in connection with this Agreement and the transactions contemplated hereby and the consent of the South African Reserve Bank to the implementation of this Agreement.

“Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Senior Notes” means the Company’s 1.875% Convertible Senior Notes due 2028 issued pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture dated as of March 12, 2008 between the Company, the Law Debenture Trust Company of New York and Deutsche Bank Trust Company Americas.

“Subsidiary” means, with respect to any Person, any other Person, (i) the financial condition and results of operations of which are required to be consolidated with the financial condition and results of operations of the first Person in the preparation of the consolidated financial statements of the first Person in accordance with GAAP or (ii) of which at least a majority of the securities or other equity interests having the ordinary voting power to elect at least 50% of the board of directors is directly or indirectly owned by the first Person.

“Superior Proposal” means a written Acquisition Proposal that if consummated would result in a Third Party (or in the case of a merger, consolidation or other form of business combination transaction involving a Third Party and the Company, the stockholders of the ultimate parent entity of such Third Party) acquiring, directly or indirectly, more than 40% of the Company Common Stock or the common stock of the ultimate parent entity of the acquiring, surviving or resulting entity in such transaction, or all or substantially all of the consolidated assets of the Company and the Subsidiaries, in any such case, that does not arise from a breach of Section 6.2 by the Company and that the Company Board determines in good faith, after consultation with the Company’s outside independent financial advisors and outside legal counsel, and considering all the terms of the Acquisition Proposal (including, the legal, financial and regulatory aspects of such proposal, the identity of the Third Party making such proposal, the form of consideration offered and the conditions for completion of such proposal), (i) is on terms that are more favorable to the holders of Company Common Stock than the Merger (after giving effect to all Proposed Changed Terms) and (ii) (A) is reasonably expected to be consummated on a timely basis, (B) does not contain any material conditionality of the Third Party’s obligation to consummate the Superior Proposal that is related to the Third Party’s completion of due diligence, and (C) the financing of which is fully committed or available from existing resources of such Third Party.

“Tax” means any tax or other similar governmental assessment or charge of any kind whatsoever including income, franchise, profits, corporations, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, environmental, premium, occupation, import, custom, stamp, alternative, add-on minimum, environmental or other governmental taxes or charges (including such taxes, charges or other assessments that are imposed upon or incurred under Treasury Regulation §1.1502-6 (or any similar provision of state, local or non-U.S. Applicable Law) or otherwise as a result of membership in an affiliated, consolidated, combined or unitary group for any such tax purposes, and including any Liability for such taxes, charges or other assessments as a transferee or successor, by Contract or otherwise), together with any interest, penalty, addition to tax or additional amount with respect thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the tax Liability of any other Person.

“Tax Law” means any Applicable Law relating to Taxes.

“Tax Return” means any report, return, document, declaration, form, information return, statement or other information required to be filed with or supplied to a Taxing Authority (including any amendments thereto and including any schedule or statement thereto) and any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Taxing Authority” means any Governmental Entity exercising any authority to determine, impose, regulate, collect, levy, assess, enforce or administer any Tax.

“Third Party” means any Person or “group” (as used in Section 13(d)(3) of the Exchange Act) of Persons, other than Parent and its Subsidiaries (including Merger Sub).

“Third Party Auditor” means an independent certified public accounting firm.

“Treasury Regulations” means the temporary and final regulations promulgated under the Code by the United States Department of Treasury and the IRS.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
$1.2
Agreement	Preamble
Alternative Acquisition Agreement	6.2.4
Alternative Financing	6.10.6
Capital Expenditure Budget	6.1.2
Certificate of Merger	2.3
Certificates	2.7.1
Closing	2.2
Collective Bargaining Agreement	4.14

Term	Section
Company	Preamble
Company Adverse Recommendation Change	6.2.4
Company Approvals	4.3.2
Company Common Stock	Recitals
Company Disclosure Schedules	Article 4
Company Financial Statements	4.4.2
Company Leased Real Property	4.16.2
Company Material Contracts	4.21.1
Company Meeting	6.17.2
Company Organizational Documents	4.1.2
Company Preferred Stock	4.2.1
Company Real Property Lease	6.1.3(xvii)
Company Recommendation	4.3.1
Company Stockholder Approval	4.3.1
Company Subsidiary Organizational Documents	4.1.2
Company Termination Fee	8.3.1
Convertible Notes Indenture	6.12.1
Current Premium	6.8.1
DGCL	Recitals
Dissenting Shares	2.8
Divestiture	6.9.4
DSUs	1.1
Effective Time	2.4
End Date	8.1.2(i)
Enforceability Exceptions	4.3.1
Facilities Agreement	5.7.1
Fee Letter	5.7.1
Finance Documents	5.7.1
Financing Sources	5.7.1
Indemnified Party	6.8.2
Merger	Recitals
Merger Consideration	2.6.1
Merger Sub	Preamble
Merger Sub Stockholder Approval	5.2.1
Obligors	5.7.2
Parent	Preamble
Parent Adverse Recommendation Change	6.3
Parent Announcements	4.12
Parent Approvals	5.2.2
Parent Disclosure Schedules	Article 5
Parent Meeting	6.18.2
Parent Recommendation	5.2.1
Parent Termination Fee	8.3.2
Parties	Recitals
Paying Agent	2.7.1
Payment Fund	2.7.1
Post-Closing Plans	6.16.2
Pre-Closing Period	6.1.1
Proposed Changed Terms	6.2.4(ii)
Qualified Plan	4.9.3(ii)
Rapid Arbitration	9.7.1

Term	Section
Redemption Documents	6.12.2(i)
Required Information Deadline	8.1.2(i)
Restraint	6.9.4
SA Proceedings	9.7.1
Senior Notes Redemption	6.12.2
Share	Recitals
Shares	Recitals
Superior Proposal Notice	6.2.4
Surviving Corporation	2.1
Top Suppliers	4.22
US HoldCo	Preamble
Water Rights	4.16.6
Writing	1.2

1.2	Other Definitional and Interpretative Provisions

The words “hereof,” “herein,” “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified, and references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any initial capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References (i) to “$” and “dollars” are to the currency of the United States, (ii) from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively, and (iii) to “days” shall be calendar days unless otherwise indicated.

2	The Merger

2.1	The Merger

On the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and a direct wholly owned Subsidiary of US HoldCo and an indirect wholly owned Subsidiary of Parent, and the Surviving Corporation shall succeed to and assume all the rights and obligations of Merger Sub and the Company in accordance with Section 259 of the DGCL.

2.2	The Closing

The closing of the Merger (the “Closing”) shall take place at 9:00 a.m. (NY time) on the fourth Business Day after the satisfaction or, to the extent permitted hereunder, waiver of all conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing) or at such other place, date and time as the Company and Parent may agree in writing. The Closing shall be held at the offices of Linklaters LLP, 1345 Avenue of the Americas, New York, New York 10105, unless another place is agreed to in writing by the Company and Parent.

2.3	Effecting the Merger

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, concurrently with the Closing, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and delivered to the Office of the Secretary of State of the State of Delaware for filing, all in accordance with the applicable provisions of the DGCL.

2.4	Effective Time

The Merger shall become effective on such date and at such time as when the Certificate of Merger has been received for filing by the Secretary of State of the State of Delaware or at such later time and date as may be agreed by the Parties in writing and specified in the Certificate of Merger (the “Effective Time”).

2.5	Effects of the Merger

The Merger shall have the effects set forth in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger.

2.6	Conversion of Shares

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, US HoldCo, Merger Sub, the Company or the holders of any securities thereof or any other Person:

2.6.1	Conversion of Shares

Except as otherwise provided in Section 2.6.2, Section 2.8 or Section 2.9, each Share outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive $18.00 in cash without interest (the “Merger Consideration”).

2.6.2	Cancellation of Certain Shares

(i)	All Shares that are owned by the Company as treasury stock or by Merger Sub as of immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

(ii)	Any Shares owned by Parent or by a direct or indirect Subsidiary of Parent or the Company (other than those cancelled under Section 2.6.2(i)) shall not be cancelled and shall convert into a number of shares of common stock, par value $0.01 per share, of the Surviving Corporation in connection with the Merger such that Parent and each such Subsidiary owns the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time with respect to such Shares as Parent and each such Subsidiary owned in the Company immediately prior to the Effective Time.

2.6.3	Capital Stock of Merger Sub

Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid, non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

2.7	Surrender and Payment

2.7.1	Paying Agent and Payment Fund

Prior to the Effective Time, US HoldCo shall appoint a paying agent reasonably acceptable to the Company (the “Paying Agent”) for the purpose of exchanging for the Merger Consideration certificates representing Shares (the “Certificates”; provided, however, that any references herein to “Certificates” are deemed to include references to effective affidavits of loss in accordance with Section 2.13 or to book-entry account statements relating to the ownership of Shares). Prior to the Effective Time, Parent shall take such actions as necessary to provide the Merger Consideration, or cause the Merger Consideration to be provided, to US HoldCo or Merger Sub pursuant to such instruments as Parent, US HoldCo and/or Merger Sub shall see fit. As of the Effective Time, US HoldCo shall have deposited, or shall have taken all steps necessary to enable and cause Merger Sub or the Surviving Corporation to deposit, with the Paying Agent the aggregate Merger Consideration to be paid in respect of the Shares pursuant to Section 2.6.1 (the “Payment Fund”) and, if requested by the Company at least five Business Days prior to the Closing Date, up to the amounts required to be paid pursuant to Section 6.12, which amounts shall be disbursed as therein provided. Promptly after the Effective Time, US HoldCo shall send, or shall cause the Paying Agent to send, to each record holder of Shares at the Effective Time, in each case whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.6.1, a customary letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates to the Paying Agent and shall be in such form and have such other provisions as are customary for similar transactions in the United States and US HoldCo may reasonably specify) for use in such payment.

2.7.2	Surrender of Shares

Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Shares represented by a Certificate promptly upon (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent or US HoldCo, or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent or US HoldCo may reasonably request) in the case of a book-entry transfer of Shares. Until so surrendered or transferred, each Share and each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration and no other rights or interests whatsoever. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.

2.7.3	Unregistered Transferees

If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

2.7.4	No Other Rights

All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates and, from and after the Effective Time, there shall be no further registration of transfers of Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, any Certificate is presented to the Surviving Corporation or US HoldCo for transfer, the Surviving Corporation or US HoldCo shall use reasonable best efforts to provide the holder of such Certificates with such instructions as may be necessary to permit such holder to receive the Merger Consideration to which such holder is entitled pursuant to the Merger.

2.7.5	Termination of the Payment Fund

Any portion of the Payment Fund that remains unclaimed by the holders of Shares six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged Shares for the Merger Consideration in accordance with this Section 2.7 prior to that time shall thereafter look only to the Surviving Corporation as a general creditor thereof for payment of the Merger Consideration.

2.8	Dissenting Shares

Notwithstanding Section 2.6 or any other provision of this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time and held by a holder who is entitled to appraisal and who has properly exercised and perfected appraisal rights for such shares in accordance with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares; provided, however, that if, after the Effective Time, such holder fails to timely perfect, effectively withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Shares shall immediately cease to be Dissenting Shares and shall be treated as if they had been Shares converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.6.1, without interest thereon, upon surrender of any Certificate formerly representing such Shares. The Company shall provide Parent and US HoldCo prompt written notice of any demands received by the Company for appraisal of Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Parent and US HoldCo shall have the opportunity and right to participate in all negotiations and Proceedings with respect to such demands. Except with the prior written consent of Parent and US HoldCo, the Company shall not make any payment with respect to, or offer to settle or settle, or otherwise negotiate any such demands.

2.9	Treatment of Options and RSUs

2.9.1	Treatment of Options

At the Effective Time, each Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company Stock Option to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to the Company Stock Option and (y) the excess, if any, of the Merger Consideration over the per-share exercise price of such Company Stock Option, less applicable Taxes required to be withheld with respect to such payment pursuant to Section 2.11; provided that any such Company Stock Option with respect to which the per-share exercise price subject thereto is equal to or greater than the Merger Consideration shall be canceled in exchange for no consideration. The Surviving Corporation shall, and US HoldCo shall cause the Surviving Corporation to, pay to the holders of Company Stock Options the cash payments described in this Section 2.9.1 through its payroll provider on or as soon as reasonably practicable after the Closing Date, but in any event no later than the first regularly scheduled payroll date for the Continuing Company Employees following the Closing Date. From and after the Effective Time, no Company Stock Option shall be exercisable, and each Company Stock Option shall only entitle the holder thereof to the payment provided for in this Section 2.9.1.

2.9.2	Treatment of Company Service RSUs

At the Effective Time, each Company Service RSU outstanding immediately prior to the Effective Time shall, whether vested or unvested, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company Service RSU to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to the Company Service RSU and (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment pursuant to Section 2.11. The Surviving Corporation shall, and US HoldCo shall cause the Surviving Corporation to, pay to the holders of Company Service RSUs the cash payments described in this Section 2.9.2 through its payroll provider (or other appropriate means for each holder who is a non-employee director) on or as soon as reasonably practicable after the Closing Date, but in any event no later than the first regularly scheduled payroll date for the Continuing Company Employees following the Closing Date.

2.9.3	Treatment of Company Performance RSUs

Except as set forth in Section 2.9.3 of the Company Disclosure Schedules, at the Effective Time, each Company Performance RSU outstanding immediately prior to the Effective Time shall, whether vested or unvested, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company Performance RSU to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to the Company Performance RSU (assuming performance levels set forth in Section 2.9.3 of the Company Disclosure Schedules) and (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment pursuant to Section 2.11. Except as set forth in Section 2.9.3 of the Company Disclosure Schedules, the Surviving Corporation shall, and US HoldCo shall cause the Surviving Corporation to, pay to the holders of Company Performance RSUs the cash payments described in this Section 2.9.3 through its payroll provider on or as soon as reasonably practicable after the Closing Date, but in any event no later than the first regularly scheduled payroll date for the Continuing Company Employees following the Closing Date.

2.9.4	Corporate Actions

Prior to the Effective Time, the Company shall take any actions which are necessary to effectuate the provisions of Section 2.9.1, Section 2.9.2 and Section 2.9.3, it being understood and agreed that from and after the Effective Time, no Company Stock Award holder shall have any right with respect to any Company Stock Award other than to receive the payment provided for in this Section 2.9.

2.10	Adjustments

If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any merger, reclassification, recapitalization, stock split (including reverse stock split), subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, all references herein to specified numbers of shares affected thereby, and any calculations that are based upon such numbers of shares affected thereby, including the Merger Consideration and any other amounts payable pursuant to this Agreement, shall be equitably adjusted. Nothing in this Section 2.10 shall be construed as permitting the Company to take any action that is otherwise prohibited by this Agreement.

2.11	Withholding Rights

Each of Parent, US HoldCo, Merger Sub, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld from such payment under any provision of any applicable Tax Law. To the extent that amounts are so deducted and withheld by Parent, US HoldCo, Merger Sub, the Company, the Surviving Corporation or the Paying Agent, as the

case may be, and (if required) paid over to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.12	No Liability

None of Parent, US HoldCo, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Applicable Law. If any Certificate shall not have been surrendered immediately prior to such date on which any amounts payable pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Entity, any such amounts shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

2.13	Lost Certificates

If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by US HoldCo or the Paying Agent, the posting by such Person of a bond, in such customary amount as US HoldCo or the Paying Agent may reasonably direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated under this Article 2.

2.14	Closing of Transfer Books

At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company.

3	The Surviving Corporation

3.1	Certificate of Incorporation

At the Effective Time and without any further action on the part of the Company or Merger Sub, the certificate of incorporation of Merger Sub shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with such certificate of incorporation and the DGCL, except that the name of the Surviving Corporation shall be “Stillwater Mining Corporation”.

3.2	Bylaws

At the Effective Time and without any further action on the part of the Company or Merger Sub, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with its terms, the certificate of incorporation of the Surviving Corporation and the DGCL, except that the name of the Surviving Corporation shall be “Stillwater Mining Corporation”.

3.3	Directors and Officers

From and after the Effective Time and without any further action on the part of the Company or Merger Sub, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective death, resignation or removal or until their respective successors are duly elected and qualified, and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until successors are duly elected or appointed and qualified.

4	Representations and Warranties of the Company

Except (a) as disclosed in the Company SEC Documents filed or furnished on or after July 1, 2015 and prior to the date hereof (but excluding any disclosures set forth in any risk factors section, any disclosures in any section relating to “forward-looking statements” and any other disclosures to the extent they are predictions or forward-looking in nature and, provided, that in no event shall any disclosure in any Company SEC Document qualify or limit the representations and warranties of the Company set forth in Section 4.1 (Organization), the first and second sentences of Section 4.2 (Capital Stock and Indebtedness), Section 4.3 (Corporate Authority Relative to this Agreement; No Violation), Section 4.20 (Opinion of Financial Advisor) and Section 4.24 (Finders or Brokers)) and (b) as set forth in the disclosure schedules delivered by the Company to Parent, US HoldCo and Merger Sub prior to the execution and delivery of this Agreement (the “Company Disclosure Schedules”) (each section of which qualifies the correspondingly numbered and lettered representation, warranty or covenant in this Article 4 or covenant herein to the extent specified therein and the representations, warranties and covenants in such other applicable sections of this Agreement as to which the disclosure on its face is reasonably apparent, upon reading the disclosure contained in such section of the Company Disclosure Schedules, that such disclosure is responsive to such other numbered and lettered Section of this Agreement and, provided, however, that any listing of any fact, item or exception disclosed in any section of the Company Disclosure Schedules shall not be construed as an admission of liability under any Applicable Law or for any other purpose and shall not be construed as an admission that such fact, item or exception is in fact material or creates a measure of materiality for purpose of this Agreement or otherwise), the Company hereby represents and warrants to Parent, US HoldCo and Merger Sub that the statements contained in this Article 4 are true and correct as of the date of this Agreement.

4.1	Organization

4.1.1	The Company is a corporation duly incorporated, validly existing and in good standing under the Applicable Law of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company’s Subsidiaries is a legal entity duly organized and validly existing and, with respect to jurisdictions that recognize such concept, in good standing under the Applicable Law of its respective jurisdiction of organization and has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except, with respect to jurisdictions that recognize such concept, where the failure to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified to do business and is, with respect to jurisdictions that recognize such concept, in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.1.2

The Company has Made Available to Parent prior to the date of this Agreement a true and complete copy of the Organizational Documents of the Company (the “Company Organizational Documents”) and the Organizational Documents of each of its Subsidiaries in existence on the date hereof (collectively, the “Company Subsidiary Organizational Documents”), in each case, as amended through the date hereof. The Company Organizational Documents and the Company Subsidiary Organizational Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their provisions in any material respect. Section 4.1.2 of the Company Disclosure Schedules sets forth a true and complete list, as of the date of this Agreement, of all Subsidiaries of the Company and any joint ventures, partnerships or similar arrangements in which the Company or its Subsidiaries has a limited liability, partnership or other equity interest (and the amount and percentage of any such interest). Other than the Subsidiaries of the Company, there is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the consolidated financial statements of the Company and its Subsidiaries.

4.2	Capital Stock and Indebtedness

4.2.1

The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of the Measurement Date, (i) 121,080,187 shares of Company Common Stock were issued and outstanding (not including shares held in treasury), (ii) no shares of Company Common Stock were held in treasury, (iii) no shares of Company Preferred Stock were issued or outstanding, (iv) 4,060,962 shares of Company Common Stock were reserved for issuance under the Company Stock Plan, of which amount (A) 525,588 shares of Company Common Stock were subject to outstanding Company Performance RSUs (assuming performance levels set forth in Section 2.9.3 of the Company Disclosure Schedules), (B) 352,610 shares of Company Common Stock were subject to outstanding Company Service RSUs, (C) 108,645 DSUs were outstanding, and (D) 51,343 shares of Company Common Stock were issuable upon the exercise of outstanding Company Stock Options, (v) up to 30,435,174 shares of Company Common Stock are reserved for issuance upon conversion, if any, of the Convertible Notes and the Senior Notes, and (vi) no other shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Common Stock are, and shares of Company Common Stock reserved for issuance with respect to Company Stock Awards or upon the conversion, if any, of the Convertible Notes or Senior Notes, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. Except (i) as set forth in this Section 4.2.1 or (ii) as expressly permitted to be issued after the date hereof by Section 6.1.2, there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a party (A) obligating the Company or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement relating to the capital stock or other equity interest of the Company or any Subsidiary of the Company, (3) redeem or otherwise acquire any such shares of capital stock or other equity interests, (4) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary, or (5) make any payment to any Person the value of which is derived from or calculated based on the value of Company Common Stock or Company Preferred Stock, or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by the Company or its Subsidiaries. Other than the Convertible Notes and the Senior Notes, neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no voting trusts or other Contracts to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries. Since September 30, 2016 through the date hereof, the Company has not issued or repurchased any shares of its capital stock (other than in connection with the exercise, settlement or vesting of Company Stock Awards in accordance with their respective terms) or granted any Company Stock Awards or other equity or equity-based awards or interests.

4.2.2	Section 4.2.2 of the Company Disclosure Schedules sets forth a true and complete list of all Company Stock Awards outstanding as of the Measurement Date, specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares subject to each such Company Stock Award, (iii) the grant date of each such Company Stock Award, (iv) the vesting schedule and any applicable performance vesting conditions of each such Company Stock Award, (v) the exercise price for each such Company Stock Award, to the extent applicable, (vi) the expiration date of each such Company Stock Award, to the extent applicable, and (vii) whether such Company Stock Award is intended to qualify as an “incentive stock option” under Section 422 of the Code. With respect to each grant of Company Stock Awards, (x) each such grant was granted under the Company Stock Plan and in accordance with the terms of the Company Stock Plan, the Exchange Act and all other Applicable Law, including the rules of the NYSE, and (y) if required, each such grant was disclosed in the Company SEC Documents filed prior to the date hereof in accordance with the Exchange Act and all other Applicable Law.

4.2.3	Except as set forth in Section 4.2.3 of the Company Disclosure Schedules, the Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of its Subsidiaries, free and clear of any preemptive rights and any Liens (other than Permitted Liens) or restrictions on transfer imposed by Applicable Law, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. Except for equity interests in the Subsidiaries of the Company, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any Person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any Person). Neither the Company nor any of its Subsidiaries has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

4.3	Corporate Authority Relative to this Agreement; No Violation

4.3.1

The Company has the requisite corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”), to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by the Company Board and, except for the Company Stockholder Approval, no other corporate proceedings on the part of the Company or vote of the stockholders of the Company are necessary to authorize the consummation of the transactions contemplated hereby, including the Merger. The Company Board has unanimously (i) determined and resolved to recommend that the stockholders of the Company adopt this Agreement (the “Company Recommendation”), (ii) determined that this Agreement and the Merger are advisable, fair to and in the best interests of the Company and the stockholders of the Company, (iii) approved this Agreement and the Merger, and (iv) directed that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent, US HoldCo and Merger Sub, this Agreement constitutes the legal, valid and binding agreement of the

Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Applicable Laws affecting creditors’ rights generally and the availability of equitable relief (the “Enforceability Exceptions”).

4.3.2	Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) filings required under, and compliance with other applicable requirements of, the Exchange Act, including the filing of the Proxy Statement with the SEC and any amendments or supplements thereto, (iii) applicable state securities or “blue sky” laws and any other Applicable Law of any non-U.S. country or other jurisdiction relating to securities, or the rules and regulations of the NYSE, (iv) the HSR Act, and (v) CFIUS Clearance (collectively, the “Company Approvals”), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under Applicable Law, for the consummation by the Company of the transactions contemplated by this Agreement, except for any such consent, Order or Permit of, or registration, declaration, notice or filing with, any Governmental Entity, which, if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.3.3	The execution and delivery by the Company of this Agreement does not, and (assuming the Company Approvals are obtained) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any loss, or suspension, limitation or impairment, of any right of the Company or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any obligation or to the loss of a benefit under, or otherwise contravene, any Contract, Permit, concession or right binding upon the Company or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Liens (other than Permitted Liens), in each case, upon any of the properties or assets of the Company or any of its Subsidiaries, except for such losses, suspensions, limitations, impairments, violations, defaults, rights, contraventions or Liens as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (ii) conflict with or result in any violation of any provision of the Company Organizational Documents or the Organizational Documents of any Subsidiary of the Company, or (iii) conflict with or violate any Applicable Law or Orders or in any way that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

4.4	Reports and Financial Statements

4.4.1

The Company has timely filed or, to the extent permissible, furnished all Company SEC Documents required to be filed since January 1, 2015 and prior to the Measurement Date and has timely paid all fees due in connection therewith. As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of the relevant meetings, respectively), such Company SEC Documents complied as to form in all material respects with the requirements of Applicable Law, including the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of such Company SEC Documents at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is, or at any time since July 1, 2015, has been, required to file any forms, reports or other documents with the SEC. As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the Company SEC Documents.

4.4.2	The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents filed on or after January 1, 2016 and prior to the date hereof (the “Company Financial Statements”) (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in stockholders’ equity and their consolidated cash flows for the respective periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC, (ii) were prepared in conformity with GAAP in effect as of the respective dates thereof (except, in the case of the unaudited statements, subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) have been derived from the books and records of the Company and its consolidated Subsidiaries, and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

4.4.3	Neither the Company nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or one of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) constituting an “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

4.5	Internal Controls and Procedures

The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) that are designed to provide reasonable assurance that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2015, and such assessment concluded that internal control was effective in all material respects. Based on its most recent evaluation of its internal control over financial reporting prior to the date hereof, to the Company’s Knowledge, management of the Company has disclosed to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information and (ii) any fraud, whether or not material, that involves management or other Company Employees who have a significant role in the Company’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Parent prior to the date hereof.

4.6	No Undisclosed Liabilities

There are no Liabilities of the Company or any of its Subsidiaries of any nature whatsoever (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due), except for Liabilities (i) that are reflected or reserved against on the Audited Balance Sheet or the Company’s consolidated balance sheet as of September 30, 2016, (ii) incurred in connection with this Agreement and the transactions contemplated hereby, (iii) incurred in the ordinary course of business consistent in type and magnitude with past practice, or (iv) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.7	Compliance with Law; Permits

4.7.1	Except as set forth in Section 4.7.1 of the Company Disclosure Schedules, the Company and its Subsidiaries are, and since January 1, 2013, have been, in compliance with Applicable Law and all Orders to which the Company or any of its Subsidiaries are subject, except for such of the foregoing as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2015, neither the Company nor any of its Subsidiaries has received any written notice or, to the Company’s Knowledge, other communication from any Governmental Entity regarding any actual or alleged failure to comply with any Applicable Law or Order in a material respect.

4.7.2	Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company or any of its Subsidiaries, the Company and its Subsidiaries hold, and have at all times since January 1, 2015 held, all Permits, and all rights under any Company Material Contract with any Governmental Entities, and have filed all Permits, necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted and have paid all fees and assessments due and payable in connection therewith. Section 4.7.2 of the Company Disclosure Schedules sets forth a list of all Permits held by the Company in respect of the Mines and the Company’s processing facilities and all pending applications for additional Permits in respect of the Mines and the Company’s processing facilities that have been submitted to any Governmental Entity by or at the direction of the Company. All material Permits of the Company are valid and in full force and effect, are not subject to any Proceeding that could result in any material modification, termination or revocation thereof, the Company and its Subsidiaries are in compliance in all material respects with the terms and requirements of all such material Permits of the Company and, to the Company’s Knowledge, no suspension or cancellation of any such material Permit is threatened.

4.7.3	Since January 1, 2013, none of the Company or any of its Subsidiaries or, to the Company’s Knowledge, any Company Employee, Representative or other Person acting on behalf of the Company or any of its Subsidiaries (i) has, directly or indirectly, used any funds of the Company or any of its Subsidiaries for contributions, gifts, entertainment or other expenses relating to political activity in violation of any Anticorruption Law, (ii) has, directly or indirectly, made any payment to any foreign or domestic government employee or official or to any Sanctioned Person from funds of the Company or any of its Subsidiaries in violation of any Anticorruption Law, (iii) has otherwise violated or is in violation of any Anticorruption Laws, (iv) has established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries, (v) has, directly or indirectly, engaged in, or is now engaging in, any other dealings or transactions with any Sanctioned Person in violation of any Applicable Law, or (vi) is currently a Sanctioned Person.

4.7.4	Since January 1, 2013, the operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the applicable Anti-Money Laundering Laws, and no Proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

4.8	Environmental Laws and Regulations

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) there are no Proceedings, notices of violation, citations, summons, orders or information requests pending, or to the Company’s Knowledge, threatened, and since January 1, 2013, no penalty has been assessed against the Company or any of its Subsidiaries or any Person or entity whose Liability the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of Applicable Law, relating to actual or alleged non-compliance with or any other Liability under Environmental Laws, (ii) since January 1, 2013, the Company and its Subsidiaries are and have been, in compliance with all Environmental Laws (which compliance includes the possession by the Company and each of its Subsidiaries of all Permits required under Environmental Laws to conduct their respective business and operations, and compliance in all material respects with the terms and conditions thereof), (iii) since January 1, 2013, there has been no Release by the Company or any of its Subsidiaries, or, to the Company’s Knowledge, presence of Hazardous Materials at any location currently or, to the Company’s Knowledge, formerly owned or operated by the Company or its Subsidiaries, or to the Company’s Knowledge, as a result of any operations or activities of the Company or any of its Subsidiaries, that could reasonably be expected to give rise to any Liability under Environmental Laws to the Company or its Subsidiaries, and (iv) none of the Company and its Subsidiaries is subject to any Order or any indemnity obligation or other Contract with any other Person that could reasonably be expected to result in obligations or Liabilities under Environmental Laws. The Company has Made Available all written notices or, to the Company’s Knowledge, other communications received since January 1, 2015 by the Company or any of its Subsidiaries from any Governmental Entity or other Third Party regarding any actual or alleged violation of Environmental Laws that would reasonably be expected to result, individually or in the aggregate, in a material liability to the Company or its Subsidiaries. The Company has Made Available to Parent copies of all environmental reports, studies, assessments, data, measurements, correspondence, memoranda or other documents prepared within the past five years that are in the possession, custody or control of the Company or any of its Subsidiaries pertaining to Releases, compliance or non-compliance with Environmental Laws or the presence of, or exposure to, Hazardous Materials and that, in each case, contain information that would reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole.

4.9	Employee Benefit Plans

4.9.1	Section 4.9.1 of the Company Disclosure Schedules sets forth a true and complete list, as of the date of this Agreement, of each material Company Benefit Plan. With respect to each material Company Benefit Plan, to the extent applicable, true and complete copies of the following (if applicable) have been Made Available to Parent by the Company: (i) the most recent plan document or Contract constituting the Company Benefit Plan (including all amendments and attachments thereto and related agreements with Third Party service providers or administrators); (ii) written summaries of any Company Benefit Plan not in writing; (iii) all related trust documents; (iv) all insurance Contracts or other funding arrangements; (v) the two most recent annual reports (Form 5500) filed with the IRS; (vi) the most recent determination letter from the IRS; (vii) the most recent summary plan description and any summary of material modifications thereto; (viii) all government and regulatory approvals received from any foreign Governmental Entity; (ix) the two most recent actuarial reports and the two most recent audited financial reports for any funded Company Benefit Plan; and (x) all material communications received from or sent to any Governmental Entity since January 1, 2015.

4.9.2	Except as provided in Article 2 or in Section 4.9.2 of the Company Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with another event, (i) entitle any employee, officer or director of the Company to severance or retention pay or benefits, (ii) materially increase the amount of compensation or benefits due to any such employee, officer or director, (iii) accelerate the time of payment, vesting or funding of any compensation or benefits to any employee, officer or director, (iv) trigger any restrictions or limitations on the Company’s rights to administer, amend or terminate any Company Benefit Plan, or (v) cause any compensation to fail to be deductible under Section 162(m) or 280G of the Code. None of the Company or any of its Subsidiaries is a party to any Contract to make any gross-up payment for or reimburse Taxes under Section 4999 of the Code. The Company has provided to Parent good faith estimates of the amount of (i) any “excess parachute payments” within the meaning of Section 280G of the Code that, to the Company’s Knowledge, could reasonably be expected to become payable to Company Employees or service providers in connection with the transactions contemplated by this Agreement, whether contingent or otherwise, and (ii) non-deductible compensation by reason of Section 162(m) of the Code for the year in which Closing occurs.

4.9.3	Except for such of the following as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i)	Each Company Benefit Plan has been established, operated and administered in accordance with its terms and Applicable Law. All contributions required to be made to any Company Benefit Plan by U.S. or foreign Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, have been timely made or paid in full or, to the extent not made or paid on or before the date hereof, have been fully reflected on the books and records of Company.

(ii)	Section 4.9.3(ii) of the Company Disclosure Schedules identifies each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or any Applicable Law of any foreign jurisdiction or Governmental Entity (each, a “Qualified Plan”) and each Qualified Plan so qualifies, except for non-compliance which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The IRS has issued a favorable determination letter or the required approval of a Governmental Entity of a foreign jurisdiction has been obtained with respect to each Qualified Plan.

(iii)	None of the Company and its Subsidiaries has any Liability relating to (i) a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, (ii) a plan that is described in and subject to Section 4063 or 4064 of ERISA, or (iii) a plan subject to Title IV of ERISA. None of the Company and its Subsidiaries has incurred or reasonably expects to incur any Liability (including as a result of any indemnification obligation) under Title I of ERISA or the penalty provisions of the Code or any foreign Applicable Law relating to employee benefit plans.

(iv)	There are no pending or, to the Company’s Knowledge, threatened Proceedings relating to any Company Benefit Plan and, to the Company’s Knowledge, no circumstances exist which could reasonably give rise to a Proceeding relating to any Company Benefit Plan which could result in any Liability of the Company or any of its Subsidiaries or any Company Benefit Plan (other than individuals’ claims for benefits in the ordinary course).

(v)	Neither the Company nor any of its Subsidiaries has any Liability for any post-retirement medical or life insurance benefits coverage for retired, former or current employees or beneficiaries or dependents thereof, except as may be required by Applicable Law.

(vi)	None of the Company and its Subsidiaries has any Liability for failure to comply with Section 409A of the Code, including by reason of any Contract that provides for the gross-up of Taxes imposed by Section 409A(a)(1)(B) of the Code.

(vii)	There is no pending or, to the Company’s Knowledge, threatened audit, investigation or inquiry by any Governmental Entity relating to any Company Benefit Plan.

4.10	Absence of Certain Changes or Events

4.10.1	Since September 30, 2016, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business, and none of the Company or any Subsidiary of the Company has undertaken any action that if taken after the date of this Agreement would require Parent’s or US HoldCo’s consent pursuant to Section 6.1.3.

4.10.2	Since September 30, 2016 through the date of this Agreement, there have not been any Effects that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.11	Investigations; Litigation

Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (a) there is no investigation or review pending (or, to the Company’s Knowledge, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries, (b) there are no Proceedings pending (or, to the Company’s Knowledge, threatened) against or affecting the Company or any of its Subsidiaries, or any of their respective properties, and (c) there are no Orders of any Governmental Entity against the Company or any of its Subsidiaries or to which any of their respective assets or properties are subject, other than as set forth on Schedule 4.11 of the Company Disclosure Schedules. As of the date hereof, there are no Proceedings pending or, to the Company’s Knowledge, threatened, that challenge or seek to prevent, enjoin, alter or materially delay or recover any damages or obtain any other remedy in connection with this Agreement or the transactions contemplated by this Agreement.

4.12	Information Supplied

The information supplied or to be supplied by the Company in writing expressly for inclusion in any announcements to be made by Parent in connection with the transactions contemplated hereby, including the Merger (the “Parent Announcements”), and the Parent Shareholder Circular will not, at the time the relevant Parent Announcements or the Parent Shareholder Circular (or any amendment or supplement thereto) is made by Parent or filed with the JSE (as the case may be) or (in the case of the Parent Shareholder Circular) first dispatched to shareholders of Parent and at the time of any meeting of shareholders of Parent to be held in connection with the transactions contemplated by this Agreement, including the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement relating to the Company Meeting will not, at the time the definitive Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or first mailed to the stockholders of the Company and at the time of any meeting of Company stockholders to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing expressly for inclusion therein. The Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act, and any other Applicable Law, except that no representation or warranty is made by the Company with respect to statements made in the Proxy Statement based on information supplied by Parent in writing expressly for inclusion therein.

4.13	Tax Matters

Except as set forth in Section 4.13 of the Company Disclosure Schedules:

4.13.1	The Company and each of its Subsidiaries have prepared and timely filed (taking into account any valid extension of time within which to file) all material Tax Returns required to be filed by any of them and all such Tax Returns (taking into account any amendments thereto) are true, complete and accurate in all material respects.

4.13.2	The Company and each of its Subsidiaries have timely paid all material Taxes that are required to be paid (whether or not shown on any Tax Return) by any of them or that the Company or any of its Subsidiaries are obligated to withhold (including in connection with amounts paid or owing to any Company Employee, independent contractor, creditor, customer, stockholders or other third party), except with respect to Taxes contested in good faith through appropriate proceedings and for which adequate reserves have been established, in accordance with GAAP, in the Company Financial Statements.

4.13.3	Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to the assessment or collection of any material amount of Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency.

4.13.4	There is no deficiency for a material amount of Taxes that has been proposed, asserted or assessed in writing received by the Company by any Taxing Authority against the Company or any of its Subsidiaries. There are no audits, examinations, investigations, adjustments, claims or other Proceedings ongoing, pending or threatened in writing received by the Company in respect of a material amount of Taxes or material Tax Returns of the Company or any of its Subsidiaries.

4.13.5	There are no Liens for a material amount of Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

4.13.6	No written claim has been received by the Company by any Taxing Authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.

4.13.7	Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. Tax Law) occurring during the two-year period ending on the date hereof.

4.13.8	Neither the Company nor any of its Subsidiaries is a party to any Contract relating to the apportionment, sharing, assignment or allocation of any Tax or Tax asset (other than (i) a Contract solely among members of a group the common parent of which is the Company or (ii) a Contract entered into in the ordinary course of business the principal subject of which is not Taxes) or has any Liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any analogous or similar provision of state, local or non-U.S. Tax Law), as transferee, successor or by Contract or otherwise.

4.13.9	The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (ii) any installment sale or open transaction disposition made on or prior to the Closing Date, (iii) an election pursuant to Section 108(i) of the Code made effective on or prior to the Closing Date, (iv) any change in method of accounting in any taxable period ending on or before the Closing Date, (v) the utilization of dual consolidated losses described in Treasury Regulations issued under Section 1503(d) of the Code on or prior to the Closing Date, or (vi) any prepaid amount received on or prior to the Closing Date.

4.13.10	None of the Company or any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b)(2).

4.13.11	Since April 4, 2016, neither the Company nor any of its US Subsidiaries has issued any debt instruments to any Subsidiary that is not a member of the same consolidated group of which the Company is the common parent.

4.14	Employment and Labor Matters

Except as set forth in Section 4.14 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to any collective bargaining or trade union Contract (each, a “Collective Bargaining Agreement”). To the Company’s Knowledge, from January 1, 2016, through the date hereof, there have been no activities or proceedings of any labor or trade union to organize any Company Employees. No Collective Bargaining Agreement is being negotiated as of the date hereof by the Company or any of its Subsidiaries. From January 1, 2016, through the date hereof, there has been no strike, lockout, organized slowdown or organized work stoppage against the Company or any of its Subsidiaries that may interfere in any material respect with the respective business activities of the Company or any of its Subsidiaries. There are no material outstanding assessments, penalties, fines, Liens, charges, surcharges or other amounts due or owing by the Company pursuant to Applicable Law regarding workplace safety or insurance/workers’ compensation, and there are no claims during the past three years that would reasonably be expected to materially affect the accident cost experience of the Company or its Subsidiaries.

4.15	Intellectual Property

4.15.1	Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries own all of the Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all of the Registered Company Intellectual Property is subsisting and, to the Company’s Knowledge, valid and enforceable.

4.15.2	Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries own or have sufficient rights to use all Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted, provided that nothing in this Section 4.15.2 shall be interpreted or construed as a representation or warranty with respect to whether there is any infringement of any Intellectual Property, which is the subject of Section 4.15.3.

4.15.3	Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Company’s Knowledge (i) no Person is infringing, misappropriating or otherwise violating the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by the Company or a Subsidiary of the Company and (ii) the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property of any other Person.

4.16	Property/Title

4.16.1	Except as set forth in Section 4.16.1 of the Company Disclosure Schedules, to the Company’s Knowledge, the Company holds title to all real property owned by the Company and its Subsidiaries, including any associated Royalties, other than owned unpatented mining claims, as well as all surface lands, concession rights and mineral lands, free and clear of all Liens except for Permitted Liens.

4.16.2	To the Company’s Knowledge, the Company holds a valid and enforceable leasehold or subleasehold interest in any real property subject to a lease, sublease or other Contract under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy (the “Company Leased Real Property”), free and clear of all Liens except for Permitted Liens, and all such leases or subleases are in good standing. The Company is not in breach of any term of any of such leases or subleases and, to the Company’s Knowledge, none of the other parties to any of such leases and subleases is in breach of any of the terms thereof, except for such of the foregoing as would not be material to the Company and its subsidiaries, taken as a whole. The Company has not received any written notice of material breach of or default under any such lease or sublease that remains outstanding and, to the Company’s Knowledge, (i) no lessor or sublessor has alleged that any material breach or default exists that remains outstanding and (ii) no event or condition has occurred which, either immediately or after notice or lapse of time or both, could give rise to the cancellation or termination of any of such material leases or subleases.

4.16.3	Section 4.16.3 of the Company Disclosure Schedules sets forth a true and complete list of all material unpatented mining claims, including any associated Royalties, owned by the Company and used in connection with the operation of the Mines. To the Company’s Knowledge, the Company is the sole owner of and holds valid and enforceable title to each such mining claim, free and clear of all Liens except for Permitted Liens. To the Company’s Knowledge, all such mining claims have been located and maintained in all material respects in accordance with Applicable Law and all such mining claims are in good standing and in full force and effect.

4.16.4	Section 4.16.4 of the Company Disclosure Schedules sets forth a true and complete list of all material unpatented mining claims, including any associated Royalties, leased or subleased by the Company and used in connection with the operation of the Mines. To the Company’s Knowledge, the Company holds a valid and enforceable leasehold or subleasehold interest in all such mining claims, free and clear of all Liens except for Permitted Liens and all such leases or subleases are in good standing. The Company is not in breach of any material term of any of such leases and, to the Company’s Knowledge, none of the other parties to any of such leases is in breach of any of the terms thereof. To the Company’s Knowledge, all such mining claims have been located and maintained in accordance with Applicable Law, and all such mining claims are in good standing and in full force and effect.

4.16.5	Other than as listed in Sections 4.16.5 of the Company Disclosure Schedules, no third party has any Royalties encumbering any mining claim owned or leased by the Company or any portion of the Mines that would be material to the Company and its Subsidiaries, taken as a whole.

4.16.6	Section 4.16.6 of the Company Disclosure Schedules sets forth a true and complete list of all water rights owned by the Company and identified as those rights to be used in connection with the operation of the Mines and the Company’s processing facilities (the “Water Rights”). To the Company’s Knowledge, the Company holds valid and enforceable title to each such Water Right, free and clear of all Liens except for Permitted Liens; provided that no representation is made with respect to the quantity of water associated with any individual Water Right. The Company has not received from any Person any written notice or claim which either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date, materially affecting title to the Water Rights, including notices of non-use regarding such Water Rights.

4.17	Mineral Reserves and Resources

The estimated proven and probable mineral reserves disclosed in the Company SEC Documents as of December 31, 2015 have been prepared and disclosed in all material respects in accordance with all Applicable Laws. There has been no material reduction (other than as a result of operations in the ordinary course of business) in the aggregate amount of estimated mineral reserves and estimated mineral resources of the Company and its Subsidiaries, taken as a whole, from the amounts disclosed in such Company SEC Documents.

4.18	Operational Matters

Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect:

4.18.1	all rentals, royalties, overriding royalty interests, production payments, net profits, interest burdens and other payments due or payable on or prior to the date hereof under or with respect to the direct or indirect assets of the Company and its Subsidiaries have been properly and timely paid;

4.18.2	all rentals, payments, and obligations due and payable or performable on or prior to the date hereof under or on account of any of the direct or indirect assets of the Company and its Subsidiaries have been duly paid, performed, or provided for prior to the date hereof; and

4.18.3	since January 1, 2013, all (i) mines where the Company or a Subsidiary of the Company is the operator at the relevant time have been developed and operated in accordance with good mining practices and in compliance with all then-Applicable Laws, (ii) mines located in or on the lands of the Company or any Subsidiary, or lands pooled or unitized therewith, which have been abandoned by the Company or any Subsidiary, have been developed, managed, and abandoned in accordance with good mining practices and in compliance with all Applicable Laws, and (iii) future abandonment, remediation and reclamation obligations have been accurately disclosed in Company SEC Documents without omission of information necessary to make the disclosure not misleading.

4.19	Insurance

The Company has Made Available copies or a summary of all material insurance policies applicable to events occurring as of the Measurement Date. To the Company’s Knowledge, there is no threatened termination of, other than pursuant to the expiration of a term, or threatened material premium increase with respect to any material insurance policies.

4.20	Opinion of Financial Advisor

The Company Board has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof as set forth in such opinion, the Merger Consideration to be received in the Merger by the holders of Shares (other than the Company, Merger Sub, Parent and any direct or indirect Subsidiaries of Parent or the Company and the holders of Dissenting Shares) is fair, from a financial point of view, to such holders. The Company shall, promptly following the execution and delivery of this Agreement by all Parties, furnish a true and complete written copy of said opinion to Parent solely for informational purposes.

4.21	Material Contracts

4.21.1	Except as set forth in Section 4.21.1 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to or bound by:

(i)	any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC or as would be required to be disclosed by the Company on a Current Report on Form 8-K);

(ii)	any Contract with (A) any directors or officers of the Company, (B) any Person that, by itself or together with its Affiliates or those acting in concert with it, beneficially owns, or has the right to acquire beneficial ownership of, at least 5% of the outstanding shares of Company Common Stock, or (C) any Affiliates of the Company (other than wholly owned Subsidiaries of the Company);

(iii)	any Contract which, upon the execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement may, either alone or in combination with any other event, reasonably be expected to result in any payment (whether of severance pay or otherwise) becoming due from the Company, Parent or any of their respective Subsidiaries to any Company Employee;

(iv)	any Contract that imposes any restriction on the right or ability of the Company or any of its Subsidiaries to compete with any other Person, solicit any customer, acquire or dispose of the securities of another Person or any other provision that materially restricts the conduct of any line of business or activities in connection with any product of the Company or any of its Subsidiaries (or that following the Closing will restrict the ability of Parent or any of its Subsidiaries to engage in any line of business or activities in connection with any product or any geography);

(v)	any Contract that (A) provides for payment by the Company and its Subsidiaries to any of its top 20 vendors by annual spend as of October 31, 2016 and (B) (1) obligates the Company or any of its Subsidiaries (or following the Closing, Parent or any of its Subsidiaries) to conduct business with any Third Party on a preferential or exclusive basis or (2) contains “most favored nation” or similar covenants or preferential treatment;

(vi)	any Contract requiring any future capital expenditures by the Company or any of its Subsidiaries in excess of $2,500,000, individually, or $12,500,000, in the aggregate;

(vii)	any Contract with or to a labor union or guild (including any Collective Bargaining Agreement);

(viii)	any Contract relating to Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount in excess of $1,000,000;

(ix)	any Contract that grants any option, right of first refusal, right of first offer or similar right or any other Lien with respect to any assets, rights or properties of the Company or its Subsidiaries material to the Company and its Subsidiaries, taken as a whole;

(x)	any Contract that provides for the acquisition or disposition of any asset (other than acquisitions or dispositions of inventory, supplies or services in the ordinary course of business) or business (whether by merger, sale of stock, sale of assets or otherwise) and with any outstanding obligations that are material to the Company or any of its Subsidiaries, in each case, with a value in excess of $1,000,000;

(xi)	any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management, control, dissolution, wind-up, exit from or buyout of any joint venture, partnership or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or solely among the Company’s wholly owned Subsidiaries;

(xii)	any Contract expressly limiting or restricting the ability of the Company or any of its Subsidiaries (i) to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be, (ii) to make loans to the Company or any of its Affiliates, or (iii) to grant Liens on the property of the Company or any of its Affiliates;

(xiii)	any Contract that obligates the Company or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any Person (other than the Company or any of its wholly owned Subsidiaries);

(xiv)	any Contract that involved or is expected to involve the receipt of more than $5,000,000 by the Company and its Subsidiaries in the fiscal year December 31, 2016;

(xv)	any Contract granting special rights to specific stockholders, including registration rights, investor rights, board nomination rights and voting rights;

(xvi)	any Contract that obligates the Company to sell products with annual consideration of greater than $5,000,000 other than on a purchase order basis or entered into in the ordinary course of business consistent with past practice; and

(xvii)	any Contract to which a Top Supplier is a party.

All Contracts of the types referred to in clauses (i) through (xviii) above (whether or not set forth in Section 4.21 of the Company Disclosure Schedules) are referred to herein as “Company Material Contracts”. The Company has Made Available to Parent or its Representatives a true and complete copy of each Company Material Contract (including all modifications, amendments, supplements, annexes and schedules thereto and written waivers thereunder).

4.21.2	Except for such of the following as, individually or in the aggregate, has not had and is not reasonably expected to have a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract and, to the Company’s Knowledge, no other party to any Company Material Contract is in breach of or default, (ii) no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the Company’s Knowledge, through the action or inaction of any Third Party, that with or without notice or the lapse of time or both would (A) constitute a breach of or default in any material respect by, (B) result in a right of termination for, or (C) cause or permit the acceleration of or other changes to any material right or obligation or the loss of any material benefit for, in each case, any party under any Company Material Contract, (iii) each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Company’s Knowledge, of each other party thereto, and is in full force and effect, and (iv) there are no disputes pending or, to the Company’s Knowledge, threatened with respect to any Company Material Contract and neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to a Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract, nor to the Company’s Knowledge, is any such party threatening to do so.

4.22	Suppliers

Section 4.22 of the Company Disclosure Schedules sets forth a true and complete list of (a) the top five recycling suppliers (the “Top Suppliers”) by cost dollar volume of catalyst materials purchased by the Company and its Subsidiaries during the fiscal year ended December 31, 2015 and (b) the corresponding cost dollar volume purchased from each Top Supplier during the fiscal year ended December 31, 2015. Since January 1, 2015, neither the Company nor any of its Subsidiaries has received any written notice of termination of the business relationship of the Company or its Subsidiaries from any Top Supplier. Except as set forth on Section 4.22 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is required to provide any material bonding or other material financial security arrangements in connection with any transactions with any supplier in the ordinary course of its business.

4.23	Transactions with Directors and Officers

Except as set forth on Section 4.23 of the Company Disclosure Schedules, there are no material Contracts or Liabilities between the Company or any of its Subsidiaries, on the one hand, and any executive officer or director of the Company, on the other hand. To the Company’s Knowledge, no executive officer or director of the Company (a) possesses, directly or indirectly, any financial interest (subject to the next sentence) in, or holds a position as a director, officer or employee of, any Person that is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of the Company or any of its Subsidiaries or (b) owns, holds or has any rights (including licenses or leases) in any properties, assets and rights (including Intellectual Property) (i) used or held for use in connection with the conduct of the business of the Company or any of its Subsidiaries or (ii) necessary for the continued conduct of the business of the Company or any of its Subsidiaries after the Closing in substantially the same manner as conducted prior to the Closing. Beneficial ownership of securities of a Person that represents less than 5% of the capital stock of a Person shall not be deemed to be a financial interest for purposes of this Section 4.23.

4.24	Finders or Brokers

Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or commission in connection with or upon consummation of the Merger. The Company has Made Available to Parent a true and complete copy of any engagement letter or other Contract between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated relating to the Merger and the other transactions contemplated by this Agreement.

4.25	State Takeover Statutes

The Company Board has taken all action necessary to render all potentially applicable anti-takeover statutes or regulations (including Section 203 of the DGCL) and any similar provisions in the Company’s certificate of incorporation or bylaws inapplicable to this Agreement and the transactions contemplated by this Agreement.

5	Representations and Warranties of Parent, US HoldCo and Merger Sub

Except as set forth in the disclosure schedules delivered by Parent, US HoldCo and Merger Sub to the Company prior to the execution and delivery of this Agreement (the “Parent Disclosure Schedules”) (each section of which qualifies the correspondingly numbered and lettered representation and warranty in this Article 5 to the extent specified therein and the representations and warranties in such other applicable sections of this Agreement as to which the disclosure on its face is reasonably apparent, upon reading the disclosure contained in such section of the Parent Disclosure Schedules, that such disclosure is responsive to such other numbered and lettered Section of this Article 5 and, provided, however, that any listing of any fact, item or exception disclosed in any section of the Parent Disclosure Schedules shall not be construed as an admission of liability under any Applicable Law or for any other purpose and shall not be construed as an admission that such fact, item or exception is in fact material or creates a measure of materiality for purpose of this Agreement or otherwise), each of Parent, US HoldCo and Merger Sub hereby represents and warrants to the Company that the statements contained in this Article 5 are true and correct as of the date of this Agreement.

5.1	Organization; Authority

Each of Parent, US HoldCo and Merger Sub is a company duly organized and validly existing under the laws of its jurisdiction of organization and is in good standing in its jurisdiction of organization (where such concept is recognized under Applicable Law). Each of Parent, US HoldCo and Merger Sub has the requisite corporate power and authority to carry on its business as presently conducted. Each of Parent, US HoldCo and Merger Sub is duly qualified or licensed, and has all necessary Permits, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected, individually or in the aggregate, to prevent or materially impair or delay the ability of Parent, US HoldCo or Merger Sub to perform any of its obligations hereunder or consummate the Merger and the other transactions contemplated by this Agreement.

5.2	Corporate Authority Relative to this Agreement; No Violation

5.2.1	Each of Parent, US HoldCo and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Parent Shareholder Approval, and the adoption of this Agreement by US HoldCo (the “Merger Sub Stockholder Approval”) (which Merger Sub Stockholder Approval will be obtained promptly following the execution and delivery of this Agreement), to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance by Parent, US HoldCo and Merger Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of Parent, US HoldCo and Merger Sub, and no other corporate action on the part of either Parent, US HoldCo or Merger Sub is necessary to authorize the execution and delivery by Parent, US HoldCo and Merger Sub of this Agreement and, except for the Parent Shareholder Approval and the Merger Sub Stockholder Approval, no other corporate proceedings on the part of Parent, US HoldCo or Merger Sub or vote of Parent’s, US HoldCo’s or Merger Sub’s stockholders is necessary to authorize the consummation of the transactions contemplated hereby, including the Merger. The Parent Board has (i) resolved to recommend that shareholders of Parent approve the transactions contemplated by this Agreement, including the Merger and the issue of the shares in the capital of Parent to be issued pursuant to the Rights Offering (the “Parent Recommendation”), (ii) determined that this Agreement, the Merger and the issue of the shares in the capital of Parent to be issued pursuant to the Rights Offering are fair to and in the best interests of Parent, (iii) approved this Agreement, the Merger and the issue of the shares in the capital of Parent to be issued pursuant to the Rights Offering, and (iv) resolved that the approval of the transactions contemplated by this Agreement, including the Merger and the issue of the shares in the capital of Parent to be issued pursuant to the Rights Offering, be submitted to a vote at a meeting of shareholders of Parent to obtain the Parent Shareholder Approval. This Agreement has been duly and validly executed and delivered by Parent, US HoldCo and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of Parent, US HoldCo and Merger Sub and is enforceable against Parent, US HoldCo and Merger Sub in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.

5.2.2	Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the Listings Requirements (including the submission of the Parent Shareholder Circular to the JSE and any amendments or supplements thereto and approval of the Parent Shareholder Circular by the JSE), (iii) filings required under, and compliance with applicable requirements of, the Exchange Act, (iv) the rules and regulations of the NYSE, (v) the HSR Act, (vi) CFIUS Clearance, and (vii) SARB Approval (collectively, the “Parent Approvals”), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under Applicable Law, for the consummation by Parent, US HoldCo or Merger Sub of the transactions contemplated by this Agreement.

5.2.3

The execution and delivery by Parent, US HoldCo and Merger Sub of this Agreement does not, and (assuming the Parent Approvals are obtained) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of Parent, US HoldCo or Merger Sub to own or use any assets required for the conduct of their businesses or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any obligation or to the loss of a benefit under, or otherwise contravene, any Contract, Permit, concession or right binding upon Parent, US HoldCo or Merger Sub or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Liens (other than

Permitted Liens) in each case, upon any of the properties or assets of Parent, US HoldCo or Merger Sub, except for such losses, suspensions, limitations, impairments, violations, defaults, rights, contraventions or Liens as would not reasonably be expected, individually or in the aggregate, to prevent or materially impair the ability of Parent, US HoldCo or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement, (ii) conflict with or result in any violation of any provision of the charter, memorandum of incorporation, bylaws or other equivalent organizational document of Parent, US HoldCo or Merger Sub, or (iii) conflict with or violate Applicable Law or any Orders in any material respect or in any way that would reasonably be expected, individually or in the aggregate, to prevent or materially impair or delay the ability of Parent, US HoldCo or Merger Sub to perform any of its obligations hereunder or consummate the Merger and the other transactions contemplated by this Agreement.

5.3	Litigation

As of the date hereof, there are no Proceedings pending or, to Parent’s Knowledge, threatened, that challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement or the transactions contemplated by this Agreement.

5.4	Information Supplied

The information supplied by Parent, US HoldCo and Merger Sub in writing expressly for inclusion in the Proxy Statement will not, at the time the Proxy Statement (and any amendment or supplement thereto) is first filed with the SEC or mailed to the stockholders of the Company and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.5	Parent Announcements and Parent Shareholder Circular

The Parent Announcements and the Parent Shareholder Circular will not, at the time the relevant Parent Announcement or the Parent Shareholder Circular (and any amendment or supplement thereto) is made by Parent or filed with the JSE (as the case may be) or (in the case of the Parent Shareholder Circular) first dispatched to shareholders of Parent and at the time of any meeting of shareholders of Parent to be held in connection with the transactions contemplated by this Agreement, including the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent, US HoldCo or Merger Sub with respect to statements made therein based on information supplied by the Company in writing expressly for inclusion therein. The Parent Shareholder Circular will comply in all material respects as to form with the requirements of the Listings Requirements.

5.6	Finders or Brokers

Neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or commission for which the Company may become liable prior to the Effective Time.

5.7	Financing

5.7.1

Parent has delivered to the Company a true and complete copy of a fully executed bridge facilities agreement between, among others, Parent and the lenders and financial institutions party thereunder (the “Financing Sources”) dated on or about the date of this Agreement (the

“Facilities Agreement,” together with all exhibits, schedules, annexes and amendments thereto, and each of the fee letters referred to therein (redacted to remove pricing and other customarily redacted sensitive information) (each a “Fee Letter”), and as the same may be amended, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with this Agreement, the “Finance Documents”), pursuant to which the Financing Sources have agreed to lend the amounts specified in the Facilities Agreement for the purpose of (among other things) the financing of the Merger Consideration.

5.7.2	As of the date of this Agreement, the Finance Documents are in full force and effect and are valid and binding obligations of Parent and Merger Sub (each an “Obligor” and together the “Obligors”) and, to Parent’s Knowledge, the other parties thereto, enforceable in accordance with their respective terms (subject to the Enforceability Exceptions), and are not subject to any conditions precedent related to the funding of the net proceeds of the Debt Financing that are not set forth in the copy of the Facilities Agreement provided to the Company.

5.7.3	As of the date of this Agreement:

(i)	the Facilities Agreement has not been supplemented, modified or amended;

(ii)	no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach or default that (with the giving of notice of both) would constitute a Major Default under (as defined in) the Facilities Agreement; and

(iii)	the commitments of the Financing Sources under the Facilities Agreement have not been withdrawn, terminated, reduced or rescinded.

5.7.4	As of the date of this Agreement, Parent has no reason to believe that:

(i)	it or any other Obligor will be unable to satisfy any of the conditions to the Debt Financing to be satisfied under the Facilities Agreement on (or prior to) the Closing Date; or

(ii)	the Debt Financing will not be available in full to Parent and Merger Sub on the Closing Date.

5.7.5	Notwithstanding the foregoing or any other provisions of this Agreement, none of Parent, US HoldCo or Merger Sub is making any representation or warranty regarding the effect of the inaccuracy of the representations or warranties set forth in Article 4 or non-compliance by the Company and its Affiliates with their respective obligations hereunder on any condition to the Debt Financing.

5.7.6	As of the date of this Agreement, there are no side letters, understandings or other agreements relating to the Debt Financing to which Parent or any of its Affiliates is a party that would reasonably be expected to affect the availability of the Debt Financing on the Closing Date, other than those expressly set forth in or contemplated by the Finance Documents provided to the Company on or prior to the date hereof.

5.7.7	Parent (or an Affiliate thereof on its behalf) has fully paid any and all arrangement, underwriting or other fees required by the Finance Documents to be paid by it prior to the date of this Agreement.

5.7.8	Subject to the terms and conditions of the Facilities Agreement and assuming the Debt Financing is funded in accordance with the terms of the Facilities Agreement, the net proceeds contemplated by making a utilization of the Facilities Agreement, together with other financial resources of Parent, will, in the aggregate, provide Parent, US HoldCo and/or any other Subsidiary of Parent with sufficient immediately available cash funds on the Closing Date to consummate the transactions contemplated by this Agreement and any other amounts required to be paid in connection with the consummation of the transactions contemplated under this Agreement, to pay all related fees and expenses required to be paid as of the Closing Date and, together with the Company’s cash on hand, are sufficient to fund any payment required by Section 6.12.

5.8	Merger Sub

Merger Sub is a direct wholly owned Subsidiary of US HoldCo and an indirect wholly owned Subsidiary of Parent. Since its date of incorporation, Merger Sub has not carried on any business nor conducted any operations other than the execution and delivery of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

5.9	Ownership of Company Common Stock

Neither Parent nor any of its Subsidiaries is, or has been at any time during the period commencing three years prior to the date hereof through the date hereof, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL.

6	Covenants

6.1	Conduct of the Company

6.1.1	During the period commencing on the date of this Agreement and ending on the earlier of the termination of this Agreement and the Effective Time (the “Pre-Closing Period”), except for matters (i) required by Applicable Law, (ii) undertaken with the prior written consent of Parent and US HoldCo, which shall not be unreasonably withheld, conditioned or delayed, or (iii) expressly required by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, conduct in all material respects its business in the ordinary course of business, consistent with past practice, and use its reasonable best efforts to (A) maintain and preserve intact in all material respects its business organization, (B) keep available the services of Company Employees believed to be critical to the Company’s business, (C) maintain in effect all of its material Permits, and (D) maintain and preserve satisfactory relationships with material customers, suppliers and others having material business relationships with the Company.

6.1.2	Without limiting the generality of the foregoing in Section 6.1.1, during the Pre-Closing Period, the Company shall, and shall cause each of its Subsidiaries to, make such capital expenditures in accordance in all material respects with the Company’s capital expenditure plan for 2017 provided to Parent prior to the date of this Agreement and set forth in Section 6.1.2 of the Company Disclosure Schedules (the “Capital Expenditure Budget”); provided, however, that the Company may make adjustments from the Capital Expenditure Budget with the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed.

6.1.3	Without limiting the generality of the foregoing in Section 6.1.1, during the Pre-Closing Period, except (i) as may be required by Applicable Law, (ii) with the prior written consent of Parent and US HoldCo, which shall not be unreasonably withheld, conditioned or delayed, (iii) as may be expressly contemplated or required by this Agreement, or (iv) as set forth in Section 6.1.3 of the Company Disclosure Schedules, the Company shall not, and shall not permit any of its Subsidiaries to:

(i)	amend the Company Organizational Documents or the Company Subsidiary Organizational Documents (including by merger, consolidation or otherwise), or otherwise take any action to exempt any Person from any provision of the Company Organizational Documents or the Company Subsidiary Organizational Documents;

(ii)	exempt any Person (other than Parent and its Affiliates) from the provisions of Section 203 of the DGCL or any other “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover law or regulation;

(iii)	split, combine, subdivide, reclassify, redeem, purchase or otherwise acquire any shares of its capital stock or other equity or voting interests;

(iv)	amend any term of any Company Security or any security of any of its Subsidiaries (in each case, including by merger, consolidation or otherwise);

(v)	make, declare, accrue, set aside or pay any dividend or make any other distribution on (whether in cash, stock, property or otherwise), or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) dividends paid by any Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company (to the extent such dividends would not result in (i) a material Tax liability to the Company or any Subsidiary of the Company or (ii) a material Tax liability that has not previously been accrued in the Company’s financial statements pursuant to APB 23 or similar guidance issued by the Financial Standards Accounting Board), (B) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Stock Options or for withholding Taxes incurred in connection with the exercise of Company Stock Options or the vesting or settlement of Company Stock Awards outstanding as of the date hereof or granted after the date hereof in compliance with this Agreement, in each case in accordance with past practice and the terms of the applicable award Contracts, or (C) as contemplated in Section 6.12 in relation to the Convertible Notes and the Senior Notes);

(vi)	grant or amend any Company Stock Awards or other equity or equity-based awards or interests, or grant any Person any right to acquire any shares of its capital stock or other equity or voting interests;

(vii)	issue, sell, grant, pledge or otherwise dispose of or permit to become outstanding any additional shares of its capital stock or other equity or voting interests or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting interests or any options, warrants, or other rights of any kind to acquire any shares of its capital stock or other equity or voting interests, except pursuant to the exercise of Company Stock Options or the settlement of Company Stock Awards outstanding as of the date hereof or granted after the date hereof in compliance with this Agreement, in each case in accordance with their terms, or enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or equity interests;

(viii)	adopt any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, of the Company or permit any of its Subsidiaries to do so, or file a petition in bankruptcy under any provisions of Applicable Law on behalf of the Company or any of its Subsidiaries or consent to the filing of any bankruptcy petition against any the Company or permit any of its Subsidiaries to do so under any similar Applicable Law;

(ix)	create any Subsidiary of the Company or any of its Subsidiaries;

(x)	other than renewals of existing letters of credit, redeem, repurchase, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise) (in each case, other than the repayment or prepayment of any Indebtedness owed by any Subsidiary of the Company to the Company or any other wholly owned Subsidiary of the Company);

(xi)	grant or suffer to exist any Liens on any material properties or assets, tangible or intangible, of the Company or any of its Subsidiaries, other than Permitted Liens;

(xii)	enter into (i) any platinum or palladium hedging transactions or (ii) any other hedging transactions other than in the ordinary course of business consistent with past practice;

(xiii)	make any capital investment in, loan or advance to, or make or forgive any loan to, any other Person, other than the making of any loans or advances (i) by any wholly owned Subsidiary of the Company to the Company or any other wholly owned Subsidiary of the Company, (ii) to distributors or suppliers consistent in all material respects with the business plan provided to Parent prior to the date of this Agreement not in excess of $1,000,000 in the case of any individual distributor or supplier and $5,000,000 in the aggregate, or (iii) customary expenses and travel advances to employees in the ordinary course of business consistent with past practice;

(xiv)	other than in the ordinary course of business consistent with past practice or in accordance with any Contract in effect on the date hereof, (i) sell, transfer, lease, mortgage, encumber or otherwise dispose of, in a single transaction or series of related transactions, any of its material properties or assets to any Person other than to the Company or a wholly owned Subsidiary of the Company and other than sales of inventory or sales of obsolete or unneeded equipment in the ordinary course of business consistent with past practice or (ii) cancel, release or assign any material Indebtedness of any such Person owed to it or any claims held by it against any such Person, other than a wholly owned Subsidiary;

(xv)	acquire (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) any other Person or business or any material assets, deposits or properties of any other Person other than in the ordinary course of business or for consideration not in excess of $1,000,000 individually or $5,000,000 in the aggregate or (ii) make any material investment in any other Person either by purchase of stock or securities or contributions to capital;

(xvi)	make or authorize any capital expenditures other than (i) capital expenditures expressly provided for in the Capital Expenditure Budget as set forth in Section 6.1.2 or (ii) any other capital expenditures not in excess of $5,000,000 in the aggregate in the 2017 fiscal year;

(xvii)	except in the ordinary course of business, (i) terminate, cancel, renew, fail to exercise an expiring renewal option, amend, grant a waiver under or otherwise modify any Company Material Contract or any lease, sublease or other Agreement in connection with any Company Leased Real Property (collectively and including all amendments thereto, a “Company Real Property Lease”) or any Contract that would constitute a Company Material Contract or a Company Real Property Lease if in effect as of the date of this Agreement (including any buyout of such Contract) or any mining claims or any renewals thereof or (ii) enter into any Contract that would constitute a Company Material Contract or a Company Real Property Lease if in effect as of the date of this Agreement;

(xviii)

except as required by Applicable Law or the terms of any Company Benefit Plan or Collective Bargaining Agreement as in effect on the date of this Agreement, (i) establish, adopt, amend or terminate any Collective Bargaining Agreement or Company Benefit Plan or commence an off-cycle enrollment period under any Company Benefit Plan that provides health and welfare benefits, (ii) increase in any manner the compensation (including severance, change-in-control and retention compensation) or benefits of Company Employees, (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation, (iv) accelerate any rights or benefits or, except in the ordinary course of business consistent with past practice, make any material determinations or interpretations with respect to any Company Benefit Plan, (v) fund any rabbi trust or similar arrangement, or otherwise accelerate the time of funding, vesting or payment of any payments or benefits under any Company Benefit Plan, (vi) enter into, adopt or amend any employment, individual consulting, bonus, severance or retirement Contract other than offer letters with any non-officer employee (that do not require equity-based compensation) in the ordinary course of business, or (vii) hire, promote or terminate the employment or services of (other than for cause) any officer;

(xix)	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or Applicable Law;

(xx)	change in any material respect the policies or practices regarding accounts receivable or accounts payable or fail to manage working capital in accordance with past practices;

(xxi)	except with respect to Taxes (which shall be governed by Section 6.1.3(xxii)), commence, settle, pay, discharge, satisfy or compromise any Proceeding, except for (i) settlements or compromises that (A) involve monetary remedies with a value not in excess of $1,000,000, with respect to any individual Proceeding, or $5,000,000, in the aggregate, (B) do not impose any material restriction on its business activities or the business activities of its Subsidiaries, and (C) do not relate to any Company Stockholder Litigation (the settlement or compromise of which shall be governed exclusively by Section 6.12), and (ii) the commencement of any Proceeding that is in the ordinary course of business;

(xxii)	make, change or revoke any material Tax election or change any material Tax accounting method, file any material amended Tax Return or claim for a material Tax refund, enter into any closing agreement within the meaning of Section 7212 of the Code (or any comparable provision of state, local or non-U.S. Applicable Law) with respect to a material amount of Taxes in excess of any amount reserved therefor in accordance with GAAP, request any material Tax ruling, settle or compromise any material Tax proceeding in excess of any amount reserved therefor in accordance with GAAP, or surrender any claim for a material refund of Taxes;

(xxiii)	abandon or discontinue any existing line of business;

(xxiv)	enter into any new line of business outside its existing business as of the date of this Agreement;

(xxv)	other than in the ordinary course of business consistent in all material respects with past practice, materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies;

(xxvi)	amend in a manner that adversely impacts in any material respect the ability to conduct its business, terminate or allow to lapse any material Permits of the Company;

(xxvii)	enter into any transaction with any director or officer of the Company; or

(xxviii)	authorize, resolve, agree to take (by Contract or otherwise) or make any commitment to take, or otherwise become obligated to take, any of the foregoing actions that are prohibited pursuant to this Section 6.1.3.

6.2	Non-Solicitation; Acquisition Proposals

6.2.1

Except as expressly permitted by this Section 6.2, during the Pre-Closing Period, the Company shall not, and shall cause its Subsidiaries and Representatives and its and their directors, officers and employees and other Representatives not to, directly or indirectly through another Person, (i) initiate, solicit or knowingly take any action to encourage, or knowingly facilitate the submission or making of, any Acquisition Proposal, or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to lead to or result in an Acquisition Proposal, (ii) other than informing Third Parties of the existence of the provisions contained in this Section 6.2 or (for a period of no more than two Business Days), in response to an unsolicited Acquisition Proposal or solely to the extent reasonably necessary to ascertain facts from the Person making such Acquisition Proposal for the purpose of providing the Company Board with sufficient information about such Acquisition Proposal and the Person that made it, participate or engage in negotiations or discussions with, or furnish any information concerning the Company or any of its Subsidiaries to, any Third Party relating to an Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to lead to or result in an Acquisition Proposal, (iii) enter into any Contract (written or oral) relating to an Acquisition Proposal, or (iv) resolve or agree to do any of the foregoing. From and after the execution and delivery of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, (A) immediately cease and cause to be terminated all discussions or negotiations with any Person that may be ongoing and existing on the date hereof with respect to any Acquisition Proposal, or any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to lead to or result in an Acquisition Proposal, (B) terminate access by any Third Party to any physical or electronic data room or other access to data or information of the Company, in each case relating to or in connection with, any Acquisition Proposal or any potential Acquisition Transaction, (C) request the prompt return or destruction of all information previously provided to any Third Party in connection with any inquiry, expression of interest, proposal, offer or request for information that could reasonably be expected to lead to or result in an Acquisition Proposal or a proposed Acquisition Transaction, and (D) use reasonable best efforts to enforce, and not waive or modify, the provisions of any existing confidentiality or non-disclosure Contract entered into with respect to any Acquisition Proposal or any potential Acquisition Transaction; provided, however, that the Company shall waive standstill provisions therein to the extent such provisions prohibit or limit any Third Party from requesting that such provisions be waived or modified in connection with the submission or possible submission of an Acquisition Proposal in accordance with this Section 6.2. The Company shall ensure that its Representatives and the Representatives of its Subsidiaries are aware of the provisions of this Section 6.2, and it is agreed that any violation of the restrictions set forth in this Section 6.2 by any Representative of the Company or any of its Subsidiaries shall constitute a breach of this Section 6.2 by the Company.

6.2.2	Notwithstanding Section 6.2.1, if, at any time prior to the receipt of the Company Stockholder Approval, the Company receives a written bona fide Acquisition Proposal (which Acquisition Proposal was made after the date of this Agreement and did not result from a breach of this Section 6.2), the Company, the Company Board and their respective Representatives may, subject to compliance with this Section 6.2.2, engage in negotiations or discussions with, or furnish any information to, any Third Party making such Acquisition Proposal and its Representatives if, and only if, the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and outside independent financial advisors, that such Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal; provided, that (i) prior to providing access to or furnishing any such information, the Company (A) receives from such Third Party an executed Acceptable Confidentiality Agreement or (B) if such Third Party is already party with the Company to a valid and existing confidentiality agreement as of the date of this Agreement, amends (if required) such existing agreement so that it is an Acceptable Confidentiality Agreement, (ii) any such information so furnished has been previously provided to Parent or is provided (including through the Data Room) to Parent substantially concurrently with it being so furnished to such Third Party, (iii) no confidential or non-public information of or relating to Parent, US HoldCo or Merger Sub or any of their respective Subsidiaries or Representatives shall be furnished except as required by Applicable Law, and (iv) the Company gives Parent oral and written notice of such determination promptly after the Company Board makes such determination (and in no event later than 24 hours after such determination) and in any event prior to taking any of the actions referred to in this Section 6.2.2.

6.2.3	The Company shall promptly (and in no event later than 24 hours after receipt by the Company) notify Parent (which notice shall be provided orally and in writing and shall identify the Person making the Acquisition Proposal and set forth in reasonable detail the material terms thereof) after receipt of any Acquisition Proposal, and shall promptly (and in no event later than 24 hours after receipt by the Company) provide copies to Parent of any written proposals or indications of interest with respect to any Acquisition Proposal, and/or draft agreements relating to any Acquisition Proposal. Without limiting the foregoing, the Company shall keep Parent informed of any developments (including the status of discussions or negotiations) regarding any Acquisition Proposal (including by promptly (and in no event later than 24 hours after receipt by the Company) providing to Parent copies of any additional or revised written proposals or indications of interest with respect to such Acquisition Proposal, and/or draft agreements relating to such Acquisition Proposal) on a reasonably prompt basis (and in any event within 24 hours after receipt by the Company). The Company agrees that it and its Subsidiaries will not enter into any Contract with any Third Party subsequent to the date of this Agreement that prohibits the Company from providing any information to Parent in accordance with this Section 6.2.3.

6.2.4	Except as otherwise provided in this Section 6.2.4, during the Pre-Closing Period, neither the Company Board nor any committee thereof shall (i) (A) change, qualify, withhold, withdraw or modify, or authorize or resolve to or publicly propose or announce its intention to change, qualify, withhold, withdraw or modify, in each case, in any manner adverse to Parent, the Company Recommendation, (B) fail to include the Company Recommendation in the Proxy Statement, (C) take and disclose to the stockholders of the Company a position contemplated by Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act if such disclosure does not include a reaffirmation of the Company Recommendation or state that the Company Recommendation remains unchanged, or (D) adopt, approve, declare advisable or recommend to the stockholders of the Company, or resolve to or publicly propose or announce its intention to adopt, approve, declare advisable or recommend to the stockholders of the Company, an Acquisition Proposal (any action described in this clause (i), being referred to as a “Company Adverse Recommendation Change”); provided, however, that a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or any substantially similar communication shall not be deemed to be a Company Adverse Recommendation Change, or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding or Contract with respect to, or that is intended or could reasonably be expect to lead to, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.2.2) with any Third Party (an “Alternative Acquisition Agreement”) or resolve, publicly propose or agree to do any of the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, at any time after the date of this Agreement and prior to the time, but not after, the Company Stockholder Approval has been obtained, the Company Board may make a Company Adverse Recommendation Change if (1) such action is taken in respect to an Intervening Event and (2) prior to taking such action, the Company Board has determined in good faith, after consultation with its outside legal counsel and outside independent financial advisors, that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties under Applicable Law; provided, however, that prior to making such Company Adverse Recommendation Change in respect of an Intervening Event, the Company shall have given Parent at least five Business Days’ prior written notice of its intention to take such action, and specifying, in reasonable detail, the reasons therefor, and:

(i)	during such five Business Day period, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent (and the Company shall have directed its Representatives, including its outside legal counsel and outside independent financial advisors, to have engaged in good faith negotiations with Parent and its Representatives) regarding changes to the terms of this Agreement intended to obviate the need for a Company Adverse Recommendation Change; and

(ii)	the Company shall have considered any adjustments to this Agreement (including a change to the price terms hereof) and any other agreements that may be proposed in writing by Parent (the “Proposed Changed Terms”) proposed by Parent no later than 11:59 p.m., NY time, on the fifth Business Day of such five-Business Day period and shall have determined in good faith (after consultation with its outside legal counsel and outside independent financial advisors) that the failure to make a Company Adverse Recommendation Change in respect of such Intervening Event would be inconsistent with the Company Board’s fiduciary duties under Applicable Law.

In addition, and without limiting this Section 6.2.4, at any time after the date of this Agreement and prior to the time, but not after, the Company Stockholder Approval is obtained, if the Company Board determines, in good faith, after consultation with its outside legal counsel and outside independent financial advisors, that a written Acquisition Proposal made after the date hereof that did not result from a breach of this Section 6.2 constitutes a Superior Proposal, then the Company Board may, subject to compliance with this Section 6.2.4, make a Company Adverse Recommendation Change; provided, that prior to making a Company Adverse Recommendation Change, the Company shall have provided Parent five Business Days’ prior written notice (“Superior Proposal Notice”) advising Parent that it intends to take such action and specifying, in reasonable detail, the reasons for such action and the terms and conditions of any such Superior Proposal, including the identity of the Third Party who has made such Superior Proposal, and provided Parent a copy of the relevant proposed Alternative Acquisition Agreement or the latest draft thereof or, if no such agreement or draft exists, a written summary of the material terms and conditions of such Superior Proposal, and any other related available documentation and correspondence relating to such Superior Proposal (including any related financing commitments and fee letters), and:

(A)	during such five Business Day period, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent (and the Company shall have directed its Representatives, including, its outside legal counsel and outside independent financial advisors, to have engaged in good faith negotiations with Parent and its Representatives) regarding changes to the terms of this Agreement intended to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and

(B)	the Company shall have considered the Proposed Changed Terms proposed by Parent no later than 11:59 p.m., NY time, on the fifth Business Day of such five-Business Day period and shall have determined in good faith (after consultation with its outside legal counsel and outside independent financial advisors) that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect and that the failure to make a Company Adverse Recommendation Change would be inconsistent with the Company Board’s fiduciary duties to the stockholders of the Company under Applicable Law.

The Parties acknowledge and agree that any (1) revisions to the financial or any other material terms of a Superior Proposal or (2) revisions to the financial terms or any other material terms of an Acquisition Proposal that the Company Board had determined no longer constitutes a Superior Proposal, shall constitute a new Acquisition Proposal and shall in each case require the Company to deliver to Parent a new Superior Proposal Notice and a new period (which period shall be three Business Days) shall commence thereafter, during which time the Company shall be required to comply with the requirements of this Section 6.2.4 anew with respect to such additional notice.

6.3	Parent Recommendation

Except as otherwise provided in this Section 6.3, during the Pre-Closing Period, neither the Parent Board nor any committee thereof shall (i) change, qualify, withhold, withdraw or modify, or authorize or resolve to or publicly propose or announce its intention to change, qualify, withhold, withdraw or modify, in each case, in any manner adverse to the Company, the Parent Recommendation, or (ii) fail to include the Parent Recommendation in the Parent Shareholder Circular (any such action being referred to as a “Parent Adverse Recommendation Change”). Notwithstanding anything to the contrary set forth in this Agreement, at any time after the date of this Agreement and prior to the time, but not after, the Parent Shareholder Approval has been obtained, the Parent Board may make a Parent Adverse Recommendation Change if (1) such action is taken in respect to an Intervening Event and (2) prior to taking such action, the Parent Board has determined in good faith, after consultation with its outside legal counsel and outside independent financial advisors, that the failure to take such action would be inconsistent with the Parent Board’s fiduciary duties under Applicable Law.

6.4	Access to Information

6.4.1	Subject to Applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries and their respective Representatives to) afford Parent’s authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to Company Employees, Representatives, properties, books, Contracts and records and shall furnish Parent, US HoldCo and Merger Sub with all financial, operating and other data and information in the Company’s possession as Parent, US HoldCo and Merger Sub through their Representatives may reasonably request; provided, however, that the Company and its Subsidiaries shall not be required to provide access to any information or documents which would, in the judgment of the Company after consultation with its outside legal counsel, (i) violate any Applicable Law or (ii) result in a loss or waiver of the attorney-client or other privilege held by the Company or any of the Company’s Subsidiaries (it being agreed that the Company shall give notice to Parent of the fact that it is withholding such information or documents pursuant to clause (i) or clause (ii) above, and thereafter the Company shall use its reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection or violate the Applicable Law (such as the redaction of identifying or confidential information, entry into a joint defense agreement or other agreement or by providing such access or information solely to outside counsel to avoid the loss of attorney-client privilege); provided, further, that any access or investigation pursuant to this Section 6.4.1 shall be conducted in such a manner as not to interfere unreasonably with the business and operations of the Company or any of the Company’s Subsidiaries.

6.4.2	No information or knowledge obtained by Parent, US HoldCo or Merger Sub pursuant to Section 6.2, this Section 6.4 or otherwise shall affect or be deemed to affect, modify or waive any representation, warranty, covenant or agreement contained herein, the conditions to the obligations of the Parties to consummate the Merger in accordance with the terms and provisions hereof or otherwise prejudice in any way the rights and remedies of Parent, US HoldCo or Merger Sub hereunder, nor shall any such information, knowledge or investigation be deemed to affect or modify Parent’s, US HoldCo’s or Merger Sub’s reliance on the representations, warranties and covenants made by the Company in this Agreement.

6.5	Notice of Certain Events

During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

6.5.1	any notice or other communication received by the Company or any of its Subsidiaries, or to the Company’s Knowledge, any of their respective Representatives, from any Person alleging that the consent, approval, permission of or waiver from such Party is or may be required in connection with the Merger;

6.5.2	any notice or other communication received by the Company or any of its Subsidiaries, or any of their respective Representatives, from any Governmental Entity in connection with the transactions contemplated hereby; and

6.5.3	any fact, event or circumstance known to it that would be reasonably likely to result in the failure of any of the conditions set forth in Article 7 to be capable of being satisfied prior to the End Date; provided, that the failure to deliver any notice pursuant to this Section 6.5.3 shall not be considered in determining whether the conditions set forth in Article 7 have been satisfied;

provided, however, that no notification given pursuant to this Section 6.5 shall (A) limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement, (B) otherwise prejudice in any way the rights and remedies contained in this Agreement, (C) be deemed to affect or modify Parent’s, US HoldCo’s or Merger Sub’s reliance on the representations, warranties and covenants made by the Company in this Agreement or (D) be deemed to amend or supplement the Company Disclosure Schedules or prevent or cure any misrepresentation, breach of warranty or breach of covenant by the Company.

6.6	State Takeover Laws

If any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover law or regulation becomes or is deemed to be applicable to the Company, Parent, US HoldCo, Merger Sub, the Merger or any of the transactions contemplated hereby, then each of the Company, Parent, US HoldCo and Merger Sub shall grant such approvals and take such actions as are reasonably necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such anti-takeover Applicable Law to the foregoing.

6.7	Stock Exchange Delisting; Director Resignations

6.7.1	Prior to the Closing Date, the Company shall reasonably cooperate with Parent and US HoldCo and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Law and rules and policies of NYSE to enable the delisting by the Surviving Corporation of the Shares from NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

6.7.2	At the Closing, the Company shall use its reasonable best efforts to deliver to Parent evidence reasonably satisfactory to Parent of the resignation of the directors of the Company, effective at the Effective Time.

6.8	Director and Officer Liability

6.8.1

For six years commencing immediately after the Effective Time, the Surviving Corporation shall maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of this Agreement and from an insurance carrier with the same or better credit rating as the Company’s current officers’ and directors’ liability insurance carrier; provided, however, that in satisfying its obligation under this Section 6.8.1, the Surviving Corporation shall not be obligated to pay aggregate annual premiums in excess of 300% of the amount the Company paid in its last full fiscal year prior to the date of this Agreement (the “Current Premium”) and, if such aggregate annual premiums for such insurance would exceed 300% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available for an aggregate premium equal to 300% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company from an insurance carrier with the same or better credit rating as the Company’s current officers’ and directors’ liability insurance carrier prior to the Effective Time or by the Surviving Corporation at or after the Effective Time, which policies provide each such Person currently covered by the Company’s officers’ and directors’ liability insurance policy with coverage and amount no less favorable than those of such policy in effect on the date of this Agreement for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, in respect of the transactions contemplated hereby, provided, however, that the amount paid for such prepaid policies shall not exceed 300% of the Current Premium without the prior written consent of Parent. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall maintain such policies in full force and effect for their full term and continue to honor the obligations thereunder. If requested by Parent, the Company shall cooperate with Parent to obtain such tail or runoff policies as of the Effective Time.

6.8.2	From and after the Effective Time, the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company and its Subsidiaries pursuant to (i) each indemnification agreement in effect as of the date of this Agreement between the Company or any of its Subsidiaries and any individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of any of the Company’s Subsidiaries (each, an “Indemnified Party”) and (ii) any indemnification provision and any exculpation provision set forth in the certificate of incorporation, as amended, or bylaws of the Company or any of its Subsidiaries as in effect on the date of this Agreement.

6.8.3	The provisions of this Section 6.8 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the articles of organization or bylaws, by Contract or otherwise.

6.9	Efforts

6.9.1	Subject to the terms and conditions of this Agreement, each of the Parties shall cooperate with each other and each use (and shall cause their respective Subsidiaries to use) their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things reasonably necessary under Applicable Law to consummate the Merger as promptly as practicable, including (i) the obtaining of all necessary actions, waivers, consents and approvals from Governmental Entities, the expiry or early termination of any applicable waiting periods, and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of such reasonable steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid a Proceeding by, any Governmental Entities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, Third Parties, and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and to fully carry out the purposes of this Agreement; provided, however, that the Company shall not be permitted to pay, and Parent shall not be obligated to pay or permit or agree to the Company paying, any material cash consideration to any Third Party from whom consent or approval is required (other than filing fees payable to Governmental Entities).

6.9.2	In furtherance and not in limitation of the undertakings pursuant to this Section 6.9, each of Parent and the Company shall (i) promptly and in any event within 30 Business Days of the date hereof prepare and file any notification and report forms and related material required under the HSR Act and any additional filings or notifications and related material that are necessary, proper or advisable to obtain SARB Approval, (ii) (A) submit, as promptly as practicable and in any event within 30 Business Days of the date hereof, to CFIUS a draft joint voluntary notice under Exon-Florio with respect to the Merger, (B) as promptly as practicable thereafter, file with CFIUS a final joint voluntary notice, and (C) supply any additional information and documentary information or material that may be requested in connection with the CFIUS review process within the amount of time allowed by CFIUS, and (iii) cooperate with the other Parties in connection with any such filings or notifications, and in connection with resolving any investigation or other inquiry of any Governmental Entity in relation to such filings or notifications, including the U.S. Department of Justice or the U.S. Federal Trade Commission under the HSR Act.

6.9.3	Subject to Applicable Law relating to the exchange of information, the Company and Parent and their respective counsel shall (i) cooperate with each other in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, in connection with the consummation of the Merger and seeking any such actions, consents, approvals or waivers or making any such filings, (ii) furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the transactions contemplated by this Agreement (including in connection with CFIUS Clearance), (iii) provide each other with a reasonable advance opportunity to review and comment upon and consider in good faith the views of the other in connection with all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the HSR Act or in connection with CFIUS Clearance) with a Governmental Entity in connection with the transactions contemplated hereby, (iv) promptly inform each other of any material communication (or other material correspondence or memoranda) received from, or given to, any Governmental Entity in connection with the transactions contemplated hereby, and (v) promptly furnish each other with copies of all material correspondence, filings and written communications between them or their Subsidiaries or Affiliates, on the one hand, and any Governmental Entity or its respective staff, on the other hand, with respect to the transactions contemplated hereby. The Company and Parent shall, to the extent practicable, provide the other Party and its counsel with advance notice of and the opportunity to participate in any material discussion or meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated hereby (including in connection with CFIUS Clearance).

6.9.4

Notwithstanding anything else contained herein, Parent and its Subsidiaries shall take, and cause to be taken, all steps necessary to avoid or eliminate any impediment under Applicable Law that may be asserted by a Governmental Entity with respect to, and to satisfy all conditions to the consummation of, the Merger; provided, however, that neither Parent nor any of its Subsidiaries shall be required to, and the Company shall not, without the prior written consent of Parent, (x) in connection with efforts to obtain the expiry or early termination of any applicable waiting period (or any extensions thereof) under the HSR Act or to obtain SARB Approval, offer, propose, agree or commit (i) to sell, divest, hold separate, license, cause a Third Party to acquire or otherwise dispose of (A) any of the respective Affiliates of the Company or Parent or (B) any of the respective operations, divisions, businesses, products, customers, assets, properties or rights of Parent, the Company or any of their respective Affiliates (a “Divestiture”), (ii) to take any other actions that may limit Parent’s, its Affiliates’, the Company’s or its Affiliates’ conduct in any way or any of the foregoing’s freedom of action with respect to, or ability to retain, one or more of its operations, divisions, businesses, products, customers, assets, properties or rights, including, in the case of Parent, the right to own or operate any portion of the businesses of the Company or any of its Subsidiaries or Affiliates (a “Restraint”), or (iii) to enter into any Order, consent decree or other agreement to effectuate a Divestiture or Restraint or (y) in connection with efforts to obtain

CFIUS Clearance, agree or consent to any condition, agreement, order or burden in order to obtain CFIUS Clearance that would (i) prevent Parent from appointing, removing and controlling, at its sole discretion, all of the directors of the Surviving Corporation, (ii) restrict Parent from receiving information concerning the operations, finances, sales and customers of the Surviving Corporation necessary to allow Parent to direct, operate and control the Surviving Corporation as its Subsidiary, or (iii) cause Parent’s control or ownership of the Surviving Corporation and its Subsidiaries to be passive or to otherwise restrict in any material respect the ability of Parent to control and operate the Surviving Corporation and its Subsidiaries or their respective businesses; provided, however, that the limitations on efforts in this Section 6.9.4(y)(i-iii) shall not affect Parent’s efforts obligations to the extent any restrictions proposed by CFIUS solely relate to the transmission of information to, or management of the Surviving Corporation by, any shareholder of Parent’s ordinary shares or representatives (including board representatives) of any such shareholder. Nothing in this Section 6.9.4 shall require Parent or its Subsidiaries to contest or resist any Proceeding commenced by a Governmental Entity or to have vacated, lifted, reversed or overturned any Order entered in any such Proceeding, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger.

6.9.5	Subject to the proviso to Section 6.9.1, the Company shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain the consents reasonably requested by Parent; provided that the Company shall not take any action to solicit or obtain such consents unless and until the Company or the Company’s counsel is directed to do so by Parent or Parent’s counsel and then only upon the basis so requested, no such action will be required that is not conditioned on the Closing and nothing in this Section 6.9.5 will affect the Parties’ relative rights and obligations under Article 7.

6.10	Financing

6.10.1	Parent shall, and shall cause any relevant Subsidiaries and Representatives to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and to obtain, or cause to be obtained, the proceeds of the Debt Financing on the terms and conditions described in the Facilities Agreement, including using reasonable best efforts to:

(i)	satisfy (or, if deemed advisable by Parent, obtain the waiver of) on a timely basis all conditions in the Facilities Agreement that are within Parent’s control;

(ii)	comply with its, and each other Obligor’s, obligations under the Facilities Agreement and the other Finance Documents in order to consummate the Debt Financing no later than the Closing Date (other than any condition where the failure to be so satisfied is a direct result of the Company’s failure to furnish information to Parent or otherwise to comply with its obligations under this Agreement); and

(iii)	maintain in effect and enforce its, and each other Obligor’s, rights under the Facilities Agreement and the other Finance Documents.

6.10.2	In the event that all conditions contained in the Facilities Agreement have been satisfied (or upon funding will be satisfied) and Parent is obligated to effect the Closing in accordance with Section 2.2, Parent shall use its reasonable best efforts to cause the Financing Sources to fund the Debt Financing in accordance with the terms of the Facilities Agreement on (or prior to) the Closing Date (which may include the taking of enforcement action to cause the Financing Sources to fund such amounts under the Debt Financing in accordance with their respective obligations).

6.10.3	Parent shall keep the Company informed on a reasonably current basis in reasonable detail of all material developments concerning the status of the Debt Financing.

6.10.4	Parent shall not (and shall ensure that no other Obligor will) agree to any amendment, replacement, supplement or other modification of, or waive any provision or remedy under, the Finance Documents without the Company’s prior written consent that:

(i)	reduces the aggregate amount of cash proceeds available from the Debt Financing such that the aggregate funds that would be available to Parent on the Closing Date (taking into account any additional sources of funds, including any Alternative Financing) would not be sufficient to provide the funds required to be funded on the Closing Date to consummate the Merger;

(ii)	imposes new or additional conditions precedent to the funding on the Closing Date that would prevent, delay, impair or make less likely the availability of the Debt Financing; or

(iii)	could otherwise reasonably be expected to prevent, impede or materially delay the consummation of the Merger or the availability of the Debt Financing under the Facilities Agreement.

6.10.5	Parent shall give Company prompt written notice of any material breach or material default by any party to the Facilities Agreement or the other Finance Documents (in each case, of which Parent becomes aware) and shall keep Company reasonably appraised of all other material developments relating to the Debt Financing, including any circumstance that would reasonably be expected to have, individually or in the aggregate, an adverse impact on the Debt Financing.

6.10.6

Notwithstanding Sections 6.10.1 to 6.10.4, Parent shall have the right to substitute the proceeds of equity, equity linked or convertible, exchangeable or debt issuances or other incurrences of debt for all or any portion of the amount contemplated to be provided by the Facilities Agreement and reducing commitments under the Facilities Agreement; provided, that (w) to the extent such offering or other incurrence is not a substitution for the entire amount of the Debt Financing, the aggregate amount of the Debt Financing committed under the Facilities Agreement following such reduction, together with other cash and cash equivalents available to Parent, is sufficient to provide the funds required to be funded on the Closing Date to consummate the Merger and pay all amounts payable under this Agreement, (x) Parent promptly notifies the Company of such substitution and reduction and (y) true and complete copies of each material amendment or modification to the Finance Documents relating thereto are promptly provided to the Company. Further, Parent shall have the right to substitute commitments in respect of other financing for all or any portion of the Debt Financing from the same and/or alternative bona fide third-party financing sources so long as (i) such financing shall not reduce the aggregate amount of cash proceeds available from the Debt Financing such that the aggregate funds that would be available to Parent on the Closing Date would not be sufficient to provide the funds required to be funded on the Closing Date to consummate the Merger and pay all amounts payable under this Agreement, (ii) all conditions precedent to effectiveness of definitive documentation for such financing have been satisfied or such conditions precedent to the funding of such financing are, in the aggregate, in respect of certainty of funding, substantially equivalent to (or more favorable to Parent than) the conditions set forth in the Facilities Agreement, and (iii) such financing would not impair, prevent or materially delay the transactions contemplated by this Agreement (any such financing under this Section 6.10.6 which satisfies the requirements of this Section 6.10.6, the “Alternative Financing”). True and complete copies of each alternative financing commitment in respect of such Alternative Financing, together with all related fee letters and associated engagement letters (solely in the case of such fee letters, flex terms and engagement letters, redacted for provisions related to fees and other economic terms on a basis consistent with the redacted Fee Letter), shall be promptly provided to the Company. In the event any Alternative Financing is obtained, (i) any reference herein to the term “Facilities Agreement” shall be deemed to include any commitment letter or facility (or similar arrangement) with respect to any Alternative Financing, (ii) any reference herein to the term “Debt Financing” shall be deemed to include such Alternative Financing, (iii) any reference herein to the term “Fee Letter” shall be deemed to include any fee letter (or similar agreement) with respect to any Alternative Financing, and (iv) any reference herein to the term “Financing Sources” shall be deemed to include any financing sources or other lenders providing the Alternative Financing.

6.10.7	Notwithstanding anything to the contrary contained herein, Parent’s, US HoldCo’s and Merger Sub’s obligations hereunder are not subject to Parent, any Obligor or any of its Affiliates obtaining funds under the Debt Financing or from any other source to consummate the Merger and the transactions contemplated by this Agreement.

6.11	Financing Cooperation

6.11.1	Prior to the Effective Time and subject to Section 6.11.2, the Company shall use its reasonable best efforts to and shall cause its Subsidiaries and shall use reasonable best efforts to cause their respective Representatives to, provide all cooperation that is necessary, proper or advisable in connection with Parent’s and Merger Sub’s Financing to the extent customarily provided by companies in the Company’s position for financings of the type contemplated by the Financing, as may be reasonably requested by Parent, US HoldCo or Merger Sub, including using reasonable best efforts to:

(i)	make senior management and advisors (including financial advisors, counsel and auditors) of the Company and its Subsidiaries available to participate in a reasonable number of meetings, presentations, road shows and due diligence sessions with proposed lenders or agents or investors with respect to the Financing, and in sessions with rating agencies or other syndication activities, all at reasonable times and locations to be mutually agreed (acting reasonably) and upon reasonable notice;

(ii)	provide reasonable access by Parent and any proposed lenders or agents, and their respective officers, employees, consultants and advisors (including legal, valuation and accounting advisors), to the books and records, properties, Company Employees and Representatives and assist with due diligence activities relating to the Company’s and its Subsidiaries’ financial information, all at reasonable times and locations to be mutually agreed (acting reasonably) and upon reasonable notice;

(iii)	assist with the preparation of information memoranda, preliminary and final offering memoranda or prospectuses, registration statements, financial information and other materials to be used in connection with the Financing, including promptly furnishing any additional customary information as Parent reasonably requests in order to prepare such materials;

(iv)	assist with the preparation of and, subject to the occurrence of the Effective Time, execute and deliver any documentation as may be reasonably requested by Parent, US HoldCo or Merger Sub in connection with the Financing (including the assumption of any existing Indebtedness of the Company or its Subsidiaries) and otherwise facilitate and, as necessary, obtain surveys and title insurance as reasonably requested by Parent, US HoldCo or Merger Sub;

(v)	provide customary representation and authorization letters to the Financing Sources authorizing the distribution of Company information in documents provided to prospective lenders for the purposes of the Financing, including the syndication of the Facilities Agreement, which shall contain customary representations to the Financing Sources that the information provided by the Company (x) does not contain a material misstatement or omission such that the statements made, in light of the circumstances under which they were made, are misleading, and (y) with respect to information to be included in public side versions of such documents, if any, does not include material non-public information about the Company or its Subsidiaries;

(vi)	request and cooperate in obtaining customary Lien terminations and/or releases and instruments of discharge (including payoff documentation), relating to (in each case) any Indebtedness of the Company and its Subsidiaries;

(vii)	provide information necessary for Parent to prepare pro forma financial information and pro forma financial statements and other materials for rating agency presentations, bank information memoranda, business projections, private placement memoranda, presentations and similar documents used in connection with the Financing;

(viii)	assist in procuring any necessary rating agency ratings or approvals and participate in a reasonable number of sessions with rating agencies, all at reasonable times and location to be mutually determined (acting reasonably) and upon reasonable notice;

(ix)	request that its independent accountants and former independent accountants provide reasonable assistance and cooperation to Parent, US HoldCo or Merger Sub, including by requesting that they participate in due diligence sessions, assisting in the preparation of any pro forma financial statements to be included in the materials relating to the Financing and provide consent for the use of their audit reports relating to the Company in materials relating to the Financing, all as reasonably requested by Parent;

(x)	furnish to Parent and its Financing Sources as promptly as practicable (A) all financial statements of the Company and its Subsidiaries that are necessary to satisfy any applicable condition set forth in the documents used in connection with the Financing, including the Facilities Agreement, (B) the financial information of the Company and its Subsidiaries necessary for Parent to prepare any pro forma financial statements for the historical periods required by the documents used in connection with the Financing, including the Facilities Agreement, as are customarily included (which shall also include providing cooperation that is reasonably requested by Parent in its preparation of such pro forma financial statements or any related pro forma adjustments or, without limitation of the cooperation required by Section 6.18.3, any conversion or reconciliation of Company Financial Statements), and (C) such other financial and other pertinent information regarding the Company and its Subsidiaries (including information regarding the business, operations and financial projections thereof) as may be reasonably requested by Parent, US HoldCo or Merger Sub and customarily provided for financings of the type contemplated by the Facilities Agreement to assist in the preparation of a customary confidential information memorandum or other customary information documents used in financings (or the syndication of financings), including of the type contemplated by the Facilities Agreement;

(xi)	furnish to Parent and its Financing Sources, at least five Business Days prior to the anticipated Effective Time, all documentation and other information about the Company and its Subsidiaries required by applicable “know your customer” and anti-money laundering rules and regulations (including the Patriot Act) to the extent requested at least ten calendar days prior to the anticipated Effective Time, as required to be delivered pursuant to the Facilities Agreement or that is otherwise necessary to satisfy the conditions thereof; and

(xii)	subject to the occurrence of the Effective Time, taking all corporate actions necessary to permit consummation of the Financing as may be reasonably requested by Parent, US HoldCo or Merger Sub.

The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing (including in respect of the syndication of the Facilities Agreement); provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their logos and on such other customary terms and conditions as the Company shall reasonably impose.

It is understood by the Parties that information provided by the Company pursuant to Section 6.11.1 may be disclosed to prospective lenders and investors in connection with the syndication and marketing of the Financing, in each case subject to confidentiality undertakings from such prospective lenders and investors customary for a syndication process and subject to customary acknowledgements from such lenders and investors as to the receipt of material non-public information in compliance with Applicable Law (to the extent material non-public information is disclosed), and that such disclosure shall not be restricted by the existing Confidentiality Agreement between the parties.

6.11.2	Notwithstanding anything in this Section 6.11 to the contrary, in fulfilling its obligations pursuant to this Section 6.11, (i) nothing in this Section 6.11 shall require cooperation to the extent that it would (A) unreasonably interfere with the ongoing business or operations of the Company or its Subsidiaries, (B) cause the Company or its Subsidiaries to incur Liability in connection with the Financing prior to the Effective Time (other than in connection with customary representation and authorization letters and other than such Liabilities that Parent commits to reimburse), (C) cause any director, officer or employee of the Company or its Subsidiaries to incur any personal liability, (D) in the reasonable judgment of the Company after consultation with its outside legal counsel, (x) result in the material contravention of, or a default under, any Applicable Laws or under any Company Material Contract or (y) require the Company to provide access to or disclose information that the Company determines would result in a loss or waiver of attorney-client privilege of the Company or its Subsidiaries (in each case it being agreed that the Company shall give notice to Parent of the fact that it is withholding such information or documents pursuant to this clause (D), and thereafter the Company and Parent shall reasonably cooperate to endeavor to cause such information to be provided in a manner that would not reasonably be expected to violate the applicable restriction or waive the applicable privilege or protection), or (E) require the Company to prepare separate financial statements for any Subsidiary of the Company, (ii) none of the board of directors (or equivalent bodies) of the Company and its Subsidiaries shall be required to pass any resolution or take any similar actions approving the Financing that are effective prior to the Effective Time, and (iii) none of the Company, its Subsidiaries or its Representatives shall be required to pay any arrangement or underwriting or other fee or provide any security or incur any other Liability in connection with any Financing prior to the Effective Time. Parent shall reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with fulfilling its obligations pursuant to this Section 6.11 (including reasonable attorneys’ fees, but excluding, for the avoidance of doubt, the costs of the preparation of any annual or quarterly financial statements). Parent shall indemnify and hold harmless the Company and its Subsidiaries (and their respective Representatives) from and against any and all losses, damages, claims, costs or expenses actually suffered or incurred by them in connection with the Financing and any other financing or refinancing transactions undertaken by Parent or its Subsidiaries in connection with the Merger (other than to the extent resulting from information provided to Parent in writing by the Company or its Subsidiaries), except in the event such loss or damage arises out of or results from the gross negligence, willful misconduct or bad faith by the Company or its Subsidiaries in fulfilling their obligations pursuant to this Section 6.11 or Section 6.12, or a material breach of this Agreement by the Company.

6.12	Treatment of Convertible Notes and Senior Notes

6.12.1

Prior to the Effective Time, the Company shall use it reasonable best efforts to take any necessary actions in accordance with the terms of that certain Supplemental Indenture, dated as of October 17, 2012, between the Company and the Law Debenture Trust Company of New York as trustee (as amended or supplemented, the “Convertible Notes Indenture”), including the giving of any notices that may be required in connection with any repurchases or conversions of the Convertible Notes occurring as a result of the transactions contemplated by this Agreement constituting a “Fundamental Change” and/or a “Make-Whole Adjustment Event” as such terms are defined in the Convertible Notes Indenture, and delivery of any supplemental indentures, legal opinions, officers’ certificates or other documents or instruments required in connection with the consummation of the Merger. The Company and Parent shall use their reasonable best efforts to take such actions as may be necessary to ensure that, at the Effective Time, each outstanding Convertible Note shall be convertible into “Reference Property,” as such term is defined in the Convertible Notes Indenture.

6.12.2	Upon request by Parent, the Company shall, and shall cause each of its Subsidiaries and its and their respective Representatives to, use its reasonable best efforts in connection with Parent’s efforts to redeem all of the outstanding aggregate principal amount of the Senior Notes on the terms and conditions of the Senior Notes Indenture and as reasonably specified by Parent (the “Senior Notes Redemption”). Notwithstanding the foregoing, the closing of the Senior Notes Redemption shall be conditioned on the completion of the Merger, shall provide that the Senior Notes shall be accepted for payment by the Surviving Corporation at the time specified in the applicable notice of redemption, and otherwise shall be in compliance with Applicable Laws and SEC rules and regulations. Parent shall deposit, or shall cause to be deposited, with the trustee under the Senior Notes Indenture sufficient funds to effect such Senior Notes Redemption.

(i)	The Company shall reasonably cooperate with Parent in Parent’s efforts to prepare all necessary and appropriate documentation in connection with the Senior Notes Redemption (the “Redemption Documents”). The Redemption Documents (including all amendments or supplements) and all mailings to the holders of the Senior Notes in connection with the Senior Notes Redemption shall be subject to the prior review of, and comment by, the Company.

(ii)	Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including reasonable attorneys’ fees and costs) incurred by the Company, any of its Subsidiaries or its or their Representatives in connection with the actions of the Company and its Subsidiaries and its or their Representatives contemplated by this Section 6.12.2.

6.13	Company Stockholder Litigation

The Company shall as promptly as reasonably practicable (and in any event within one Business Day in NY) following it being notified of the same notify Parent in writing of, and shall give Parent the opportunity to participate in the defense and settlement of, any Company Stockholder Litigation. Notwithstanding anything to the contrary, the Company shall not propose to any opposing party in any Company Stockholder Litigation any settlement thereof without either (a) consulting with Parent in advance of such communication, taking into account in good faith Parent’s views as to acceptable settlement terms and promptly informing Parent of the contents of such communication or (b) allowing Parent’s counsel to participate in such communication. No full or partial settlement of, nor any other material action with respect to, any Company Stockholder Litigation shall be agreed to by the Company or any of its Subsidiaries without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

6.14	Public Announcements

The initial press release relating to this Agreement will be in substantially the form previously agreed by Parent and the Company. Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any other press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other

Party, which shall not be unreasonably withheld, conditioned or delayed, except (i) as such release or announcement that Parent or the Company determines, after consultation with outside legal counsel, is required by Applicable Law or any listing agreement with or rule of any securities exchange upon which the securities of the Company or Parent, as applicable, are listed, in which case the Party required to make the release or announcement shall consult with the other Party about, and allow the other Party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the Party required to make the release or announcement will consider such comments in good faith or (ii) in connection with a Company Adverse Recommendation Change (provided the Company shall have complied with Section 6.2). Notwithstanding the foregoing, Parent and the Company may make public statements with respect to this Agreement and the transactions contemplated hereby, including (in the case of Parent only) their effect on Parent’s business and its financial projections, with investors, analysts and (in the case of Parent only) Financing Sources, including on their respective periodic earnings calls and in any “road show”, so long as Parent’s and the Company’s, as applicable, comments are not inconsistent with the press releases previously issued and agreed upon by the Parties.

6.15	Rule 16b-3 Matters

Prior to the Effective Time, the Company shall take all actions to cause any dispositions of equity securities of the Company (including any derivative securities with respect to any equity securities of the Company) pursuant to the transactions contemplated hereby by each individual who is a director or officer of the Company, and who would otherwise be subject to Rule 16b-3 under the Exchange Act, to be exempt under Exchange Act Rule 16b-3.

6.16	Employment Matters

6.16.1	The Surviving Corporation shall honor all obligations under employment Contracts to which it or any of its Subsidiaries and any of their employees is a party. For the one-year period following the Effective Time (or such shorter period as the applicable Continuing Company Employee continues to be employed by Parent or the Surviving Corporation after the Effective Time) and subject to Applicable Law, the Surviving Corporation shall provide to each non-union Continuing Company Employee (i) at least the same level of hourly salary or base wages and annual target bonus opportunity as provided to such Continuing Company Employee immediately prior to the Effective Time and (ii) employee benefits (excluding equity-based compensation) that, in the aggregate, are at least as favorable (as determined by the cost to the Company) as the employee benefits (excluding equity-based compensation) provided to Continuing Company Employees in the aggregate under the Company Benefit Plans as in effect immediately prior to the Effective Time. Notwithstanding the generality of the foregoing, (i) with respect to the Continuing Company Employees’ eligibility to participate in a long-term incentive plan maintained by Parent, the Surviving Corporation shall endeavor to use substantially similar criteria and processes in evaluating such eligibility of Continuing Company Employees as Parent does in evaluating the eligibility of employees of Parent and (ii) for the one-year period following the Effective Time, the Surviving Corporation shall provide, to the Continuing Company Employees, severance benefits not less favorable than the severance benefits provided by the Company pursuant to the Company Benefit Plans and Made Available to Parent.

6.16.2

Following the Closing Date, the Surviving Corporation shall cause any employee benefit plans sponsored or maintained by the Surviving Corporation or its Subsidiaries in which the Continuing Company Employees are eligible to participate following the Closing Date (collectively, the “Post-Closing Plans”) to recognize the service of each Continuing Company Employee with the Company prior to the Closing Date for purposes of eligibility, vesting and, solely for purposes of any vacation and severance benefits, levels of benefits under such Post-Closing Plans, in each case, to the same extent such service was recognized immediately prior to the Effective Time under a comparable Company Benefit Plan in which such Continuing Company Employee was eligible to participate immediately prior to the Effective Time; provided that such recognition of service shall not (i) apply for purposes of any plan that provides retiree welfare benefits, (ii) apply for purposes of benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-retirement pension plan benefits, (iii) operate to duplicate any benefits of a Continuing Company Employee with respect to the same period of service, or (iv) apply for purposes of any plan, program or arrangement (x) under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or (y) that is grandfathered or frozen, either with respect to level of benefits or participation. With respect to any Post-Closing Plan that provides medical, dental or vision insurance benefits, for the plan year in which such Continuing Company Employee is first eligible to participate, the Surviving Corporation shall use reasonable best efforts to (A) cause any pre-existing condition limitations or eligibility waiting periods under such plan to be waived with respect to such Continuing Company Employee to the extent such limitation would have been waived or satisfied under the Company Benefit Plan in which such Continuing Company Employee participated immediately prior to the Effective Time and (B) credit each Continuing Company Employee for an amount equal to any medical, dental or vision expenses incurred by such Continuing Company Employee in the year that includes the Closing Date (or, if later, the year in which such Continuing Company Employee is first eligible to participate in such Post-Closing Plan) for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such Post-Closing Plan to the extent such expenses would have been credited under the Company Benefit Plan in which such Company Employee participated immediately prior to the Effective Time, subject to the applicable information being provided to Parent in a form that Parent reasonably determines is administratively feasible to take into account under the Surviving Corporation’s plans. Such credited expenses shall also count toward any annual or lifetime limits, treatment or visit limits or similar limitations that apply under the terms of the applicable plan.

6.16.3	The Company shall provide Parent with a copy of any material written communications intended for broad-based and general distribution to any current or former employees of the Company or any of its Subsidiaries if such communications relate to the compensation, employment or labor aspects of the transactions contemplated hereby, and shall provide Parent with a reasonable opportunity to review and comment on such communications prior to distribution.

6.16.4	Nothing in this Agreement shall confer upon any Company Employee or other service provider any right to continue in the employ or service of Parent, US HoldCo, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any of their Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Company Employee at any time for any reason whatsoever, with or without cause, subject in all events to Applicable Law. In no event shall the terms of this Agreement be deemed to (i) establish, amend or modify any Company Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program or Contract maintained or sponsored by Parent, the Surviving Corporation, the Company or any of their respective Subsidiaries (including, after the Closing Date, the Company and its Subsidiaries) or Affiliates or (ii) alter or limit the ability of Parent, the Surviving Corporation or any of their Subsidiaries (including, after the Closing Date, the Company and its Subsidiaries) or Affiliates to amend, modify or terminate any Company Benefit Plan or any other compensation or benefit or employment plan, program or Contract after the Closing Date. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.16 shall create any Third Party beneficiary rights in any Company Employee or current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

6.17	Proxy Statement; Company Stockholder Approval

6.17.1	As soon as reasonably practicable following the date of this Agreement, and in any event no later than 30 Business Days thereafter, the Company shall file with the SEC a preliminary Proxy Statement. Parent shall, and shall direct its independent accountants, counsel and other Representatives to, cooperate with the Company in the preparation of the Proxy Statement, and use its reasonable best efforts to furnish all information, data and documentation concerning Parent, US HoldCo and Merger Sub that is necessary or appropriate in connection with the preparation of the Proxy Statement. The Company shall use its reasonable best efforts to respond promptly to any comments from the SEC or the staff of the SEC on the Proxy Statement. The Company shall use its reasonable best efforts to cause the preliminary Proxy Statement to be cleared by the staff of the SEC as soon as reasonably practicable after the date hereof and the Proxy Statement to be filed in definitive form and be mailed to its stockholders promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement such that the Company Meeting is able to be validly held in accordance with Applicable Law, the Company’s certificate of incorporation and the Company’s bylaws as soon as reasonably practicable. No filing of, or amendment or supplement to, or response to staff comments on, the Proxy Statement shall be made by the Company without providing Parent and its counsel a reasonable opportunity to review and comment thereon and giving reasonable consideration in good faith to such comments. If at any time prior to the Company Meeting (or any adjournment or postponement thereof) any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and the Company shall promptly file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by Applicable Law, disseminate such amendment or supplement to the stockholders of the Company. The Company shall notify Parent promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement, or the transactions contemplated hereby.

6.17.2

The Company shall take all actions necessary to duly call, establish a record date for, give notice of, convene and hold a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (the “Company Meeting”), so that the Company Meeting occurs as soon as reasonably practicable following the date the Proxy Statement is first mailed to its stockholders, in accordance with Applicable Law, the Company’s certificate of incorporation and the Company’s bylaws; provided, however, that the Company may, in its reasonable discretion, postpone or adjourn the Company Meeting after consultation with its outside legal counsel and Parent only (i) if, as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting or to the extent that at such time the Company has not received proxies sufficient to allow the receipt of the Company Stockholder Approval at the Company Meeting (such postponement or adjournment to be for no more than five Business Days and shall be to no later than the date five Business Days prior to the End Date (such periods to be calculated by reference to Business Days in NY)) or (ii) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel) is necessary or required to be filed and disseminated under

Applicable Law, the Company’s certificate of incorporation or the Company’s bylaws (such postponement or adjournment to be for no more than a reasonable amount of time and shall be to no later than the date three Business Days in NY prior to the End Date). Once the Company has established a record date for the Company Meeting, the Company shall not change such record date or establish a different record date for the Company Meeting without the prior written consent of Parent, unless required to do so by the DGCL. If the record date for the Company Meeting is changed, the Company shall, as to that record date, comply with each of its obligations under this Section 6.17. In connection with the Company Meeting, the Company shall, (i) unless there has been a Company Adverse Recommendation Change in accordance with Section 6.2.4, use reasonable best efforts to obtain the Company Stockholder Approval, and (ii) otherwise comply with all legal requirements applicable to such meeting. The Company shall include in the Proxy Statement the Company Recommendation, unless there has been a Company Adverse Recommendation Change in accordance with Section 6.2.4. Without limiting the generality of the foregoing, the Company shall submit this Agreement for the adoption by its stockholders at the Company Meeting whether or not a Company Adverse Recommendation Change shall have occurred or an Acquisition Proposal shall have been publicly announced or otherwise made known to the Company, the Company Board or the Company’s Representatives or its stockholders.

6.18	Parent Shareholder Circular; Parent Shareholder Approval

6.18.1	Prior to delivery of the Required Information by the Company pursuant to Section 6.18.3, Parent shall appoint the Third Party Auditor for the purpose of assisting in the preparation of the Parent Shareholder Circular at the instruction of Parent. As soon as reasonably practicable following receipt of all of the Required Information (or the applicable component of the Required Information, as determined by Parent) by Parent pursuant to Section 6.18.3, Parent shall instruct the Third Party Auditor to perform the conversion as required by the Listings Requirements of the financial statements delivered by the Company as part of the Required Information from GAAP to IFRS. Within 15 Business Days following the later of (i) the date of Parent’s receipt of such fully converted financial statements from the Third Party Auditor and (ii) the date of Parent’s receipt of the remaining components of the Required Information (if any), Parent shall prepare and submit for approval to the JSE the Parent Shareholder Circular. The Company shall, and shall direct its independent accountants, counsel and other Representatives to, cooperate with Parent in the preparation of the Parent Shareholder Circular, and use its reasonable best efforts, to furnish all information, data and documentation concerning the Company and its Subsidiaries that is necessary or appropriate in connection with the preparation of the Parent Shareholder Circular, including the Required Information. Parent shall use its reasonable best efforts to respond promptly to any comments from the JSE or the staff of the JSE on the Parent Shareholder Circular. Parent shall use its reasonable best efforts to cause the Parent Shareholder Circular to be approved by the JSE in order to be posted and disseminated to its shareholders, in each case, as and to the extent required by the Listings Requirements and any other Applicable Law, as soon as reasonably practicable. If at any time prior to the Parent Meeting (or any adjournment or postponement thereof) any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Parent Shareholder Circular, so that the Parent Shareholder Circular would not include any misstatement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and Parent shall promptly file an appropriate amendment or supplement describing such information with the JSE and, to the extent required by the Listings Requirements or Applicable Law, disseminate such amendment or supplement to the shareholders of Parent.

6.18.2	Parent shall take all actions necessary to duly call, establish a record date for, give notice of, convene and hold a general meeting of its shareholders, for the purpose of approving this Agreement and the transactions contemplated hereby, including the Merger (the “Parent Meeting”), so that the Parent Meeting occurs as soon as reasonably practicable following the date on which the JSE grants its approval of the Parent Shareholder Circular, in accordance with Applicable Law, the Listings Requirements and Parent’s memorandum of incorporation; provided, that Parent may, in its reasonable discretion, postpone or adjourn the Parent Meeting in accordance with Parent’s memorandum of incorporation after reasonable consultation with the Company only (i) if, as of the time for which the Parent Meeting is originally scheduled (as set forth in the applicable notice), there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Meeting in accordance with the Parent’s memorandum of incorporation or to the extent that at such time Parent has not received proxies sufficient to allow the receipt of the Parent Shareholder Approval at the Parent Meeting (such postponement or adjournment to be for no more than five Business Days and shall be to no later than the date three Business Days prior to the End Date (such periods to be calculated by reference to Business Days in Johannesburg)) or (ii) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Parent Board has determined in good faith (after consultation with Parent’s outside legal counsel) is necessary or required to be filed and disseminated under Applicable Law, the Listings Requirements or Parent’s memorandum of incorporation (such postponement or adjournment to be for no more than a reasonable amount of time and shall be to no later than the date three Business Days in Johannesburg prior to the End Date). In connection with the Parent Meeting, the directors of Parent shall include the Parent Recommendation in the Parent Shareholder Circular.

6.18.3	The Company shall, and shall cause its respective Company Employees and Representatives, to use reasonable best efforts to provide to Parent all cooperation that is reasonably requested by Parent in connection with the preparation of the Parent Shareholder Circular, including (i) participating in a reasonable number of meetings, drafting sessions, due diligence sessions and sessions with Parent’s Representatives in connection with the preparation of the Parent Shareholder Circular, (ii) delivering to Parent the financial statements, data and documentation of the Company required to be included in, or used in the preparation of, the Parent Shareholder Circular (including the Required Information), and (iii) using reasonable best efforts to cause its current and former independent accountants to cooperate with Parent’s independent accountants in preparation of (or, at Parent’s request, to lead in the preparation of) the pro forma financial statements and reconciled or converted financial statements, and whatever comfort letters, are required to be included in, or used in preparation of, the Parent Shareholder Circular. Without limiting the generality of the foregoing, the Company shall provide to Parent the Required Information as promptly as practicable following the date of this Agreement and the announcement thereof.

6.19	Letter of Credit.

6.19.1	Parent shall cause the Letter of Credit to be issued within 10 Business Days after the date of this Agreement. Parent hereby agrees that neither Parent nor any of its Affiliates will interfere with or otherwise impede the Company’s ability to draw upon the Letter of Credit in accordance with the terms thereof in the event the Parent Termination Fee and the Company Expense Reimbursement become due and payable in accordance with Section 8.3.2 unless prior thereto such amounts shall have been paid by Parent to the Company.

6.19.2	Parent shall pay in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Letter of Credit or any financing facility or reimbursement agreement under which the Letter of Credit is issued that are required to be paid by such date and, thereafter, shall timely pay in full any such amounts due on or before the Closing Date.

6.19.3	In the event that, prior to the LC Expiration Date (as defined in Schedule 1.01(b)), any Party has commenced a Proceeding against another Party relating to whether the Parent Termination Fee and/or Company Expense Reimbursement has become due and payable in accordance with Section 8.3.2, Parent shall cause to be delivered, no later than 20 Business Days prior to the LC Expiration Date, an extension to the Letter of Credit (or a replacement irrevocable standby letter of credit satisfying the terms of Schedule 1.01(b)) in favor of the Company, in each case with an expiration date of no sooner than 20 Business Days following the final and non-appealable determination with respect to such Proceeding. Parent shall cause to be paid in full any and all commitment fees or other fees required to be paid with respect to such extended or replacement Letter of Credit. Failure to deliver such extended or replacement Letter of Credit in accordance with this Section 6.19.3 shall entitle the Company to immediately draw the full amount of the Letter of Credit (subject to return to Parent in the event that it is later determined that the Company is not the prevailing party with respect to such Proceeding).

7	Conditions To The Merger

7.1	Conditions to the Obligations of Each Party

The obligation of each Party to consummate the Merger is subject to the satisfaction or, to the extent not prohibited by Applicable Law, waiver of, as of the Closing, of the following conditions:

7.1.1	Company Stockholder Approval

The Company Stockholder Approval shall have been obtained in accordance with the DGCL;

7.1.2	Parent Shareholder Approval

The Parent Shareholder Approval shall have been obtained in accordance with Applicable Law and the Listings Requirements;

7.1.3	HSR Act Clearance

Any applicable waiting period (or any extensions thereof) under the HSR Act relating to the consummation of the Merger shall have expired or been terminated;

7.1.4	CFIUS Clearance

CFIUS Clearance shall have been obtained;

7.1.5	SARB Approval

SARB Approval shall have been obtained; and

7.1.6	No Injunction

No court of competent jurisdiction or any Governmental Entity having jurisdiction over any Party shall have issued any Order, nor shall there be in effect any Applicable Law or other legal restraint, injunction or prohibition that makes consummation of the Merger illegal or otherwise prohibited.

7.2	Conditions to the Obligations of Parent, US HoldCo and Merger Sub

The obligation of Parent, US HoldCo and Merger Sub to consummate the Merger shall be further subject to the satisfaction, or to the extent not prohibited by Applicable Law, waiver by Parent of, as of the Closing, of each of the following conditions:

7.2.1	Representations and Warranties

Each of the representations and warranties of the Company (i) contained in Section 4.1.1 (Organization), Section 4.2 (Capital Stock and Indebtedness) (other than clause (vi) of

Section 4.2.1), Section 4.3 (Corporate Authority Relative to this Agreement; No Violation), Section 4.10.2 (No Company Material Adverse Effect), Section 4.20 (Opinion of Financial Advisor) and Section 4.24 (Finders and Brokers) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) and (ii) contained in Article 4 (other than the representations and warranties listed in clause (i) above), without giving effect to any materiality or Company Material Adverse Effect qualifications therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

7.2.2	Covenants

The Company shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing;

7.2.3	No Material Adverse Effect

Since the date of this Agreement, there have not been any Effects that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

7.2.4	Certificate

Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company as to the satisfaction of the conditions in Section 7.2.1, Section 7.2.2 and Section 7.2.3.

7.3	Conditions to the Obligations of the Company

The obligation of the Company to consummate the Merger shall be further subject to the satisfaction, or to the extent not prohibited by Applicable Law, waiver by Company of, as of the Closing each of the following conditions:

7.3.1	Representations and Warranties

Each of the representations and warranties of Parent, US HoldCo and Merger Sub contained in this Agreement shall be true and correct, except for any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger and pay the Merger Consideration, in each case, as of the date of the Closing as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only);

7.3.2	Covenants

Parent, US HoldCo and Merger Sub shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to Closing; and

7.3.3	Certificate

The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent as to the satisfaction of the conditions in Section 7.3.1 and Section 7.3.2.

7.4	Frustration of Closing Conditions

No Party may rely, either as a basis for not consummating the Merger or as a basis for terminating this Agreement and abandoning the Merger, on the failure of any conditions set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied, if such failure was caused by such Party’s breach in any material respect of any provision of this Agreement or failure in any material respect to use the standard of efforts required from such Party to consummate the Merger and the other transactions contemplated hereby.

8	Termination

8.1	Termination

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (with any termination by Parent also being an effective termination by US HoldCo and Merger Sub):

8.1.1	by mutual written agreement of the Company and Parent, by action of their respective boards of directors;

8.1.2	by either the Company or Parent, if:

(i)	the Closing shall not have occurred at or before 5:00 P.M. (NY time) on June 30, 2017 (as it may be extended pursuant to this Section 8.1.2(i), the “End Date”); provided, that, if all of the conditions to Closing set forth in Article 7 have been satisfied or, to the extent permitted hereunder, waived (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing and the conditions set forth in Section 7.1.3, Section 7.1.4 and Section 7.1.5, or Section 7.1.2 in circumstances where the Required Information to be provided by the Company was not provided to Parent by the Company before 12:00 P.M. (NY time) on March 15, 2017 (the “Required Information Deadline”)), the End Date may be extended by (A) either the Company or Parent from time to time by written notice to the other Party to a time and date no later than 5:00 P.M. (NY time) on August 30, 2017 in the event that the conditions set forth in Section 7.1.3, Section 7.1.4 or Section 7.1.5 have not been so satisfied or (B) Parent from time to time by written notice to the Company to a time and date no later than 5:00 P.M. (NY time) on the date that is a number of days after the original End Date equal to the number of days after the Required Information Deadline that the Required Information to be provided by the Company was actually delivered to Parent; provided, further, however, that the right to extend the End Date or terminate this Agreement under this Section 8.1.2(i) shall not be available to any Party whose material breach of any provision of this Agreement has been the cause of the failure of the Closing to have occurred at or prior to the End Date;

(ii)	the Company Stockholder Approval shall not have been obtained at the Company Meeting or at any adjournment or postponement thereof, in each case, at which a vote on such adoption was taken;

(iii)	the Parent Shareholder Approval shall not have been obtained at the Parent Meeting or at any adjournment or postponement thereof, in each case, at which a vote on such approval was taken; or

(iv)	any court of competent jurisdiction or any Governmental Entity shall have issued a final, non-appealable Order or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting the Merger; or

8.1.3	by Parent:

(i)	if, prior to the receipt of the Company Stockholder Approval, (A) the Company Board (or any committee thereof) shall have effected a Company Adverse Recommendation Change (it being agreed that any written notice to Parent of the Company’s intention to make a Company Adverse Recommendation Change prior to effecting such Company Adverse Recommendation Change in accordance with Section 6.2 shall not result in Parent having a termination right pursuant to this Section 8.1.3(i)), (B) the Company shall have Deliberately violated or breached in any material respect Section 6.2, or (C) the Company shall have Deliberately violated or breached Section 6.16 in a manner that has a material adverse impact on the timing of, or the ability to obtain, the Company Stockholder Approval; or

(ii)	if the Company shall have breached or failed to perform any of its covenants contained in this Agreement or any representation or warranty of the Company contained in this Agreement shall not be true and correct, which breach, failure to perform or failure to be true and correct (A) would give rise to the failure of one of the conditions set forth in Section 7.2.1 or Section 7.2.2 to be satisfied and (B) is incapable of being cured or has not been cured by the Company within 30 calendar days after written notice has been given by Parent to the Company of such breach, failure to perform or failure to be true and correct (or, if earlier, by the End Date); provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.1.3(ii) if, at the time such termination would otherwise take effect in accordance with the foregoing, Parent or Merger Sub is in material breach of this Agreement; or

8.1.4	by the Company:

(i)	if Parent shall have breached or failed to perform any of its covenants contained in this Agreement or any representation or warranty of Parent contained in this Agreement shall not be true and correct, which breach, failure to perform or failure to be true and correct (A) would give rise to the failure of one of the conditions set forth in Section 7.3.1 or Section 7.3.2 to be satisfied and (B) is incapable of being cured or has not been cured by Parent within 30 calendar days after written notice has been given by the Company to Parent of such breach, failure to perform or failure to be true and correct (or, if earlier, by the End Date); provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.1.4(i) if, at the time such termination would otherwise take effect in accordance with the foregoing, the Company is in material breach of this Agreement; or

(ii)	if, prior to the receipt of the Parent Shareholder Approval, the Parent Board (or any committee thereof) shall have failed to include the Parent Recommendation in the Parent Shareholder Circular or shall have otherwise made a Parent Adverse Recommendation Change or (B) Parent shall have Deliberately violated or breached Section 6.18 in a manner that has a material adverse impact on the timing of, or the ability to obtain, the Parent Shareholder Approval.

The Party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1.1) shall give notice of such termination to each other Party of the basis for such termination and specify in reasonable detail the applicable provision or provisions hereof pursuant to which such termination is effected.

8.2	Effect of Termination

If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect without liability of any Party or any Representative of such Party to each other Party; provided, however, that the provisions of this Section 8.2, the last two sentences of Section 6.11.2, clause (ii) of Section 6.12.2, Section 8.3, Article 9 and the Confidentiality Agreement shall survive any termination hereof pursuant to Section 8.1; provided, further, that nothing herein shall relieve any Party from any liability for any fraud or a Deliberate breach of this Agreement prior to such termination.

8.3	Termination Payments

8.3.1	If this Agreement is terminated by:

(i)	Parent pursuant to Section 8.1.3(ii) or either Parent or the Company pursuant to Section 8.1.2(i) or 8.1.2(ii), and in any such case (x) prior to the date of such termination (or the date of the Company Meeting in the case of termination pursuant to Section 8.1.2(ii)), an Acquisition Proposal or an intention to make an Acquisition Proposal shall have been publicly disclosed and (y) within nine months after such termination, (1) the Company enters into a definitive agreement with respect to any Acquisition Proposal (provided, that for purposes of this Section 8.3.1(i), the references to “15%” in the definition of Acquisition Transaction shall be deemed to be references to “50%”) with a Third Party that is thereafter consummated or (2) the Company consummates the transactions contemplated by any Acquisition Proposal with a Third Party, which, in the case of (1) or (2) need not be the same Acquisition Proposal described in clause (x) above;

(ii)	Parent pursuant to Section 8.1.3(i); or

(iii)	either the Company or Parent pursuant to Section 8.1.2(ii);

then, in the case of Section 8.3.1(i) or 8.3.1(ii), the Company shall pay, or cause to be paid, to Parent or Parent’s designee(s), as the case may be, an amount in cash equal to $16,500,000 (the “Company Termination Fee”) plus the Parent Expense Reimbursement, or in the case of Section 8.3.1(iii), the Company shall pay the Parent Expense Reimbursement; provided, however, that payment of such Parent Expense Reimbursement shall not affect Parent’s or Parent’s designee(s)’, as the case may be, right to receive any Company Termination Fee otherwise due under Section 8.3.1(i).

8.3.2	If this Agreement is terminated by any Party pursuant to Section 8.1.2(i) and, at the time of such termination, any condition set forth in Section 7.1.2, 7.1.3, 7.1.4 or 7.1.5 has not been satisfied, or if this Agreement is terminated by any Party pursuant to Section 8.1.2(iii) or 8.1.4(ii), Parent shall pay to the Company an amount in cash equal to $33,000,000 (the “Parent Termination Fee”) plus the Company Expense Reimbursement.

8.3.3	Any payments required to be made under this Section 8.3 shall be made by wire transfer of same day funds to the account or accounts designated by Parent or the Company, as applicable, (x) in the case of Section 8.3.1(i), on the same day as the consummation of any transactions contemplated by an Acquisition Proposal or the entry into a definitive agreement with respect to an Acquisition Proposal, and (y) in the case of Sections 8.3.1(ii), 8.3.1(iii) or 8.3.2, promptly, but in no event later than two Business Days (such period to be calculated by reference to Business Days in NY) after the date of such termination.

8.3.4

For the avoidance of doubt, subject to the final proviso in Section 8.3.1, any payment made by the Company or Parent under this Section 8.3 shall be payable only once with respect to this Section 8.3 and not in duplication even though such payment may be payable under one or more provisions hereof. Notwithstanding anything to the contrary in this Agreement, if the Company Termination Fee or the Parent Termination Fee shall become due and payable in accordance with this Section 8.3, from and after such termination and payment of the Company Termination Fee or the Parent Termination Fee, as applicable, in full pursuant to and in accordance with this Section 8.3, the paying Party or any Financing Source shall have no further liability of any kind for any reason in connection with this Agreement or the transactions contemplated hereby other than for any liability arising from a Deliberate breach of this Agreement as set forth in Section 8.2. Each of the Parties acknowledges that neither the Company Termination Fee nor the Parent Termination Fee is intended to be a penalty but rather is liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which such fee is due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

8.3.5	Each of the Parties acknowledges that the covenants contained in this Section 8.3 are an integral part of this Agreement and the transactions contemplated hereby and that without such covenants the Parties would not have entered into this Agreement. Accordingly, if either Parent or the Company fails to pay any amounts due by either Party under this Section 8.3, and, in order to obtain such payment, the other Party commences a Proceeding which results in an Order against the nonpaying Party for such amounts or any portion thereof, the nonpaying Party shall pay to the other Party their costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on such amounts payable (or any portion thereof that has not been paid timely in accordance with this Agreement) and on the amount of such costs and expenses, in each case from and including the date payment of such amount was due to through the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made.

9	Miscellaneous

9.1	Notices

Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission or email (provided confirmation of facsimile transmission or email is obtained) or (ii) on the next Business Day if transmitted by national overnight courier, in each case as follows:

if to Parent, US HoldCo or Merger Sub, to:

Sibanye Gold Limited

Libanon Business Park

1 Hospital Street (off Cedar Avenue)

Libanon, Westonaria, 1780

Attention:	Richard Stewart
	Email:	Richard.Stewart@sibanyegold.co.za

with a copy (which shall not constitute notice) to:

Linklaters LLP

1345 Avenue of the Americas

New York, NY 10105

Attention:	Scott I. Sonnenblick
Peter Cohen-Millstein
Facsimile: 212-903-9100
	Email:	scott.sonnenblick@linklaters.com
peter.cohen-millstein@linklaters.com

Linklaters LLP

One Silk Street

London EC2Y 8HQ

Attention:	Thomas B. Shropshire, Jr.
Facsimile: 44 20 7456 2222
Email: tom.shropshire@linklaters.com

if to the Company, to:

Stillwater Mining Company

26 West Dry Creek Circle

Suite 400

Littleton, CO 80120

Attention:	Mick McMullen
Email:mmcmullen@stillwatermining.com

with a copy (which shall not constitute notice) to:

Jones Day

250 Vesey Street

New York, NY 10281

Attention:	Robert A. Profusek
Andrew M. Levine
Facsimile: 212-755-7306
	Email:	raprofusek@jonesday.com
amlevine@jonesday.com

Holland & Hart LLP

555 Seventeenth Street

Denver, CO 80202

Attention:	Lucy Stark
	Facsimile:	303-291-9145
Email: mlstark@hollandhart.com

9.2	Survival of Representations, Warranties and Covenants

The representations, warranties and covenants contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time; provided, that this Section 9.2 shall not limit any covenant of the Parties which by its terms contemplates performance after the Effective Time or otherwise expressly by its terms survives the Effective Time, which covenants shall survive until fully performed.

9.3	Amendments, Modification and Waivers

9.3.1	Any provision of this Agreement may be amended, modified or waived at any time before or after approval of this Agreement and the Merger by the Boards of Directors of the Company, Parent, US HoldCo and Merger Sub if, but only if, such amendment, modification or waiver is in writing and is signed, in the case of an amendment, by Parent and the Company or, in the case of a waiver, by each Party against which the waiver is to be effective; provided, however, that following the receipt of the Company Stockholder Approval, no such amendment, modification or waiver shall be made or given that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained; provided, further, that following the receipt of the Parent Shareholder Approval, no such amendment, modification or waiver shall be made or given that requires the approval of the shareholders of Parent under the Listings Requirements unless the required further approval is obtained; and provided, further, that no amendment of any provision of this Agreement to which the Financing Sources are intended third party beneficiaries pursuant to Section 9.11 that is materially adverse to any Financing Source shall be effective without the written consent of such Financing Source.

9.3.2

Any failure of any of the Parties to comply with any covenant or condition herein may be waived at any time prior to the Effective Time by any of the Parties entitled to the benefit thereof only by a written instrument signed by each such Party granting such waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

9.4	Costs; Expenses

Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense; for the avoidance of doubt, any filing fees payable to Governmental Entities in connection with filings made pursuant to the HSR Act shall be borne by Parent.

9.5	Assignment

This Agreement shall not be assigned or delegated, whether by operation of Applicable Law or otherwise, (i) by the Company without the prior written consent of Parent or (ii) by Parent, US HoldCo or Merger Sub without the prior written consent of the Company, and, in each case, any purported assignment or delegation in violation of this Section 9.5 shall be null and void; provided that Parent, US HoldCo or Merger Sub, upon prior written notice to the Company, may assign, in its sole discretion, any of or all its rights and interests under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent, US HoldCo or Merger Sub of any of its obligations hereunder.

9.6	Governing Law

This Agreement and any Proceedings arising out of or related hereto or to the Merger or to the inducement of any Party to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the Applicable Law of the State of Delaware, including all matters of construction, validity and performance, without regard to the conflict of laws rules of such State that would refer a matter to the laws of another jurisdiction.

9.7	Jurisdiction

9.7.1

The Parties agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each Party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 9.1 or in any other manner permitted by Applicable Law. Notwithstanding the foregoing, each Party agrees that, upon the election of the Company and following written notice to Parent of such election, each Party hereby consents to arbitrate any and all disputes arising under or related to this Agreement, including disputes related to the interpretation of this Agreement, under the Delaware Rapid Arbitration Act (“Rapid Arbitration”), and in such case each Party hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, to support and assist the Rapid Arbitration. For the enforcement of any award made pursuant to the Rapid Arbitration, Parent hereby expressly (i) submits to the jurisdiction of the High Court of South Africa, Gauteng Division, Pretoria in general and in particular under and by virtue of the provisions of the South African Recognition and Enforcement of Foreign Arbitral Awards Act, 1977 (“SA Proceedings”) and (ii) nominates its address as set forth in Section 9.1 as the address at which Parent will receive and accept service of all process and documents relating to any such SA Proceedings. The Rapid Arbitration shall be presided over by one arbitrator who shall be selected by the Company and be a former Chancellor or Vice Chancellor of the Delaware Chancery Court or a former Justice of the Delaware Supreme Court and who shall not have worked previously for, or have any conflict with, any party to the Rapid Arbitration. In the event no such candidate is available, the Company may petition the Chancery Court of the State of Delaware located in Wilmington, Delaware for appointment of an arbitrator pursuant to Section 5805 of the Delaware Rapid Arbitration Act.

9.7.2	Notwithstanding anything herein to the contrary, each Party further agrees that New York State or United States Federal courts sitting in the borough of Manhattan, City of New York shall have exclusive jurisdiction over any action (whether at law or at equity and whether brought by any Party or any other Person) brought against any Financing Source in connection with the Financing or in any way relating to this Agreement or the transactions contemplated hereby, and that no Party will bring or support, or permit any of their Affiliates to bring, any such action in any other court.

9.8	Waiver of Jury Trial

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH (INCLUDING THE FINANCE DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9	Specific Performance; Remedies

The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (i) the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement (including the Parties’ obligation to consummate the Merger) (A) in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware or (B) at the Company’s election, in Rapid Arbitration, as applicable, without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (ii) the provisions set forth in Section 8.3 are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement, and (iii) the right of specific performance is an integral part of the transactions contemplated hereby and without that right none of the Parties would have entered into this Agreement.

The Parties agree that in any action for specific performance, each Party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement).

9.10	Severability

Other than with respect to Section 8.3, which is an integral part of this Agreement, if any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Merger and the other transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner, in order that the Merger be consummated as originally contemplated to the fullest extent possible.

9.11	Entire Agreement; No Third Party Beneficiaries

This Agreement, the Confidentiality Agreement, the exhibits to this Agreement, the Schedules, the Company Disclosure Schedules and the Parent Disclosure Schedules and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect thereto. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective successors, and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (i) the provisions of Section 6.8, which shall inure to the benefit of the Persons or entities benefiting therefrom who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein, (ii) the provisions of this Section 9.11 and Sections 8.3.4, 9.3, 9.6, 9.7.2, 9.8, 9.9 and 9.15, which shall inure to the benefit of the Financing Sources and such Financing Sources shall be entitled to rely on and enforce the provision of such sections, and (iii) the provisions of Section 9.15, which shall inure to the benefit of the Persons described therein. For the avoidance of doubt, no holder of Shares shall have any third-party beneficiary rights under this Section 9.11 or any other provision of this Agreement.

9.12	Rules of Construction

Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution and delivery of this Agreement, and that it has executed the same with the advice of said independent counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation nor may any draft or position taken in negotiations by a Party or its Representatives and not expressly reflected in writing herein be used in any Proceeding relating to this Agreement or the interpretation of any provision herein. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

9.13	Headings

Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.14	Counterparts; Effectiveness

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by each other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

9.15	Non-Recourse

9.15.1	This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may only be brought against the Parties and then only with respect to the specific obligations set forth herein with respect to such Party.

9.15.2	Notwithstanding anything to the contrary that may be expressed or implied in this Agreement and without limiting the generality of Section 9.15.1, no officer, director or shareholder of Parent or the Company or any Financing Source shall have any Liability to any Party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

In witness whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

STILLWATER MINING COMPANY

By:	/s/ Michael McMullen
Name: Michael McMullen
Title: President and CEO

SIBANYE GOLD LIMITED

By:	/s/ Neal Froneman
Name: Neal Froneman
Title: CEO/Director

THOR US HOLDCO INC.

By:	/s/ Richard Stewart
Name: Richard Stewart
Title: Director

THOR MERGCO INC.

By:	/s/ Richard Stewart
Name: Richard Stewart
Title: Director

[Signature Page to the Agreement and Plan of Merger]

ANNEX B

Merrill Lynch, Pierce, Fenner & Smith Incorporated	GLOBAL CORPORATE & INVESTMENT BANKING

December 8, 2016

The Board of Directors

Stillwater Mining Company

26 West Dry Creek Circle

Suite 400

Littleton, CO 80120

Members of the Board of Directors:

We understand that Stillwater Mining Company (“Stillwater”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among Stillwater, Sibanye Gold Limited (“Sibanye”), Thor US HoldCo Inc., an indirect wholly owned subsidiary of Sibanye (“US HoldCo”), and Thor MergCo Inc., a direct wholly owned subsidiary of US HoldCo (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Stillwater (the “Merger”) and each outstanding share of the common stock, par value $.01 per share, of Stillwater (“Stillwater Common Stock”), other than Dissenting Shares (as defined in the Agreement) and shares of Stillwater Common Stock that are owned by Stillwater as treasury stock or by Merger Sub, Sibanye or a direct or indirect subsidiary of Sibanye or Stillwater, will be converted into the right to receive $18.00 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Stillwater Common Stock (other than Stillwater, Merger Sub, Sibanye and any direct or indirect subsidiaries of Sibanye or Stillwater and the holders of Dissenting Shares) of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to Stillwater;

(2)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of Stillwater furnished to or discussed with us by the management of Stillwater, including certain financial forecasts relating to Stillwater prepared by the management of Stillwater (such forecasts, “Stillwater Forecasts”);

(3)	discussed the past and current business, operations, financial condition and prospects of Stillwater with members of senior management of Stillwater;

(4)	reviewed the trading history for Stillwater Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(5)	compared certain financial and stock market information of Stillwater with similar information of other companies we deemed relevant;

(6)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(7)	compared certain information regarding the measured and indicated resources of Stillwater’s Altar property (the “Altar Resources”) with, to the extent publicly available, similar information with respect to other companies that own, and transactions involving other companies that own, exploration-stage copper resources in South America we deemed relevant;

(8)	considered the results of our efforts on behalf of Stillwater to solicit, at the direction of Stillwater, indications of interest from third parties with respect to a possible acquisition of Stillwater;

(9)	reviewed a draft, dated December 8, 2016, of the Agreement (the “Draft Agreement”); and

(10)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Stillwater that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Stillwater Forecasts, we have been advised by Stillwater, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Stillwater as to the future financial performance of Stillwater. With respect to the Altar Resources, at the direction of Stillwater, we have assumed that the Altar Resources are equal to the measured and indicated resources as set forth in the November 6, 2016 Preliminary Economic Assessment for the Altar property, furnished to and discussed with us by the management of Stillwater. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Stillwater, nor have we made any physical inspection of the properties or assets of Stillwater. We have not evaluated the solvency or fair value of Stillwater, Sibanye or US HoldCo under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Stillwater, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Stillwater or the contemplated benefits of the Merger in any respects material to our analyses or opinion. We also have assumed, at the direction of Stillwater, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Stillwater Common Stock (other than Stillwater, Merger Sub, Sibanye and any direct or indirect subsidiaries of Sibanye or Stillwater and the holders of Dissenting Shares) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Stillwater or in which Stillwater might engage or as to the underlying business decision of Stillwater to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to Stillwater in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Stillwater has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Stillwater, Sibanye and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Sibanye and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as administrative agent, global coordinator, mandated arranger and bookrunner for, and as a lender under, Sibanye’s revolving credit facility.

It is understood that this letter is for the benefit and use of the Board of Directors of Stillwater (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Stillwater Common Stock (other than Stillwater, Merger Sub, Sibanye and any direct or indirect subsidiaries of Sibanye or Stillwater and the holders of Dissenting Shares) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a)	Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)	Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)	Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)	Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)	In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)

In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal	rights shall be perfected as follows:

(1)	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)

If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)	Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)	Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)

At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)	After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)	The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)

From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)	The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

STILLWATER MINING COMPANY

RESTATED 2012 EQUITY INCENTIVE PLAN

Section	1. General Purpose of Restated Plan; Definitions.

The Company adopted the Stillwater Mining Company Restated 2012 Equity Incentive Plan (the “Restated Plan”) effective                     , 2017, subject to approval of stockholders of the Company at the annual meeting of stockholders held on                     , 2017 (the date of such stockholder approval, the “Effective Date”). The Restated Plan is an amendment and restatement of the plan adopted by the Board effective February 17, 2012 and approved by the stockholders of the Company at the annual meeting of stockholders held on April 26, 2012 (the “2012 Plan”). The purpose of the Restated Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants who are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Restated Plan, the following terms shall be defined as set forth below:

1.	“Administrator” means the Board, or if and to the extent the Board does not administer the Restated Plan, the Committee in accordance with Section 2 hereof.

2.	“Award” means a grant of a Performance Award, Restricted Stock, Restricted Stock Unit, Stock Option, Stock Appreciation Right, Other Stock- or Cash-Based Award, or any combination of the foregoing, to a Participant under the Restated Plan.

3.	“Award Agreement” means an agreement entered into with a Participant in connection with an Award.

4.	“Board” means the Board of Directors of the Company.

5.	“Cause” means, except as otherwise provided in an Award Agreement or in an individual agreement between a Participant and the Company, (a) a Participant’s conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof; (b) action by a Participant involving personal dishonesty, theft or fraud in connection with the Participant’s duties as an employee, director, consultant or advisor of the Company or a Subsidiary; or (c) if applicable, a breach of any one or more material terms of a Participant’s employment agreement with the Company.

6.	“Change in Control” means the occurrence of any of the following events:

(a)	any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company) is or becomes after the Effective Date the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)

during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened proxy contest, including a consent solicitation relating to an election of directors of the Company and other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section 1(6)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof (except for this purpose, there will not be a Change in Control with respect to a Participant if such Participant is one of the directors whose replacement would otherwise cause this definition to be satisfied); or

(c)	there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined in Section 6(a) above) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(d)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred (i) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions or (ii) with respect to any Award subject to Section 409A, unless the applicable event also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A.

7.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

8.	“Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate to administer the Restated Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) and Rule 16b-3 under the Exchange Act. The Committee may delegate its authority under the Restated Plan to a sub-committee or to one or more senior executive officers of the Company to the extent such delegation is appropriate under Section 162(m) and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Restated Plan, then the functions of the Board specified in the Restated Plan shall be exercised by the Committee.

9.	“Company” means Stillwater Mining Company (or any successor corporation).

10.	“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

11.

“Disability” means, except as otherwise provided in an Award Agreement or in an individual agreement between a Participant and the Company, (a) the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Subsidiary by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (b) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an affiliate thereof, in either case of (a) or (b), for purposes of complying with and to the extent as may be required under Section 409A.

12.	“Eligible Recipient” means an officer, director, employee, consultant or advisor of the Company or of any Subsidiary.

13.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

14.	“Fair Market Value” means, as of any given date, with respect to any Awards granted hereunder, (a) if the Stock is publicly traded, the closing sale price of a share of Stock on the national securities exchange on which the Company’s equity securities are principally listed or traded for the last preceding date on which there was such a trade; (b) if the Stock is then traded in an over-the-counter market, the average of the closing bid and asked prices for the Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market; (c) the fair market value of a share of Stock as determined in accordance with a method prescribed in the Award Agreement or (d) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion, and, as required, in compliance with Section 409A.

15.	“Good Reason” means, except as otherwise provided in an Award Agreement or in an individual agreement between a Participant and the Company, without a Participant’s written consent, (1) a material diminution or change, adverse to Participant, in Participant’s authority, duties or responsibilities within the Company, or a removal of Participant from or any failure to elect or re-elect or, as the case may be, nominate Participant to any such positions or offices, including as a member of the Board; (2) a material decrease in Participant’s annual base salary or target bonus award opportunity (other than an across-the-board reduction on a percentage basis for all other similarly situated employees); (3) a material reduction in the aggregate benefits for which Participant is eligible under the Company’s benefit plans (other than an across-the-board reduction in the aggregate benefits for all other similarly situated employees); (4) any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, the terms of Participant’s employment; (5) upon relocation of Participant outside of the State of Montana or the State of Colorado, as applicable; (6) any failure to secure the agreement of any successor corporation or other entity to the Company to fully assume the Company’s obligations under any written employment agreement between Participant and the Company; or (7) the Company and its successor(s) shall discontinue the business of the Company, provided, that, that Participant must (x) provide the Company with written notice of Participant’s intent to terminate employment and a description of the event Participant believes to constitute Good Reason within thirty (30) days after the initial existence of the event and (y) the Company shall have ninety (90) days after Participant provides the notice described above to cure the default that constitutes Good Reason (the “Cure Period”). Participant will have five (5) days following the end of the Cure Period to terminate employment, after which Good Reason will no longer exist.

16.	“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships of the Participant.

17.	“Nonqualified Stock Option” means an option to purchase Stock that is not an incentive stock option under Section 422 of the Code.

18.	“Other Stock- or Cash-Based Award” means a right or other interest granted to a Participant under the Restated Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock, including, but not limited to, unrestricted Stock, or which may be payable in cash.

19.	“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 hereof, to receive an Award.

20.	“Performance Award” means an incentive compensation award, granted pursuant to Section 5 hereof, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

21.	“Performance Criteria” means the performance criteria upon which the grant, payment or vesting of an Award intended to qualify for exemption under Section 162(m) may be based, which may include the following business measures: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; market share; operating margins; credit rating; dividend payments; expenses; retained earnings; completion of acquisitions, divestitures and corporate restructurings; achievement of goals specified in the Company’s annual business plan (which may include goals relating to safety, production, cash, costs and recycling) and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals. The Performance Criteria may be applied with respect to the Company, any Subsidiary or any business unit, or, if applicable, any Participant, and may be measured on an absolute or relative to a peer-group or other market measure basis.

22.	“Performance Goals” means the performance goals related to the vesting of an Award, as determined by the Committee in its sole discretion and as set forth in an Award Agreement, which may be based on attaining performance targets relating to one or more business criteria, including without limitation the Performance Criteria defined herein.

23.	“Performance Period” means the period of time set forth in the applicable Award Agreement that is used to measure the attainment of Performance Goals.

24.	“Restricted Stock” means shares of Stock subject to certain restrictions granted pursuant to Section 6 hereof.

25.	“Restricted Stock Units” means the right to receive shares of Stock subject to certain restrictions granted pursuant to Section 6 hereof.

26.	“Section 162(m)” means Section 162(m) of the Code and the regulations thereunder.

27.	“Section 409A” means Section 409A of the Code and the regulations thereunder.

28.	“Stock” means the common stock, par value $.01 per share, of the Company.

29.	“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 8 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Stock on the date of exercise.

30.	“Stock Option” means an option to purchase shares of Stock granted pursuant to Section 7 hereof that is a Nonqualified Stock Option.

31.	“Subsidiary” means (a) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain or (b) any partnership in which the Company and/or any Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

Section 2.    Administration.

2.1.    The Administrator. The Restated Plan shall be administered in accordance with the requirements of Section 162(m) (but only to the extent necessary and desirable to maintain qualification of Awards under Section 162(m)) and, to the extent applicable, Rule 16b-3 under the Exchange Act by the Board or, at the Board’s sole discretion, by the Committee.

2.2.    Powers of the Administrator. Pursuant to the terms of the Restated Plan, the Administrator is authorized to do all things necessary or desirable in connection with the authorization of Awards and administration of the Restated Plan (and in the case of the Committee or delegation to one of more officers, within the authority delegated to the Committee or person(s)), including but not limited to, the authority to:

(a)	select those Eligible Recipients who shall be Participants;

(b)	determine whether and to what extent Awards are to be granted hereunder to Participants, and to grant such Awards;

(c)	determine the number of shares of Stock and/or units to be covered by each Award;

(d)	determine the price, if any, to be paid by the Participant for the acquisition of an Award; and

(e)	determine the terms and conditions, not inconsistent with the terms of the Restated Plan, of each Award, Award Agreement and any other written instrument evidencing Awards, including, but not limited to, (x) the restrictions applicable to any Awards and the conditions under which such restrictions shall lapse, and (y) the Performance Goals and Performance Periods applicable to any Awards.

The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Restated Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Restated Plan, any Award and any Award Agreements, and to otherwise supervise the administration of the Restated Plan. The Administrator may grant more than one Award to a Participant at a time and more than one Award for each Participant may be outstanding concurrently hereunder. The Awards granted by the Administrator need not contain the same provisions with respect to each Participant.

All decisions made by the Administrator pursuant to the provisions of the Restated Plan shall be final, conclusive and binding on all persons, including, but not limited to the Company and the Participants.

Section 3.    Stock Subject to Restated Plan.

3.1.    Shares Available. Subject to Section 3.4 hereof, the Stock reserved and available for issuance under the Restated Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The total number of shares of Stock reserved and available for issuance under the Restated Plan is equal to the same number of shares of Stock that are available for issuance under the 2012 Plan as of the Effective Date.

3.2.    Share Limits. Subject to Section 3.4 hereof, the following limits shall also apply with respect to Awards:

(a)	To the extent required to comply with Section 162(m), the aggregate number of shares of Stock subject to Stock Options and Stock Appreciation Rights may not, subject to adjustment as provided in Section 3.4 hereof, exceed 500,000 shares Awards, and the aggregate number of shares of Stock subject to other Awards (other than cash-based Awards) awarded to any one Participant during any calendar year may not, subject to adjustment as provided in Section 3.4 hereof, exceed 500,000 shares.

(b)	To the extent required to comply with Section 162(m), the aggregate amount of compensation to be paid to any one Participant in respect of all Awards that are intended to constitute “performance-based compensation” denominated in cash in any calendar year is $3,000,000.

For the avoidance of doubt, subject to stockholder approval of this Restated Plan, no new awards shall be granted under the 2012 Plan. Each of the foregoing numerical limits is subject to adjustment as contemplated in Section 3.4 hereof.

3.3.    Share Recapture. Shares of Stock that are subject to or underlie Awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered under the Restated Plan shall again be available for issuance in connection with future Awards granted under the Restated Plan. To the extent shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Restated Plan. In the event that shares of Stock are delivered in respect of an Award, only the actual number of shares of Stock actually issued to Participants shall be considered in calculating the maximum number of shares of Stock available for delivery under the Restated Plan. Shares of Stock surrendered or withheld as payment of either the exercise price of an Award (including shares otherwise underlying an Award of a SAR that are retained by the Company to account for the grant price of such SAR) and/or withholding taxes in respect of such an Award shall not be counted against the share limits of this Restated Plan and shall again be available for issuance in connection with future Awards. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Award and such shares of Stock are returned to the Company in satisfaction of such indebtedness, such shares of Stock shall again be available for issuance.

3.4.    Equitable Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend or other change in corporate structure affecting the Stock (other than normal cash dividends), an equitable substitution or proportionate adjustment shall be made in (a) the aggregate number of shares of Stock reserved for issuance under the Restated Plan; (b) the kind, number and price of shares of Stock subject to outstanding Stock Options and SARs granted under the Restated Plan; (c) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock, Restricted Stock Units, and Other Stock- or Cash-Based Awards, as applicable, granted under the Restated Plan; and (d) Performance Goals appropriate to any outstanding Performance Awards or any other Awards that are intended to qualify for exemption under Section 162(m) (subject to such limitations as appropriate under Section 162(m)), in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Any fractional shares resulting from the adjustments described in this Section 3.4 shall be eliminated. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property therefor. Any Awards with an aggregate exercise price or part thereof canceled that is greater than the aggregate Fair Market Value of the shares of Stock subject to the Award or part thereof canceled, may be cancelled for no consideration. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of Section 409A. The foregoing adjustments to the share limits are subject to any applicable limitations under Section 162(m) with respect to Awards intended as performance-based compensation thereunder.

Section 4.    Eligibility; Award Agreements; Deferrals.

4.1.    Eligibility. Eligible Recipients shall be eligible to be granted Awards. The Participants shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients.

4.2.    Award Agreements. Each Award under the Restated Plan shall be evidenced by an Award Agreement in a form approved by the Administrator setting forth all of the terms and conditions applicable to the Award as determined by the Administrator consistent with the Restated Plan. Payment of Awards shall be set forth in the Award Agreements and may be in the form of cash, Stock, or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose.

4.3.    Deferrals. The Administrator may also require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish. The

Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts. Any such deferrals and deferral elections shall be made on a form as required by the Administrator and shall comply with the requirements of Section 409A.

Section 5.    Performance Awards.

5.1.    General Terms. The Administrator is authorized to grant Performance Awards to Eligible Recipients (but limited to officers or other key employees of the Company or of any Subsidiary) that are intended to qualify for exemption under Section 162(m), as well as Performance Awards to Eligible Recipients that are not intended to so qualify. Performance Awards granted pursuant to the Restated Plan shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time approve, which shall include one or more Performance Periods and Performance Goals to be achieved during the applicable Performance Periods, as well as such other restrictions and conditions as the Administrator deems appropriate. The Performance Goals may be subject to such later revisions as the Administrator shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences, subject to such limitations as may be required by Section 162(m).

5.2.    Cash Bonus. Without limiting Section 5.1 hereof, the Administrator may grant Performance Awards to any Eligible Recipients in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant which are intended to qualify for exemption under Section 162(m) shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Sections 5.4 and 5.5 hereof.

5.3.    Payment. At the end of the Performance Period, the Administrator shall determine the extent to which Performance Goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any. Performance Awards may be payable in Stock or cash or a combination thereof, at the discretion of the Administrator and as provided in the Award Agreements, and may be granted in the form of Restricted Stock Units.

5.4.    Performance Goals and Criteria. The payment or vesting of a Performance Award intended to qualify for exemption under Section 162(m) shall be based on the attainment of Performance Goals relating to the Performance Criteria. In the case of Performance Awards that are not intended to qualify for exemption under Section 162(m), the Administrator shall designate performance criteria from among the specified Performance Criteria or such other business criteria as it shall determine it its sole discretion. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

5.5.    Section 162(m) Requirements. In the case of a Performance Award or as applicable with respect to any other Award that is intended to comply with the requirements for exemption under Section 162(m), the Committee shall make all determinations necessary to establish the Award within ninety (90) days of the beginning of the Performance Period (or such other time period required under Section 162(m)), including, without limitation, the designation of the Participants to whom Performance Awards (or other Awards intended to be exempt from Section 162(m)) are made, the Performance Criteria applicable to the Award and the Performance Goals that relate to such Performance Criteria, and the dollar amounts or number of shares of Stock payable upon achieving the applicable Performance Goals. As and to the extent required by Section 162(m), the terms of an Award intended to comply with Section 162(m) shall state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant, and shall preclude discretion to increase the amount of compensation payable that would otherwise be due under the terms of the Award, and, prior to the payment of such compensation, the Committee shall have certified in writing that the applicable Performance Goal has been satisfied. The Administrator’s authority to grant new Awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) (other than qualifying Stock Options and SARs) shall terminate upon the first (1st) meeting of the Company’s stockholders that occurs after the fifth (5th) year following the year in which the Company’s stockholders first approve this Restated Plan.

Section 6.    Restricted Stock; Restricted Stock Units.

6.1.    General Terms. Awards of Restricted Stock and/or Restricted Stock Units may be issued either alone or in addition to other Awards. The Administrator shall determine the Restricted Period (as defined below) applicable to Awards of Restricted Stock or Restricted Stock Units and all other conditions of such Awards. Subject to the requirements of Section 162(m), as applicable, the Administrator may also condition the grant of Restricted Stock or Restricted Stock Units upon the exercise of Stock Options or SARs, or upon such other criteria as the Administrator may determine, in its sole discretion.

6.2.    Certificates. Except as otherwise provided in Section 6.3 hereof, each Participant who is granted an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, and such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award. Each Participant who receives Restricted Stock Units shall be eligible to receive, at the expiration of the applicable Restricted Period, one share of Stock for each unit awarded, and the Company shall issue to each such Participant that number of shares of Stock.

6.3.    Restrictions. Subject to the provisions of the Restated Plan and the Award Agreement governing any such Award, during such period as may be set by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock or Restricted Stock Units awarded under the Restated Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the Participant’s termination of employment or service as a director, consultant or advisor to the Company or any Subsidiary or the Participant’s death or Disability. Except as provided in this Section 6.3, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Participants who receive Restricted Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units until such time as share certificates for Stock are issued to the Participants.

Section 7.    Stock Options.

7.1.    General Terms. Stock Options may be granted alone or in addition to other Awards granted under the Restated Plan. Stock Options shall be subject to the following terms and conditions as set forth below in this Section 7 and shall contain such additional terms and conditions as set forth in an Award Agreement with the Company, not inconsistent with the terms of the Restated Plan, as the Administrator shall deem desirable.

7.2.    Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than the Fair Market Value of the Stock on such date.

7.3.    Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted.

7.4.    Exercisability; Method of Exercise. Each Stock Option shall be exercisable at such time or times and subject to such terms and conditions, as shall be determined by the Administrator in the applicable Award Agreement; provided, however, that the Administrator may provide at the time of grant, in its sole discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installments at any time, in whole or in part, based on such factors as the Administrator may determine, including but not limited to in connection with any Change in Control of the Company. Subject to this Section 7.4, Stock Options may be exercised in whole or in part after vesting at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator; (ii) in the form of unrestricted Stock already owned by the Participant which, (x) in the case of unrestricted Stock acquired upon exercise of an option, the Administrator may require has been owned by the Participant for more than six (6) months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised; (iii) by withholding from delivery shares of Stock for which the Stock Option is otherwise exercised; (iv) by any other form of consideration approved by the Administrator and permitted by applicable law or (v) any combination of the foregoing. A Participant shall generally have the rights of a stockholder with respect to the Stock subject to the Stock Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13.2 hereof.

Section 8.    Stock Appreciation Rights.

8.1.    General. SARs may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Restated Plan (“Related Rights”). Subject to Section 409A, Related Rights may be granted either at or after the time of the grant of such Stock Option. Notwithstanding the foregoing, no Related Right may be granted for more shares than are subject to the Stock Option to which it relates and any SAR must be granted with an exercise price not less than the Fair Market Value of the Stock on the date of grant.

8.2.    Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Stock subject to a SAR until the Participant has given written notice of the exercise thereof, has paid in full for such shares and has satisfied the requirements of Section 13.5 hereof, and the shares are delivered to the Participant.

8.3.    Exercisability. SARs that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement. SARs that are Related Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable.

8.4.    Payment Upon Exercise.

(a)	Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, cash or that number of shares of Stock equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of shares in respect of which the Free Standing Right is being exercised.

(b)	A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of shares of Stock or cash equal in value to the excess of the Fair Market Value as of the date of exercise over the exercise price specified in the related Stock Option multiplied by the number of shares in respect of which the Related Right is being exercised. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

8.5.    Term. The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted. The term of each Related Right shall be the term of the Stock Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9.    Other Stock- or Cash-Based Awards.

The Administrator is authorized to grant Awards to Participants in the form of Other Stock- or Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Restated Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Restated Plan, including any Performance Goals and Performance Periods. Other Stock- or Cash-Based Awards may constitute performance-based compensation intended to qualify for exemption under Section 162(m), provided such Awards are granted with Performance Goals that are based on the Performance Criteria set forth herein and otherwise satisfy the requirements for such exemption as set forth in the Restated Plan and under Section 162(m). The Administrator may establish other rules applicable to the Other Stock- and Cash-Based Awards as it may determine in its discretion.

Section 10.    Change in Control. Except as otherwise provided in an Award Agreement or in an individual agreement between a Participant and the Company, and unless the Administrator has provided for cancellation of an Award as provided in Section 3.4, effective as of a Participant’s separation from service with the Company for Good Reason or without Cause within 24 months after the occurrence of a Change in Control:

(a)	All outstanding Awards held by the Participant (other than Performance Awards as described in Section 10(b)) shall become fully vested and exercisable and all restrictions on such Awards shall immediately lapse, subject to compliance with Section 409A, if applicable, and, in the case of Stock Options and Stock Appreciation Rights, the Participant, in the discretion of the Administrator, (1) shall have the right to exercise such Options and Stock Appreciation Rights or (2) shall be entitled to receive an amount in cash equal to the excess (if any) of (A) the product of (x) the number of shares subject to such Options and Stock Appreciation Rights and (y) the per share consideration paid as of the date of the occurrence of the Change in Control for the shares pursuant the Change in Control, less (B) the aggregate exercise price of such Options and Stock Appreciation Rights,

(b)	Each Performance Award shall immediately vest and the holder of such Performance Award shall be entitled to a lump sum cash payment equal to the amount of such Performance Award otherwise payable at the end of the Performance Period as if 100% of the Performance Goals have been achieved. Payment shall be made to Participants within thirty (30) days after the Participant’s separation from service with the Company.

Section 11.    Amendment and Termination.

The Board or the Committee may amend, alter or discontinue the Restated Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, or that, without the approval of the stockholders (as described below), would:

(a)	except as provided in Section 3 hereof, increase the total number of shares of Stock reserved for issuance under the Restated Plan;

(b)	change the class of officers, directors, employees, consultants and advisors eligible to participate in the Restated Plan; or

(c)	extend the maximum option period under the Restated Plan.

Notwithstanding the foregoing, stockholder approval under this Section 11 shall only be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) or other applicable law, rule or regulation with respect to any material amendment to an employee benefit plan of the Company. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, except as otherwise specifically provided herein, no such amendment shall impair the rights of any Participant without his or her consent; provided, however, that the Administrator may not reduce the exercise price of an outstanding Stock Option or SAR by amending the terms of such Stock Option or SAR or by canceling such Stock Option or SAR in exchange for cash or the grant of a new Award without first obtaining approval from the stockholders of the Company.

To the extent that the Committee determines that the restrictions imposed by the Restated Plan preclude achievement of the Restated Plan’s material purposes in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices outside of the United States.

Section 12.    Unfunded Status of Restated Plan.

The Restated Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 13.    General Provisions.

13.1.    Compliance With Laws. Shares of Stock shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

13.2.    Representations; Legends. The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock delivered under the Restated Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

13.3.    Other Restated Plans. Nothing contained in the Restated Plan shall prevent the Board from adopting other compensation arrangements, subject to stockholder approval, if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

13.4.    Employment or Service. The adoption of the Restated Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

13.5.    Tax Withholding. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the wages and gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such Award. The obligations of the Company under the Restated Plan shall be conditional on the making of such payments or arrangements, and the

Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company may, to the extent permitted by law, in lieu of the payment of cash by the Participant, satisfy its tax withholding obligation by withholding Stock due and payable to the Participant pursuant to an Award.

13.6.    Indemnification. No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Restated Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

13.7.    Transfer of Awards. Unless otherwise determined by the Administrator or provided in an Award Agreement:

(a)	Awards (other than Awards of Restricted Stock and/or Restricted Stock Units) shall not be transferable by a Participant except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative, and

(b)	During the Restricted Period, Awards of Restricted Stock and Restricted Stock Units shall not be subject in any manner to sale, transfer, pledge, assignment, encumbrance, division or other disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, including any division of property incident to a divorce or other allocation of marital property.

Any purported transfer of an Award or any economic benefit or interest therein in violation of the Restated Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Restated Plan or an Award Agreement shall not be entitled to be recognized as a holder of such shares of Stock.

13.8.    Section 409A. Notwithstanding any provision to the contrary in this Restated Plan, to the extent necessary to avoid the imposition of any taxes under Section 409A, no payment or distribution under this Restated Plan that becomes payable by reason of a Participant’s termination of employment with the Company will be made to such Participant unless such Participant’s termination of employment constitutes a “separation from service” (as such term is defined in Section 409A). For purposes of this Restated Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A. If a Participant is a “specified employee” as defined in Section 409A and, as a result of that status, any portion of the payments under this Restated Plan would otherwise be subject to taxation pursuant to Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her employment until the earlier of (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” (within the meaning of Section 409A) or (ii) the date of such Participant’s death. Upon the expiration of the applicable Section 409A deferral period, all payments and benefits deferred pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid or reimbursed to such Participant in a lump sum as soon as practicable, but in no event later than thirty (30) days following such expired period), and any remaining payments due under this Restated Plan will be paid in accordance with the normal payment dates specified for them herein.

13.9.    Restated Plan Binding on Successors. The Restated Plan shall be binding upon the Company, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

13.10.    Severability. If any provision of the Restated Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

13.11.    Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

13.12.    Clawback. Notwithstanding any other provisions in this Restated Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 14.    Governing Law.

The Restated Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

Section 15.    Stockholder Approval; Effective Date of Restated Plan.

The grant of any Award hereunder shall be contingent upon stockholder approval of the Restated Plan being obtained within twelve (12) months before or after the date the Board adopts the Restated Plan. Subject to the approval of the Restated Plan by the stockholders of the Company within twelve (12) months before or after the date the Restated Plan is adopted by the Board, the Restated Plan shall be effective as of the Effective Date.

Section 16.    Term of Restated Plan.

No Award shall be granted on or after the tenth (10th) anniversary of the date the Board approved and adopted the Restated Plan, but Awards theretofore granted may extend beyond that date.

STILLWATER MINING COMPANY 26 WEST DRY CREEK CIRCLE, SUITE 400 LITTLETON, CO 80120

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E16848-TBD	KEEP THIS PORTION FOR YOUR RECORDS
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STILLWATER MINING COMPANY

The Board of Directors recommends you vote FOR the following proposals:
				For	Against	Abstain
1.	To adopt the agreement and plan of merger, dated December 9, 2016 (as it may be amended from time to time, the “merger agreement”), among Stillwater Mining Company (“Stillwater”), Sibanye Gold Limited, a public company organized under the laws of South Africa (“Sibanye”), Thor US Holdco Inc., a Delaware corporation and an indirect wholly owned subsidiary of Sibanye (“US Holdco”), and Thor Mergco Inc., a Delaware corporation and a direct wholly owned subsidiary of US Holdco (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Stillwater (the “merger”);			☐	☐	☐	4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017;	For ☐	Against ☐	Abstain ☐

2.	To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger;			☐	☐	☐	5.	To conduct an advisory (non-binding) vote on named executive officer compensation for 2017;	☐	☐	☐

3.	To elect the seven director nominees named in the attached proxy;						The Board of Directors recommends you vote 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain

	Nominees:
	3a.	George M. Bee		☐	☐	☐	6.	To conduct an advisory (non-binding) vote on the frequency of holding future advisory votes on executive officer compensation; ☐	☐	☐	☐

	3b.	Michael J. McMullen		☐	☐	☐	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

	3c.	Patrice E. Merrin		☐	☐	☐	7.	To approve the Company’s Equity Incentive Plan;	☐	☐	☐

	3d.	Lawrence Peter O’Hagan		☐	☐	☐	8.

To approve the adjournment of the annual meeting, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals presented or in the absence of a quorum; and

									☐	☐	☐
	3e.	Michael S. Parrett		☐	☐	☐

	3f.	Brian D. Schweitzer		☐	☐	☐	9.	To conduct such other business properly presented at the meeting or any postponements or adjournments thereof.

	3g.	Gary A. Sugar		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

V.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report/10-K are available at www.proxyvote.com.

E16849-TBD

STILLWATER MINING COMPANY

Annual Meeting of Shareholders

[TBD], 2017 [TBD] [AM/PM], MDT

This proxy is solicited by the Board of Directors

The shareholders hereby appoint Michael J. McMullen and Brent R. Wadman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of STILLWATER MINING COMPANY that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at [TBD] [AM/PM], MDT on [TBD], 2017, at 555 17th Street, Suite 3200, Denver, CO 80202, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side